Filed Pursuant to Rule 424(b)(5)
                                                         File No.: 333-132249-10

PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 26, 2006)

                            [LOGO - Bank of America]

                    Banc of America Mortgage Securities, Inc.
                                    Depositor

                      Bank of America, National Association
                              Sponsor and Servicer

                  Banc of America Alternative Loan Trust 2006-8
                                 Issuing Entity

                                  $504,803,622
                                  (Approximate)

                Mortgage Pass-Through Certificates, Series 2006-8
              Principal and interest payable monthly, commencing in
                                  November 2006

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page S-26 of this prospectus supplement.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The offered certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the depositor, the sponsor or any other entity.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The Issuing Entity will Issue -

     o    Three groups consisting of thirteen classes of senior certificates.

     o Seven classes of subordinate certificates all of which are subordinated to, and provide credit enhancement for, the senior certificates. Each class of subordinate certificates is also subordinated to those classes of subordinate certificates, if any, higher in order of payment priority.

The classes of offered certificates are listed and their sizes and basic payment characteristics are described under the heading "Offered Certificates" in the table beginning on page S-6 of this prospectus supplement.

The Assets of the Issuing Entity will Include -

     o Three loan groups of fully amortizing, fixed interest rate, one- to four-family, residential first mortgage loans, substantially all of which have original terms to stated maturity of approximately 10 to 40 years.

Credit Enhancement will Consist of -

     o Subordination of the subordinate certificates to the senior certificates for the distributions of principal and interest and the allocation of losses.

     o Shifting interest in prepayments through the allocation, subject to certain exceptions, of most principal collections to the senior non-PO certificates for the first five years and a lesser, but still disproportionately large, allocation of these collections to the senior non-PO certificates during the following four years.

     o In the case of a class of super senior certificates, the subordination of the related class of super senior support certificates for losses if the subordinate certificates are no longer outstanding.

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


The offered certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The offered certificates are expected to be delivered on or about October 30, 2006. Total proceeds to the depositor for the offered certificates will be approximately 101.707% of the initial class balance of the offered certificates, plus accrued interest, if applicable, before deducting expenses payable by the depositor.

                         Banc of America Securities LLC
                                October 27, 2006

                                TABLE OF CONTENTS

Important Notice About Information Presented in this
Prospectus Supplement and the Prospectus ....................................S-4
SUMMARY OF TERMS.............................................................S-9
RISK FACTORS................................................................S-26
   The Rate of Principal Payments on the Mortgage Loans Will
      Affect the Yield on the Offered Certificates..........................S-26
   Delinquencies and Losses on the Mortgage Loans Will
      Adversely Affect Your Yield...........................................S-28
   Mortgage Loans Paying Interest Only During the First Ten
      or Fifteen Years May Have a Higher Risk of Default or
      Rates of Prepayment...................................................S-28
   Alternative Underwriting Standards May Increase Risk of
      Loss..................................................................S-29
   The Rate of Default on Mortgage Loans that Are Secured by
      Investor Properties May be Higher than on Other
      Mortgage Loans........................................................S-29
   There Are Risks Relating to Mortgaged Properties Subject
      to Second Lien Mortgage Loans.........................................S-30
   Credit Scores May Not Accurately Predict the Likelihood of
      Default...............................................................S-30
   Subordination of Super Senior Support Certificates and
      Subordinate Certificates Increases Risk of Loss.......................S-30
   Yield on the Class XB-IO Certificates Will Be Particularly
      Sensitive to Losses on the Mortgage Loans.............................S-31
   Subordinate Certificates Provide Subordination for All
      Groups................................................................S-31
   High Balance Loans May Increase Risk of Loss on
      Certificates..........................................................S-31
   Decrement and Sensitivity Tables Are Based Upon
      Assumptions and Models................................................S-31
   Geographic Concentration May Increase Risk of Loss Due to
      Adverse Economic Conditions or Natural Disasters......................S-32
   Residential Real Estate Values May Fluctuate and Adversely
      Affect Your Investment................................................S-33
   Tax Consequences of Residual Certificate.................................S-33
   United States Military Operations May Increase Risk of
      Relief Act Shortfalls.................................................S-34
THE MORTGAGE POOL...........................................................S-35
THE SPONSOR.................................................................S-36
STATIC POOL INFORMATION.....................................................S-36
THE DEPOSITOR...............................................................S-37
THE ISSUING ENTITY..........................................................S-37
THE TRUSTEE.................................................................S-37
THE SERVICER................................................................S-39
THE POOLING AGREEMENT.......................................................S-39
   General..................................................................S-39
   Compensating Interest....................................................S-39
   Compensation and Payment of Expenses of the Servicer and
      the Trustee...........................................................S-40
   Voting Rights............................................................S-41
DESCRIPTION OF THE CERTIFICATES.............................................S-41
   Distributions............................................................S-41
   Pool Distribution Amount.................................................S-42
   Priority of Distributions................................................S-43
   Interest.................................................................S-44
   LIBOR....................................................................S-47
   Principal................................................................S-48
   Cross-Collateralization..................................................S-54
   Allocation of Losses.....................................................S-55
   Restrictions on Transfer of the Class 1-A-R Certificate..................S-57
   Restrictions on Transfer of the Class 1-A-3 and
      Subordinate Certificates..............................................S-60
PREPAYMENT AND YIELD CONSIDERATIONS.........................................S-62
   Assumptions Relating to Tables...........................................S-64
   Weighted Average Lives of the Offered Certificates.......................S-66
   Yield on the Inverse Floating Rate Certificates..........................S-68
   Yield on the Class X-IO and Class XB-IO Certificates.....................S-69
   Yield on the Class X-PO Certificates.....................................S-70
   Yield on the Class 1-A-R Certificate.....................................S-71
   Yield on the Subordinate Certificates....................................S-71
   Yield Considerations with Respect to the Class B-2 and
      Class B-3 Certificates................................................S-72
USE OF PROCEEDS.............................................................S-73

FEDERAL INCOME TAX CONSEQUENCES.............................................S-73
   Regular Certificates.....................................................S-73
   Residual Certificate.....................................................S-74
   Backup Withholding and Reporting Requirements............................S-74
ERISA CONSIDERATIONS........................................................S-75
REPORTS TO CERTIFICATEHOLDERS...............................................S-76
METHOD OF DISTRIBUTION......................................................S-77
LEGAL MATTERS...............................................................S-77
CERTIFICATE RATINGS.........................................................S-77
INDEX OF PROSPECTUS SUPPLEMENT DEFINITIONS..................................S-79
Appendix A: Mortgage Loan Data.............................................. A-1
Appendix B: Decrement Tables................................................ B-1
Appendix C: Hypothetical Mortgage Loans..................................... C-1
Appendix D: Sensitivity and Aggregate Realized Loss Tables.................. D-1

                  Important Notice About Information Presented
                in this Prospectus Supplement and the Prospectus

     The offered certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of certificates such as your certificates; and (ii) this prospectus supplement, which incorporates and includes the appendices, and describes the specific terms of your certificates.

     Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The table of contents in this prospectus supplement and the table of contents in the prospectus provide the locations of these captions.

     The Index of Prospectus Supplement Definitions beginning on page S-79 of this prospectus supplement and the Index of Prospectus Definitions beginning on page 147 of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

     Banc of America Mortgage Securities, Inc.'s principal offices are located at 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255. Its phone number is (704) 387-8239.


                          ---------------------------


     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings "Risk Factors" and "Prepayment and Yield Considerations" and in the appendices. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                             European Economic Area

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any offered certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

     The underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and

          (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

                       Notice to United Kingdom Investors

     The distribution of this prospectus supplement and the accompanying prospectus, if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement and the accompanying prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                         THE SERIES 2006-8 CERTIFICATES

                  Initial Class
                    Balance or      Pass-
Class or            Component      Through                                                    Minimum      Incremental   Certificate
Component           Balance(1)      Rate        Principal Types(2)     Interest Types(2)    Denomination  Denomination       Form
----------------  -------------    -------   -----------------------   -------------------  ------------  ------------   -----------

Offered
Certificates
------------
Class 1-A-1......      (5)           (6)     Senior, Notional Amount   Inverse Floating     $1,000,000         $1        Book-Entry
                                                                       Rate, Interest Only
Class 1-A-2......    $66,780,000     (7)     Super Senior,             Floating Rate        $1,000             $1        Book-Entry
                                             Pass-Through
Class 1-A-3......     $3,220,000     (8)     Super Senior Support,     Floating Rate        $1,000             $1        Book-Entry
                                             Pass-Through
Class 1-A-4......   $299,079,000     (9)     Senior, Pass-Through      Floating Rate        $1,000             $1        Book-Entry
Class 1-A-5......      (5)          (10)     Senior, Notional Amount   Inverse Floating     $1,000,000         $1        Book-Entry
                                                                       Rate, Interest Only
Class 1-A-R......           $100   7.000%    Senior, Sequential Pay    Fixed Rate           $100               N/A       Definitive
Class 2-A-1......    $30,595,000    (11)     Super Senior,             Floating Rate        $1,000             $1        Book-Entry
                                             Pass-Through
Class 2-A-2......     $7,649,000    (12)     Super Senior,             Inverse Floating     $1,000             $1        Book-Entry
                                             Pass-Through              Rate
Class 2-A-3......     $1,844,000   6.000%    Super Senior Support,     Fixed Rate           $1,000             $1        Book-Entry
                                             Pass-Through
Class X-IO.......      (13)         (13)     Senior, Component         Interest Only        $1,000,000         $1        Book-Entry
Class X-PO.......      (14)         (14)     Senior, Component         Principal Only       $25,000            $1        Book-Entry
Class 3-A-1......    $57,919,000    (15)     Senior, Pass-Through      Variable Rate        $1,000             $1        Book-Entry
Class XB-IO......      (5)         7.000%    Senior, Notional Amount   Fixed Rate,          $100,000           $1        Book-Entry
                                                                       Interest Only
Class M..........     $5,000,000    (16)     Subordinated              Variable Rate        $25,000            $1        Book-Entry
Class B-1........     $5,969,000    (16)     Subordinated              Variable Rate        $25,000            $1        Book-Entry
Class B-2........     $4,081,000    (16)     Subordinated              Variable Rate        $25,000            $1        Book-Entry
Class B-3........     $3,061,000    (16)     Subordinated              Variable Rate        $25,000            $1        Book-Entry
Components

Class 1-X-IO           (17)        6.000%    Notional Amount           Fixed Rate,              N/A            N/A             N/A
                                                                       Interest Only
Class 2-X-IO           (17)        6.000%    Notional Amount           Fixed Rate,              N/A            N/A             N/A
                                                                       Interest Only
Class 1-X-PO         $19,602,882    (18)     Ratio Strip               Principal Only           N/A            N/A             N/A
Class 2-X-PO              $3,640    (18)     Ratio Strip               Principal Only           N/A            N/A             N/A



[TABLE CONTINUED]




                                                Initial Rating of
                                                 Certificates(4)
Class or                Final Scheduled      -----------------------
Component             Distribution Date(3)   Fitch    Moody's    S&P
----------------      -------------------    -----    -------   ----

Offered
Certificates
------------
Class 1-A-1......      November 25, 2036      AAA      Aaa     None

Class 1-A-2......      November 25, 2036      AAA      Aaa      AAA

Class 1-A-3......      November 25, 2036      AAA      Aa1     None

Class 1-A-4......      November 25, 2036      AAA      Aaa     None
Class 1-A-5......      November 25, 2036      AAA      Aaa     None

Class 1-A-R......      November 25, 2036      AAA     None     None
Class 2-A-1......      November 25, 2046      AAA      Aaa     None

Class 2-A-2......      November 25, 2046      AAA      Aaa     None

Class 2-A-3......      November 25, 2046      AAA      Aa1     None

Class X-IO.......      November 25, 2046      AAA      Aaa     None
Class X-PO.......      November 25, 2046      AAA      Aaa     None
Class 3-A-1......      November 25, 2021      AAA      Aaa     None
Class XB-IO......      November 25, 2046      AAA     None     None

Class M..........      November 25, 2046      AA+      Aa1     None
Class B-1........      November 25, 2046      AA      None     None
Class B-2........      November 25, 2046       A      None     None
Class B-3........      November 25, 2046      BBB     None     None
Components

Class 1-X-IO                   N/A            N/A      N/A      N/A

Class 2-X-IO                   N/A            N/A      N/A      N/A

Class 1-X-PO                   N/A            N/A      N/A      N/A
Class 2-X-PO                   N/A            N/A      N/A      N/A


                  Initial Class
                    Balance or      Pass-
Class or            Component      Through                                                    Minimum      Incremental   Certificate
Component           Balance(1)      Rate        Principal Types(2)     Interest Types(2)    Denomination  Denomination       Form
----------------  -------------    -------   -----------------------   -------------------  ------------  ------------   -----------

Non-Offered
Certificates

Class B-4........     $2,296,000    (19)     Subordinated              Variable Rate            N/A            N/A             N/A
Class B-5........     $1,531,000    (19)     Subordinated              Variable Rate            N/A            N/A             N/A
Class B-6........     $1,530,579    (19)     Subordinated              Variable Rate            N/A            N/A             N/A



[TABLE CONTINUED

                                                Initial Rating of
                                                 Certificates(4)
                                             -----------------------
Class or                Final Scheduled         Initial Rating of
Component             Distribution Date(3)   Fitch    Moody's    S&P
----------------      -------------------    -----    -------   ----

Non-Offered
Certificates

Class B-4........              N/A            BB      None     None
Class B-5........              N/A             B      None     None
Class B-6........              N/A           None     None     None



---------

(1) Approximate. The initial class balance of the offered certificates may vary by a total of plus or minus 5%.

(2) See "Description of the Certificates -- Categories of Classes of Certificates" in the prospectus for a description of these principal and interest types and see "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Losses" in this prospectus supplement for a description of the effects of subordination.

(3) The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any mortgage loan in the related loan group or loan groups or the mortgage pool, as the case may be. The actual final payment on your offered certificates could occur earlier or later than the final scheduled distribution date.

(4) The offered certificates will not be issued unless they receive at least the ratings set forth in this table. See "Certificate Ratings" in this prospectus supplement.

(5) The Class 1-A-1, Class 1-A-5 and Class XB-IO Certificates are interest only certificates, have no class balances and will bear interest on their notional amounts (initially approximately $369,079,000, $3,075,658 and $1,509,018, respectively) as described in this prospectus supplement under "Description of the Certificates -- Interest."

(6) During the initial interest accrual period, interest will accrue on the Class 1-A-1 Certificates at the rate of 1.180% per annum. During each interest accrual period after the initial, interest will accrue on the Class 1-A-1 Certificates at a per annum rate equal to (i) 6.500% minus (ii) one-month LIBOR, determined monthly as set forth under "Description of the Certificates -- LIBOR" in this prospectus supplement, subject to a minimum rate of 0.000% and a maximum rate of 6.500%. See "Description of the Certificates -- Interest" in this prospectus supplement.

(7) During the initial interest accrual period, interest will accrue on the Class 1-A-2 Certificates at the rate of 5.770% per annum. During each interest accrual period after the initial, interest will accrue on the Class 1-A-2 Certificates at a per annum rate equal to (i) 0.450% plus (ii) one-month LIBOR, determined monthly as set forth under "Description of the Certificates -- LIBOR" in this prospectus supplement, subject to a minimum rate of 0.450% and a maximum rate of 7.000%.

(8) During the initial interest accrual period, interest will accrue on the Class 1-A-3 Certificates at the rate of 5.770% per annum. During each interest accrual period after the initial, interest will accrue on the Class 1-A-3 Certificates at a per annum rate equal to (i) 0.450% plus (ii) one-month LIBOR, determined monthly as set forth under "Description of the Certificates -- LIBOR" in this prospectus supplement, subject to a minimum rate of 0.450% and a maximum rate of 7.000%.

(9) During the initial interest accrual period, interest will accrue on the Class 1-A-4 Certificates at the rate of 5.770% per annum. During each interest accrual period after the initial, interest will accrue on the Class 1-A-4 Certificates at a per annum rate equal to (i) 0.450% plus (ii) one-month LIBOR, determined monthly as set forth under "Description of the Certificates -- LIBOR" in this prospectus supplement, subject to a minimum rate of 0.450% and a maximum rate of 7.000%.

(10) During the initial interest accrual period, interest will accrue on the Class 1-A-5 Certificates at the rate of 6.000% per annum. During each interest accrual period after the initial, interest will accrue on the Class 1-A-5 Certificates at a per annum rate equal to (i) 786.000% minus
     (ii) the product of 120.000 and one-month LIBOR, determined monthly as set forth under "Description of the Certificates -- LIBOR" in this prospectus supplement, subject to a minimum rate of 0.000% and a maximum rate of 6.000%. See "Description of the Certificates -- Interest" in this prospectus supplement.

(11) During the initial interest accrual period, interest will accrue on the Class 2-A-1 Certificates at the rate of 5.720% per annum. During each interest accrual period after the initial, interest will accrue on the Class 2-A-1 Certificates at a per annum rate equal to (i) 0.400% plus (ii) one-month LIBOR, determined monthly as set forth under "Description of the Certificates -- LIBOR" in this prospectus supplement, subject to a minimum rate of 0.400% and a maximum rate of 7.500%.

(12) During the initial interest accrual period, interest will accrue on the Class 2-A-2 Certificates at the rate of 7.120% per annum. During each interest accrual period after the initial, interest will accrue on the Class 2-A-2 Certificates at a per annum rate equal to (i) 28.400% minus
     (ii) the product of 4.000 and one-month LIBOR, determined monthly as set forth under "Description of the Certificates -- LIBOR" in this prospectus supplement, subject to a minimum rate of 0.000% and a maximum rate of 28.400%. See "Description of the Certificates -- Interest" in this prospectus supplement.

(13) The Class X-IO Certificates are interest only certificates and will be deemed for purposes of distributions of interest to consist of two components: the Class 1-X-IO and Class 2-X-IO Components. The components of a class are not severable. The initial notional amount of the Class X-IO Certificates will be approximately $11,648,230.

(14) The Class X-PO Certificates are principal only certificates and will be deemed for purposes of distributions of principal to consist of two components: the Class 1-X-PO and Class 2-X-PO Components. The components of a class are not severable. The initial class balance of the Class X-PO Certificates will be approximately $19,606,522.

(15) Interest will accrue on the Class 3-A-1 Certificates at a per annum rate equal to the weighted average of the net mortgage interest rates of the mortgage loans in loan group 3. For the initial distribution date in November 2006, this rate is expected to be approximately 6.29103%.

(16) Interest will accrue on these Certificates for each distribution date at a per annum rate equal to (a) the weighted average (based on the excess, if any, of the sum of the non-PO portion of the mortgage loans in each loan group over the sum of the class balances of the senior non-PO certificates in the related group) of (i) with respect to loan group 1, 7.000%, (ii) with respect to loan group 2, 6.000% and (iii) with respect to loan group 3, the weighted average of the net mortgage interest rates of the mortgage loans in loan group 3, minus (b) 0.583244%. For the initial distribution date in November 2006, this rate is expected to be approximately 6.250% per annum.

(17) The Class 1-X-IO and Class 2-X-IO Components are interest only components, have no principal balance and will bear interest on their notional amounts (initially approximately $4,648,177 and $7,000,053, respectively) as described in this prospectus supplement under "Description of the Certificates -- Interest."

(18) The Class 1-X-PO and 2-X-PO Components are principal only components and will not be entitled to distributions of interest.

(19) Interest will accrue on these Certificates for each distribution date at a per annum rate equal to the weighted average (based on the excess, if any, of the sum of the non-PO portion of the mortgage loans in each loan group over the sum of the class balances of the senior non-PO certificates in the related group) of (i) with respect to loan group 1, 7.000%, (ii) with respect to loan group 2, 6.000% and (iii) with respect to loan group 3, the weighted average of the net mortgage interest rates of the mortgage loans in loan group 3. For the initial distribution date in November 2006, this rate is expected to be approximately 6.83324% per annum.

--------------------------------------------------------------------------------
SUMMARY OF TERMS
--------------------------------------------------------------------------------

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.

Title of Series:       Banc of America Alternative Loan   Closing Date:              On or about October 30, 2006
                       Trust 2006-8, Mortgage
                       Pass-Through Certificates,         Cut-off Date:              October 1, 2006
                       Series 2006-8

                                                          Distribution Date:         The 25th day of each month (or, if
Sponsor:               Bank of America, National                                     not a business day, the next
                       Association                                                   business day) beginning November
                                                                                     27, 2006


Depositor:             Banc of America Mortgage
                       Securities, Inc.
                                                          Determination Date:        The sixteenth day of each month in
Servicer               Bank of America, National                                     which a distribution date occurs
                       Association                                                   (or, if not a business day, the
                                                                                     immediately preceding business
                                                                                     day).


Issuing Entity:        Banc of America Alternative Loan
                       Trust 2006-8

Trustee:               Wells Fargo Bank, N.A.             Record Date:               The last business day of the month
                                                                                     preceding the month in which a
                                                                                     distribution date occurs.
Counterparty:          Bank of America, National
                       Association


                           -------------------------

The Transaction Parties

     The sponsor originated and currently services the mortgage loans. On the closing date the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into a common law trust, which is the issuing entity. The trust will be formed by a pooling and servicing agreement, to be dated the closing date, among the depositor, the servicer and the trustee. The servicer will service the mortgage loans in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

     The transfers of the mortgage loans from the sponsor to the depositor to the issuing entity in exchange for the certificates is illustrated below:


         -----------------
              Sponsor
         -----------------
             |       ^                      Offered           -------------
             |       |                    Certificates         Underwriter
             |       |             |------------------------> -------------
    Mortgage |       |             | ------------------------   |       ^
     Loans   |       |             | |                          |       |
             |       |  Cash       | | Cash                     |       | Cash
             |       |             | |                 Offered  |       |
             v       |             | |              Certificates|       |
         -----------------  -------- |                          |       |
            Depositor       <------- |                          |       |
         -----------------                                      |       |
             |       ^                                          v       |
    Mortgage |       |                                         -------------
     Loans   |       |  All Certificates                         Investors
             |       |                                         -------------
             v       |
         -----------------
              Issuing
              Entity
         -----------------

The Certificates

     A summary chart of the initial class balances, initial component principal balances, initial notional amounts, principal types, pass-through rates, interest types, denominations, certificate forms, final scheduled distribution dates and ratings of the certificates is set forth in the table beginning on page S-6.

     The certificates represent all of the beneficial ownership interest in the trust.
--------------------------------------------------------------------------------
                   Classifications of Classes of Certificates
--------------------------------------------------------------------------------
Offered Certificates:                   1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5,
                                        1-A-R, 2-A-1, 2-A-2, 2-A-3, X-IO, X-PO,
                                        3-A-1, XB-IO, M, B-1, B-2 and B-3
--------------------------------------------------------------------------------
Non-Offered Certificates                B-4, B-5 and B-6
--------------------------------------------------------------------------------
Senior Certificates:                    1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5,
                                        1-A-R, 2-A-1, 2-A-2, 2-A-3, X-IO, X-PO,
                                        3-A-1 and XB-IO
--------------------------------------------------------------------------------
Senior Non-PO Certificates:             1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5,
                                        1-A-R, 2-A-1, 2-A-2, 2-A-3, X-IO, 3-A-1
                                        and XB-IO
--------------------------------------------------------------------------------
Subordinate Certificates:               M, B-1, B-2, B-3, B-4, B-5 and B-6
--------------------------------------------------------------------------------
Group 1 Certificates and Components:    Classes: 1-A-1, 1-A-2, 1-A-3, 1-A-4,
                                        1-A-5 and 1-A-R
                                        Components: 1-X-IO and 1-X-PO
--------------------------------------------------------------------------------
Group 2 Certificates and Components:    Classes: 2-A-1, 2-A-2 and 2-A-3
                                        Components: 2-X-IO and 2-X-PO
--------------------------------------------------------------------------------
Group 3 Certificates:                   Class: 3-A-1
--------------------------------------------------------------------------------
Component Certificates:                 X-IO and X-PO
--------------------------------------------------------------------------------
Components:                             1-X-IO, 1-X-PO, 2-X-IO and 2-X-PO
--------------------------------------------------------------------------------
Floating Rate Certificates:             1-A-2, 1-A-3, 1-A-4 and 2-A-1
--------------------------------------------------------------------------------
Inverse Floating Rate Certificates:     1-A-1, 1-A-5 and 2-A-2
--------------------------------------------------------------------------------
Interest Only Certificates:             1-A-1, 1-A-5, X-IO and XB-IO
--------------------------------------------------------------------------------
IO Components:                          1-X-IO and 2-X-IO
--------------------------------------------------------------------------------
PO Components:                          1-X-PO and 2-X-PO
--------------------------------------------------------------------------------
Principal Only Certificates:            X-PO
--------------------------------------------------------------------------------
Residual Certificate:                   1-A-R
--------------------------------------------------------------------------------
Super Senior Certificates:              1-A-2, 2-A-1 and 2-A-2
--------------------------------------------------------------------------------
Super Senior Support Certificates:      1-A-3 and 2-A-3
--------------------------------------------------------------------------------

     The senior certificates (other than the Class XB-IO Certificates) are divided into three groups. Other than as to certain cross-collateralization payments described under "Description of the Certificates -- Cross-Collateralization" and the payment of any PO deferred amounts described under "-- Allocation of Losses," the senior certificates and components whose class or component designations begin with "1" correspond to loan group 1, the senior certificates and components whose class or component designations begin with "2" correspond to loan group 2 and the senior certificates whose class designations begin with "3" correspond to loan group 3. The Class XB-IO Certificates and the subordinate certificates correspond to all loan groups.

     The total principal balance of the mortgage loans in a loan group is represented by the senior certificates and components indicated in the preceding paragraph and a portion of each class of subordinate certificates. The principal only components will each represent a portion of the principal balance of the discount mortgage loans in the related loan group. Discount mortgage loans are mortgage loans with net mortgage interest rates as of the cut-off date lower than 7.000% for loan group 1 and 6.000% for loan group 2. Because each principal only component represents an interest solely in the discount mortgage loans in the related loan group, referred to as the PO portion, only principal payments, including prepayments of principal, and realized losses on the discount mortgage loans in the related loan group will affect the principal only components. The portion of the total principal balance of the mortgage loans in loan group 1 or loan group 2 not represented by the principal only component of such group is the non-PO portion and is represented by the other senior certificates of such group, referred to as the senior non-PO certificates, and a portion of the subordinate certificates. With respect to loan group 3, the entire principal balance of the mortgage loans is the non-PO portion and is represented by all of the senior certificates of group 3, referred to as senior non-PO certificates, and a portion of the subordinate certificates.

     The subordinate certificates are subordinated to the senior certificates for distributions of principal and interest and for allocations of losses on the mortgage loans in all loan groups and each class of subordinate certificates is subordinated to those classes of subordinate certificates higher in order of payment priority for distributions of principal and interest and for allocations of losses on the mortgage loans in all loan groups.

     Only the senior, Class M, Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement.

     The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. Information provided about the non-offered certificates is included in this prospectus supplement only to aid your understanding of the offered certificates.

Mortgage Pool

     The mortgage pool will consist of a pool (the "Mortgage Pool") of fully-amortizing mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties. The following table shows the loan group names and the related mortgage loans:

              Loan Group                        Related Mortgage Loans
             -----------                        ----------------------
             Loan Group 1                       Group 1 Mortgage Loans
             Loan Group 2                       Group 2 Mortgage Loans
             Loan Group 3                       Group 3 Mortgage Loans

     The tables below indicate the original terms of the mortgage loans next to the row heading "Original Term," any seasoning of the mortgage loans next to the row headings "Remaining Terms to Stated Maturity" and "Number of Months Since Origination" and the latest maturing mortgage loan next to the row heading "Latest Maturity Date." The "Loan-to-Value Ratio" of a mortgage loan at origination shown in the tables below is the percentage equal to (i) the principal balance of the mortgage loan divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the originator at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. The "Credit Scores" shown in the tables below are statistical credit scores obtained by the sponsor in connection with the loan application to help assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

     The mortgage pool also includes mortgage loans that (i) are subject to temporary buy-down plans under which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, with the resulting difference in payment to be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the mortgage loan ("Buy-Down Loans"), (ii) have a Borrowers Protection Plan(R) addendum to the related mortgage note ("BPP Mortgage Loans") whereby the sponsor agrees to cancel (a) certain payments of principal and interest on the mortgage loan for up to twelve months upon the disability or involuntary unemployment of the mortgagor or (b) the outstanding principal balance of the mortgage loan upon the accidental death of the mortgagor; provided that the plan has not been terminated in accordance with its terms,
(iii) require only payments of interest for a term specified in the related mortgage note ("Interest Only Mortgage Loans"), or (iv) are secured by leases on real property meeting the requirements of the prospectus and the pooling agreement. All of the mortgage loans were originated by the sponsor under either the sponsor's general underwriting standards or "Alternative A" underwriting standards. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Bank of America General Underwriting Standards" and "-- Bank of America Alternative Underwriting Standards" in the prospectus.

     The servicing fees for the mortgage loans are payable out of the interest payments on the mortgage loans, prior to any payments to the trustee or distributions to certificateholders. The servicing fees accrue on the mortgage loans at the servicing fee rate set forth in the tables below. In addition to the servicing fees, the servicer will be entitled to retain as additional servicing compensation (i) any late payment fees, assumption fees and other similar charges, (ii) net income from investment of funds in the servicer custodial account and (iii) any profits from the liquidation of mortgage loans. See "The Pooling Agreement -- Compensation and Payment of Expenses of the Servicer and the Trustee" in this prospectus supplement for more information about fees and expenses of the servicer and the trustee.

     The depositor expects the mortgage loans to have the following approximate characteristics:

            Selected Group 1 Mortgage Loan Data as of October 1, 2006

                                                              Range or Total                  Weighted Average
                                                       ----------------------------        ----------------------
Number of Group 1 Mortgage Loans                                  2,652                                --
Aggregate Unpaid Principal Balance                           $407,424,097.43                           --
Unpaid Principal Balance                                $9,990.96 to $1,694,539.77                $153,629.00(1)
Mortgage Interest Rates                                      5.625% to 8.250%                      6.986%
Servicing Fee Rate                                               0.2500%                               --
Trustee Fee Rate                                                 0.0045%                               --
Administrative Fee Rate                                          0.2545%                               --
Remaining Terms to Stated Maturity                          236 to 360 months                      358 months
Original Term                                               240 to 360 months                      359 months
Number of Months Since Origination                            1 to 21 months                        2 months
Original Loan-to-Value Ratio                                 4.29% to 103.00%                        76.15%
Credit Scores                                                   600 to 839                             720
Latest Maturity Date                                         October 1, 2036                           --
Number of Interest Only Mortgage Loans                              17                                 --
Aggregate Unpaid Principal Balance of Interest
   Only Mortgage Loans                                        $6,960,374.63                            --
Unpaid Principal Balance of Interest Only Mortgage
   Loans                                               $110,000.00 to $1,500,000.00               $409,433.80
Number of Buy-Down Mortgage Loans                                   1                                  --
Aggregate Unpaid Principal Balance of Buy-Down                 $157,067.93
   Mortgage Loans                                                                                      --
Unpaid Principal Balance of Buy-Down Mortgage Loans            $157,067.93                             --
Number of BPP Mortgage Loans                                       356                                 --
Aggregate Unpaid Principal Balance of BPP Mortgage
   Loans                                                      $39,286,130.77                           --
Unpaid Principal Balance of BPP Mortgage Loans          $13,600.00 to $228,208.11                 $110,354.30(1)
Number of Mortgage Loans underwritten using
   "Alternative A" underwriting standards                          575                                 --
Aggregate Unpaid Principal Balance of Mortgage
   Loans underwritten using "Alternative A"
   underwriting standards                                    $154,691,059.90                           --
Unpaid Principal Balance of Mortgage Loans
   underwritten using "Alternative A" underwriting
   standards                                             $9,990.96 to $1,694,539.77               $269,027.93(1)
Number of Mortgage Loans secured by leases on real
   property                                                         34                                 --
Aggregate Unpaid Principal Balance of Mortgage
   Loans secured by leases on real property                    $4,702,384.87                           --
Unpaid Principal Balance of Mortgage Loans secured
   by leases on real property                           $29,600.00 to $1,640,698.61               $138,305.44(1)
Geographic Concentration of Mortgaged Properties in
Excess of 5.00% of the Aggregate Unpaid Principal
   Balance
       Florida................................                     15.39%
       California.............................                     14.20%
       Texas..................................                      9.41%
       North Carolina.........................                      6.31%
Maximum Single Five-Digit Zip Code Concentration                    0.42%

---------

(1) The balance shown is the average unpaid principal balance.

            Selected Group 2 Mortgage Loan Data as of October 1, 2006

                                                              Range or Total                  Weighted Average
                                                       ----------------------------        ----------------------
Number of Group 2 Mortgage Loans                                   159                                 --
Aggregate Unpaid Principal Balance                            $42,024,831.24                           --
Unpaid Principal Balance                               $32,337.53 to $2,970,000.00             $264,307.11(1)
Mortgage Interest Rate                                       6.000% to 8.750%                      7.253%
Servicing Fee Rate                                               0.2500%                               --
Trustee Fee Rate                                                 0.0045%                               --
Administrative Fee Rate                                          0.2545%                               --
Remaining Terms to Stated Maturity                          474 to 480 months                      478 months
Original Term                                                   480 months                             --
Number of Months Since Origination                            1 to 7 months                         3 months
Original Loan-to-Value Ratio                                 22.77% to 95.00%                        72.46%
Credit Scores                                                   609 to 811                            722
Latest Maturity Date                                         October 1, 2046                           --
Number of Interest Only Mortgage Loans                              0                                  --
Aggregate Unpaid Principal Balance of Interest
   Only Mortgage Loans                                            $0.00                                --
Unpaid Principal Balance of Interest Only Mortgage
   Loans                                                          $0.00                                --
Number of Buy-Down Mortgage Loans                                   1                                  --
Aggregate Unpaid Principal Balance of Buy-Down
   Mortgage Loans                                              $551,498.27                             --
Unpaid Principal Balance of Buy-Down Mortgage Loans            $551,498.27                             --
Number of BPP Mortgage Loans                                        12                                 --
Aggregate Unpaid Principal Balance of BPP Mortgage
   Loans                                                      $2,904,678.99                            --
Unpaid Principal Balance of BPP Mortgage Loans          $59,099.73 to $799,705.74             $242,056.58 (1)
Number of Mortgage Loans underwritten using
   "Alternative A" underwriting standards                           60                                 --
Aggregate Unpaid Principal Balance of Mortgage
   Loans underwritten using "Alternative A"
   underwriting standards                                     $21,050,210.27                           --
Unpaid Principal Balance of Mortgage Loans
   underwritten using "Alternative A" underwriting
   standards                                           $72,912.39 to $2,970,000.00            $350,836.84 (1)
Number of Mortgage Loans secured by leases on real
   property                                                         1                                  --
Aggregate Unpaid Principal Balance of Mortgage
   Loans secured by leases on real property                    $119,892.38                             --
Unpaid Principal Balance of Mortgage Loans secured
   by leases on real property                                  $119,892.38                             --
Geographic Concentration of Mortgaged Properties in
Excess of 5.00% of the Aggregate Unpaid Principal
   Balance
       California.............................                    33.71%
       Florida................................                    12.48%
       South Carolina.........................                    9.55%
       Maryland...............................                    7.13%
Maximum Single Five-Digit Zip Code Concentration                  7.07%

---------

(1) The balance shown is the average unpaid principal balance.

            Selected Group 3 Mortgage Loan Data as of October 1, 2006


                                                              Range or Total                  Weighted Average
                                                       ----------------------------        ----------------------
Number of Group 3 Mortgage Loans                                   531                                 --
Aggregate Unpaid Principal Balance                            $60,712,273.20                           --
Unpaid Principal Balance                               $11,261.76 to $1,696,512.65             $114,335.73(1)
Mortgage Interest Rate                                       5.250% to 8.000%                      6.546%
Servicing Fee Rate                                               0.2500%                               --
Trustee Fee Rate                                                 0.0045%                               --
Administrative Fee Rate                                          0.2545%                               --
Remaining Terms to Stated Maturity                          115 to 180 months                      176 months
Original Term                                               120 to 180 months                      178 months
Cut-Off Months Since Origination                              1 to 23 months                        4 months
Original Loan-to-Value Ratio                                 3.46% to 95.00%                         66.74%
Credit Scores                                                   605 to 826                             732
Latest Maturity Date                                         October 1, 2021                           --
Number of Interest Only Mortgage Loans                              0                                  --
Aggregate Unpaid Principal Balance of Interest
   Only Mortgage Loans                                            $0.00                                --
Unpaid Principal Balance of Interest Only Mortgage
   Loans                                                          $0.00                                --
Number of Buy-Down Mortgage Loans                                   0                                  --
Aggregate Unpaid Principal Balance of Buy-Down
   Mortgage Loans                                                 $0.00                                --
Unpaid Principal Balance of Buy-Down Mortgage Loans               $0.00                                --
Number of BPP Mortgage Loans                                        64                                 --
Aggregate Unpaid Principal Balance of BPP Mortgage
   Loans                                                      $4,343,453.42                            --
Unpaid Principal Balance of BPP Mortgage Loans          $11,261.76 to $171,439.43               $67,866.46(1)
Number of Mortgage Loans underwritten using
   "Alternative A" underwriting standards                           83                                 --
Aggregate Unpaid Principal Balance of Mortgage
   Loans underwritten using "Alternative A"
   underwriting standards                                     $16,152,448.97                           --
Unpaid Principal Balance of Mortgage Loans
   underwritten using "Alternative A" underwriting
   standards                                           $23,130.70 to $1,696,512.65             $194,607.82(1)
Number of Mortgage Loans secured by leases on real
   property                                                         4                                 --
Aggregate Unpaid Principal Balance of Mortgage
   Loans secured by leases on real property                    $344,984.00                            --
Unpaid Principal Balance of Mortgage Loans secured
   by leases on real property                           $52,825.39 to $104,661.47               $86,246.00(1)
Geographic Concentration of Mortgaged Properties in
   Excess of 5.00% of the Aggregate Unpaid Principal
   Balance
       California.............................                    19.23%
       Florida................................                    13.45%
       Texas..................................                    12.60%
       North Carolina.........................                     7.07%
Maximum Single Five-Digit Zip Code Concentration                   2.79%

---------

(1) The balance shown is the average unpaid principal balance.

           Selected Aggregate Mortgage Loan Data as of October 1, 2006

                                                              Range or Total                  Weighted Average
                                                       ----------------------------        ----------------------
Number of Mortgage Loans                                          3,342                                --
Aggregate Unpaid Principal Balance                           $510,161,201.87                           --
Unpaid Principal Balance                                $9,990.96 to $2,970,000.00             $152,651.47(1)
Mortgage Interest Rate                                       5.250% to 8.750%                      6.956%
Servicing Fee Rate                                               0.2500%                               --
Trustee Fee Rate                                                 0.0045%                               --
Administrative Fee Rate                                          0.2545%                               --
Remaining Terms to Stated Maturity                          115 to 480 months                    347 months
Original Term                                               120 to 480 months                    348 months
Number of Months Since Origination                            1 to 23 months                      2 months
Original Loan-to-Value Ratio                                 3.46% to 103.00%                      74.72%
Credit Scores                                                   600 to 839                           722
Latest Maturity Date                                         October 1, 2046                           --
Number of Interest Only Mortgage Loans                              17                                 --
Aggregate Unpaid Principal Balance of Interest
   Only Mortgage Loans                                        $6,960,374.63                            --
Unpaid Principal Balance of Interest Only Mortgage
   Loans                                               $110,000.00 to $1,500,000.00               $409,433.80
Number of Buy-Down Mortgage Loans                                   2                                  --
Aggregate Unpaid Principal Balance of Buy-Down
   Mortgage Loans                                              $708,566.20                             --
Unpaid Principal Balance of Buy-Down Mortgage Loans     $157,067.93 to $551,498.27             $354,283.10(1)
Number of BPP Mortgage Loans                                       432                                 --
Aggregate Unpaid Principal Balance of BPP Mortgage
   Loans                                                      $46,534,263.18                           --
Unpaid Principal Balance of BPP Mortgage Loans          $11,261.76 to $799,705.74              $107,718.20(1)
Number of Mortgage Loans underwritten using
   "Alternative A" underwriting standards                          718                                 --
Aggregate Unpaid Principal Balance of Mortgage
   Loans underwritten using "Alternative A"
   underwriting standards                                    $191,893,719.14                           --
Unpaid Principal Balance of Mortgage Loans
   underwritten using "Alternative A" underwriting
   standards                                            $9,990.96 to $2,970,000.00             $267,261.45(1)
Number of Mortgage Loans secured by leases on real
   property                                                         39                                 --
Aggregate Unpaid Principal Balance of Mortgage
   Loans secured by leases on real property                   $5,167,261.25                            --
Unpaid Principal Balance of Mortgage Loans secured
   by leases on real property                          $29,600.00 to $1,640,698.61             $132,493.88(1)
Geographic Concentration of Mortgaged Properties in
Excess of 5.00% of the Aggregate Unpaid Principal
   Balance
       California.............................                    16.41%
       Florida................................                    14.92%
       Texas..................................                     9.35%
       North Carolina.........................                     5.93%
Maximum Single Five-Digit Zip Code Concentration                   0.86%

---------

(1) The balance shown is the average unpaid principal balance.

     The characteristics of the loan groups may change because:

     o Before the closing date, the depositor may remove mortgage loans from a loan group. The depositor also may substitute new mortgage loans for mortgage loans in a loan group prior to the closing date.

     o After the certificates are issued, mortgage loans in a loan group may be removed from the trust because of repurchases by the depositor for breaches of representations or failure to deliver required documents. Under certain circumstances and generally only during the two-year period following the closing date, the depositor may instead make substitutions for these mortgage loans.

     See "The Pooling Agreement -- Repurchases of Mortgage Loans" in the prospectus for a discussion of the circumstances under which the depositor is required to repurchase or substitute for mortgage loans. These removals and/or substitutions may result in changes in the loan group characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related offered certificates.

     Additional information on the mortgage pool and each loan group is set forth in the tables in Appendix A to this prospectus supplement and information regarding repurchases and substitutions of the mortgage loans after the closing date will be available on the trust's monthly distribution reports on Form 10-D. See "Reports to Certificateholders" in this prospectus supplement.

Optional Termination

     At its option, the depositor may, subject to certain conditions, purchase all remaining mortgage loans in the trust on any distribution date on which the aggregate stated principal balance of the mortgage loans is less than 10% of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date.

     See "The Pooling Agreement -- Termination; Optional Purchase of Mortgage Loans" in the prospectus.

     If the depositor exercises its right to repurchase all of the mortgage loans, the certificates outstanding at that time will be retired earlier than would otherwise be the case.

     See "Prepayment and Yield Considerations" in this prospectus supplement.

Priority of Distributions

     Distributions on each group of senior certificates and components and the Class XB-IO Certificates (except to the extent of cross-collateralization payments and PO deferred amounts) and on the subordinate certificates will be made on each distribution date from the collections on the mortgage loans in the related loan group, in the case of the senior certificates (other than the Class XB-IO Certificates) and components, or all loan groups, in the case of the Class XB-IO and subordinate certificates, less certain expenses (such as servicing fees, reimbursements for advances made by the servicer and payment of other expenses and indemnities described in this prospectus supplement) in the following order of priority:

          -------------------------------------------------------------
            first, to the trustee to pay trustee fees relating to the
                                   loan group;
          -------------------------------------------------------------
                                        |
                                        |
                                        V
          -------------------------------------------------------------
              second, to the senior certificates and interest only
               component of the related group, if any, and to the
                    Class XB-IO Certificates to pay interest;
          -------------------------------------------------------------
                                        |
                                        |
                                        V
          -------------------------------------------------------------
              third, to the senior certificates and principal only
            component of the related group, if any, to pay principal;
          -------------------------------------------------------------
                                        |
                                        |
                                        V
          -------------------------------------------------------------
             fourth, to the principal only component of the related
            group, if any, to pay any applicable PO deferred amounts,
           but only from amounts that would otherwise be distributable on such distribution date as principal of the subordinate
                                  certificates;
          -------------------------------------------------------------
                                        |
                                        |
                                        V
          -------------------------------------------------------------
            fifth, from the collections for all loan groups, to each
           class of subordinate certificates, subject to any payments described under "Descriptions of the Certificates -- Cross
            Collateralization," first to pay interest and then to pay
          principal sequentially first to the Class M Certificates and then to the remaining classes of subordinate certificates, in numerical order, beginning with the Class B-1
                                Certificates; and
          -------------------------------------------------------------
                                        |
                                        |
                                        V
          -------------------------------------------------------------
          sixth, to the Class 1-A-R Certificate, any remaining amounts.
          -------------------------------------------------------------

     The source of the distributions to certificateholders is more fully described under "Description of the Certificates -- Pool Distribution Amount" in this prospectus supplement. The amount of interest and principal distributions on each class of certificates is more fully described under "Description of the Certificates -- Interest" and "-- Principal" in this prospectus supplement.

Interest Distributions

     The amount of interest that will accrue on each interest-bearing class of certificates or, in the case of the Class X-IO Certificates, each applicable component, during each interest accrual period equals:

     o one-twelfth of the pass-through rate for that class or component (as described in the table beginning on page S-6 of this prospectus supplement) multiplied by the class balance or notional amount of the certificate or component on the distribution date, minus

     o the class' or component's share of certain interest shortfalls arising from the timing of prepayments on the mortgage loans and interest limitations applicable to certain military or similar personnel and the class' or component's share of interest losses, as described under "The Pooling Agreement -- Compensating Interest" and "Description of the Certificates -- Interest" in this prospectus supplement.

     The Class X-PO Certificates are principal only certificates and are not entitled to distributions of interest.

     See "Description of the Certificates -- Distributions" and "-- Interest" in this prospectus supplement.

Principal Distributions

     Principal received or advanced on the mortgage loans generally will be allocated between the applicable senior certificates and the subordinate certificates as described below under "-- Credit Support -- Shifting Interest in Prepayments."

     On each distribution date on which the subordinate certificates are outstanding, the portion of principal received or advanced on the mortgage loans in each loan group allocated to the related senior non-PO certificates will be distributed among the senior non-PO certificates of the group as described in "Description of the Certificates -- Principal -- Senior Principal Distribution Amount" in this prospectus supplement. However, if the subordinate certificates are no longer outstanding, each class of senior non-PO certificates of a group will generally receive principal pro rata according to its class balance. The Class X-PO Certificates will generally receive principal as described in "Description of the Certificates -- Principal -- PO Principal Distribution Amount" in this prospectus supplement.

     The Class 1-A-1, Class 1-A-5, Class X-IO and Class XB-IO Certificates are interest only certificates and are not entitled to distributions of principal.

     See "Description of the Certificates -- Priority of Distributions" and "-- Principal" in this prospectus supplement.

Credit Support

     Credit support for the offered certificates is provided by subordination as follows:

                  Subordination of Subordinate Certificates(1)

         -----------------------------------------------------------
         Priority of  |           Senior             |       ^
           Payment    |    (Credit Support 4.60%)    |       |
         -------------|----------------------------- |       |
              |       |           Class M            |       |
              |       |    (Credit Support 3.62%)    |       |
              |       | ---------------------------- |       |
              |       |           Class B-1          |       |
              |       |    (Credit Support 2.45%)    |       |
              |       | ---------------------------- |       |
              |       |           Class B-2          |       |
              |       |    (Credit Support 1.65%)    |       |
              |       | ---------------------------- |       |
              |       |           Class B-3          |       |
              |       |    (Credit Support 1.05%)    |       |
              |       | ---------------------------- |       |
              |       |           Class B-4          |       |
              |       |    (Credit Support 0.60%)    |
              v       | ---------------------------- |
                      |           Class B-5          |
                      |    (Credit Support 0.30%)    |
                      | -----------------------------|---------------
                      |           Class B-6          |   Order of
                      |    (Credit Support 0.00%)    |Loss Allocation
         ------------------------------------------------------------

---------

(1) The credit support percentages set forth in this chart show the aggregate initial class balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the mortgage loans.

     See "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Losses" in this prospectus supplement.

     Under certain circumstances, certain principal payments on the mortgage loans in a loan group otherwise distributable to the subordinate certificates may be allocated to one or more unrelated groups of senior non-PO certificates and interest only components, if any, and the Class XB-IO Certificates as discussed in "Description of the Certificates -- Cross-Collateralization" in this prospectus supplement.

     After the subordinate certificates are no longer outstanding, any principal losses allocated to a class of super senior certificates will be borne by the related class of super senior support certificates, for so long as the related class of super senior support certificates is outstanding.

     Shifting Interest in Prepayments

     Additional credit enhancement is provided by the allocation, subject to certain exceptions, of the applicable non-PO percentage of principal prepayments and certain liquidation proceeds on the mortgage loans in a loan group to the senior non-PO certificates of the related group during the first five years after the closing date. In addition, a reduced, but still disproportionately large, allocation of these principal collections to those senior certificates will occur during the sixth through ninth years following the closing date. This disproportionate allocation of the applicable non-PO percentage of prepayments and certain liquidation proceeds on the mortgage loans in a loan group will accelerate the amortization of the senior non-PO certificates of the related group relative to the amortization of the subordinate certificates.

As a result, it is more likely that the credit support percentage for the senior certificates of a group will be maintained and may be increased during the first nine years.

     See "Description of the Certificates -- Principal" in this prospectus supplement.

Prepayment and Yield Considerations

     The yield to maturity on your offered certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the mortgage loans in the related loan group or loan groups. As a result, your yield may fluctuate significantly.

     o In general, if you purchased your offered certificates at a premium or if you purchased an interest only certificate (which has no class balance) and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

     o Conversely, if you purchased your offered certificates at a discount or if you purchased a principal only certificate and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

     Because each principal only component represents only the right to receive a portion of the principal received with respect to the discount mortgage loans in the related loan group, the yield to maturity on the Class X-PO Certificates will be extremely sensitive to the rate and timing of principal prepayments on the discount mortgage loans in the related loan groups.

     Because the interest accrued on each distribution date on each interest only component will be based on the aggregate stated principal balances of the premium mortgage loans in the related loan group multiplied by a fraction, the numerator of which is equal to the weighted average of the net mortgage interest rates of the premium mortgage loans in the related loan group minus 7.000% for loan group 1 and 6.000% for loan group 2 and the denominator of which is equal to 6.000%, the yield to maturity on the interest only certificates will be extremely sensitive to the rate and timing of principal payments on the premium mortgage loans in the applicable loan groups, particularly the premium mortgage loans with higher mortgage interest rates. The mortgage loans in loan group 1 and loan group 2 that are not discount mortgage loans are premium mortgage loans.

     Because a class of the super senior support certificates will bear principal losses allocated to the related class or classes of super senior certificates, as well as its own share of principal losses, once the subordinate certificates are no longer outstanding, the yield to maturity of each class of super senior support certificates will be more sensitive to the amount and timing of losses on the mortgage loans in the related loan group than the related class or classes of super senior certificates. See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

     The yield to maturity on the floating rate certificates will be sensitive to changes in the rate of one-month LIBOR. The yield to maturity on the inverse floating rate certificates will be extremely sensitive to changes in the rate of one-month LIBOR. In the case of the inverse floating rate certificates, increases in one-month LIBOR may result in a lower yield than you expected or a negative yield. In particular, if you are purchasing inverse floating rate certificates, which are also interest only certificates, you should consider the risk that high constant rates of one-month LIBOR combined with high constant prepayment rates on the related mortgage loans may result in the failure to recover your initial investment.

     The yield to maturity of the Class M, Class B-1, Class B-2 and Class B-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the mortgage loans due to the fact that, once the total class balance of the more junior classes of subordinate certificates has been reduced to zero, all losses will be allocated to the Class B-3, Class B-2, Class B-1 and Class M Certificates, in that order, until the class balance of each class has been reduced to zero.

     Because the notional amount of the Class XB-IO Certificates will be equal to a portion of the class balances of the Class M, Class B-1, Class B-2 and Class B-3 Certificates, losses allocated to the Class M, Class B-1, Class B-2 and Class B-3 Certificates will adversely affect the yield to maturity of the Class XB-IO Certificates.

     Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the offered certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your offered certificates.

     See "Prepayment and Yield Considerations" in this prospectus supplement and in the prospectus.

                       Weighted Average Life (in years)(1)

                                                     PPC(2)
Class                              0%        50%      100%       150%     200%
-------------------------        -------   -----    -------     ------   -------
Class 1-A-1..............         19.84     7.22       3.81      2.43      1.76
Class 1-A-2..............         19.84     7.22       3.81      2.43      1.76
Class 1-A-3..............         19.84     7.22       3.81      2.43      1.76
Class 1-A-4..............         19.84     7.22       3.81      2.43      1.76
Class 1-A-5..............         19.84     7.22       3.81      2.43      1.76
Class 1-A-R..............          0.07     0.07       0.07      0.07      0.07
Class 2-A-1..............         28.36     7.23       3.52      2.18      1.56
Class 2-A-2..............         28.36     7.23       3.52      2.18      1.56
Class 2-A-3..............         28.36     7.23       3.52      2.18      1.56
Class X-IO...............         25.34     7.55       3.94      2.58      1.88
Class X-PO...............         19.66     7.44       4.09      2.73      2.01
Class 3-A-1..............          8.52     5.02       3.23      2.23      1.65
Class XB-IO..............         19.19    11.95       9.46      8.27      6.76
Class M..................         19.08    11.95       9.46      8.27      6.76
Class B-1................         19.23    11.95       9.46      8.27      6.76
Class B-2................         19.23    11.95       9.46      8.27      6.76
Class B-3................         19.23    11.95       9.46      8.27      6.76

---------

(1) Determined as described under "Prepayment and Yield Considerations" in this prospectus supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of offered certificates are likely to differ from those shown, perhaps significantly.

(2) "PPC" is an abbreviation for prepayment curve. The prepayment curve is described under "Prepayment and Yield Considerations -- Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

Federal Income Tax Consequences

     The issuing entity of your certificates is a New York common law trust. For federal income tax purposes, elections will be made to treat this trust as multiple "real estate mortgage investment conduits" or "REMICs" in a tiered structure.

     o The certificates (other than the Class X-IO, Class X-PO and Class 1-A-R Certificates) and each component will constitute "regular interests" in a REMIC and will be treated as debt instruments for federal income tax purposes.

     o The Class 1-A-R Certificate will constitute the sole "residual interest" in each REMIC.

     Interest on the certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

     The interest only and principal only certificates will, and certain other classes may, be issued with original issue discount for federal income tax purposes. If you hold a certificate of one of these classes, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of when you receive the cash related to the original issue discount.

     The holder of the Class 1-A-R Certificate will be required to report as ordinary income or loss the net income or the net loss of each REMIC and will be required to fund tax liabilities relating to any of this net income although no cash distributions are expected to be made to the Class 1-A-R Certificate other than the distribution of its class balance and interest on that balance.

     See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

Legal Investment

     Prospective purchasers, particularly those whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal, tax, financial and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of offered certificates.

     o The senior certificates, the Class M and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or "SMMEA," so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.

     o The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under SMMEA.

     See "Legal Investment" in the prospectus.

ERISA Considerations

     If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, or "ERISA," the Internal Revenue Code of 1986, as amended, or the "Code," or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of an offered certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or a similar law.

     Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement, it is expected that the offered senior certificates (other than the Class 1-A-3 and Class 1-A-R Certificates) may be purchased by benefit plans. The Class 1-A-R Certificate may not be acquired by benefit plans and the Class 1-A-3 Certificates and the offered subordinate certificates may not be acquired by benefit plans except under certain conditions.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Affiliations

     Bank of America, National Association, which is the sponsor and the originator and servicer of the mortgage loans, is the direct parent of the depositor and is an affiliate of the underwriter. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

--------------------------------------------------------------------------------
RISK FACTORS
--------------------------------------------------------------------------------

     o The risk factors discussed below and under the heading "Risk Factors" in the prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

     o The offered certificates are not suitable investments for all investors and may especially not be suitable for individual investors.

     o The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

     o You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such offered certificates.

The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on the Offered Certificates

     Because principal payments on the mortgage loans in a loan group will be distributed currently on the senior certificates or component, if any, in the related group and the subordinate certificates, the rate of distributions of principal and the yield to maturity on your certificates will be directly related to (i) the rate and timing of payments of principal on the applicable mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on the applicable mortgage loans. Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time without penalty. The principal payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the mortgage loans.

     The rate of principal payments on the mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans;

     o the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

     o    liquidations of the properties that secure defaulted mortgage loans;

     o repurchases of mortgage loans by the depositor as a result of defective documentation or breaches of representations or warranties;

     o the exercise of due-on-sale clauses by the servicer in connection with transfers of mortgaged properties;

     o the optional repurchase of all the mortgage loans by the depositor to effect a termination of the trust when the aggregate stated principal balance of the mortgage loans is less than 10% of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date; and

     o general and targeted solicitations for refinancing by mortgage originators (including the sponsor).

     The rate of principal payments on the mortgage loans will depend greatly on the level of mortgage interest rates:

     o If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to increase.

     o Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans in the trust, the rate of prepayment is likely to decrease.

     If you are purchasing offered certificates at a discount, or if you are purchasing principal only certificates, you should consider the risk that if principal payments on the mortgage loans in the related loan group or loan groups, or, in the case of the Class X-PO Certificates, the discount mortgage loans in related loan groups, occur at a rate slower than you expected, your yield will be lower than you expected. See "Prepayment and Yield Considerations--Yield on the Class X-PO Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the principal only certificates. See Appendix D for a table demonstrating the particular sensitivity of the principal only certificates to the rate of prepayments on the discount mortgage loans in the related loan groups.

     If you are purchasing offered certificates at a premium, or if you are purchasing interest only certificates (which have no class balance), you should consider the risk that if principal payments on the mortgage loans in the related loan group or loan groups or, in the case of the Class X-IO Certificates, the premium mortgage loans in the related loan groups, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing Class X-IO or Class XB-IO Certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans in the related loan groups could result in your failure to recover your initial investment. See "Prepayment and Yield Considerations -- Yield on the Inverse Floating Rate Certificates" and "-- Yield on the Class X-IO and Class XB-IO Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Class 1-A-1, Class 1-A-5, Class 2-A-2, Class X-IO and Class XB-IO Certificates. See Appendix D for tables demonstrating the particular sensitivities of the Class 1-A-1, Class 1-A-5, Class 2-A-2, Class X-IO and Class XB-IO Certificates to the rate of prepayments on the applicable mortgage loans in the related loan group or loan groups.

     If you are purchasing the inverse floating rate certificates (i.e., the Class 1-A-1, Class 1-A-5 or Class 2-A-2 Certificates), you should also consider the risk that a high rate of one-month LIBOR may result in a lower actual yield than you expected or a negative yield. If the inverse floating rate certificates are also interest only certificates, the yield on the inverse floating rate certificates will also be highly sensitive to the rate of principal payment on the group 1 or group 2 mortgage loans, as applicable. In particular, if you are purchasing inverse floating rate certificates, which are also interest only certificates, you should consider the risk that high constant rates of one-month LIBOR or high constant prepayment rates on the group 1 or group 2 mortgage loans, as applicable, may result in the failure to recover your initial investment. See "Prepayment and Yield Considerations -- Yield on the Inverse Floating Rate Certificates" in this prospectus supplement for a more detailed description of the risks associated with the purchase of the inverse floating rate certificates, and Appendix D for tables demonstrating the particular sensitivities of the inverse floating rate certificates to the rate of prepayments on the group 1 or group 2 mortgage loans, as applicable, and to the rate of one-month LIBOR.

     You must make your own decisions as to the appropriate prepayment assumptions to be used when purchasing offered certificates.

     As described in this prospectus supplement under "Description of the Certificates -- Principal," the senior prepayment percentage for a loan group of the applicable non-PO percentage of principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of senior non-PO certificates of the related group that are entitled to receive principal prepayment distributions at that time. This may result in all (or a disproportionately high percentage) of those principal prepayments being distributed to the senior non-PO certificates of that group and none (or a disproportionately low percentage) of those principal prepayments being distributed to holders of the subordinate certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

     Delinquencies on the mortgage loans in a loan group that are not advanced by or on behalf of the servicer (because the servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the senior certificates of the related group, the component certificates, the Class XB-IO Certificates and subordinate certificates. The servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds, or other recoveries in respect of the mortgage loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances will be borne first by the subordinate certificates (in reverse order of payment priority), and then by the senior certificates and components, if any, of the group and the Class XB-IO Certificates.

     Net interest shortfalls will adversely affect the yields on the offered certificates. In addition, the non-PO percentage of the principal portion of realized losses generally will be borne by the subordinate certificates, as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses." As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the applicable mortgage loans in the related loan group or loan groups.

Mortgage Loans Paying Interest Only During the First Ten or Fifteen Years May
 Have a Higher Risk of Default or Rates of Prepayment

     Certain of the mortgage loans have an initial interest only period of up to fifteen years after the date of origination. During this interest only period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, payments on a mortgage loan with an interest only period will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default or prepayment under the related mortgage loan. In underwriting mortgage loans with interest only periods, the sponsor generally does not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the initial period. These losses will be allocated to the certificates.

     The performance of mortgage loans with an interest only period may be significantly different from mortgage loans that amortize from origination. In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

Alternative Underwriting Standards May Increase Risk of Loss

     The following chart lists the expected approximate percentage of mortgage loans in each loan group and the mortgage pool (in each case, by aggregate stated principal balance as of the cut-off date) originated using the sponsor's "Alternative A" underwriting standards:

       Loan Group 1   Loan Group 2  Loan Group 3  Mortgage Pool
       ------------   ------------  ------------  -------------
          37.97%         50.09%        26.60%         37.61%

     See "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Bank of America Alternative Underwriting Standards" in the prospectus. These underwriting standards are different from and, in certain respects, less stringent than the general underwriting standards employed by the sponsor. For example, certain of the mortgage loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the mortgage loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the sponsor's general underwriting standards.

The Rate of Default on Mortgage Loans that Are Secured by Investor Properties
 May be Higher than on Other Mortgage Loans

     The following chart lists the expected approximate percentage of mortgage loans in each loan group and the mortgage pool (in each case, by aggregate stated principal balance as of the cut-off date) secured by investor properties:

       Loan Group 1   Loan Group 2  Loan Group 3  Mortgage Pool
       ------------   ------------  ------------  -------------
          28.94%         23.91%        50.68%         31.11%

     An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage
 Loans

     At the time of origination of certain of the mortgage loans, a lender other than the sponsor may have originated a second lien mortgage loan. Mortgage loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them. This may be due to changes in the mortgagor's debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors. You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.

Credit Scores May Not Accurately Predict the Likelihood of Default

     The sponsor generally uses credit scores as part of its underwriting process. The tables in Appendix A show credit scores for the mortgagors obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. Neither the depositor nor the sponsor makes any representations or warranties as to any borrower's current credit score or the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Subordination of Super Senior Support Certificates and Subordinate Certificates
 Increases Risk of Loss

     Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are senior certificateholders.

     o The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinated to the rights of the senior certificates and each class of subordinate certificates higher in order of payment priority. For example, the Class B-1 Certificates will not receive principal or interest on a distribution date until the senior certificates and Class M Certificates have received the amounts to which they are entitled on that distribution date.

     o The non-PO percentage of losses that are realized on the mortgage loans will be allocated to the subordinate certificates beginning with the Class B-6 Certificates then to the Class B-5 Certificates and so on, in reverse order of payment priority, until the outstanding class balances of the subordinate certificates have been reduced to zero.

     o The principal only components will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable as principal on the subordinate certificates in reverse order of payment priority regardless of the loan group from which such payments are received.

     Super senior support certificateholders should consider the risk that after the subordinate certificates are no longer outstanding, the principal portion of losses realized on the related mortgage loans that are allocated to the related class or classes of super senior certificates will be borne by your class of super senior support certificates, rather than the related class or classes of super senior certificates, for so long as your class of super senior support certificates is outstanding.

     For a more detailed description of the subordination feature of the subordinate certificates, see "Description of the Certificates -- Allocation of Losses" and "-- Cross-Collateralization" in this prospectus supplement.

Yield on the Class XB-IO Certificates Will Be Particularly Sensitive to Losses on the Mortgage Loans

     Even though the Class XB-IO Certificates are senior certificates, the notional amount of such certificates will equal a percentage of the sum of the class balances of the Class M, Class B-1, Class B-2 and Class B-3 Certificates, which are subordinate certificates. Subordinate certificates are more likely to suffer losses than are senior certificates. Any losses allocated to the Class M, Class B-1, Class B-2 and Class B-3 Certificates will reduce the notional amount of the Class XB-IO Certificates and adversely affect the yield to maturity of such certificates.

Subordinate Certificates Provide Subordination for All Groups

     Because the subordinate certificates provide credit support for all groups, the outstanding class balances of the subordinate certificates could be reduced to zero as a result of a disproportionate amount of principal losses on the mortgage loans in one or more loan groups. Therefore, losses on the mortgage loans in one loan group will reduce the subordination provided by the subordinate certificates to the other groups of senior certificates and components and the Class XB-IO Certificates and increase the likelihood that losses may be allocated to the other groups of senior certificates and components and the Class XB-IO Certificates. See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

     Under certain circumstances, principal otherwise payable to the subordinate certificates will be paid to the senior non-PO certificates and interest only components as described under "Description of the Certificates --
Cross-Collateralization" in this prospectus supplement.

High Balance Loans May Increase Risk of Loss on Certificates

         Mortgage loans with large balances relative to the class balances of the classes of subordinate certificates may, in the event of liquidation, result in realized losses large enough to significantly reduce or eliminate the class balance of one or more of such classes. In the event such mortgage loans are discount mortgage loans, a realized loss may have a similar impact on the Class X-PO Certificates.

         In addition, any realized loss that reduces the class balances of the subordinate certificates decreases the subordination provided to the senior certificates and increases the risk that the senior non-PO certificates will have to bear realized losses in the future and the Class X-PO Certificates will not be reimbursed for principal losses.

         The current principal balances of the mortgage loans and the percentages they represent of the mortgage pool and each loan group are specified in Appendix A.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models

     The decrement tables set forth in Appendix B and the sensitivity tables set forth in Appendix D have been prepared on the basis of the modeling assumptions described under "Prepayment and Yield Considerations -- Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual mortgage loans included in each loan group and the characteristics of the assumed mortgage loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances (or initial notional amounts) outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in a loan group have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance or notional amount of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables.

     The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans of a loan group will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of SDA and PPC and the loss severity percentages shown in the Appendices are for illustrative purposes only. For a description of SDA and PPC, see "Prepayment and Yield Considerations" in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables in Appendix B. Further, because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity of the Class 1-A-1, Class 1-A-5, Class 2-A-2, Class X-IO, Class X-PO, Class XB-IO, Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown in the tables in Appendix D.

Geographic Concentration May Increase Risk of Loss Due to Adverse Economic
 Conditions or Natural Disasters

     At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, certain states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any concentration of mortgaged properties in a state or region may present unique risk considerations. The following chart lists the states with expected concentrations of mortgaged properties in excess of 10% in any loan group and in the mortgage pool (in each case, by aggregate stated principal balance as of the cut-off date):


     Loan Group 1           Loan                 Loan            Mortgage
                           Group 2             Group 3             Pool
     ------------        ----------           ----------        ----------
       Florida           California           California        California
      California           Florida             Florida            Florida
                                                Texas

     Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the mortgage loans. Any losses may adversely affect the yield to maturity of the offered certificates.

Residential Real Estate Values May Fluctuate and Adversely Affect Your
 Investment

     There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the tables in Appendix A might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations involving the depositor.

     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

Tax Consequences of Residual Certificate

     o The Class 1-A-R Certificate will be the sole "residual interest" in each REMIC for federal income tax purposes.

     o The holder of the Class 1-A-R Certificate must report as ordinary income or loss the net income or the net loss of each REMIC whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made on the Class 1-A-R Certificate other than the distribution of its class balance and interest on that balance.

     o Under current law, the holder of the Class 1-A-R Certificate must account separately for its interest in each REMIC, and may not offset income from one REMIC with deductions from another REMIC.

     o Treasury regulations require a seller of the Class 1-A-R Certificate either to pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor" protection from possible disregard of such a transfer.

     o Due to its tax consequences, the Class 1-A-R Certificate will be subject to restrictions on transfer that affect its liquidity. In addition, the Class 1-A-R Certificate may not be acquired by benefit plans.

     See "Description of the Certificates -- Restrictions on Transfer of the Class 1-A-R Certificate," "Prepayment and Yield Considerations -- Yield on the Class 1-A-R Certificate," "ERISA Considerations" and "Federal Income Tax Consequences" in this prospectus supplement.

United States Military Operations May Increase Risk of Relief Act Shortfalls

     As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the mortgage loans in the trust, which will be borne by all classes of interest-bearing certificates and components as described herein. Neither the sponsor nor the depositor has taken any action to determine whether any of the mortgage loans would be affected by these interest rate limitations. See "Description of the Certificates -- Interest" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act and Similar Laws" in the prospectus.

--------------------------------------------------------------------------------
THE MORTGAGE POOL
--------------------------------------------------------------------------------

     The descriptions of the Mortgage Loans and the Mortgaged Properties below and in Appendix A are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the loan groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the loan groups as they will be constituted on the Closing Date. Unless the context requires otherwise, references below and in Appendix A to percentages of the Mortgage Loans in a loan group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in the loan group as of the Cut-off Date and references below to percentages of all Mortgage Loans are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in all loan groups as of the Cut-off Date.

     The Mortgage Pool has been divided into three loan groups as described under "Summary of Terms -- Mortgage Pool." Each Mortgage Loan in the Mortgage Pool will be fully amortized by its maturity.

     The Mortgage Loans were selected by the Sponsor, with advice from Banc of America Securities LLC (the "Underwriter") as to the characteristics of the Mortgage Loans in each loan group that will optimize marketability of the Certificates, from the Sponsor's portfolio of first lien, closed-end, fixed-rate mortgage loans, and were chosen to meet the requirements imposed by the rating agencies to achieve the credit support percentages listed under "Summary of Terms -- Credit Support."

     The Mortgage Pool consists of Mortgage Loans originated by the Sponsor. For a description of the underwriting standards generally applicable to the Mortgage Loans, see "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Bank of America General Underwriting Standards" and "-- Bank of America Alternative Underwriting Standards" in the prospectus. The Mortgage Loans will be sold by the Sponsor to the Depositor on the Closing Date by a mortgage loan purchase agreement between the Sponsor and the Depositor (the "Mortgage Loan Purchase Agreement"). The representations and warranties made by the Sponsor in the Mortgage Loan Purchase Agreement will provide the basis for the Depositor's representations and warranties made in the Pooling Agreement regarding to the Mortgage Loans. See "The Mortgage Loan Programs -- Representations and Warranties" in the prospectus. In addition, the Mortgage Loan Purchase Agreement will provide the Depositor with remedies against the Sponsor for the failure by the Sponsor to deliver the Mortgage Loan documentation required to be delivered to the Trustee or a custodian under the Pooling Agreement.

     As of the Cut-off Date, no Mortgage Loan was delinquent and no Mortgage Loan has been more than 30 days delinquent more than twice during the preceding twelve months.

     As of the Cut-off Date, no Mortgage Loan had a Loan-to-Value Ratio of more than 103.00%. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the Original Loan-to-Value Ratios tables in Appendix A. Subject to minor exceptions permitted in the Sponsor's discretion, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% generally will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or Freddie Mac. No primary mortgage insurance coverage will be required for any Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%. You should note, however, that a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by the policy if the mortgagor obtains an appraisal after origination indicating the Loan-to-Value Ratio at the time of that appraisal is less than 80%.

--------------------------------------------------------------------------------
THE SPONSOR
--------------------------------------------------------------------------------

     The Sponsor, Bank of America, National Association ("Bank of America"), is an indirect wholly-owned subsidiary of Bank of America Corporation.

     See "The Sponsor," "The Mortgage Loan Programs," "Servicing of the Mortgage Loans" and "The Pooling Agreement" in the prospectus for more information about the Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the Mortgage Loans and its material roles and duties in this securitization.

--------------------------------------------------------------------------------
STATIC POOL INFORMATION
--------------------------------------------------------------------------------

     Information concerning the Sponsor's prior residential mortgage loan securitizations involving both fixed-rate first lien mortgage loans underwritten in accordance with the Sponsor's general underwriting standards described in the prospectus under "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Bank of America General Underwriting Standards" and first lien mortgage loans underwritten in accordance with the Sponsor's alternative underwriting standards described in the prospectus under "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Bank of America Alternative Underwriting Standards," and, in each case, issued by the Depositor or the Depositor's predecessor is available on the internet at http://www.bofa.com/boams. Although those securitizations involve the most comparable type of mortgage loans to the type of Mortgage Loans contained in the Mortgage Pool, the Sponsor also maintains on that website, for the information of investors, statistical data concerning the Sponsor's prior residential mortgage loan securitizations involving either fixed-rate first lien mortgage loans or adjustable-rate first lien mortgage loans underwritten in accordance with the Sponsor's general underwriting standards issued by the Depositor or the Depositor's predecessor.

     Without charge or registration, investors can view on this website the following information for each of those securitizations:

     o    summary initial pool information; and

     o delinquency, cumulative loss, and prepayment information as of each distribution date for the five years preceding the date of first use of this prospectus supplement.

     In the event any changes or updates are made to the information available on the Sponsor's website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor. The Depositor's address is 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255. Its telephone number is 704-387-8239.

     The static pool data available on the Sponsor's website relating to any of the Sponsor's mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

     This static pool data may have been influenced in the past by factors beyond the Sponsor's control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.

--------------------------------------------------------------------------------
THE DEPOSITOR
--------------------------------------------------------------------------------

     The Depositor was incorporated in the State of Delaware on November 26, 2002 under the name "BA Residential Securities, Inc." and filed a Certificate of Amendment of Certificate of Incorporation changing its name to "Banc of America Mortgage Securities, Inc." on December 4, 2002. The Depositor is a direct, wholly-owned subsidiary of the Sponsor. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities. The Depositor will have limited obligations and rights under the Pooling Agreement after the Closing Date, including, but not limited to, repurchasing or substituting Mortgage Loans due to breaches of representations and warranties or, in the circumstances described in the prospectus under "The Pooling Agreement -- Termination; Optional Purchase of Mortgage Loans," repurchasing all of the Mortgage Loans.

     The Depositor maintains its principal executive office at 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255. Its telephone number is 704-387-8239.

--------------------------------------------------------------------------------
THE ISSUING ENTITY
--------------------------------------------------------------------------------

     The Issuing Entity will be a New York common law trust (the "Trust"), formed on the Closing Date pursuant to the Pooling Agreement. The Mortgage Loans will be deposited by the Depositor into the Trust under the Pooling Agreement as described in the prospectus under "The Pooling Agreement -- Assignment of Mortgage Loans." The Trust will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Trust will be December 31 of each year.

     The Trust will be administered by the Trustee pursuant to the terms of the Pooling Agreement as described under "The Pooling Agreement -- The Trustee" in the prospectus. The Trustee, on behalf of the Trust, is only permitted to take the actions specifically provided in the Pooling Agreement. Under the Pooling Agreement, the Trustee on behalf of the Trust will not have the power to issue additional certificates representing interests in the Trust, borrow money on behalf of the Trust or make loans from the assets of the Trust to any person or entity.

     The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of the insolvency or bankruptcy of the Sponsor or the Depositor, the transfer of the Mortgage Loans to the Trust may be challenged. See "Risk Factors -- Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates" and "-- Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans" in the prospectus.

--------------------------------------------------------------------------------
THE TRUSTEE
--------------------------------------------------------------------------------

     Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as Trustee and custodian under the Pooling Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the

Sponsor, the Servicer, the Counterparty and the Underwriter may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains its principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 (together, the "Corporate Trust Office"). The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located.

     In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion of the Trust in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

     Wells Fargo Bank has provided corporate trust services since 1934. As of June 30, 2006, Wells Fargo Bank acts as trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of June 30, 2006, Wells Fargo Bank was acting as trustee on more than 1,230 series of residential mortgage-backed securities with an aggregate principal balance of approximately $282,142,062,265.

     Under the terms of the Pooling Agreement, the Trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The Trustee does not independently verify the information received from the Servicer that it uses for these calculations nor does it monitor access to and activity in the Servicer Custodial Account, compliance with covenants in the Pooling Agreement or the basis for the addition, substitution or removal of Mortgage Loans from the Mortgage Pool. As securities administrator, the Trustee is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

     Wells Fargo Bank will also act as custodian of the Mortgage Files pursuant to the Pooling Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Certificateholders. Wells Fargo Bank maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

     Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

     See "The Pooling Agreement -- The Trustee" in the prospectus for more information about the Trustee and its obligations and rights (including its right to indemnity and reimbursement in certain circumstances) under the Pooling Agreement.

--------------------------------------------------------------------------------
THE SERVICER
--------------------------------------------------------------------------------

     All of the Mortgage Loans will be serviced by the Sponsor, as "Servicer," in accordance with the terms of the Pooling Agreement. The Servicer may perform any of its obligations under the Pooling Agreement through one or more subservicers. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling Agreement as if the Servicer alone were servicing the Mortgage Loans. See "The Sponsor," "Servicing of the Mortgage Loans -- The Servicers," "-- Servicing Experience and Procedures of Bank of America" and "The Pooling Agreement" in the prospectus for more information about the Servicer, the Servicer's experience, its servicing procedures and its obligations under the Pooling Agreement.

--------------------------------------------------------------------------------
THE POOLING AGREEMENT
--------------------------------------------------------------------------------

General

     The Certificates will be issued on the Closing Date pursuant to the pooling and servicing agreement, dated the Closing Date (the "Pooling Agreement" ), among the Depositor, the Servicer and the Trustee. The prospectus contains important additional information regarding the terms and conditions of the Certificates and the Pooling Agreement beyond the summaries below of certain provisions specific to this transaction. See "Description of the Certificates," "The Pooling Agreement" and "Servicing of the Mortgage Loans" in the prospectus.

Compensating Interest

     When a mortgagor prepays its mortgage loan in part or in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt.

     In the Pooling Agreement, the aggregate Servicing Fee payable to the Servicer for any month will be reduced (but not below zero) by an amount equal to the lesser of (i) the Prepayment Interest Shortfall for the related Distribution Date and (ii) one-twelfth of 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month of the related Distribution Date (this amount, "Compensating Interest").

     The "Prepayment Interest Shortfall" for a Distribution Date is equal to the difference between (x) 30 days' interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on the Mortgage Loans minus
(y) the amount of interest actually paid by the related mortgagors on the amount of the prepayments during the preceding month.

     Any Prepayment Interest Shortfalls in excess of the amount of the Compensating Interest for a month will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of these Prepayment Interest Shortfalls. See "Description of the Certificates -- Interest" in this prospectus supplement.

Compensation and Payment of Expenses of the Servicer and the Trustee

     The fees payable each month from interest payments received on each Mortgage Loan in each loan group are called the Administrative Fees. The "Administrative Fees" consist of (a) a servicing fee payable to the Servicer in respect of its servicing activities (the "Servicing Fee") and (b) a fee paid to the Trustee for its services (the "Trustee Fee"). The Administrative Fees will accrue on the Stated Principal Balance of each Mortgage Loan as of the Due Date in the month preceding the month of the related Distribution Date at a rate (the "Administrative Fee Rate") equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate. The "Trustee Fee Rate" and the "Servicing Fee Rate" for each Mortgage Loan will be a per annum rate set forth in the table below:

           Servicing Fee Rate                    Trustee Fee Rate
        -----------------------                --------------------
                0.2500%                              0.0045%

     In the event the Trustee succeeds to the role of Servicer, it will be entitled to the same Servicing Fee as the predecessor servicer and if the Trustee appoints a successor servicer under the Pooling Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate. In addition to the Servicing Fee, the Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges, (ii) net income from investment of funds in the Servicer Custodial Account and (iii) any Foreclosure Profits from the liquidation of Mortgage Loans.

     Any co-trustee, if applicable, will be paid by the Trustee, without reimbursement from the Trust.

     The Servicing Fee for the Mortgage Loans will be retained by the Servicer out of the interest payments on the Mortgage Loans, prior to any payments to the trustee or distributions to Certificateholders. The Trustee Fee will be paid from the Pool Distribution Amount (as described under "Description of the Certificates -- Pool Distribution Amount") for each loan group to the Trustee for its services relating to that loan group prior to any distributions to Certificateholders.

     The Servicer is generally obligated to pay expenses incurred by it in connection with its responsibilities under the Pooling Agreement. Those amounts, including the fees of any subservicer hired by the Servicer, will be paid by the Servicer out of its own funds, without reimbursement. The Servicer is entitled to be reimbursed from collections on the Mortgage Loans for any Advances previously made by it, as described under "Servicing of the Mortgage Loans -- Periodic Advances and Servicing Advances" in the prospectus.

     The amount of the Servicer's Servicing Fee will be reduced by payments of Compensating Interest for prepaid Mortgage Loans, as described above under "-- Compensating Interest."

     The Trustee is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the Trustee out of its own funds, without reimbursement. In addition to the Trustee Fee, the Trustee is also entitled to all investment income earned on amounts on deposit in the Certificate Account.

     The Depositor, the Servicer and the Trustee are entitled to indemnification and reimbursement of certain expenses from the Trust under the Pooling Agreement as discussed in the prospectus under the headings "The Depositor," "Servicing of the Mortgage Loans -- The Servicers" and "The Pooling Agreement -- The Trustee."

Voting Rights

     Voting Rights for certain actions specified in the Pooling Agreement will be allocated as follows:

     o 95% of all Voting Rights will be allocated among the holders of the Senior Certificates (other than the Class 1-A-1, Class 1-A-5, Class X-IO, Class XB-IO, and Class 1-A-R Certificates) and Subordinate Certificates based on the outstanding balances of their Certificates.

     o 1% of all Voting Rights will be allocated to the holders of the Class 1-A-1 Certificates.

     o 1% of all Voting Rights will be allocated to the holders of the Class 1-A-5 Certificates.

     o 1% of all Voting Rights will be allocated to the holders of the Class X-IO Certificates.

     o 1% of all Voting Rights will be allocated to the holders of the Class XB-IO Certificates.

     o 1% of all Voting Rights will be allocated to the holder of the Class 1-A-R Certificate.

     The Voting Rights allocated to each class will be allocated among the Certificates of that class based on their Percentage Interests.

--------------------------------------------------------------------------------
DESCRIPTION OF THE CERTIFICATES
--------------------------------------------------------------------------------

     The Certificates will consist of (i) the seventeen classes of Offered Certificates listed in the table beginning on page S-6 of this prospectus supplement and (ii) the Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this prospectus supplement.

     The Class X-PO Certificates are divided into two Principal Only Components for purposes of distributing principal: the Class 1-X-PO Component and the Class 2-X-PO Component. The Class X-IO Certificates are divided into two Interest Only Components for purposes of distributing interest: the Class 1-X-IO Component and the Class 2-X-IO Component. The Components are not severable.

     The Senior Certificates (other than the Class XB-IO Certificates) and Components are divided into three groups and each group will in the aggregate evidence an initial beneficial ownership interest of approximately 95.40% in the related loan group. The Class XB-IO Certificates and Subordinate Certificates in the aggregate represent the remaining initial beneficial ownership interest in each loan group. The Class X-PO Certificates are Principal Only Certificates and are not entitled to distributions in respect of interest. The Class 1-A-1, Class 1-A-5, Class X-IO and Class XB-IO Certificates are Interest Only Certificates and are not entitled to distributions in respect of principal.

     The Offered Certificates will be issuable in the forms and denominations set forth in the table beginning on page S-6 of this prospectus supplement. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than the minimum denominations in the table.

Distributions

     Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered on the Record Date.

     Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Trustee in writing in accordance with the

Pooling Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution on a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee in Minnesota. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under "Description of the Certificates -- Book-Entry Form" in the prospectus.

Pool Distribution Amount

  The "Pool Distribution Amount" for each loan group and each Distribution Date will be the sum of the following:

          (i) all scheduled installments of interest (net of the related Servicing Fee) and principal due on the Mortgage Loans in the loan group on the Due Date in the month in which the Distribution Date occurs and received prior to the related Determination Date, together with any Advances (as described under "Servicing of the Mortgage Loans -- Periodic Advances and Servicing Advances" in the prospectus) and payments of Compensating Interest made by the Servicer allocable to the Mortgage Loans in the loan group;

          (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies relating to the Mortgage Loans in the loan group, to the extent these proceeds are not applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the loan group, by foreclosure or otherwise (collectively, "Liquidation Proceeds"), during the calendar month preceding the month of the Distribution Date;

          (iii) all partial or full prepayments received on the Mortgage Loans in the loan group during the calendar month preceding the month of the Distribution Date;

          (iv) amounts received for the Distribution Date as the Substitution Adjustment Amount or Purchase Price (each as described under "The Pooling Agreement -- Repurchases of Mortgage Loans" in the prospectus) for any Deleted Mortgage Loan in the loan group or amounts received in connection with the optional termination of the Trust as of the Distribution Date;

          (v) any amount required to be deposited by the Servicer in connection with any losses on investments of funds in the Servicer Custodial Account and net income received in connection with REO Property;

          (vi) any amounts received from the Depositor representing a reimbursement to the Trust for all costs or damages incurred by the Trust as a result of the violation of Depositor's representation that all Mortgage Loans complied with all applicable predatory or abusive lending laws; and

          (vii) any Recoveries (as described below under "-- Allocation of Losses") received during the calendar month preceding the month of the Distribution Date;

     minus the sum of the amounts which the Servicer or the Trustee are permitted to withdraw from the Servicer Custodial Account or Certificate Account as described under "Servicing of the Mortgage Loans -- Payments on Mortgage Loans; Certificate and Custodial Accounts" in the prospectus, including, among other things:

          (i) amounts payable to the Servicer representing servicing compensation (to the extent not previously retained);

          (ii) reimbursements to the Servicer for Advances (as described under "Servicing of the Mortgage Loans -- Periodic Advances and Servicing Advances" in the prospectus);

          (iii) reimbursements to the Servicer for the amount of any expenses incurred in connection with the liquidation of Mortgage Loans;

          (iv) reimbursements to the Servicer for expenses covered by insurance policies from proceeds of those policies;

          (v) amounts to the Depositor, the Servicer or the Trustee representing any indemnification payments or reimbursable expenses payable as described in the prospectus under "The Depositor," "Servicing of the Mortgage Loans -- The Servicers" and "The Pooling Agreement -- The Trustee";

          (vi) amounts payable to the Depositor or the Servicer representing collections received after the date of repurchase or purchase of any Mortgage Loan or REO Property repurchased by the Depositor or purchased by the Servicer; and

          (vii) any amounts deposited in error.

Priority of Distributions

     As more fully described below under "-- Interest" and "-- Principal," distributions will be made on each Distribution Date from the Pool Distribution Amounts in the following order of priority (the "Pool Distribution Amount Allocation"):

     (a) for each group of Senior Certificates and Components and the Class XB-IO Certificates from the applicable Pool Distribution Amount for the related loan group, as follows:

          (i) to the Trustee, to pay for its services with respect to the related loan group for such Distribution Date;

          (ii) to the Senior Certificates and IO Component, if any, of the related group based on their respective Interest Distribution Amounts and to the Class XB-IO Certificates, based on the applicable Class XB-IO Interest Distribution Amount, in each case as described below under "-- Interest," to pay interest;

          (iii) (a) with respect to group 1 and group 2 pro rata (1) to the applicable PO Component based on the applicable PO Principal Amount, and
     (2) to the Senior Non-PO Certificates based on the applicable Senior Principal Distribution Amount, as described below under "-- Principal," to pay principal and (b) with respect to group 3, to the Senior Non-PO Certificates of group 3 based on the Senior Principal Distribution Amount for group 3, as described below under "-- Principal," to pay principal; and

          (iv) with respect to group 1 and group 2, to the applicable PO Component to pay any applicable PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution Date as principal to the Subordinate Certificates; and

     (b) from the Pool Distribution Amounts for all loan groups, to each class of Subordinate Certificates, subject to any payments described below under "-- Cross Collateralization," first to pay interest and then to pay principal sequentially first to the Class M Certificates and then to the remaining classes of Subordinate Certificates in numerical order.

     The Class 1-A-R Certificate will be entitled to any remaining amounts in each REMIC, subject to the limitations set forth below under "-- Interest" and "-- Principal."

Interest

     The pass-through rate for each class of Offered Certificates (other than the Class X-IO Certificates) and each IO Component for each Distribution Date is set forth or described in the table beginning on page S-6 of this prospectus supplement.

     On each Distribution Date, to the extent funds are available, each class of interest-bearing Certificates (other than the Class X-IO Certificates) and each IO Component will be entitled to receive interest (as to each class, the "Interest Distribution Amount") for the related Interest Accrual Period. The Interest Distribution Amount for any class of Certificates or IO Component will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related Class Balance or notional amount and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on each prior Distribution Date and not subsequently distributed.

     The "Class XB-IO Interest Distribution Amount" for the Class XB-IO Certificates represents the portion of such class' Interest Distribution Amount payable from the Pool Distribution Amount for each loan group and will equal for each Distribution Date and Pool Distribution Amount for each loan group (i) the Interest Distribution Amount for the Class XB-IO Certificates for such Distribution Date multiplied by (ii) a fraction, the numerator of which is the Group Subordinate Amount for the applicable loan group and the denominator of which is the sum of the Group Subordinate Amounts for all loan groups.

     The Class X-PO Certificates are Principal Only Certificates and will not bear interest.

     The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of interest-bearing Certificates (other than the Class X-IO Certificates) and each IO Component will be reduced by the amount of Net Interest Shortfalls for each Distribution Date. For any Distribution Date, the "Net Interest Shortfall" is equal to the sum of (i) the shortfall in interest received relating to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of interest-bearing Certificates (other than the Class X-IO Certificates) and each IO Component, based on the amount of interest accrued on each such class of Certificates or IO Component on the Distribution Date before taking into account any reduction in the amount of interest accrued resulting from Net Interest Shortfalls. A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan due to the Servicemembers Civil Relief Act or similar state legislation. See "Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act and Similar Laws" in the prospectus. For a Distribution Date, the "Non-Supported Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans during the calendar month preceding the month of the Distribution Date exceeds the Compensating Interest paid by the Servicer for that Distribution Date.

     By virtue of the priority of distributions, the interest portion of Realized Losses on the Mortgage Loans in a loan group will be allocated first to the Subordinate Certificates in reverse order of payment priority and then to the related Senior Certificates and Components, if any, and the Class XB-IO Certificates because these losses will reduce the applicable Pool Distribution Amount, which is paid first to the Senior Certificates and Components, if any, of the related group and the Class XB-IO Certificates and then to the classes of Subordinate Certificates in order of payment priority. After the Senior Credit Support Depletion Date (as described below under "-- Principal"), the interest-bearing Senior Certificates and Component (if any) of a group will bear the interest portion of any Realized Losses on the Mortgage Loans in the related loan group pro rata based on the interest entitlement described in clause (i) of the applicable Interest Distribution Amount. For a description of Realized Losses, see "-- Allocation of Losses" below.

     Accrued interest to be distributed on any Distribution Date will be calculated for each class of interest-bearing Certificates or IO Component on the basis of the related Class Balance or notional amount for the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

     If on a particular Distribution Date, the applicable Pool Distribution Amount or, in the case of the Subordinate Certificates, the Pool Distribution Amounts, applied in the order described above under "-- Priority of Distributions" is not sufficient to make a full distribution of the Interest Distribution Amount (or, in the case of the Class XB-IO Certificates, the applicable Class XB-IO Interest Distribution Amount) for each interest-bearing class or component, interest will be distributed on each interest-bearing class or Component of equal priority pro rata based on the Interest Distribution Amount (or, in the case of the Class XB-IO Certificates, the applicable Class XB-IO Interest Distribution Amount) these classes and Components would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid amount of interest entitlement described in clause (i) (reduced by Net Interest Shortfalls) will be carried forward and added to the Interest Distribution Amount of that class or Component on the next Distribution Date. A shortfall could occur, for example, if Realized Losses (as described below under "-- Allocation of Losses") on the Mortgage Loans were exceptionally high or were concentrated in a particular month. These unpaid interest amounts will not bear interest.

     Under certain circumstances, amounts otherwise distributable as principal on the Subordinate Certificates (in reverse order of payment priority) will be distributed to pay the unpaid interest amounts for a group of interest-bearing Senior Certificates and Component, if any, and the Class XB-IO Certificates. See "--Cross-Collateralization" in this prospectus supplement.

     Interest will accrue on each class of interest-bearing Certificates (other than the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 2-A-1, Class 2-A-2 and Class X-IO Certificates) and each IO Component during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a "Regular Interest Accrual Period"). The initial Regular Interest Accrual Period will be deemed to have commenced on October 1, 2006. Interest which accrues on each class of interest-bearing Certificates and each IO Component during a Regular Interest Accrual Period will be calculated on the assumption that distributions in reduction of the Class Balances or notional amount of each such class of Certificates or each such Component, as the case may be, on the Distribution Date in that Regular Interest Accrual Period are made on the first day of the Regular Interest Accrual Period. Interest will accrue on the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 2-A-1 and Class 2-A-2 Certificates during each one-month period commencing on the 25th day of the month preceding the month in which each Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each, a "LIBOR Based Interest Accrual Period" and, together with a Regular Interest Accrual Period, an "Interest Accrual Period"). The initial LIBOR Based Interest Accrual Period will be deemed to have commenced on October 25, 2006.

     The "Class 1-A-1 Notional Amount" with respect to each Distribution Date and the Class 1-A-1 Certificates will be equal to the sum of the Class Balances of the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the Class Balances of the Class 1-A-2, Class 1-A-3 or Class 1-A-4 Certificates will result in a proportional reduction in the Class 1-A-1 Notional Amount. See "--

Principal" and "-- Allocation of Losses" in this Prospectus Supplement. The Class 1-A-1 Notional Amount with respect to the first Distribution Date will be approximately $369,079,000.

     The "Class 1-A-5 Notional Amount" with respect to each Distribution Date and the Class 1-A-5 Certificates will be equal to approximately 0.8333333324% of the sum of the Class Balances of the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the Class Balances of the Class 1-A-2, Class 1-A-3 or Class 1-A-4 Certificates will result in a proportional reduction in the Class 1-A-5 Notional Amount. See "-- Principal" and "-- Allocation of Losses" in this Prospectus Supplement. The Class 1-A-5 Notional Amount with respect to the first Distribution Date will be approximately $3,075,658.

     The "Class 1-X-IO Notional Amount" with respect to each Distribution Date and the Class 1-X-IO Component will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 1 Premium Mortgage Loans as of the due date in the month preceding the month of the Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 1 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 1 Premium Mortgage Loans as of the due date in the month preceding the month of the Distribution Date) minus 7.000% and
(b) the denominator of which is equal to 6.000%. The Class 1-X-IO Notional Amount with respect to the first Distribution Date will be approximately $4,648,177.

     The "Class 2-X-IO Notional Amount" with respect to each Distribution Date and the Class 2-X-IO Component will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 2 Premium Mortgage Loans as of the due date in the month preceding the month of the Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 2 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 2 Premium Mortgage Loans as of the due date in the month preceding the month of the Distribution Date) minus 6.000% and
(b) the denominator of which is equal to 6.000%. The Class 2-X-IO Notional Amount with respect to the first Distribution Date will be approximately $7,000,053.

     The notional amount of the Class X-IO Certificates is equal to the sum of the Class 1-X-IO Notional Amount and the Class 2-X-IO Notional Amount.

     The "Class XB-IO Notional Amount" with respect to each Distribution Date and the Class XB-IO Certificates will be equal to approximately 8.3320571429% of the sum of the Class Balances of the Class M-1, Class B-1, Class B-2 and Class B-3 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the Class Balances of the Class M-1, Class B-1, Class B-2 or Class B-3 Certificates will result in a proportional reduction in the Class XB-IO Notional Amount. See "-- Principal" and "-- Allocation of Losses" in this Prospectus Supplement. The Class XB-IO Notional Amount with respect to the first Distribution Date will be approximately $1,509,018.

     The "Class Balance" of a class of Certificates (other than the Class X-PO Certificates) at any time will equal its initial Class Balance set forth in the table beginning on page S-6 of this prospectus supplement less (i) all distributions of principal made to that class and (ii) losses allocated to that class as described under "--Allocation of Losses" below.

     The principal balance of a PO Component at any time will equal its initial principal balance less (i) all distributions of principal made on the Component and (ii) losses allocated to the Component as described under "-- Allocation of Losses" below. The Class Balance of the Class X-PO Certificates will equal the sum of the principal balances of the Class 1-X-PO Component and the Class 2-X-PO Component.

     The "Net Mortgage Interest Rate" of a Mortgage Loan is the excess of the mortgage interest rate payable by the related borrower over the applicable Administrative Fee Rate.

LIBOR

     The Floating Rate Certificates and the Inverse Floating Rate Certificates will bear interest at their respective pass-through rates, which are each based on one-month LIBOR determined by the Trustee as described below. The Trustee will determine one-month LIBOR and the respective pass-through rates for the Floating Rate Certificates and the Inverse Floating Rate Certificates for each Interest Accrual Period (after the first Interest Accrual Period) on the second business day (in both New York and London) prior to the day on which such Interest Accrual Period commences (each, a "LIBOR Determination Date").

     On each LIBOR Determination Date, the Trustee will determine one-month LIBOR for the succeeding Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on that LIBOR Determination Date. These Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being, in the view of these banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. These Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used in this prospectus supplement, "Telerate page 3750" means the display designated as page 3750 on the Reuters Telerate Service.

     If on any LIBOR Determination Date the Trustee is unable to determine one-month LIBOR on the basis of the method set forth in the preceding paragraph, one-month LIBOR for the next Interest Accrual Period will be the higher of (i) one-month LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate.

     The "Reserve Interest Rate" will be the per annum rate that the Trustee determines to be either (a) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rate that New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee cannot determine an arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to leading European banks.

     If on any LIBOR Determination Date the Trustee is required, but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, one-month LIBOR for the next Interest Accrual Period will be one-month LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date for which the Trustee is required to determine one-month LIBOR, 5.32%.

     The establishment of one-month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Floating Rate Certificates and the Inverse Floating Rate Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each of these rates of interest may be obtained by telephoning the Trustee at (301) 815-6600.

Principal

     On each Distribution Date, Certificateholders will be entitled to receive principal distributions from the applicable Pool Distribution Amount or Amounts to the extent described below and in accordance with the priorities set forth under "-- Priority of Distributions" above. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of the class pro rata in accordance with their respective Percentage Interests. The Class 1-A-1, Class 1-A-5, Class X-IO and Class XB-IO Certificates are Interest Only Certificates and are not entitled to distributions of principal.

     All payments and other amounts received in respect of principal of the Mortgage Loans in loan group 1 and loan group 2 will be allocated between (i) the Senior Non-PO Certificates of the related group and the Subordinate Certificates and (ii) the PO Component of the related group, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts. All payments and other amounts received in respect of principal of the Mortgage Loans in loan group 3 will be allocated between the Senior Non-PO Certificates of group 3 and the Subordinate Certificates.

     The "Non-PO Percentage" with respect to any group 1 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 7.000% (each such Mortgage Loan, a "Group 1 Discount Mortgage Loan" ) will be equal to the Net Mortgage Interest Rate as of the Cut-off Date divided by 7.000%. The Non-PO Percentage with respect to any group 1 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 7.000% (each such Mortgage Loan, a "Group 1 Premium Mortgage Loan" ) will be 100%.

     The "Non-PO Percentage" with respect to any group 2 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 6.000% (each such Mortgage Loan, a "Group 2 Discount Mortgage Loan" and, collectively with the Group 1 Discount Mortgage Loans, the "Discount Mortgage Loans") will be equal to the Net Mortgage Interest Rate as of the Cut-off Date divided by 6.000%. The Non-PO Percentage with respect to any group 2 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 6.000% (each such Mortgage Loan, a "Group 2 Premium Mortgage Loan" and, collectively with the Group 1 Premium Mortgage Loans, the "Premium Mortgage Loans") will be 100%.

     The "Non-PO Percentage" with respect to any group 3 Mortgage Loan will be 100%.

     The "PO Percentage" with respect to any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan. The PO Percentage with respect to any Premium Mortgage Loan will be 0%.

     The "PO Percentage" with respect to any group 3 Mortgage Loan will be 0%.

     The "Group Subordinate Amount" for any Distribution Date and any loan group is equal to the excess of the Pool Principal Balance (Non-PO Portion) for such loan group over the aggregate Class Balance of the Senior Certificates of such loan group immediately prior to such date.

     Non-PO Principal Amount

     On each Distribution Date, the Non-PO Principal Amount for a loan group will be distributed (i) as principal of the Senior Non-PO Certificates of the related group in an amount up to the Senior Principal Distribution Amount for the loan group and (ii) as principal of the Subordinate Certificates in an amount up to the Subordinate Principal Distribution Amount for the loan group.

         The "Non-PO Principal Amount" for a Distribution Date and a loan group will equal the sum of the applicable Non-PO Percentage of:

          (a) all monthly payments of principal due on each Mortgage Loan in the loan group on the Due Date in the month of that Distribution Date;

          (b) the principal portion of the Purchase Price (as described under "The Pooling Agreement -- Repurchases of Mortgage Loans" in the prospectus and net of unreimbursed Advances) of each Mortgage Loan in the loan group that was repurchased by the Depositor pursuant to the Pooling Agreement received during the calendar month preceding the month of that Distribution Date;

          (c) any Substitution Adjustment Amount (net of unreimbursed Advances) in connection with a Deleted Mortgage Loan in the loan group received during the calendar month preceding the month of that Distribution Date as described under "The Pooling Agreement -- Repurchases of Mortgage Loans" in the prospectus;

          (d) any Liquidation Proceeds (net of unreimbursed liquidation expenses and unreimbursed Advances, if any) related to recoveries of principal of Mortgage Loans in the loan group that are not yet Liquidated Mortgage Loans (as described below under "-- Allocation of Losses") received during the calendar month preceding the month of that Distribution Date;

          (e) for each Mortgage Loan in the loan group that became a Liquidated Mortgage Loan (as described below under "-- Allocation of Losses") during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than any Foreclosure Profits and net of unreimbursed liquidation expenses and unreimbursed Advances, if any) related to principal received with respect to that Mortgage Loan; and

          (f) all partial and full principal prepayments on the Mortgage Loans in the loan group by mortgagors received during the calendar month preceding the month of that Distribution Date.

     The amounts described in clauses (a) through (d) are referred to as "Scheduled Principal Payments." The amounts described in clauses (e) and (f) are referred to as "Unscheduled Principal Payments."

     Senior Principal Distribution Amount

     For the Senior Non-PO Certificates of group 1:

     On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 1 for that Distribution Date and (b) the product of (1) the Pool Distribution Amount for loan group 1 remaining after payment of funds due to the Trustee and distributions of interest on the group 1 Certificates, IO Component and Class XB-IO Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for loan group 1 and the denominator of which is the sum of the PO Principal Amount for loan group 1 and the Senior Principal Distribution Amount for loan group 1, as principal, sequentially, as follows:

     first, to the Class 1-A-R Certificate, until its Class Balance has been reduced to zero; and

     second, concurrently, to the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates, pro rata, until their Class Balances have been reduced to zero.

     For the Senior Non-PO Certificates of group 2:

     On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 2 for that Distribution Date and (b) the product of (1) the Pool Distribution Amount for loan group 2 remaining after payment of funds due to the Trustee and distributions of interest on the group 2 Certificates, IO Component and Class XB-IO Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for loan group 2 and the denominator of which is the sum of the PO Principal Amount for loan group 2 and the Senior Principal Distribution Amount for loan group 2, as principal, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their Class Balances have been reduced to zero.

     For the Senior Non-PO Certificates of group 3:

     On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for loan group 3 for that Distribution Date and (b) the Pool Distribution Amount for loan group 3 remaining after payment of funds due to the Trustee and distributions of interest on the group 3 Certificates and Class XB-IO Certificates, as principal to the Class 3-A-1 Certificates until their Class Balance has been reduced to zero.

     The preceding distribution priorities for a group will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Non-PO Certificates of a group will be distributed, concurrently, as principal of the classes of Senior Non-PO Certificates of that group pro rata.

     The "Senior Credit Support Depletion Date" is the date on which the aggregate Class Balance of the Subordinate Certificates has been reduced to zero.

         The "Senior Principal Distribution Amount" for a loan group for any Distribution Date will equal the sum of:

         (a) the Senior Percentage for that loan group of the applicable Non-PO Percentage of the Scheduled Principal Payments for that Distribution Date; and

         (b) the Senior Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the Unscheduled Principal Payments for that Distribution Date.

     The "Pool Principal Balance" for a loan group for any Distribution Date equals the sum of the Stated Principal Balances of the Mortgage Loans in that loan group outstanding on the Due Date in the month preceding the month of that Distribution Date.

     The "Pool Principal Balance (Non-PO Portion)" for a loan group for any Distribution Date equals the sum of the product, for each Mortgage Loan in that loan group, of the Non-PO Percentage of each Mortgage Loan multiplied by its Stated Principal Balance on the Due Date in the month preceding the month of that Distribution Date.

     The "Senior Percentage" for a loan group for any Distribution Date will equal (i) the sum of the Class Balances of the Senior Non-PO Certificates of the related group, divided by (ii) the Pool Principal Balance (Non-PO Portion) of the loan group.

     The "Subordinate Percentage" for a loan group for any Distribution Date will equal 100% minus the Senior Percentage for that loan group and that Distribution Date.

     As of the Cut-off Date, the approximate Senior Percentage and Subordinate Percentage for each loan group are expected to be as follows:

     Loan Group         Senior Percentage        Subordinate Percentage
   ---------------   ----------------------   ---------------------------
          1                 95.1673%                     4.8327%
          2                 95.3995%                     4.6005%
          3                 95.3992%                     4.6008%

     The "Senior Prepayment Percentage" for a loan group for any Distribution Date occurring during the periods set forth below will be as follows:

Distribution Date Occurring In            Senior Prepayment Percentage
----------------------------------------- --------------------------------------
November 2006 through October 2011....... 100%
November 2011 through October 2012....... the applicable Senior Percentage, plus 70% of the applicable Subordinate
                                          Percentage;
November 2012 through October 2013....... the applicable Senior Percentage, plus 60% of the applicable Subordinate
                                          Percentage;
November 2013 through October 2014....... the applicable Senior Percentage, plus 40% of the applicable Subordinate
                                          Percentage;
November 2014 through October 2015....... the applicable Senior Percentage, plus 20% of the applicable Subordinate
                                          Percentage; and
November 2015 and thereafter............. the applicable Senior Percentage.

     If, however, on any Distribution Date the percentage equal to (x) the sum of the Class Balances of the Senior Non-PO Certificates of all groups divided by
(y) the sum of the Pool Principal Balance (Non-PO Portion) for all loan groups (this percentage, the "Total Senior Percentage") exceeds the Total Senior Percentage calculated on the Closing Date, then the Senior Prepayment Percentage for all loan groups for that Distribution Date will equal 100%.

     In addition, no decrease in the Senior Prepayment Percentages for the loan groups will occur if the following occurs as of any Distribution Date as to which any such decrease applied with respect to the Mortgage Loans in the aggregate: (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the sum of the Class Balances of the Subordinate Certificates, is equal to or greater than 50% or (ii) cumulative Realized Losses (as described under "-- Allocation of Losses") on the Mortgage Loans exceed the percentages of the sum of the Class Balances of the Subordinate Certificates on the Closing Date (the "Original Subordinate Principal Balance") indicated below:

                                              Percentage of Original Subordinate
Distribution Date Occurring In                      Principal Balance
--------------------------------------------- ----------------------------------
November 2011 through October 2012...........              30%
November 2012 through October 2013...........              35%
November 2013 through October 2014...........              40%
November 2014 through October 2015...........              45%
November 2015 and thereafter.................              50%

     This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Non-PO Certificates of a group while, in the absence of Realized Losses (as described under "-- Allocation of Losses") on the Mortgage Loans in the related loan group, increasing the relative interest in the Pool Principal Balance evidenced by the Subordinate

Certificates. Increasing the interest of the Subordinate Certificates relative to that of the Senior Certificates of a group is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

     The "Subordinate Prepayment Percentage" for a loan group as of any Distribution Date will equal 100% minus the Senior Prepayment Percentage for the loan group for that date.

     The "Total Subordinate Percentage" as of any date will equal 100% minus the Total Senior Percentage for that date.

     If a distribution of full and partial prepayments and other amounts on a Distribution Date in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding Class Balance of a class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the Class Balance of that class to zero.

     PO Principal Distribution Amount

     On each Distribution Date, distributions of principal to the PO Component of the related group will be made in an amount with respect to each group (the "PO Principal Distribution Amount") equal to the lesser of:

          (a) the applicable PO Principal Amount for the related loan group for such Distribution Date; and

          (b) the product of (1) the Pool Distribution Amount for the related loan group remaining after distribution of funds due to the Trustee and interest on the Senior Certificates and IO Component, if any, and (2) a fraction, the numerator of which is the PO Principal Amount for the loan group and the denominator of which is the sum of the PO Principal Amount for the loan group and the Senior Principal Distribution Amount for the loan group.

     The "PO Principal Amount" for any Distribution Date and any loan group will equal the sum of the applicable PO Percentage of:

          (a) all monthly payments of principal due on each Discount Mortgage Loan in the loan group on the related Due Date;

          (b) the principal portion of the Purchase Price (net of unreimbursed Advances and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement) of each Discount Mortgage Loan in the loan group that was repurchased by the Depositor pursuant to the Pooling Agreement during the calendar month preceding the month of such Distribution Date;

          (c) any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement) in connection with a Deleted Mortgage Loan in the loan group that was a Discount Mortgage Loan received during the calendar month preceding the month of such Distribution Date;

          (d) any Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances, if any) allocable to recoveries of principal of Discount Mortgage Loans in the loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

          (e) with respect to each Discount Mortgage Loan in the loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds (other than any Foreclosure Profits and net of unreimbursed expenses and unreimbursed Advances, if any) allocable to principal received with respect to that Discount Mortgage Loan; and

          (f) all partial and full principal prepayments by mortgagors on Discount Mortgage Loans in the loan group received during the calendar month preceding that Distribution Date.

     Subordinate Principal Distribution Amount

     The "Subordinate Principal Distribution Amount" for a loan group for any Distribution Date will equal the sum of:

          (a) the Subordinate Percentage for that loan group of the applicable Non-PO Percentage of the Scheduled Principal Payments for that Distribution Date; and

          (b) the Subordinate Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the Unscheduled Principal Payments for that Distribution Date.

     On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (calculated based on the Class Balances of all the Subordinate Certificates that are entitled to receive a principal distribution) of the Subordinate Principal Distribution Amounts, to the extent of the remaining Pool Distribution Amounts from all loan groups. For each class of Subordinate Certificates, if on any Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes junior to that class will be entitled to receive a principal distribution.

     Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially in order of payment priority, beginning with the Class M Certificates, until each class has received its pro rata share for the Distribution Date. However, the PO Deferred Amounts will be paid to the PO Components from amounts otherwise distributable as principal to the Subordinate Certificates, beginning with the amounts otherwise distributable as principal to the class of Subordinate Certificates lowest in order of payment priority.

     The "Fractional Interest" for any Distribution Date and each class of Subordinate Certificates will equal (i) the sum of the Class Balances of all classes of Subordinate Certificates lower in order of payment priority, divided by (ii) the sum of the Pool Principal Balances (Non-PO Portion) for all loan groups for the Distribution Date.

     The approximate Fractional Interests for the Subordinate Certificates on the Closing Date are expected to be as follows:

          Class M.....................................        3.76%
          Class B-1...................................        2.55%
          Class B-2...................................        1.72%
          Class B-3...................................        1.09%
          Class B-4...................................        0.62%
          Class B-5...................................        0.31%
          Class B-6...................................        0.00%

     Residual Certificate

     The Class 1-A-R Certificate will remain outstanding for so long as the Trust exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 1-A-R Certificate will be entitled to receive any Pool Distribution Amount for a loan group remaining after the payment of (i) interest and principal on the Senior Certificates and Components, if any, of the related group, (ii) PO Deferred Amounts on the PO Components and (iii) interest and principal on the Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining to distribute on the Class 1-A-R Certificate.

Cross-Collateralization

  On each Distribution Date before the Senior Credit Support Depletion Date but on or after the date on which the Class Balances of the Senior Non-PO Certificates of a group have been reduced to zero, amounts otherwise distributable as principal payments for the related loan group on the Subordinate Certificates will be distributed as principal to the remaining classes of Senior Non-PO Certificates together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth for the applicable group above under "--Principal--Senior Principal Distribution Amount," provided that on that Distribution Date either:

          (a) the Total Subordinate Percentage for that Distribution Date is less than twice the initial Total Subordinate Percentage; or

          (b) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period) as a percentage of the sum of the Class Balances of the Subordinate Certificates is greater than or equal to 50%.

     If the Senior Non-PO Certificates of two groups remain outstanding, the distributions described above will be made to the Senior Non-PO Certificates of those groups, pro rata, in proportion to the aggregate Class Balance of the Senior Non-PO Certificates of each of those groups.

     In addition, if on any Distribution Date the sum of the Class Balances of the Senior Non-PO Certificates of a group (after giving effect to distributions to be made on that Distribution Date) is greater than the Adjusted Pool Amount (Non-PO Portion) (as described below under "-- Allocation of Losses") of the related loan group (any such group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of payment priority will be paid as principal to the Senior Non-PO Certificates of the Undercollateralized Group together with the applicable Senior Principal Distribution Amount in accordance with the priorities set forth above under "--Principal--Senior Principal Distribution Amount," until the sum of the Class Balances of the Senior Non-PO Certificates of the Undercollateralized Group equals the Adjusted Pool Amount (Non-PO Portion) of the related loan group.

     Also, the amount of any unpaid interest shortfall amounts for the Certificates of the Undercollateralized Group (including any interest shortfall amount for that Distribution Date) will be paid to the Undercollateralized Group, including the IO Component of such group, if any, and the Class XB-IO Certificates in the manner described in clause (a)(ii) in the definition of "Pool Distribution Amount Allocation" prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of payment priority.

     If two groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to their Undercollateralized Amounts.

     The PO Deferred Amounts for the PO Components will be paid from amounts otherwise distributable as principal on the Subordinate Certificates before any payments are made pursuant to the preceding paragraphs.

Allocation of Losses

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount Mortgage Loan in loan group 1 and loan group 2 will be allocated to the applicable PO Component until its principal balance is reduced to zero. This allocation will be effected on each Distribution Date by reducing the principal balance of the applicable PO Component, if and to the extent that the principal balance (after taking into account the amount of all distributions to be made to the related group on that Distribution Date) exceeds the related Adjusted Pool Amount (PO Portion) for the related loan group for that Distribution Date. The amount of any Realized Loss allocated to a PO Component will be treated as a "PO Deferred Amount." To the extent funds are available on that Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amounts, the PO Deferred Amounts for the PO Component of a group will be paid on that PO Component prior to distributions of principal on the Subordinate Certificates. Payments of the PO Deferred Amounts will be made from the principal payable to the Subordinate Certificates beginning with the principal payable to the class of Subordinate Certificates lowest in order of payment priority. Any distribution in respect of unpaid PO Deferred Amounts for a PO Component will not further reduce the principal balance of that PO Component. The PO Deferred Amounts will not bear interest. The Class Balance of the class of Subordinate Certificates then outstanding lowest in order of payment priority will be reduced by the amount of any payments in respect of PO Deferred Amounts for the PO Components. Any excess of these PO Deferred Amounts over the Class Balance of that class will be allocated to the next most subordinate class of Subordinate Certificates to reduce its Class Balance and so on, as necessary.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated first to the Subordinate Certificates, in reverse order of payment priority (beginning with the class of Subordinate Certificates then outstanding lowest in order of payment priority), in each case until the Class Balance of each class of Subordinate Certificates has been reduced to zero, and then to the Senior Non-PO Certificates of the related group pro rata based on their Class Balances.

     This allocation of Realized Losses will be accomplished on each Distribution Date by reducing the Class Balance of the class of Subordinate Certificates then outstanding lowest in order of payment priority if and to the extent that the sum of the Class Balances of all classes of Senior Non-PO Certificates and Subordinate Certificates (after taking into account the amount of all distributions to be made on the Distribution Date) exceeds the sum of the Adjusted Pool Amounts (Non-PO Portion) for the Distribution Date.

     In the event that on any Distribution Date after giving effect to the allocation of Realized Losses, the amount which is available for the distribution of principal to a class of Subordinate Certificates is greater than the Class Balance of such class, such excess instead will be distributed first to the other classes of Subordinate Certificates in order of payment priority and then to the Senior Non-PO Certificates, pro rata based on their Class Balances.

     After the Senior Credit Support Depletion Date, on each Distribution Date, the sum of the Class Balances of all classes of Senior Non-PO Certificates of a group then outstanding will be reduced if and to the extent that sum (after taking into account the amount of all distributions to be made on the

Distribution Date) exceeds the Adjusted Pool Amount (Non-PO Portion) for the related loan group for the Distribution Date. The amount of the reduction will be allocated among the Senior Non-PO Certificates of the applicable group pro rata based on their Class Balances.

     After the Senior Credit Support Depletion Date, the Class Balance of a class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to that class as provided in the preceding paragraph, but also by the portion allocated to the related class or classes of Super Senior Certificates indicated in the following table.

     The related classes of Super Senior and Super Senior Support Certificates are as follows:

           Super Senior Classes          Super Senior Support Classes
        ----------------------------- ------------------------------------
                  1-A-2                             1-A-3
             2-A-1 and 2-A-2                        2-A-3

     Realized Losses allocated to any of the Class 1-A-2, Class 1-A-3 or Class 1-A-4 Certificates will reduce the Class 1-A-1 Notional Amount, Realized Losses allocated to any of the Class 1-A-2, Class 1-A-3 or Class 1-A-4 Certificates will reduce the Class 1-A-5 Notional Amount and Realized Losses allocated to any of the Class M Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates will reduce the Class XB-IO Notional Amount.

     In the event an amount is received relating to a Mortgage Loan in loan group 1 or loan group 2 as to which a Realized Loss had previously been allocated to a class of Certificates (a "Group 1 Recovery" or "Group 2 Recovery", as the case may be), it will be distributed to the related PO Component in an amount equal to the applicable PO Percentage of such Group 1 Recovery or Group 2 Recovery provided that the sum of the Group 1 Recoveries or Group 2 Recovery, as applicable, distributed to any PO Component on any Distribution Date will not exceed the related PO Deferred Amount. The remaining portion of any Group 1 Recovery or Group 2 Recovery, as the case may be, will be distributed to the Senior Non-PO Certificates of the related group and the then-outstanding Subordinate Certificates in the same manner as Liquidation Proceeds are distributed.

     In the event an amount is received relating to a Mortgage Loan in loan group 3 as to which a Realized Loss had previously been allocated to a class of Certificates (a "Group 3 Recovery," and together with the Group 1 Recovery and Group 2 Recovery, the "Recoveries" ), it will be distributed to the Senior Non-PO Certificates of the group 3 and the then-outstanding Subordinate Certificates in the same manner as Liquidation Proceeds are distributed.

     In general, a "Realized Loss" means, (a) for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the Mortgage Loan and (b) a Bankruptcy Loss.

     "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions or Deficient Valuations. As used in this prospectus supplement, a "Deficient Valuation" occurs when a bankruptcy court establishes the value of a Mortgaged Property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to the value established by the court, and the holder of the affected Mortgage Loan would become an unsecured creditor to the extent the then-outstanding principal balance of the Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available for the Mortgage Loan and (i) the Mortgage Loan is not in default or (ii) scheduled Monthly Payments are being advanced by the Servicer without giving effect to any Debt Service Reduction.

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable Liquidation Proceeds have been received.

     With respect to any Distribution Date, the "Adjusted Pool Amount" for a loan group will equal the aggregate unpaid principal balance of the Mortgage Loans in the loan group as of the Cut-off Date minus the sum of (i) all principal amounts received relating to the Mortgage Loans in the loan group (including amounts received as Advances, as described under "Servicing of the Mortgage Loans -- Periodic Advances and Servicing Advances" in the prospectus, principal prepayments and Liquidation Proceeds relating to principal) and distributed on the Certificates on that Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in the loan group from the Cut-off Date through the end of the month preceding the Distribution Date.

     With respect to any Distribution Date, the "Adjusted Pool Amount (PO Portion)" for loan group 1 and loan group 2 will equal the sum as to each Mortgage Loan outstanding in the loan group as of the Cut-off Date of the product of (A) the PO Percentage for the Mortgage Loan and (B) the principal balance of the Mortgage Loan as of the Cut-off Date less the sum of (i) all principal amounts received relating to the Mortgage Loan (including amounts received as Advances, as described under "Servicing of the Mortgage Loans -- Periodic Advances and Servicing Advances" in the prospectus, principal prepayments and Liquidation Proceeds relating to principal) and distributed on the Certificates on that Distribution Date and all prior Distribution Dates and
(ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on the Mortgage Loan from the Cut-off Date through the end of the month preceding the month in which that Distribution Date occurs. The Adjusted Pool Amount (PO Portion) for loan group 3 will be zero.

     With respect to any Distribution Date, the "Adjusted Pool Amount (Non-PO Portion)" for loan group 1 and loan group 2 will equal the difference between the Adjusted Pool Amount for the applicable loan group and the Adjusted Pool Amount (PO Portion) for such loan group. The "Adjusted Pool Amount (Non-PO Portion)" for loan group 3 will equal the Adjusted Pool Amount for loan group 3.

Restrictions on Transfer of the Class 1-A-R Certificate

     The Class 1-A-R Certificate will be subject to the following restrictions on transfer and will contain a legend describing these restrictions.

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the prospectus) and (ii) certain Pass-Through Entities (as defined in the prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership" (as defined in the prospectus)) because of the Class 1-A-R Certificate to the extent the Pass-Through Entity has received an affidavit from each owner of the Pass-Through Entity that it is not a Disqualified Organization or a nominee for a Disqualified Organization.

     The Pooling Agreement will provide that no legal or beneficial interest in the Class 1-A-R Certificate may be transferred to or registered in the name of any person unless:

     o the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, the transferee is not a Disqualified Organization and is not purchasing the Class 1-A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman); and

     o the transferor states in writing to the Trustee that it has no actual knowledge that the affidavit is false.

     Further, the affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities relating to the Class 1-A-R Certificate in excess of cash flows generated by the Class 1-A-R Certificate, (c) intends to pay taxes associated with holding the Class 1-A-R Certificate as these taxes become due and (d) will not transfer the Class 1-A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee stated in the preceding sentence were false.

     Treasury regulations applicable to REMICs (the "REMIC Regulations") disregard certain transfers of residual certificates, and if applicable to a purported transfer of the Class 1-A-R Certificate, the transferor would continue to be treated as the owner of the Class 1-A-R Certificate and therefore would continue to be subject to tax on its allocable portion of the net income of each REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the noneconomic residual interest is, in fact, not transferred to a foreign permanent establishment or fixed base of the transferee or any other person. The Pooling Agreement will require the transferee of a Class 1-A-R Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

         In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

               (i) the present value of any consideration given to the transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

          (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

               (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     For purposes of the computations in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The Pooling Agreement will not require that transfers of the Class 1-A-R Certificate meet the fourth requirement above, and therefore transfers may not meet the safe harbor. The holder of the Class 1-A-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

     In addition, the Class 1-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

     o that person holds the Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI; or

     o the transferee delivers to both the transferor and the Trustee an opinion of a nationally-recognized tax counsel to the effect that the proposed transfer is in accordance with the requirements of the Code and the related Treasury regulations and that the proposed transfer of the Class 1-A-R Certificate will not be disregarded for federal income tax purposes.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, the District of Columbia or any state, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S.

Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

     Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing this information.

     See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus.

     The Class 1-A-R Certificate may not be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of a Plan.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Restrictions on Transfer of the Class 1-A-3 and Subordinate Certificates

  Under current law the purchase and holding of the Class 1-A-3 and Subordinate Certificates by or on behalf of a Plan may result in "prohibited transactions" within the meaning of ERISA, Section 4975 of the Code or Similar Law. Transfers of the Class 1-A-3 or Subordinate Certificates will not be made unless the transferee delivers to the Trustee either:

          (a) a representation letter, in form and substance satisfactory to the Trustee, stating that:

               (1) it is not, and is not acting on behalf of, any such Plan or using the assets of any such Plan to effect such purchase; or

               (2) if it is an insurance company, that the source of funds used to purchase the Class 1-A-3 or Subordinate Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), that there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and that all Plans that have an interest in such general account are Plans to which PTE 95-60 applies; or

          (b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Servicer, to the effect that the purchase or holding of the Class 1-A-3 or Subordinate Certificates by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those undertaken in the Pooling Agreement.

     The Class 1-A-3 and Subordinate Certificates will contain a legend describing these restrictions on transfer. Any transferee of a Class 1-A-3 or Subordinate Certificate that does not comply with either clause (a) or clause
(b) above will be deemed to have made the representation described in clause (a) above.

     The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus.

--------------------------------------------------------------------------------
PREPAYMENT AND YIELD CONSIDERATIONS
--------------------------------------------------------------------------------

     Delinquencies on the Mortgage Loans in a loan group or loan groups which are not advanced by or on behalf of the Servicer (because the Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates of the related group, the Component Certificates, Class XB-IO Certificates and the Subordinate Certificates. See "Servicing of the Mortgage Loans -- Periodic Advances and Servicing Advances" in the prospectus. Because of the priority of distributions, shortfalls resulting from delinquencies that are not advanced will be borne first by the Subordinate Certificates (in reverse order of payment priority), and then by the Senior Certificates and Components, if any, of the group and Class XB-IO Certificates.

     Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, losses generally will be borne by the Subordinate Certificates, as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses." As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the Mortgage Loans in the related loan group or loan groups.

     The effective yields to investors (other than investors in the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 2-A-1 and Class 2-A-2 Certificates) will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 25th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings to cover the delay).

     Because principal payments on the Mortgage Loans in a loan group will be distributed currently on the Senior Non-PO Certificates in the related group and the PO Component, in the case of loan group 1 and loan group 2, and the Subordinate Certificates, the rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans in the related loan group or loan groups. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled Due Date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Prepayment and Yield Considerations" in the prospectus.

     The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

     o In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

     o Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, particularly a Principal Only Certificate, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related loan group or loan groups, or the Discount Mortgage Loans in the related loan groups in the case of the Class X-PO Certificates, will have a negative effect on the yield to maturity of the Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium or in the case of the Interest Only Certificates (which have no Class Balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related loan group or loan groups, or the Premium Mortgage Loans in the related loan groups in the case of the Class X-IO Certificates, particularly those Premium Mortgage Loans with higher mortgage interest rates, will have a negative effect on the yield to maturity of the Offered Certificates. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

     Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement, including any optional termination of the Trust by the Depositor. See "The Pooling Agreement -- Termination; Optional Purchase of Mortgage Loans" in the prospectus for a description of the Depositor's option to repurchase the Mortgage Loans when the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date. The Depositor may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties relating to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

     All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing the Mortgage Loan. To the extent that the Servicer has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property, the Servicer will enforce "due-on-sale" clauses to the extent permitted by applicable law. However, the Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Prepayment and Yield Considerations" in the prospectus. Acceleration of Mortgage Loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, which in turn would affect the weighted average lives of the related classes of Offered Certificates.

     As described in this prospectus supplement under "Description of the Certificates -- Principal," the Senior Prepayment Percentage for a group of the applicable Non-PO Percentage of principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of Senior Non-PO Certificates of the group that are entitled to receive principal prepayment distributions at that time. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the Senior Non-PO Certificates of that group and none (or less than their pro rata share) of those principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     Investors in the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates should also understand that if one-month LIBOR is greater than or equal to 6.550% per annum, their pass-through rates will remain at their maximum rate of 7.000% per annum, respectively.

     Investors in the Class 2-A-1 Certificates should also understand that if one-month LIBOR is greater than or equal to 7.100% per annum, their pass-through rate will remain at their maximum rate of 7.500% per annum.

     Investors in the Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 2-A-1 Certificates should consider the risk that if one-month LIBOR is lower than anticipated, the actual yield to such investors will be lower than the anticipated yield. Conversely, investors in the Class 1-A-1, Class 1-A-5 and Class 2-A-2 Certificates should consider the risk that if one-month LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yield or may be negative.

     Investors in the Class 1-A-1, Class 1-A-5 and Class 2-A-2 Certificates should understand that if one-month LIBOR is greater than or equal to 6.500%, 6.550% and 7.100% per annum, respectively, the Class 1-A-1, Class 1-A-5 and Class 2-A-2 Certificates will accrue interest at the minimum rate of 0.000% per annum. See "-- Yield on the Inverse Floating Rate Certificates" below.

     Investors in the Floating Rate and Inverse Floating Rate Certificates should understand that the timing of changes in one-month LIBOR may affect the actual yields to such investors even if the average rate of one-month LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Floating Rate or Inverse Floating Rate Certificate.

Assumptions Relating to Tables

     The decrement tables set forth in Appendix B have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

          (a) each loan group consists of the hypothetical mortgage loans presented in Appendix C;

          (b) the initial Class Balances, component principal balances and notional amounts for the Offered Certificates and Components are as set forth in the following table:

                                                   Initial Class Balance,
                                                     Component Balance
               Class or Component                   or Notional Balance
        ----------------------------           ----------------------------
         Class 1-A-1...............                   $369,106,000

         Class 1-A-2...............                    $66,780,000

         Class 1-A-3...............                     $3,220,000

         Class 1-A-4...............                   $299,106,000

         Class 1-A-5...............                     $3,075,883

         Class 1-A-R...............                           $100

         Class 2-A-1...............                    $30,595,000

         Class 2-A-2...............                     $7,649,000

         Class 2-A-3...............                     $1,844,000

         Class X-IO................                    $11,529,057

         Class X-PO................                    $19,579,768

         Class 3-A-1...............                    $57,919,000

         Class XB-IO...............                     $1,509,011

         Class M...................                     $5,000,000

         Class B-1.................                     $5,969,000

         Class B-2.................                     $4,081,000

         Class B-3.................                     $3,061,000

         Class B-4.................                     $2,296,000

         Class B-5.................                     $1,530,000

         Class B-6.................                     $1,531,196

         Class 1-X-IO..............                     $4,529,004

         Class 2-X-IO..............                     $7,000,053

         Class 1-X-PO..............                    $19,576,128

         Class 2-X-PO..............                         $3,640


          (c) the initial pass-through rates for the Offered Certificates and Components are as set forth or described in the table beginning on page S-6 of this prospectus supplement;

          (d) there are no Net Interest Shortfalls, delinquencies or Realized Losses on the Mortgage Loans;

          (e) scheduled payments of principal and interest on the Mortgage Loans are received on the applicable Due Date beginning on November 1, 2006;

          (f) prepayments are received, together with a full 30 days of interest, on the last day of each month beginning in October 2006;

          (g) the Mortgage Loans prepay at the indicated percentages of the PPC;

          (h) the Depositor does not exercise its option to purchase the Mortgage Loans and related property;

          (i) no Mortgage Loans are required to be repurchased from the Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

          (j) the Certificates are issued on the Closing Date;

          (k) cash payments on the Certificates are received on the 25th day of each month beginning in November 2006 in accordance with the priorities and amounts described in this prospectus supplement under "Description of the Certificates";

          (l) for each loan group, the Administrative Fee Rate is 0.2545% per annum; and

          (m) the one-month LIBOR used to determine the pass-through rates of the Floating Rate Certificates and the Inverse Floating Rate Certificates remains constant at 5.32%.

     Although the characteristics of the mortgage loans for the decrement tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the decrement tables.

Weighted Average Lives of the Offered Certificates

     Weighted average life of a class of Offered Certificates (other than the Interest Only Certificates) refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its Class Balance is distributed to investors. With respect to the Class 1-A-1 Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until each dollar in reduction of the Class Balances of the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates is distributed to investors. With respect to the Class 1-A-5 Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until each dollar in reduction of the Class Balances of the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates is distributed to investors. With respect to the Class X-IO Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until the date on which the sum of the Stated Principal Balances of the Premium Mortgage Loans in the related loan groups have been reduced to zero. With respect to the Class XB-IO Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until each dollar in reduction of the Class Balances of the Class M, Class B-1, Class B-2 and Class B-3 Certificates is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related loan group or loan groups, is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the Offered Certificates. The interaction of these factors may have different effects on each class of Offered Certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by these factors at various constant percentages of PPC, see the decrement tables set forth in Appendix B.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Prepayment Curve ("PPC"), which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. A 100% PPC for loan group 1 assumes a prepayment rate of 8.00% CPR in the first month of the life of the mortgage loans and an increase of approximately 1.2727272727% CPR in each month thereafter until 22.00% CPR is reached in the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loan, 100% PPC for loan group 1 assumes a constant prepayment rate of 22.00% CPR each month. A 100% PPC for loan group 2 assumes a prepayment rate of 8.00% CPR in the first month of the life of the mortgage loans and an increase of approximately 1.4545454545% CPR in each month thereafter until 24.00% CPR is reached in the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loan, 100% PPC for loan group 2 assumes a constant prepayment rate of 24.00% CPR each month. A 100% PPC for loan group 3 assumes a prepayment rate of 6.00% CPR in the first month of the life of the mortgage loans and an increase of approximately 1.4545454545% CPR in each month thereafter until 22.00% CPR is reached in the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loan, 100% PPC for loan group 3 assumes a constant prepayment rate of 22.00% CPR each month. "Constant Prepayment Rate" or "CPR" represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. Neither PPC nor CPR purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor is not aware of any existing statistics that provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The decrement tables set forth in Appendix B have been prepared on the basis of the Modeling Assumptions described above under "-- Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each loan group and the characteristics of the assumed mortgage loans used in preparing the decrement tables. Any such discrepancy may have an effect upon the percentages of initial Class Balances (or initial notional amount, in the case of the Interest Only Certificates) outstanding set forth in the decrement tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a loan group have characteristics that differ from those assumed in preparing the decrement tables, the Class Balance or notional amount of a class of Offered Certificates could be reduced to zero earlier or later than indicated by the decrement tables.

     Furthermore, the weighted average life information contained in the decrement tables is not necessarily indicative of the weighted average lives of the Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

     It is not likely that (i) all of the Mortgage Loans in a loan group will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans in a loan group will prepay at the indicated percentage of PPC until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans in a loan group (which include many recently originated Mortgage Loans) could produce slower or faster reductions of the Class Balances or notional amount than indicated in the decrement tables at the various percentages of PPC specified.

     Based upon the Modeling Assumptions, the decrement tables in Appendix B indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial Class Balance or notional amount of each class that would be outstanding after each of the dates shown at various constant percentages of PPC.

Yield on the Inverse Floating Rate Certificates

     The significance of the effects of prepayment on the applicable Mortgage Loans and changes in one-month LIBOR on the Class 1-A-1, Class 1-A-5 and Class 2-A-2 Certificates is illustrated in the applicable tables in Appendix D, which show the pretax yields (on a corporate bond equivalent basis) to the holders of the Class 1-A-1, Class 1-A-5 and Class 2-A-2 Certificates under different constant percentages of PPC and rates of one-month LIBOR. The yield of the Class 1-A-1, Class 1-A-5 and Class 2-A-2 Certificates set forth in the applicable tables in Appendix D were calculated using the Modeling Assumptions (other than assumption (m) after the initial Interest Accrual Period) and the additional assumptions that (i) on the first LIBOR Determination Date and on each LIBOR Determination Date thereafter, one-month LIBOR will be as indicated in the applicable tables in Appendix D, (ii) the Class 1-A-1, Class 1-A-5 and Class 2-A-2 Certificates are purchased on the Closing Date at assumed purchase prices equal to 3.15%, 16.625% and 96.675%, respectively, of their initial Class Balance or initial notional amounts, as the case may be, plus accrued interest from October 25, 2006 to (but not including) the Closing Date and (iii) the initial Class Balance or initial notional amounts for the Class 1-A-1, Class 1-A-5 and Class 2-A-2 Certificates, as the case may be, applicable to the Distribution Date in November 2006 will be approximately $369,106,000, $3,075,883 and $7,649,000, respectively.

     As indicated in the applicable tables in Appendix D, the yield to investors in the Inverse Floating Rate Certificates will be extremely sensitive to changes in the rate of one-month LIBOR. Increases in one-month LIBOR may have a negative effect on the yield to investors in Inverse Floating Rate Certificates. In addition, investors in the classes of Inverse Floating Rate Certificates which are also Interest Only Certificates, should consider the risk that a rapid rate of repayment on the applicable Mortgage Loans or a high level of one-month LIBOR could result in a failure of such investors to fully recover their initial investment.

     It is not likely that the applicable Mortgage Loans will prepay at a constant rate until maturity, that all of the applicable Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the applicable Mortgage Loans will prepay at any of the rates shown in the applicable tables in Appendix D or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of an Inverse Floating Rate Certificate and there can be no assurance that your pre-tax yield on the Inverse Floating Rate Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase an Inverse Floating Rate Certificate.

     Changes in one-month LIBOR may not correlate with changes in prevailing mortgage interest rates. Each investor must make its own decision as to the appropriate interest rate assumptions to be used in deciding whether to purchase an Inverse Floating Rate Certificate.

     The yields set forth in the tables in Appendix D were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Inverse Floating Rate Certificates would cause that discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Inverse Floating Rate Certificates, plus accrued interest from October 25, 2006 to (but not including) the Closing Date indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Inverse Floating Rate Certificates and consequently does not purport to reflect the return on any investment in the Inverse Floating Rate Certificates when such reinvestment rates are considered.

Yield on the Class X-IO and Class XB-IO Certificates

     The Class X-IO and Class XB-IO Certificates are Interest Only Certificates and, as such, will not be entitled to receive distributions of principal in respect of the Mortgage Loans.

     The significance of the effects of prepayments on the applicable Mortgage Loans is illustrated in the applicable tables in Appendix D, which show the pre-tax yields (on a corporate bond equivalent basis) to the holders of Class X-IO and Class XB-IO Certificates under different constant percentages of PPC. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class X-IO and Class XB-IO Certificates are purchased on the Closing Date at assumed purchase prices equal to 16.25% and 47.50%, respectively, of their initial notional amounts, plus accrued interest from October 1, 2006 to (but not including) the Closing Date and that the initial notional amounts for the Class X-IO and Class XB-IO Certificates applicable to the Distribution Date in November 2006 will be approximately $11,529,057 and $1,509,011, respectively.

     The interest accrued on each Distribution Date on the Class X-IO Certificates is based on the interest accrued on such Distribution Date on two IO Components: the Class 1-X-IO Component and the Class 2-X-IO Component. Because the interest accrued on the Class 1-X-IO Component and the Class 2-X-IO Component is based on the aggregate of the Stated Principal Balances of the Premium Mortgage Loans in the related loan group multiplied by a fraction, the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Premium Mortgage Loans in the related loan group minus 7.000% with respect to the Class 1-X-IO Component and 6.000% with respect to the Class 2-X-IO Component, and the denominator of which is equal to 6.000%, the yield to maturity on the Class X-IO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on such Premium Mortgage Loans in the related loan groups.

     The Premium Mortgage Loans in a loan group will have higher Mortgage Interest Rates than the other Mortgage Loans in the loan group. In general, mortgage loans with higher mortgage interest rates may tend to experience faster rates of prepayment in respect of principal than mortgage loans with lower mortgage interest rates in response to changes in market interest rates. As a result, the Premium Mortgage Loans in each loan group may prepay at a faster rate than the other Mortgage Loans in the loan group, resulting in a lower yield on the Class X-IO Certificates than would be the case if the Premium Mortgage Loans in a loan group prepaid at the same rate as the other Mortgage Loans in the loan group. An investor in the Class X-IO Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment.

     The Class XB-IO Notional Amount is equal to a percentage of the sum of the Class Balances of the Class M-1, Class B-1, Class B-2 and Class B-3 Certificates, which are Subordinate Certificates. Any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the Class Balances of the Class M-1, Class B-1, Class B-2 or Class B-3 Certificates will reduce the notional amount of Class XB-IO Certificates and affect the yield thereon. See "--Yield on the Subordinate Certificates" below.

     It is not likely that the applicable Mortgage Loans in each loan group will prepay at a constant rate until maturity, that all of the applicable Mortgage Loans in each loan group will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the applicable Mortgage Loans in each loan group will prepay at any of the rates shown in the tables in Appendix D or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class X-IO or Class XB-IO Certificate and your pre-tax yield on the Class X-IO and Class XB-IO Certificates will likely not correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class X-IO or Class XB-IO Certificate.

     The yields set forth in the tables in Appendix D were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-IO and Class XB-IO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Class X-IO and Class XB-IO Certificates indicated above plus accrued interest from October 1, 2006 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Class X-IO and Class XB-IO Certificates and consequently does not purport to reflect the return on any investment in the Class X-IO and Class XB-IO Certificates when such reinvestment rates are considered.

Yield on the Class X-PO Certificates

     The Class X-PO Certificates are Principal Only Certificates and, as such, will not be entitled to receive distributions of interest in respect of the Mortgage Loans. As a result, the Class X-PO Certificates will be offered at a substantial discount to their original Class Balance.

     The significance of the effects of prepayments on the Class X-PO Certificates is illustrated in the applicable table in Appendix D which show the pre-tax yields (on a corporate bond equivalent basis) to the holders of Class X-PO Certificates under different constant percentages of PPC. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class X-PO Certificates are purchased on the Closing Date at assumed purchase prices equal to 76.25%, of their initial Class Balance.

     As indicated in the applicable table in Appendix D, because the Class X-PO Certificates represent the right to receive only a portion of the principal received with respect to the Discount Mortgage Loans in the related loan groups, the yield to maturity on the Class X-PO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Discount Mortgage Loans.

     It is not likely that the Discount Mortgage Loans in each loan group will prepay at a constant rate until maturity, that all of the Discount Mortgage Loans in each loan group will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage Loans in each loan group will prepay at any of the rates shown in the tables in Appendix D or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by holders of the Class X-PO Certificates and there can be no assurance that your pre-tax yield on your Class X-PO Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class X-PO Certificate.

     The yields set forth in the applicable table in Appendix D were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-PO Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase prices of the Class X-PO Certificates indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of principal of the Class X-PO Certificates and consequently does not purport to reflect the return on any investment in the Class X-PO Certificates when such reinvestment rates are considered.

Yield on the Class 1-A-R Certificate

     The after-tax rate of return to the holder of the Class 1-A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid relating to that Certificate. If you hold the Class 1-A-R Certificate, you may have tax liabilities during the early years of each REMIC's term that substantially exceed any distributions payable to you during that period. In addition, the present value of the tax liabilities relating to your Class 1-A-R Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class 1-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 1-A-R Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced on the Mortgage Loans.

     If you own the Class 1-A-R Certificate, you are encouraged to consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class 1-A-R Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield on the Subordinate Certificates

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in descending order of their payment priority, will be progressively more sensitive to the rate and timing of defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. The Non-PO Percentage of Realized Losses on the Mortgage Loans will be allocated to reduce the Class Balance of the applicable class of Subordinate Certificates (as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the Class Balance of the class of Subordinate Certificates then outstanding lowest in order of payment priority if and to the extent that the sum of the Class Balances of all classes of Senior Non-PO Certificates and Subordinate Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the aggregate Adjusted Pool Amount (Non-PO Portion). As a result of these reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Non-PO Certificates, Net Interest Shortfalls, other cash shortfalls in the Pool Distribution Amounts, distribution of funds to holders of the Class X-PO Certificates available for distribution of funds to the Subordinate Certificates to the extent of reimbursement for PO Deferred Amounts and distribution of funds to the Senior Non-PO Certificates as a result of cross-collateralization otherwise available for distribution on the Subordinate Certificates. See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

     If on any Distribution Date, the Fractional Interest for any class of Subordinate Certificates is less than its original Fractional Interest, principal distributions on the Subordinate Certificates will be allocated solely to that class and all other classes of Subordinate Certificates higher in order of payment priority, thereby accelerating the amortization thereof relative to that of the classes junior to that class and reducing the weighted average lives of the classes of Subordinate Certificates receiving such distributions. Accelerating the amortization of the classes of Subordinate Certificates higher in order of payment priority relative to the other classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption ("SDA"), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each subsequent month until the 30th month. Beginning in the 30th month and in each subsequent month through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each subsequent month through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the tables in Appendix D, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the tables in Appendix D, "0% SDA" assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

     The tables in Appendix D indicate the sensitivity of the pre-tax yield to maturity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of Realized Losses. The tables in Appendix D are based upon, among other things, the Modeling Assumptions (other than the assumption that the Mortgage Loans experience no defaults) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month at the percentages of SDA set forth in the tables.

     In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of the Liquidated Mortgage Loans, as indicated in the tables in Appendix D (referred to as a "Loss Severity Percentage"), will occur at the time of liquidation and (ii) the Class B-2 and Class B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 98.4375% and 90.3750%, in each case, of their initial Class Balance plus accrued interest from October 1, 2006 to (but not including) the Closing Date.

     It is highly unlikely that the Mortgage Loans of a loan group will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of SDA and PPC and the Loss Severity Percentages shown in the Appendices are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yield to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown in the tables in Appendix D.

     The pre-tax yields to maturity appearing in the tables in Appendix D were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B-2 and Class B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the sum of the assumed purchase prices of the Class B-2 and Class B-3 Certificates set forth above plus, in each case, accrued interest from October 1, 2006 to (but not including) the Closing

Date. In all cases, monthly rates were then converted to the corporate bond equivalent rates shown in the tables in Appendix D. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 and Class B-3 Certificates when reinvestment rates are considered.

     You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class B-2 or Class B-3 Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure fully to recover your investments.

--------------------------------------------------------------------------------
USE OF PROCEEDS
--------------------------------------------------------------------------------

     The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase of the Mortgage Loans from the Sponsor.

--------------------------------------------------------------------------------
FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

     Elections will be made to treat the Trust as three separate "real estate mortgage investment conduits" (the "upper-tier REMIC," the "middle-tier REMIC" and the "lower-tier REMIC" and each, a "REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

     o The Certificates (other than the Class X-IO, Class X-PO and Class 1-A-R Certificates) and each Component will be designated as "regular interests" in the upper-tier REMIC. All the Certificates (other than the Class 1-A-R Certificate) are "Regular Certificates" for purposes of the following discussion.

     o The Class 1-A-R Certificate will be designated as the sole "residual interest" in each of the REMICs.

     See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

     In the opinion of Cadwalader, Wickersham & Taft LLP, the following discussion, together with the discussion under "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

Regular Certificates

     The Regular Certificates generally will be treated as debt instruments issued by the upper-tier REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

     Although not free from doubt, the Class X-IO and Class X-PO Certificates should be each treated in the aggregate as one debt instrument having the cash flows equal to the cash flows of the related Components. The Interest Only Certificates and Principal Only Certificates will, and the other classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates --

Original Issue Discount" in the prospectus. Certain other classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the Certificateholder's purchase price and the distributions remaining to be made on the Certificate at the time of acquisition by the Certificateholder. A holder of any class of Certificates issued at a premium is encouraged to consult its tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Premium" in the prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% PPC. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

     The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

     o    the Regular Certificates will be treated as assets described in
          Section 7701(a)(19)(C) of the Code;

     o the Regular Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     o interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

     See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Status of REMIC Certificates" in the prospectus.

Residual Certificate

     If you hold the Class 1-A-R Certificate, you must include the taxable income or loss of each REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-A-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset this income from any REMIC. You also generally must account separately for your interest in each REMIC and you may not offset income from one REMIC with losses from another REMIC.

     You should consider carefully the tax consequences of any investment in the Class 1-A-R Certificate discussed in the prospectus and you are encouraged to consult your tax advisors regarding those consequences. See "Federal Income Tax Consequences" in the prospectus. Specifically, you are encouraged to consult your tax advisors regarding whether, at the time of acquisition, the Class 1-A-R Certificate will be treated as a "noneconomic" residual interest and "tax avoidance potential" residual interest. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Interests," "-- Foreign Investors" and "-- Mark to Market Regulations" in the prospectus. Additionally, for information regarding Prohibited Transactions, see "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxes That May Be Imposed on the REMIC Pool -- Prohibited Transactions" in the prospectus.

Backup Withholding and Reporting Requirements

     Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding at a rate of 28% (increasing to 31% after 2010) on interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding" in the prospectus.

     The Trustee will be required to report annually to the IRS and to each Certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record of the Offered Certificates (other than the Class 1-A-R Certificate) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on the Offered Certificates from Participants rather than from the Trustee. The Trustee, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Reporting Requirements" in the prospectus.

     All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

--------------------------------------------------------------------------------
ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

     A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "ERISA Considerations" in the prospectus.

     The U.S. Department of Labor has extended to the Underwriter an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations -- Administrative Exemptions -- Individual Administrative Exemptions" in the prospectus.

     The Exemption may cover the acquisition and holding of the Senior Certificates (other than the Class 1-A-3 and 1-A-R Certificates) by the Plans to which it applies provided that all conditions of the Exemption other than those within the control of the investors are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

     Because (i) the Subordinate Certificates are subordinated to the Senior Certificates and because some of the Mortgage Loans have Loan-to-Value Ratios in excess of 100% and (ii) after the Subordinate Certificates are no longer outstanding, the Class 1-A-3 Certificates are subordinated to the Class 1-A-2 Certificates with respect to principal losses and because some of the Group 1 Mortgage Loans have Loan-to-Value Ratios in excess of 100%, none of the Class 1-A-3 Certificates or the Subordinate

Certificates may be transferred unless the transferee has delivered (i) a representation letter to the Trustee stating that either the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or, subject to the conditions described in this prospectus supplement, the source of funds used to purchase the Class 1-A-3 and Subordinate Certificates is an "insurance company general account" or (ii) an opinion of counsel and such other documentation as described in this prospectus supplement under "Description of the Certificates -- Restrictions on Transfer of the Class 1-A-3 Certificates and Subordinate Certificates." Any transferee of a Class 1-A-3 or Subordinate Certificate that does not comply with either clause (i) or clause (ii) of the preceding sentence will be deemed to have made one of the representations described in clause (i) of the preceding sentence.

     Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTE 83-1 described under "ERISA Considerations" in the prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The Class 1-A-R Certificate may not be purchased by or transferred to a Plan or a person acting on behalf of or investing assets of a Plan. See "Description of the Certificates -- Restrictions on Transfer of the Class 1-A-R Certificate" in this prospectus supplement.

--------------------------------------------------------------------------------
REPORTS TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

     The Trustee will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the Mortgage Pool and certain other information, as set forth in the Pooling Agreement, required under Item 1121 of Regulation AB (17 CFR 229.1121) as described under "The Pooling Agreement -- Reports to Certificateholders" in the prospectus. In addition, the Trustee and the Servicer will furnish to the Depositor and the Trustee the compliance statements, assessments and attestation reports in accordance with Item 1122 and 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under "Servicing of the Mortgage Loans -- Evidence as to Compliance" in the prospectus.

     Copies of these statements and reports will be filed on Forms 10-D and 10-K with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

     The Trustee will make the statement described in the prospectus under "The Pooling Agreement -- Reports to Certificateholders" available each month to Certificateholders and the other parties to the Pooling Agreement via the Trustee's internet website. The Trustee will also make the Periodic Reports described in the prospectus under "Where You Can Find More Information" relating to the Issuing Entity available through its website promptly after they are filed with the SEC (which may not be the same day). The Trustee's internet website will initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

--------------------------------------------------------------------------------
METHOD OF DISTRIBUTION
--------------------------------------------------------------------------------

     Subject to the terms and conditions of the underwriting agreement among the Depositor, the Underwriter and the Sponsor, the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 101.707% of the aggregate initial Class Balance of those Certificates, before deducting expenses estimated at approximately $480,000 payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will be underwriters and the difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will constitute underwriting discounts and commissions.

     The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriter is an affiliate of the Depositor, the Sponsor, the Servicer and the Counterparty, and is a registered broker/dealer. Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter.

--------------------------------------------------------------------------------
LEGAL MATTERS
--------------------------------------------------------------------------------

     The legality of, and certain federal income tax matters related to the Offered Certificates, will be passed upon for the Depositor and Underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

--------------------------------------------------------------------------------
CERTIFICATE RATINGS
--------------------------------------------------------------------------------

     At their issuance, each class of Offered Certificates is required to receive from Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch Ratings ("Fitch") at least the rating set forth in the table beginning on page S-6 of this prospectus supplement.

     Moody's, S&P's and Fitch's ratings take into consideration the credit quality of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. Moody's, S&P's and Fitch's ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

     Moody's and Fitch's ratings do not address the possibility that, because the Interest Only Certificates are extremely sensitive to principal prepayments, a holder of an Interest Only Certificate may not fully recover its initial investment. Moody's and Fitch's ratings on the Principal Only Certificates only address the return of the principal balance of those Certificates and do not address the possibility that a slower than anticipated rate of prepayments may adversely affect the yield to investors. Fitch's rating on the Class 1-A-R Certificate does not address the likelihood of a return to investors other than to the extent of its Class Balance and interest at its pass-through rate.

     The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than Moody's, S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned. The rating assigned by any other rating agency to a class of Offered Certificates may be lower than the ratings assigned by Moody's, S&P and Fitch.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     In addition, the rating agencies that assign the initial ratings to the Offered Certificates will monitor those ratings for so long as the Offered Certificates remain outstanding.

--------------------------------------------------------------------------------
INDEX OF PROSPECTUS SUPPLEMENT DEFINITIONS
--------------------------------------------------------------------------------

Adjusted Pool Amount........................................................S-57
Adjusted Pool Amount (Non-PO Portion).......................................S-57
Adjusted Pool Amount (PO Portion)...........................................S-57
Administrative Fee Rate.....................................................S-40
Administrative Fees.........................................................S-40
Bank of America.............................................................S-36
Bankruptcy Losses...........................................................S-56
BBA.........................................................................S-47
BPP Mortgage Loans..........................................................S-12
Buy-Down Loans..............................................................S-12
Class 1-A-1 Notional Amount.................................................S-45
Class 1-A-5 Notional Amount.................................................S-46
Class 1-X-IO Notional Amount................................................S-46
Class 2-X-IO Notional Amount................................................S-46
Class Balance...............................................................S-46
Class XB-IO Interest Distribution Amount....................................S-44
Class XB-IO Notional Amount.................................................S-46
Closing Date.................................................................S-9
Code........................................................................S-73
Compensating Interest.......................................................S-39
Constant Prepayment Rate....................................................S-67
Corporate Trust Office......................................................S-38
CPR.........................................................................S-67
Credit Scores...............................................................S-12
Cut-off Date.................................................................S-9
Debt Service Reduction......................................................S-56
Deficient Valuation.........................................................S-56
Depositor....................................................................S-9
Determination Date...........................................................S-9
Discount Mortgage Loans.....................................................S-48
Distribution Date............................................................S-9
ERISA.......................................................................S-75
Exemption...................................................................S-75
Fitch.......................................................................S-77
Fractional Interest.........................................................S-53
FSMA.........................................................................S-5
Group 1 Discount Mortgage Loan..............................................S-48
Group 1 Premium Mortgage Loan...............................................S-48
Group 1 Recovery............................................................S-56
Group 2 Discount Mortgage Loan..............................................S-48
Group 2 Premium Mortgage Loan...............................................S-48
Group 2 Recovery............................................................S-56
Group 3 Recovery............................................................S-56
Group Subordinate Amount....................................................S-48
Interest Accrual Period.....................................................S-45
Interest Distribution Amount................................................S-44
Interest Only Mortgage Loans................................................S-13
Interest Settlement Rate....................................................S-47
Issuing Entity...............................................................S-9
LIBOR Based Interest Accrual Period.........................................S-45
LIBOR Determination Date....................................................S-47

Liquidated Mortgage Loan....................................................S-57
Liquidation Proceeds........................................................S-42
Loan-to-Value Ratio.........................................................S-12
Loss Severity Percentage....................................................S-72
Modeling Assumptions........................................................S-64
Moody's.....................................................................S-77
Mortgage Loan Purchase Agreement............................................S-35
Mortgage Loans..............................................................S-12
Mortgage Pool...............................................................S-12
Net Interest Shortfall......................................................S-44
Net Mortgage Interest Rate..................................................S-47
Non-PO Percentage...........................................................S-48
Non-PO Principal Amount.....................................................S-48
Non-Supported Interest Shortfall............................................S-44
Original Subordinate Principal Balance......................................S-51
Plan........................................................................S-75
PO Deferred Amount..........................................................S-55
PO Percentage...............................................................S-48
PO Principal Amount.........................................................S-52
PO Principal Distribution Amount............................................S-52
Pool Distribution Amount....................................................S-42
Pool Distribution Amount Allocation.........................................S-43
Pool Principal Balance......................................................S-50
Pool Principal Balance (Non-PO Portion).....................................S-50
Pooling Agreement...........................................................S-39
PPC.........................................................................S-67
Premium Mortgage Loans......................................................S-48
Prepayment Interest Shortfall...............................................S-39
Realized Loss...............................................................S-56
Record Date..................................................................S-9
Recoveries..................................................................S-56
Regular Certificates........................................................S-73
Regular Interest Accrual Period.............................................S-45
Relevant Implementation Date.................................................S-4
Relevant Member State........................................................S-4
Relevant Persons.............................................................S-5
Relief Act Reduction........................................................S-44
REMIC.......................................................................S-73
REMIC Regulations...........................................................S-58
Reserve Interest Rate.......................................................S-47
S&P.........................................................................S-77
Scheduled Principal Payments................................................S-49
SDA.........................................................................S-72
Senior Credit Support Depletion Date........................................S-50
Senior Percentage...........................................................S-50
Senior Prepayment Percentage................................................S-51
Senior Principal Distribution Amount........................................S-50
Servicer.....................................................................S-9
Servicing Fee...............................................................S-40
Servicing Fee Rate..........................................................S-40
Similar Law.................................................................S-75
Sponsor......................................................................S-9
Subordinate Percentage......................................................S-50
Subordinate Prepayment Percentage...........................................S-52
Subordinate Principal Distribution Amount...................................S-53
Telerate page 3750..........................................................S-47

Total Senior Percentage.....................................................S-51
Total Subordinate Percentage................................................S-52
Trust.......................................................................S-37
Trustee......................................................................S-9
Trustee Fee.................................................................S-40
Trustee Fee Rate............................................................S-40
U.S. Person.................................................................S-59
Undercollateralized Amount..................................................S-54
Undercollateralized Group...................................................S-54
Underwriter.................................................................S-35
Unscheduled Principal Payments..............................................S-49
Wells Fargo Bank............................................................S-37

                         Appendix A - Mortgage Loan Data

Group 1 Mortgage Loan Data

     The following tables set forth certain characteristics of the group 1 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                                                        All Group 1           Group 1 Discount          Group 1 Premium
                                                      Mortgage Loans           Mortgage Loans           Mortgage Loans
                                                   ---------------------    ---------------------    ----------------------
Number of Mortgage Loans.....................              2,652                    2,117                     535
Aggregate Stated Principal Balance(1)........          $407,424,097             $321,886,931              $85,537,166
Range of Original Terms to Stated Maturity...        240 to 360 months        240 to 360 months        240 to 360 months
Range of Stated Principal Balances(1)........      $9,991 to $1,694,540     $9,991 to $1,694,540     $13,600 to $1,345,000
Average Stated Principal Balance(1)..........            $153,629                 $152,049                 $159,883
Latest Stated Maturity Date..................         October 1, 2036          October 1, 2036          October 1, 2036
Range of Mortgage Interest Rates.............        5.625% to 8.250%         5.625% to 7.250%         7.375% to 8.250%
Weighted Average Mortgage Interest Rate(1)...             6.986%                   6.828%                   7.581%
Range of Remaining Terms to Stated
   Maturity..................................        236 to 360 months        236 to 360 months        239 to 360 months
Weighted Average Remaining Term to Stated
   Maturity(1)...............................           358 months               358 months               359 months
Range of Original Loan-to-Value Ratios.......        4.29% to 103.00%         4.29% to 103.00%         13.39% to 103.00%
Weighted Average Original Loan-to-Value
   Ratio(1)..................................             76.15%                   76.26%                   75.70%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in
   Excess of 5% of the Aggregate Stated
   Principal Balance(1)
          Florida............................             15.39%                   16.37%                   11.71%
          California.........................             14.20%                   13.53%                   16.73%
          Texas..............................              9.41%                   11.04%                      *
          North Carolina.....................              6.31%                    6.75%                      *
          Georgia............................                *                      5.48%                      *
          Illinois...........................                *                        *                     11.31%
          New York...........................                *                        *                      6.05%

---------

(1) Approximate.

*    Less than 5% of the aggregate Stated Principal Balance.


                      Occupancy of Mortgaged Properties(1)

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 1       Balance as of       Pool Principal
Occupancy                                                                    Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Primary Residence ......................................................              1,441     $266,990,180.94               65.53%
Investor Property ......................................................              1,092      117,919,442.75               28.94
Second Home ............................................................                119       22,514,473.74                5.53
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              2,652     $407,424,097.43              100.00%
                                                                          =================  ==================  ===================

---------

(1) Based solely on representations of the mortgagor at the time of origination of the related group 1 Mortgage Loan.

                                 Property Types

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 1       Balance as of       Pool Principal
Property Type                                                                Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Single Family Residence ................................................              1,787     $256,804,328.34               63.03%
PUD ....................................................................                312       61,400,639.23               15.07
Condominium ............................................................                281       38,690,881.95                9.50
2-Family ...............................................................                153       27,749,212.10                6.81
3-Family ...............................................................                 22        5,452,305.47                1.34
4-Family ...............................................................                 29        7,886,150.85                1.94
Condotel ...............................................................                 27        4,948,583.11                1.21
Townhouse ..............................................................                 41        4,491,996.38                1.10
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              2,652     $407,424,097.43              100.00%
                                                                          =================  ==================  ===================


                             Mortgage Loan Purposes

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 1       Balance as of       Pool Principal
Purpose                                                                      Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Purchase ...............................................................              1,764     $245,097,124.41               60.16%
Refinance-Cashout(1) ...................................................                621      107,129,756.04               26.29
Refinance-Rate/Term(2) .................................................                267       55,197,216.98               13.55
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              2,652     $407,424,097.43              100.00%
                                                                          =================  ==================  ===================

---------

(1) "Refinance -- Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2) "Refinance -- Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.



                               Documentation Type

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 1       Balance as of       Pool Principal
Documentation Type                                                           Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Standard ...............................................................              1,154     $156,035,488.89               38.30%
Accelerated -- Stated ..................................................                520      145,574,790.32               35.73
Accelerated -- PaperSaver(R)/Threshold .................................                902       93,439,613.21               22.93
Accelerated -- No Ratio ................................................                 42        7,614,056.57                1.87
Accelerated -- Rapid ...................................................                 20        2,926,909.60                0.72
Accelerated -- Stated Income/Stated Asset ..............................                  9        1,316,809.95                0.32
Accelerated -- All Ready Home ..........................................                  5          516,428.89                0.13
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              2,652     $407,424,097.43              100.00%
                                                                          =================  ==================  ===================

            Geographical Distribution of the Mortgaged Properties(1)

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 1       Balance as of       Pool Principal
Geographical Area                                                            Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Alabama ................................................................                  5     $    610,864.33                0.15%
Arizona ................................................................                 60        8,848,838.92                2.17
Arkansas ...............................................................                 30        2,505,050.64                0.61
California .............................................................                187       57,860,999.53               14.20
Colorado ...............................................................                 18        2,777,459.05                0.68
Connecticut ............................................................                 15        3,988,975.84                0.98
District of Columbia ...................................................                  5        1,166,469.25                0.29
Florida ................................................................                373       62,719,388.29               15.39
Georgia ................................................................                165       20,227,343.10                4.96
Hawaii .................................................................                 15        3,927,315.10                0.96
Idaho ..................................................................                 15        2,371,100.93                0.58
Illinois ...............................................................                 68       16,269,472.30                3.99
Indiana ................................................................                 22        2,561,896.46                0.63
Iowa ...................................................................                 17        1,895,034.80                0.47
Kansas .................................................................                 66        6,155,747.24                1.51
Kentucky ...............................................................                 11        1,167,010.32                0.29
Louisiana ..............................................................                  5          195,046.03                0.05
Maine ..................................................................                 14        2,309,518.99                0.57
Maryland ...............................................................                 90       14,797,437.60                3.63
Massachusetts ..........................................................                 25        6,631,668.99                1.63
Michigan ...............................................................                 21        2,803,674.58                0.69
Minnesota ..............................................................                 16        2,812,555.15                0.69
Mississippi ............................................................                  8          749,732.73                0.18
Missouri ...............................................................                114       13,747,009.50                3.37
Montana ................................................................                  3          498,820.03                0.12
Nebraska ...............................................................                  7          562,919.60                0.14
Nevada .................................................................                 25        4,354,613.46                1.07
New Hampshire ..........................................................                 10        1,586,802.01                0.39
New Jersey .............................................................                 30        7,233,922.42                1.78
New Mexico .............................................................                 20        2,927,418.69                0.72
New York ...............................................................                 65       16,901,439.80                4.15
North Carolina .........................................................                216       25,722,779.92                6.31
Ohio ...................................................................                 22        2,150,333.82                0.53
Oklahoma ...............................................................                 63        5,343,700.42                1.31
Oregon .................................................................                 21        3,270,993.50                0.80
Pennsylvania ...........................................................                 56        6,927,662.89                1.70
Rhode Island ...........................................................                  3          601,330.26                0.15
South Carolina .........................................................                111       13,048,379.81                3.20
South Dakota ...........................................................                  2          205,736.70                0.05
Tennessee ..............................................................                 66        7,989,427.63                1.96
Texas ..................................................................                357       38,348,609.15                9.41
Utah ...................................................................                 10        1,419,201.83                0.35
Vermont ................................................................                  5        1,150,087.99                0.28
Virginia ...............................................................                 84       11,650,826.28                2.86
Washington .............................................................                 62        9,211,771.55                2.26
West Virginia ..........................................................                  3          222,444.84                0.05
Wisconsin ..............................................................                 46        6,995,265.16                1.72
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              2,652     $407,424,097.43              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, no more than approximately 0.42% of the group 1 Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

                   Current Mortgage Loan Principal Balances(1)

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 1       Balance as of       Pool Principal
Current Mortgage Loan Principal Balances                                     Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
$0.01 to $50,000.00 ....................................................                204     $  7,569,215.85                1.86%
$50,000.01 to $100,000.00 ..............................................                777       59,989,436.24               14.72
$100,000.01 to $150,000.00 .............................................                833      103,417,346.11               25.38
$150,000.01 to $200,000.00 .............................................                334       57,772,635.41               14.18
$200,000.01 to $250,000.00 .............................................                174       38,906,981.26                9.55
$250,000.01 to $300,000.00 .............................................                 94       25,655,092.70                6.30
$300,000.01 to $350,000.00 .............................................                 59       19,201,213.61                4.71
$350,000.01 to $400,000.00 .............................................                 52       19,565,586.65                4.80
$400,000.01 to $450,000.00 .............................................                 30       12,755,127.15                3.13
$450,000.01 to $500,000.00 .............................................                 24       11,456,091.51                2.81
$500,000.01 to $550,000.00 .............................................                 16        8,324,145.31                2.04
$550,000.01 to $600,000.00 .............................................                 17        9,804,641.69                2.41
$600,000.01 to $650,000.00 .............................................                 14        8,801,770.57                2.16
$650,000.01 to $700,000.00 .............................................                  3        2,053,341.89                0.50
$700,000.01 to $750,000.00 .............................................                  2        1,445,807.78                0.35
$750,000.01 to $800,000.00 .............................................                  2        1,573,674.68                0.39
$800,000.01 to $850,000.00 .............................................                  1          850,000.00                0.21
$850,000.01 to $900,000.00 .............................................                  2        1,780,512.27                0.44
$900,000.01 to $950,000.00 .............................................                  2        1,866,104.49                0.46
$950,000.01 to $1,000,000.00 ...........................................                  5        4,931,114.30                1.21
$1,000,000.01 to $1,500,000.00 .........................................                  5        6,369,019.58                1.56
$1,500,000.01 to $2,000,000.00 .........................................                  2        3,335,238.38                0.82
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              2,652     $407,424,097.43              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the average outstanding principal balance of the group 1 Mortgage Loans is expected to be approximately $153,629.00.


                        Original Debt-to-Income Ratios(1)

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 1       Balance as of       Pool Principal
Original Debt-to-Income Ratios                                               Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Not Calculated .........................................................                 23     $  5,473,148.19                1.34%
0.01% to 1.00% .........................................................                  2          123,292.62                0.03
1.01% to 5.00% .........................................................                 11        1,026,676.09                0.25
5.01% to 10.00% ........................................................                 38        3,666,619.46                0.90
10.01% to 15.00% .......................................................                 62        8,192,180.56                2.01
15.01% to 20.00% .......................................................                133       17,031,833.22                4.18
20.01% to 25.00% .......................................................                214       28,321,591.89                6.95
25.01% to 30.00% .......................................................                317       41,787,861.31               10.26
30.01% to 35.00% .......................................................                400       66,647,924.40               16.36
35.01% to 40.00% .......................................................                434       76,995,096.30               18.90
40.01% to 45.00% .......................................................                479       82,851,634.39               20.34
45.01% to 50.00% .......................................................                255       38,106,798.14                9.35
50.01% to 55.00% .......................................................                140       17,687,526.16                4.34
55.01% to 60.00% .......................................................                112       16,404,361.48                4.03
60.01% to 65.00% .......................................................                 24        2,250,160.39                0.55
65.01% to 70.00% .......................................................                  6          585,093.77                0.14
70.01% to 75.00% .......................................................                  2          272,299.06                0.07
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              2,652     $407,424,097.43              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the group 1 Mortgage Loans (other than the group 1 Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 36.57%.

                        Original Loan-to-Value Ratios(1)

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 1       Balance as of       Pool Principal
Original Loan-to-Value Ratios                                                Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
0.01% to 5.00% .........................................................                  1     $      9,990.96                0.00%
5.01% to 10.00% ........................................................                  1           59,953.19                0.01
10.01% to 15.00% .......................................................                  4          383,592.31                0.09
15.01% to 20.00% .......................................................                  6          465,597.30                0.11
20.01% to 25.00% .......................................................                 14        1,323,739.34                0.32
25.01% to 30.00% .......................................................                 11        1,428,057.20                0.35
30.01% to 35.00% .......................................................                 17        2,204,181.68                0.54
35.01% to 40.00% .......................................................                 28        3,209,179.33                0.79
40.01% to 45.00% .......................................................                 22        2,983,603.00                0.73
45.01% to 50.00% .......................................................                 41        8,217,132.47                2.02
50.01% to 55.00% .......................................................                 42        6,086,010.92                1.49
55.01% to 60.00% .......................................................                 57       10,748,094.02                2.64
60.01% to 65.00% .......................................................                 80       11,547,687.54                2.83
65.01% to 70.00% .......................................................                181       39,425,743.79                9.68
70.01% to 75.00% .......................................................                225       41,548,085.93               10.20
75.01% to 80.00% .......................................................              1,445      219,888,534.03               53.97
80.01% to 85.00% .......................................................                 38        5,086,156.81                1.25
85.01% to 90.00% .......................................................                270       30,903,877.56                7.59
90.01% to 95.00% .......................................................                150       19,682,859.16                4.83
95.01% to 100.00% ......................................................                 14        1,725,174.53                0.42
100.01% to 103.00% .....................................................                  5          496,846.36                0.12
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              2,652     $407,424,097.43              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the group 1 Mortgage Loans is expected to be approximately 76.15%.


                           Mortgage Interest Rates(1)

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 1       Balance as of       Pool Principal
Mortgage Interest Rates                                                      Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
5.501% to 5.750% .......................................................                  3     $    371,855.00                0.09%
5.751% to 6.000% .......................................................                 21        4,071,149.67                1.00
6.001% to 6.250% .......................................................                 67       10,386,680.03                2.55
6.251% to 6.500% .......................................................                280       42,137,965.96               10.34
6.501% to 6.750% .......................................................                514       82,511,508.08               20.25
6.751% to 7.000% .......................................................                724      108,930,227.76               26.74
7.001% to 7.250% .......................................................                508       73,477,544.53               18.03
7.251% to 7.500% .......................................................                356       51,384,728.40               12.61
7.501% to 7.750% .......................................................                 99       19,859,540.89                4.87
7.751% to 8.000% .......................................................                 76       13,500,368.22                3.31
8.001% to 8.250% .......................................................                  4          792,528.89                0.19
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              2,652     $407,424,097.43              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average mortgage interest rate of the group 1 Mortgage Loans is expected to be approximately 6.986% per annum.

                      Number of Months Since Origination(1)

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 1       Balance as of       Pool Principal
Months Since Origination                                                     Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
1 to 2 months ..........................................................              2,599     $394,634,822.36               96.86%
3 to 4 months ..........................................................                 28        5,528,955.09                1.36
5 to 6 months ..........................................................                 12        3,301,184.45                0.81
7 to 8 months ..........................................................                  2          988,389.79                0.24
11 to 12 months ........................................................                  4        1,210,664.52                0.30
13 to 14 months ........................................................                  3          603,900.36                0.15
15 to 16 months ........................................................                  3          796,982.96                0.20
21 to 22 months ........................................................                  1          359,197.90                0.09
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              2,652     $407,424,097.43              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average number of months since origination of the group 1 Mortgage Loans is expected to be approximately 2 months.

                               Remaining Terms(1)

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 1       Balance as of       Pool Principal
Remaining Terms                                                              Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
221 to 240 months ......................................................                 17     $  1,937,787.69                0.48%
281 to 300 months ......................................................                 21        2,457,786.73                0.60
341 to 360 months ......................................................              2,614      403,028,523.01               98.92
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              2,652     $407,424,097.43              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 1 Mortgage Loans is expected to be approximately 358 months.


                           Credit Scores of Mortgagors

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 1       Balance as of       Pool Principal
Credit Scores(1)                                                             Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
801 to 850 .............................................................                108     $ 16,557,986.30                4.06%
751 to 800 .............................................................                728      110,920,313.82               27.22
701 to 750 .............................................................                826      123,886,925.48               30.41
651 to 700 .............................................................                764      123,722,134.26               30.37
601 to 650 .............................................................                217       30,998,519.57                7.61
551 to 600 .............................................................                  1           67,083.20                0.02
Not Scored .............................................................                  8        1,271,134.80                0.31
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              2,652     $407,424,097.43              100.00%
                                                                          =================  ==================  ===================

Group 2 Mortgage Loan Data

     The following tables set forth certain characteristics of the group 2 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                                                        All Group 2           Group 2 Discount          Group 2 Premium
                                                      Mortgage Loans           Mortgage Loans           Mortgage Loans
                                                   ---------------------    ---------------------    ----------------------
Number of Mortgage Loans.....................               159                      2                       157
Aggregate Stated Principal Balance(1)........           $42,024,831               $180,082               $41,844,749
Range of Original Terms to Stated Maturity...            480 months              480 months               480 months
Range of Stated Principal Balances(1)........      $32,338 to $2,970,000     $84,127 to $95,955     $32,338 to $2,970,000
Average Stated Principal Balance(1)..........             $264,307                $90,041                  $266,527
Latest Stated Maturity Date..................         October 1, 2046         October 1, 2046          October 1, 2046
Range of Mortgage Interest Rates.............         6.000% to 8.750%        6.000% to 6.250%         6.375% to 8.750%
Weighted Average Mortgage Interest Rate(1)...              7.253%                  6.133%                   7.258%
Range of Remaining Terms to Stated
   Maturity..................................        474 to 480 months       479 to 480 months        474 to 480 months
Weighted Average Remaining Term to Stated
   Maturity(1)...............................            478 months              479 months               478 months
Range of Original Loan-to-Value Ratios.......         22.77% to 95.00%        62.32% to 80.00%         22.77% to 95.00%
Weighted Average Original Loan-to-Value
   Ratio(1)..................................              72.46%                  71.74%                   72.46%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in
   Excess of 5% of the Aggregate Stated
   Principal Balance(1)
          California.........................              33.71%                    *                      33.86%
          Florida............................              12.48%                    *                      12.53%
          South Carolina.....................              9.55%                     *                      9.60%
          Maryland...........................              7.13%                     *                      7.16%
          Texas..............................                *                     53.28%                     *
          North Carolina.....................                *                       *                        *
          Virginia...........................                *                     46.72%                     *

---------

(1) Approximate.

* Less than 5% of the aggregate Stated Principal Balance.


                      Occupancy of Mortgaged Properties(1)

                                                                                               Aggregate Stated         % of Group 2
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 2       Balance as of       Pool Principal
Occupancy                                                                    Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Primary Residence ......................................................                 87     $ 26,208,871.67               62.37%
Investor Property ......................................................                 57       10,046,387.67               23.91
Second Home ............................................................                 15        5,769,571.90               13.73
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                159     $ 42,024,831.24              100.00%
                                                                          =================  ==================  ===================

---------

(1) Based solely on representations of the mortgagor at the time of origination of the related group 2 Mortgage Loan.

                                 Property Types

                                                                                               Aggregate Stated         % of Group 2
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 2       Balance as of       Pool Principal
Property Type                                                                Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Single Family Residence ................................................                100     $ 27,863,356.02               66.30%
PUD ....................................................................                 19        6,771,198.56               16.11
Condominium ............................................................                 25        3,806,554.05                9.06
2-Family ...............................................................                  8        2,252,478.34                5.36
3-Family ...............................................................                  2          404,756.18                0.96
4-Family ...............................................................                  3          734,371.40                1.75
Townhouse ..............................................................                  2          192,116.69                0.46
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                159     $ 42,024,831.24              100.00%
                                                                          =================  ==================  ===================


                             Mortgage Loan Purposes

                                                                                               Aggregate Stated         % of Group 2
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 2       Balance as of       Pool Principal
Purpose                                                                      Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Purchase ...............................................................                 88     $ 18,092,969.93               43.05%
Refinance-Cashout (1) ..................................................                 41       13,810,513.68               32.86
Refinance-Rate/Term (2) ................................................                 30       10,121,347.63               24.08
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                159     $ 42,024,831.24              100.00%
                                                                          =================  ==================  ===================

---------

(1) "Refinance -- Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2) "Refinance -- Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.


                               Documentation Type

                                                                                               Aggregate Stated         % of Group 2
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 2       Balance as of       Pool Principal
Documentation Type                                                           Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Accelerated -- Stated ..................................................                 54     $ 18,820,181.40               44.78%
Standard ...............................................................                 54       12,019,014.42               28.60
Accelerated -- PaperSaver(R)/Threshold .................................                 42        7,358,417.99               17.51
Accelerated -- No Ratio ................................................                  6        2,230,028.87                5.31
Accelerated -- Rapid ...................................................                  3        1,597,188.56                3.80
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                159     $ 42,024,831.24              100.00%
                                                                          =================  ==================  ===================

            Geographical Distribution of the Mortgaged Properties(1)

                                                                                               Aggregate Stated         % of Group 2
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 2       Balance as of       Pool Principal
Geographical Area                                                            Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Arizona ................................................................                  7     $    944,243.99                2.25%
Arkansas ...............................................................                  1          114,863.08                0.27
California .............................................................                 34       14,167,533.49               33.71
Colorado ...............................................................                  3          249,100.65                0.59
Connecticut ............................................................                  1          218,209.12                0.52
Delaware ...............................................................                  2          199,027.24                0.47
District of Columbia ...................................................                  2          779,801.57                1.86
Florida ................................................................                 26        5,243,566.63               12.48
Georgia ................................................................                  7        1,031,230.86                2.45
Illinois ...............................................................                  4          612,930.58                1.46
Indiana ................................................................                  1          110,224.26                0.26
Iowa ...................................................................                  2          569,135.31                1.35
Kansas .................................................................                  1           94,816.92                0.23
Maine ..................................................................                  2          327,878.12                0.78
Maryland ...............................................................                 13        2,994,812.74                7.13
Massachusetts ..........................................................                  6        2,071,817.10                4.93
Michigan ...............................................................                  1          303,798.29                0.72
Minnesota ..............................................................                  2          645,207.01                1.54
Missouri ...............................................................                  2          219,312.39                0.52
Nevada .................................................................                  3          607,594.58                1.45
New Jersey .............................................................                  4        1,005,424.12                2.39
New York ...............................................................                  3        1,252,643.54                2.98
North Carolina .........................................................                  2          249,059.50                0.59
Okalahoma ..............................................................                  3          260,441.36                0.62
Oregon .................................................................                  3          823,391.92                1.96
Pennsylvania ...........................................................                  1          117,756.18                0.28
South Carolina .........................................................                  7        4,015,267.77                9.55
Tennessee ..............................................................                  1           93,600.00                0.22
Texas ..................................................................                  8        1,722,331.88                4.10
Utah ...................................................................                  1          188,409.94                0.45
Virginia ...............................................................                  5          620,784.71                1.48
Washington .............................................................                  1          170,616.39                0.41
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                159     $ 42,024,831.24              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, no more than approximately 7.07% of the group 2 Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

                   Current Mortgage Loan Principal Balances(1)

                                                                                               Aggregate Stated         % of Group 2
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 2       Balance as of       Pool Principal
Current Mortgage Loan Principal Balances                                     Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
$0.01 to $50,000.00 ....................................................                  4     $    155,819.80                0.37%
$50,000.01 to $100,000.00 ..............................................                 26        2,202,970.03                5.24
$100,000.01 to $150,000.00 .............................................                 33        4,119,786.39                9.80
$150,000.01 to $200,000.00 .............................................                 24        4,161,937.96                9.90
$200,000.01 to $250,000.00 .............................................                 19        4,243,691.36               10.10
$250,000.01 to $300,000.00 .............................................                  8        2,165,291.91                5.15
$300,000.01 to $350,000.00 .............................................                  7        2,222,268.59                5.29
$350,000.01 to $400,000.00 .............................................                  6        2,264,340.74                5.39
$400,000.01 to $450,000.00 .............................................                  6        2,569,253.12                6.11
$450,000.01 to $500,000.00 .............................................                  6        2,850,206.20                6.78
$500,000.01 to $550,000.00 .............................................                  7        3,658,423.55                8.71
$550,000.01 to $600,000.00 .............................................                  5        2,901,811.17                6.90
$650,000.01 to $700,000.00 .............................................                  3        2,005,168.86                4.77
$700,000.01 to $750,000.00 .............................................                  1          719,112.52                1.71
$750,000.01 to $800,000.00 .............................................                  2        1,592,477.85                3.79
$1,000,000.01 to $1,5000,000.00 ........................................                  1        1,222,271.19                2.91
$2,500,000.01 to $3,000,000.00 .........................................                  1        2,970,000.00                7.07
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                159     $ 42,024,831.24              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the average outstanding principal balance of the group 2 Mortgage Loans is expected to be approximately $264,307.11.


                        Original Debt-to-Income Ratios(1)

                                                                                               Aggregate Stated         % of Group 2
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 2       Balance as of       Pool Principal
Original Debt-to-Income Ratios                                               Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Not Calculated .........................................................                  6     $  2,230,028.87                5.31%
5.01% to 10.00% ........................................................                  2          194,100.65                0.46
15.01% to 20.00% .......................................................                  3          543,866.67                1.29
20.01% to 25.00% .......................................................                 13        2,289,360.75                5.45
25.01% to 30.00% .......................................................                 19        3,833,473.23                9.12
30.01% to 35.00% .......................................................                 18        4,126,121.62                9.82
35.01% to 40.00% .......................................................                 32        9,077,924.16               21.60
40.01% to 45.00% .......................................................                 33        8,330,417.62               19.82
45.01% to 50.00% .......................................................                 22        6,283,805.07               14.95
50.01% to 55.00% .......................................................                  7        4,463,150.15               10.62
55.01% to 60.00% .......................................................                  4          652,582.45                1.55
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                159     $ 42,024,831.24              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the group 2 Mortgage Loans (other than the group 2 Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 39.68%.

                        Original Loan-to-Value Ratios(1)

                                                                                               Aggregate Stated         % of Group 2
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 2       Balance as of       Pool Principal
Original Loan-to-Value Ratios                                                Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
20.01% to 25.00% .......................................................                  1     $     77,940.39                0.19%
30.01% to 35.00% .......................................................                  2          398,724.05                0.95
35.01% to 40.00% .......................................................                  2          330,792.42                0.79
40.01% to 45.00% .......................................................                  5        1,408,513.76                3.35
45.01% to 50.00% .......................................................                  4          645,047.27                1.53
50.01% to 55.00% .......................................................                  3          772,555.88                1.84
55.01% to 60.00% .......................................................                 12        3,806,655.48                9.06
60.01% to 65.00% .......................................................                  6        1,512,354.26                3.60
65.01% to 70.00% .......................................................                 15        7,143,095.37               17.00
70.01% to 75.00% .......................................................                 14        3,577,632.04                8.51
75.01% to 80.00% .......................................................                 78       18,042,685.62               42.93
80.01% to 85.00% .......................................................                  2          978,583.61                2.33
85.01% to 90.00% .......................................................                 12        2,532,911.90                6.03
90.01% to 95.00% .......................................................                  3          797,339.19                1.90
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                159     $ 42,024,831.24              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the group 2 Mortgage Loans is expected to be approximately 72.46%.


                           Mortgage Interest Rates(1)

                                                                                               Aggregate Stated         % of Group 2
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 2       Balance as of       Pool Principal
Mortgage Interest Rates                                                      Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
5.751% to 6.000% .......................................................                  1     $     84,127.00                0.20%
6.001% to 6.250% .......................................................                  1           95,954.96                0.23
6.251% to 6.500% .......................................................                  7        1,970,131.44                4.69
6.501% to 6.750% .......................................................                 26        6,998,094.91               16.65
6.751% to 7.000% .......................................................                 33        9,275,075.62               22.07
7.001% to 7.250% .......................................................                 23        5,447,649.83               12.96
7.251% to 7.500% .......................................................                 37        7,261,944.72               17.28
7.501% to 7.750% .......................................................                 10        2,884,108.95                6.86
7.751% to 8.000% .......................................................                 16        4,126,797.47                9.82
8.001% to 8.250% .......................................................                  4        3,549,177.14                8.45
8.501% to 8.750% .......................................................                  1          331,769.20                0.79
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                159     $ 42,024,831.24              100.00
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average mortgage interest rate of the group 2 Mortgage Loans is expected to be approximately 7.253% per annum.


                      Number of Months Since Origination(1)

                                                                                               Aggregate Stated         % of Group 2
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 2       Balance as of       Pool Principal
Months Since Origination                                                     Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
1 to 2 months ..........................................................                 58     $ 13,939,227.35               33.17%
3 to 4 months ..........................................................                 50       16,766,112.02               39.90
5 to 6 months ..........................................................                 45        8,810,577.89               20.97
7 to 8 months ..........................................................                  6        2,508,913.98                5.97
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                159     $ 42,024,831.24              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average number of months since origination of the group 2 Mortgage Loans is expected to be approximately 3 months.

                               Remaining Terms(1)

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 2       Balance as of       Pool Principal
Remaining Terms                                                              Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
461 to 480 months ......................................................                159     $ 42,024,831.24              100.00%
                                                                          -----------------  ------------------  -------------------
        Total: ........................................................                 159     $ 42,024,831.24              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 2 Mortgage Loans is expected to be approximately 478 months.


                           Credit Scores of Mortgagors

                                                                                               Aggregate Stated         % of Group 1
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 2       Balance as of       Pool Principal
Credit Scores                                                                Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
801 to 850 .............................................................                  6     $  1,392,093.80                3.31%
751 to 800 .............................................................                 40       10,536,288.31               25.07
701 to 750 .............................................................                 50       15,773,488.36               37.53
651 to 700 .............................................................                 50       11,827,444.32               28.14
601 to 650 .............................................................                 11        2,105,124.90                5.01
Not Scored .............................................................                  2          390,391.55                0.93
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                159     $ 42,024,831.24              100.00%
                                                                          =================  ==================  ===================

Group 3 Mortgage Loan Data

     The following tables set forth certain characteristics of the group 3 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                                                                                       All Group 3
                                                                                     Mortgage Loans
                                                                                -------------------------
Number of Mortgage Loans.........................................                          531
Aggregate Stated Principal Balance(1)............................                      $60,712,273
Range of Original Terms to Stated Maturity.......................                   120 to 180 months
Range of Stated Principal Balances(1)............................                 $11,262 to $1,696,513
Average Stated Principal Balance(1)..............................                       $114,336
Latest Stated Maturity Date......................................                    October 1, 2021
Range of Mortgage Interest Rates.................................                   5.250% to 8.000%
Weighted Average Mortgage Interest Rate(1).......................                        6.546%
Range of Remaining Terms to Stated Maturity......................                   115 to 180 months
Weighted Average Remaining Term to Stated Maturity(1)............                      176 months
Range of Original Loan-to-Value Ratios...........................                    3.46% to 95.00%
Weighted Average Original Loan-to-Value Ratio(1).................                        66.74%
Geographic Concentration of Mortgaged Properties Securing
   Mortgage Loans in Excess of 5% of the Aggregate Stated
   Principal Balance(1)
          California.............................................                        19.23%
          Florida................................................                        13.45%
          Texas..................................................                        12.60%
          North Carolina.........................................                         7.07%
          South Carolina.........................................                           *
          Virginia...............................................                           *
          Tennessee..............................................                           *
          Georgia................................................                           *

---------

(1) Approximate.

* Less than 5% of the aggregate Stated Principal Balance.

                      Occupancy of Mortgaged Properties(1)

                                                                                               Aggregate Stated         % of Group 3
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 3       Balance as of       Pool Principal
Occupancy                                                                    Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Investor Property ......................................................                327     $ 30,766,890.37               50.68%
Primary Residence ......................................................                182       25,991,686.46               42.81
Second Home ............................................................                 22        3,953,696.37                6.51
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                531     $ 60,712,273.20              100.00%
                                                                          =================  ==================  ===================

---------

(1) Based solely on representations of the mortgagor at the time of origination of the related group 3 Mortgage Loan.

                                 Property Types

                                                                                               Aggregate Stated         % of Group 3
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 3       Balance as of       Pool Principal
Property Type                                                                Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Single Family Residence ................................................                372     $ 37,870,147.01               62.38%
PUD ....................................................................                 34        6,889,397.14               11.35
Condominium ............................................................                 44        6,729,163.14               11.08
2-Family ...............................................................                 59        6,555,291.06               10.80
3-Family ...............................................................                 10        1,074,376.01                1.77
4-Family ...............................................................                  6        1,182,914.38                1.95
Townhouse ..............................................................                  3          230,123.24                0.38
Condotel ...............................................................                  3          180,861.22                0.30
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                531     $ 60,712,273.20              100.00%
                                                                          =================  ==================  ===================


                             Mortgage Loan Purposes

                                                                                               Aggregate Stated         % of Group 3
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 3       Balance as of       Pool Principal
Purpose                                                                      Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Purchase ...............................................................                255     $ 29,533,674.67               48.65%
Refinance-Cashout(1) ...................................................                202       23,801,124.41               39.20
Refinance-Rate/Term(2) .................................................                 74        7,377,474.12               12.15
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                531     $ 60,712,273.20              100.00%
                                                                          =================  ==================  ===================

---------

(1) "Refinance -- Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2) "Refinance -- Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.


                               Documentation Type

                                                                                               Aggregate Stated         % of Group 3
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 3       Balance as of       Pool Principal
Documentation Type                                                           Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Accelerated -- PaperSaver(R)/Threshold .................................                255     $ 23,159,583.28               38.15%
Standard ...............................................................                175       19,042,606.71               31.37
Accelerated -- Stated ..................................................                 76       15,024,616.18               24.75
Accelerated -- Rapid ...................................................                  5        1,236,072.31                2.04
Accelerated -- No Ratio ................................................                  7        1,127,832.79                1.86
Accelerated -- Stated Income/Stated Asset ..............................                  7          627,209.31                1.03
Accelerated -- All-Ready Home ..........................................                  6          494,352.62                0.81
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                531     $ 60,712,273.20              100.00%
                                                                          =================  ==================  ===================

            Geographical Distribution of the Mortgaged Properties(1)

                                                                                               Aggregate Stated         % of Group 3
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 3       Balance as of       Pool Principal
Geographical Area                                                            Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Alabama ................................................................                  2     $     48,646.02                0.08%
Arizona ................................................................                  9        1,038,886.66                1.71
Arkansas ...............................................................                  8          465,538.20                0.77
California .............................................................                 65       11,676,199.59               19.23
Colorado ...............................................................                  3          249,963.32                0.41
Connecticut ............................................................                  2          213,082.81                0.35
Delaware ...............................................................                  1           83,500.00                0.14
Florida ................................................................                 59        8,164,980.77               13.45
Georgia ................................................................                 25        2,574,525.68                4.24
Hawaii .................................................................                  4          625,167.11                1.03
Idaho ..................................................................                  1          191,512.53                0.32
Illinois ...............................................................                  9          972,954.60                1.60
Indiana ................................................................                  5          402,978.32                0.66
Iowa ...................................................................                  5          326,397.42                0.54
Kansas .................................................................                 26        1,376,402.44                2.27
Kentucky ...............................................................                  1           96,805.02                0.16
Maine ..................................................................                  2          544,445.63                0.90
Maryland ...............................................................                 12        1,260,407.34                2.08
Massachusetts ..........................................................                  6        1,454,882.03                2.40
Michigan ...............................................................                  3          541,368.04                0.89
Minnesota ..............................................................                  1          200,359.85                0.33
Mississippi ............................................................                  3          229,692.48                0.38
Missouri ...............................................................                 21        1,214,288.15                2.00
Nevada .................................................................                  5          936,936.49                1.54
New Hampshire ..........................................................                  1          128,252.35                0.21
New Jersey .............................................................                  5        1,642,519.21                2.71
New Mexico .............................................................                  4          449,974.37                0.74
New York ...............................................................                 14        1,503,228.53                2.48
North Carolina .........................................................                 32        4,290,225.09                7.07
North Dakota ...........................................................                  1           39,871.03                0.07
Ohio ...................................................................                  1           99,650.26                0.16
Oklahoma ...............................................................                 14          825,830.57                1.36
Oregon .................................................................                  9        1,246,079.66                2.05
Pennsylvania ...........................................................                 11          679,949.50                1.12
South Carolina .........................................................                 18        1,768,677.69                2.91
Tennessee ..............................................................                 21        2,240,402.71                3.69
Texas ..................................................................                 93        7,651,551.26               12.60
Utah ...................................................................                  2          240,288.37                0.40
Virginia ...............................................................                 14        1,800,500.92                2.97
Washington .............................................................                  9        1,023,485.39                1.69
West Virginia ..........................................................                  1           35,883.93                0.06
Wisconsin ..............................................................                  3          155,981.86                0.26
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                531     $ 60,712,273.20              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, no more than approximately 2.79% of the group 3 Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

                   Current Mortgage Loan Principal Balances(1)

                                                                                               Aggregate Stated         % of Group 3
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 3       Balance as of       Pool Principal
Current Mortgage Loan Principal Balances                                     Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
$0.01 to $50,000.00 ....................................................                128     $  4,492,219.17                7.40%
$50,000.01 to $100,000.00 ..............................................                193       14,245,816.39               23.46
$100,000.01 to $150,000.00 .............................................                101       12,207,300.82               20.11
$150,000.01 to $200,000.00 .............................................                 50        8,673,421.35               14.29
$200,000.01 to $250,000.00 .............................................                 15        3,335,236.53                5.49
$250,000.01 to $300,000.00 .............................................                 15        4,062,424.80                6.69
$300,000.01 to $350,000.00 .............................................                  7        2,216,205.32                3.65
$350,000.01 to $400,000.00 .............................................                 10        3,823,829.64                6.30
$400,000.01 to $450,000.00 .............................................                  2          842,301.52                1.39
$450,000.01 to $500,000.00 .............................................                  2          958,952.39                1.58
$500,000.01 to $550,000.00 .............................................                  2        1,006,921.54                1.66
$550,000.01 to $600,000.00 .............................................                  2        1,162,975.89                1.92
$600,000.01 to $650,000.00 .............................................                  2        1,275,655.19                2.10
$700,000.01 to $750,000.00 .............................................                  1          712,500.00                1.17
$1,500,000.01 to $2,000,000.00 .........................................                  1        1,696,512.65                2.79
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                531     $ 60,712,273.20              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the average outstanding principal balance of the group 3 Mortgage Loans is expected to be approximately $114,335.73.

                        Original Debt-to-Income Ratios(1)

                                                                                               Aggregate Stated         % of Group 3
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 3       Balance as of       Pool Principal
Original Debt-to-Income Ratios                                               Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Not Calculated .........................................................                  2     $    223,965.41                0.37%
1.01% to 5.00% .........................................................                  5          216,167.77                0.36
5.01% to 10.00% ........................................................                 12          948,016.21                1.56
10.01% to 15.00% .......................................................                 25        2,534,276.99                4.17
15.01% to 20.00% .......................................................                 52        5,857,455.65                9.65
20.01% to 25.00% .......................................................                 54        5,114,802.22                8.42
25.01% to 30.00% .......................................................                 57        6,078,138.19               10.01
30.01% to 35.00% .......................................................                 66        6,697,771.39               11.03
35.01% to 40.00% .......................................................                 56        6,963,934.87               11.47
40.01% to 45.00% .......................................................                 74       10,503,377.43               17.30
45.01% to 50.00% .......................................................                 67        8,971,203.99               14.78
50.01% to 55.00% .......................................................                 28        2,899,606.95                4.78
55.01% to 60.00% .......................................................                 23        2,225,985.04                3.67
60.01% to 65.00% .......................................................                  8          833,110.16                1.37
65.01% to 70.00% .......................................................                  2          644,460.93                1.06
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                531     $ 60,712,273.20              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the group 3 Mortgage Loans (other than the group 3 Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 35.74%.

                        Original Loan-to-Value Ratios(1)

                                                                                               Aggregate Stated         % of Group 3
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 3       Balance as of       Pool Principal
Original Loan-to-Value Ratios                                                Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
0.01% to 5.00% .........................................................                  1     $     30,000.00                0.05%
5.01 to 10.00% .........................................................                  2          143,189.51                0.24
10.01% to 15.00% .......................................................                  5          451,250.01                0.74
15.01% to 20.00 % ......................................................                  6          443,140.18                0.73
20.01% to 25.00% .......................................................                 11        1,146,363.64                1.89
25.01% to 30.00% .......................................................                 11        1,117,825.04                1.84
30.01% to 35.00% .......................................................                 15        1,706,451.97                2.81
35.01% to 40.00% .......................................................                  8          848,950.27                1.40
40.01% to 45.00% .......................................................                 16        2,104,769.83                3.47
45.01% to 50.00% .......................................................                 27        2,433,017.26                4.01
50.01% to 55.00% .......................................................                 26        3,826,102.06                6.30
55.01% to 60.00% .......................................................                 32        3,554,277.68                5.85
60.01% to 65.00% .......................................................                 22        4,341,952.75                7.15
65.01% to 70.00% .......................................................                 66        7,656,971.54               12.61
70.01% to 75.00% .......................................................                 52        6,701,507.65               11.04
75.01% to 80.00% .......................................................                160       18,507,305.61               30.48
80.01% to 85.00% .......................................................                 10          931,374.07                1.53
85.01% to 90.00% .......................................................                 40        2,682,347.90                4.42
90.01% to 95.00% .......................................................                 21        2,085,476.23                3.44
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                531     $ 60,712,273.20              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the group 3 Mortgage Loans is expected to be approximately 66.74%.


                       Current Mortgage Interest Rates(1)

                                                                                               Aggregate Stated         % of Group 3
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 3       Balance as of       Pool Principal
Mortgage Interest Rates                                                      Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
5.001% to 5.250% .......................................................                  2     $    958,540.19                1.58%
5.251% to 5.500% .......................................................                  3          289,789.06                0.48
5.501% to 5.750% .......................................................                 12        1,550,007.99                2.55
5.751% to 6.000% .......................................................                 27        3,671,809.68                6.05
6.001% to 6.250% .......................................................                 66        8,840,767.93               14.56
6.251% to 6.500% .......................................................                151       16,830,748.27               27.72
6.501% to 6.750% .......................................................                155       16,630,830.13               27.39
6.751% to 7.000% .......................................................                 81        6,375,896.17               10.50
7.001% to 7.250% .......................................................                  9        2,866,444.98                4.72
7.251% to 7.500% .......................................................                 11        1,456,974.93                2.40
7.501% to 7.750% .......................................................                  9          691,655.18                1.14
7.751% to 8.000% .......................................................                  5          548,808.69                0.90
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                531     $ 60,712,273.20              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average mortgage interest rate of the group 3 Mortgage Loans is expected to be approximately 6.546% per annum.

                      Number of Months Since Origination(1)

                                                                                               Aggregate Stated         % of Group 3
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 3       Balance as of       Pool Principal
Months Since Origination                                                     Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
1 to 2 months ..........................................................                292     $ 28,612,362.36               47.13%
3 to 4 months ..........................................................                119       14,610,207.53               24.06
5 to 6 months ..........................................................                107       14,303,675.79               23.56
7 to 8 months ..........................................................                  3          208,893.35                0.34
9 to 10 months .........................................................                  1          256,492.50                0.42
11 to 12 months ........................................................                  1          213,517.70                0.35
13 to 14 months ........................................................                  2          452,202.53                0.74
15 to 16 months ........................................................                  2          875,894.07                1.44
17 to 18 months ........................................................                  3          791,266.44                1.30
23 to 24 months ........................................................                  1          387,760.93                0.64
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                531     $ 60,712,273.20              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average number of months since origination of the group 3 Mortgage Loans is expected to be approximately 4 months.


                               Remaining Terms(1)

                                                                                               Aggregate Stated         % of Group 3
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 3       Balance as of       Pool Principal
Remaining Terms                                                              Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
101 to 120 months ......................................................                 14     $  1,651,283.56                2.72%
121 to 140 months ......................................................                  1           86,819.45                0.14
161 to 180 months ......................................................                516       58,974,170.19               97.14
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                531     $ 60,712,273.20              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 3 Mortgage Loans is expected to be approximately 176 months.


                           Credit Scores of Mortgagors

                                                                                               Aggregate Stated         % of Group 3
                                                                                                      Principal         Cut-off Date
                                                                          Number of Group 3       Balance as of       Pool Principal
Credit Scores                                                                Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
801 to 850 .............................................................                 33     $  3,439,192.95                5.66%
751 to 800 .............................................................                173       21,634,894.53               35.64
701 to 750 .............................................................                144       15,425,829.83               25.41
651 to 700 .............................................................                121       14,283,428.99               23.53
601 to 650 .............................................................                 55        4,491,935.67                7.40
Not Scored .............................................................                  5        1,436,991.23                2.37
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................                531     $ 60,712,273.20              100.00%
                                                                          =================  ==================  ===================

Aggregate Mortgage Loan Data

     The following tables set forth certain characteristics of all the Mortgage Loans in all loan groups as of the Cut-off Date and certain characteristics of the Discount Loans and Premium Mortgage Loans in the aggregate in loan group 1 and loan group 2. The balances and percentages may not be exact due to rounding.

                                                                               All Discount            All Premium
                                                           All                Mortgage Loans          Mortgage Loans
                                                      Mortgage Loans      in Loan Groups 1 and 2  in Loan Groups 1 and 2
                                                  ---------------------- ------------------------ ----------------------
Number of Mortgage Loans.....................             3,342                   2,119                    692
Aggregate Stated Principal Balance(1)........          $510,161,202            $322,067,013            $127,381,916
Range of Original Terms to Stated Maturity...       120 to 480 months       240 to 480 months       240 to 480 months
Range of Stated Principal Balances(1)........      $9,991 to $2,970,000    $9,991 to $1,694,540   $13,600 to $2,970,000
Average Stated Principal Balance(1)..........            $152,651                $151,990                $184,078
Latest Stated Maturity Date..................        October 1, 2046         October 1, 2046         October 1, 2046
Range of Mortgage Interest Rates.............        5.250% to 8.750%        5.625% to 7.250%        6.375% to 8.750%
Weighted Average Mortgage Interest Rate(1)...             6.956%                  6.828%                  7.475%
Range of Remaining Terms to Stated
   Maturity..................................       115 to 480 months       236 to 480 months       239 to 480 months
Weighted Average Remaining Term to Stated
   Maturity(1)...............................           347 months              358 months              398 months
Range of Original Loan-to-Value Ratios.......        3.46% to 103.00%        4.29% to 103.00%       13.39% to 103.00%
Weighted Average Original Loan-to-Value
   Ratio(1)..................................             74.72%                  76.26%                  74.64%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in
   Excess of 5% of the Aggregate Stated
   Principal Balance(1)
          California.........................             16.41%                 13.52%                  22.35%
          Florida............................             14.92%                 16.36%                  11.98%
          Texas..............................              9.35%                 11.06%                     *
          North Carolina.....................              5.93%                  6.75%                     *
          Illinois...........................               *                       *                     8.08%
          Georgia............................               *                     5.48                      *
          Maryland...........................               *                       *                     5.52%
          New York...........................               *                       *                     5.05%

---------

(1) Approximate.

* Less than 5% of the aggregate Stated Principal Balance.


                      Occupancy of Mortgaged Properties(1)

                                                                                               Aggregate Stated       % of Aggregate
                                                                                                      Principal         Cut-off Date
                                                                            Number of Group       Balance as of       Pool Principal
Occupancy                                                                    Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Primary Residence ......................................................              1,710     $319,190,739.07               62.57%
Investor Property ......................................................              1,476      158,732,720.79               31.11
Second Home ............................................................                156       32,237,742.01                6.32
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              3,342     $510,161,201.87              100.00%
                                                                          =================  ==================  ===================

---------

(1) Based solely on representations of the mortgagor at the time of origination of the related Mortgage Loan.

                                 Property Types

                                                                                               Aggregate Stated       % of Aggregate
                                                                                                      Principal         Cut-off Date
                                                                            Number of Group       Balance as of       Pool Principal
Property Type                                                                Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Single Family Residence ................................................              2,259     $322,537,831.37               63.22%
PUD ....................................................................                365       75,061,234.93               14.71
Condominium ............................................................                350       49,226,599.14                9.65
2-Family ...............................................................                220       36,556,981.50                7.17
3-Family ...............................................................                 34        6,931,437.66                1.36
4-Family ...............................................................                 38        9,803,436.63                1.92
Condotel ...............................................................                 30        5,129,444.33                1.01
Townhouse ..............................................................                 46        4,914,236.31                0.96
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              3,342     $510,161,201.87              100.00%
                                                                          =================  ==================  ===================


                             Mortgage Loan Purposes

                                                                                               Aggregate Stated       % of Aggregate
                                                                                                      Principal         Cut-off Date
                                                                            Number of Group       Balance as of       Pool Principal
Purpose                                                                      Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Purchase ...............................................................              2,107     $292,723,769.01               57.38%
Refinance-Cashout(1) ...................................................                864      144,741,394.13               28.37
Refinance-Rate/Term(2) .................................................                371       72,696,038.73               14.25
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              3,342     $510,161,201.87              100.00%
                                                                          =================  ==================  ===================

---------

(1) "Refinance -- Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2) "Refinance -- Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.


                               Documentation Type

                                                                                               Aggregate Stated       % of Aggregate
                                                                                                      Principal         Cut-off Date
                                                                            Number of Group       Balance as of       Pool Principal
Documentation Type                                                           Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Standard ...............................................................              1,383     $187,097,110.02               36.67%
Accelerated -- Stated ..................................................                650      179,419,587.90               35.17
Accelerated -- PaperSaver(R)/Threshold .................................              1,199      123,957,614.48               24.30
Accelerated -- No Ratio ................................................                 55       10,971,918.23                2.15
Accelerated -- Rapid ...................................................                 28        5,760,170.47                1.13
Accelerated -- Stated Income/Stated Asset ..............................                 16        1,944,019.26                0.38
Accelerated -- All-Ready Home ..........................................                 11        1,010,781.51                0.20
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              3,342     $510,161,201.87              100.00%
                                                                          =================  ==================  ===================

            Geographical Distribution of the Mortgaged Properties(1)

                                                                                               Aggregate Stated       % of Aggregate
                                                                                                      Principal         Cut-off Date
                                                                            Number of Group       Balance as of       Pool Principal
Geographical Area                                                            Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Alabama ................................................................                  7     $    659,510.35                0.13%
Arizona ................................................................                 76       10,831,969.57                2.12
Arkansas ...............................................................                 39        3,085,451.92                0.60
California .............................................................                286       83,704,732.61               16.41
Colorado ...............................................................                 24        3,276,523.02                0.64
Connecticut ............................................................                 18        4,420,267.77                0.87
Delaware ...............................................................                  3          282,527.24                0.06
District of Columbia ...................................................                  7        1,946,270.82                0.38
Florida ................................................................                458       76,127,935.69               14.92
Georgia ................................................................                197       23,833,099.64                4.67
Hawaii .................................................................                 19        4,552,482.21                0.89
Idaho ..................................................................                 16        2,562,613.46                0.50
Illinois ...............................................................                 81       17,855,357.48                3.50
Indiana ................................................................                 28        3,075,099.04                0.60
Iowa ...................................................................                 24        2,790,567.53                0.55
Kansas .................................................................                 93        7,626,966.60                1.50
Kentucky ...............................................................                 12        1,263,815.34                0.25
Louisiana ..............................................................                  5          195,046.03                0.04
Maine ..................................................................                 18        3,181,842.74                0.62
Maryland ...............................................................                115       19,052,657.68                3.73
Massachusetts ..........................................................                 37       10,158,368.12                1.99
Michigan ...............................................................                 25        3,648,840.91                0.72
Minnesota ..............................................................                 19        3,658,122.01                0.72
Mississippi ............................................................                 11          979,425.21                0.19
Missouri ...............................................................                137       15,180,610.04                2.98
Montana ................................................................                  3          498,820.03                0.10
Nebraska ...............................................................                  7          562,919.60                0.11
Nevada .................................................................                 33        5,899,144.53                1.16
New Hampshire ..........................................................                 11        1,715,054.36                0.34
New Jersey .............................................................                 39        9,881,865.75                1.94
New Mexico .............................................................                 24        3,377,393.06                0.66
New York ...............................................................                 82       19,657,311.87                3.85
North Carolina .........................................................                250       30,262,064.51                5.93
North Dakota ...........................................................                  1           39,871.03                0.01
Ohio ...................................................................                 23        2,249,984.08                0.44
Oklahoma ...............................................................                 80        6,429,972.35                1.26
Oregon .................................................................                 33        5,340,465.08                1.05
Pennsylvania ...........................................................                 68        7,725,368.57                1.51
Rhode Island ...........................................................                  3          601,330.26                0.12
South Carolina .........................................................                136       18,832,325.27                3.69
South Dakota ...........................................................                  2          205,736.70                0.04
Tennessee ..............................................................                 88       10,323,430.34                2.02
Texas ..................................................................                458       47,722,492.29                9.35
Utah ...................................................................                 13        1,847,900.14                0.36
Vermont ................................................................                  5        1,150,087.99                0.23
Virginia ...............................................................                103       14,072,111.91                2.76
Washington .............................................................                 72       10,405,873.33                2.04
West Virginia ..........................................................                  4          258,328.77                0.05
Wisconsin ..............................................................                 49        7,151,247.02                1.40
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              3,342     $510,161,201.87              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, no more than approximately 0.86% of the Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

                   Current Mortgage Loan Principal Balances(1)

                                                                                               Aggregate Stated       % of Aggregate
                                                                                                      Principal         Cut-off Date
                                                                            Number of Group       Balance as of       Pool Principal
Current Mortgage Loan Principal Balances                                     Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
$0.01 to $50,000.00 ....................................................                336     $ 12,217,254.82                2.39%
$50,000.01 to $100,000.00 ..............................................                996       76,438,222.66               14.98
$100,000.01 to $150,000.00 .............................................                967      119,744,433.32               23.47
$150,000.01 to $200,000.00 .............................................                408       70,607,994.72               13.84
$200,000.01 to $250,000.00 .............................................                208       46,485,909.15                9.11
$250,000.01 to $300,000.00 .............................................                117       31,882,809.41                6.25
$300,000.01 to $350,000.00 .............................................                 73       23,639,687.52                4.63
$350,000.01 to $400,000.00 .............................................                 68       25,653,757.03                5.03
$400,000.01 to $450,000.00 .............................................                 38       16,166,681.79                3.17
$450,000.01 to $500,000.00 .............................................                 32       15,265,250.10                2.99
$500,000.01 to $550,000.00 .............................................                 25       12,989,490.40                2.55
$550,000.01 to $600,000.00 .............................................                 24       13,869,428.75                2.72
$600,000.01 to $650,000.00 .............................................                 16       10,077,425.76                1.98
$650,000.01 to $700,000.00 .............................................                  6        4,058,510.75                0.80
$700,000.01 to $750,000.00 .............................................                  4        2,877,420.30                0.56
$750,000.01 to $800,000.00 .............................................                  4        3,166,152.53                0.62
$800,000.01 to $850,000.00 .............................................                  1          850,000.00                0.17
$850,000.01 to $900,000.00 .............................................                  2        1,780,512.27                0.35
$900,000.01 to $950,000.00 .............................................                  2        1,866,104.49                0.37
$950,000.01 to $1,000,000.00 ...........................................                  5        4,931,114.30                0.97
$1,000,000.01 to $1,500,000.00 .........................................                  6        7,591,290.77                1.49
$1,500,000.01 to $2,000,000.00 .........................................                  3        5,031,751.03                0.99
$2,500,000.01 to $3,000,000.00 .........................................                  1        2,970,000.00                0.58
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              3,342     $510,161,201.87              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the average outstanding principal balance of the Mortgage Loans is expected to be approximately $152,651.47.


                        Original Debt-to-Income Ratios(1)

                                                                                               Aggregate Stated       % of Aggregate
                                                                                                      Principal         Cut-off Date
                                                                            Number of Group       Balance as of       Pool Principal
Original Debt-to-Income Ratios                                               Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
Not Calculated .........................................................                 31     $  7,927,142.47                1.55%
0.01% to 1.00% .........................................................                  2          123,292.62                0.02
1.01% to 5.00% .........................................................                 16        1,242,843.86                0.24
5.01% to 10.00% ........................................................                 52        4,808,736.32                0.94
10.01% to 15.00% .......................................................                 87       10,726,457.55                2.10
15.01% to 20.00% .......................................................                188       23,433,155.54                4.59
20.01% to 25.00% .......................................................                281       35,725,754.86                7.00
25.01% to 30.00% .......................................................                393       51,699,472.73               10.13
30.01% to 35.00% .......................................................                484       77,471,817.41               15.19
35.01% to 40.00% .......................................................                522       93,036,955.33               18.24
40.01% to 45.00% .......................................................                586      101,685,429.44               19.93
45.01% to 50.00% .......................................................                344       53,361,807.20               10.46
50.01% to 55.00% .......................................................                175       25,050,283.26                4.91
55.01% to 60.00% .......................................................                139       19,282,928.97                3.78
60.01% to 65.00% .......................................................                 32        3,083,270.55                0.60
65.01% to 70.00% .......................................................                  8        1,229,554.70                0.24
70.01% to 75.00% .......................................................                  2          272,299.06                0.05
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              3,342     $510,161,201.87              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Mortgage Loans (other than the Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 36.71%.

                        Original Loan-to-Value Ratios(1)

                                                                                               Aggregate Stated       % of Aggregate
                                                                                                      Principal         Cut-off Date
                                                                            Number of Group       Balance as of       Pool Principal
Original Loan-to-Value Ratios                                                Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
0.01% to 5.00% .........................................................                  2     $     39,990.96                0.01%
5.01% to 10.00% ........................................................                  3          203,142.70                0.04
10.01% to 15.00% .......................................................                  9          834,842.32                0.16
15.01% to 20.00% .......................................................                 12          908,737.48                0.18
20.01% to 25.00% .......................................................                 26        2,548,043.37                0.50
25.01% to 30.00% .......................................................                 22        2,545,882.24                0.50
30.01% to 35.00% .......................................................                 34        4,309,357.70                0.84
35.01% to 40.00% .......................................................                 38        4,388,922.02                0.86
40.01% to 45.00% .......................................................                 43        6,496,886.59                1.27
45.01% to 50.00% .......................................................                 72       11,295,197.00                2.21
50.01% to 55.00% .......................................................                 71       10,684,668.86                2.09
55.01% to 60.00% .......................................................                101       18,109,027.18                3.55
60.01% to 65.00% .......................................................                108       17,401,994.55                3.41
65.01% to 70.00% .......................................................                262       54,225,810.70               10.63
70.01% to 75.00% .......................................................                291       51,827,225.62               10.16
75.01% to 80.00% .......................................................              1,683      256,438,525.26               50.27
80.01% to 85.00% .......................................................                 50        6,996,114.49                1.37
85.01% to 90.00% .......................................................                322       36,119,137.36                7.08
90.01% to 95.00% .......................................................                174       22,565,674.58                4.42
95.01% to 100.00% ......................................................                 14        1,725,174.53                0.34
100.01% to 103.00% .....................................................                  5          496,846.36                0.10
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              3,342     $510,161,201.87              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 74.72%.


                           Mortgage Interest Rates(1)

                                                                                               Aggregate Stated       % of Aggregate
                                                                                                      Principal         Cut-off Date
                                                                            Number of Group       Balance as of       Pool Principal
Mortgage Interest Rates                                                      Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
5.001% to 5.250% .......................................................                  2     $    958,540.19                0.19%
5.251% to 5.500% .......................................................                  3          289,789.06                0.06
5.501% to 5.750% .......................................................                 15        1,921,862.99                0.38
5.751% to 6.000% .......................................................                 49        7,827,086.35                1.53
6.001% to 6.250% .......................................................                134       19,323,402.92                3.79
6.251% to 6.500% .......................................................                438       60,938,845.67               11.95
6.501% to 6.750% .......................................................                695      106,140,433.12               20.81
6.751% to 7.000% .......................................................                838      124,581,199.55               24.42
7.001% to 7.250% .......................................................                540       81,791,639.34               16.03
7.251% to 7.500% .......................................................                404       60,103,648.05               11.78
7.501% to 7.750% .......................................................                118       23,435,305.02                4.59
7.751% to 8.000% .......................................................                 97       18,175,974.38                3.56
8.001% to 8.250% .......................................................                  8        4,341,706.03                0.85
8.501% to 8.750% .......................................................                  1          331,769.20                0.07
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              3,342     $510,161,201.87              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average mortgage interest rate of the Mortgage Loans is expected to be approximately 6.956% per annum.

                      Number of Months Since Origination(1)

                                                                                               Aggregate Stated       % of Aggregate
                                                                                                      Principal         Cut-off Date
                                                                            Number of Group       Balance as of       Pool Principal
Months Since Origination                                                     Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
1 to 2 months ..........................................................              2,949     $437,186,412.07               85.70%
3 to 4 months ..........................................................                197       36,905,274.64                7.23
5 to 6 months ..........................................................                164       26,415,438.13                5.18
7 to 8 months ..........................................................                 11        3,706,197.12                0.73
9 to 10 months .........................................................                  1          256,492.50                0.05
11 to 12 months ........................................................                  5        1,424,182.22                0.28
13 to 14 months ........................................................                  5        1,056,102.89                0.21
15 to 16 months ........................................................                  5        1,672,877.03                0.33
17 to 18 months ........................................................                  3          791,266.44                0.16
21 to 22 months ........................................................                  1          359,197.90                0.07
23 to 24 months ........................................................                  1          387,760.93                0.08
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              3,342     $510,161,201.87              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average number of months since origination of the Mortgage Loans is expected to be approximately 2 months.


                               Remaining Terms(1)

                                                                                               Aggregate Stated       % of Aggregate
                                                                                                      Principal         Cut-off Date
                                                                            Number of Group       Balance as of       Pool Principal
Remaining Terms                                                              Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
101 to 120 months ......................................................                 14     $  1,651,283.56                0.32%
121 to 140 months ......................................................                  1           86,819.45                0.02
161 to 180 months ......................................................                516       58,974,170.19               11.56
221 to 240 months ......................................................                 17        1,937,787.69                0.38
281 to 300 months ......................................................                 21        2,457,786.73                0.48
341 to 360 months ......................................................              2,614      403,028,523.01               79.00
461 to 480 months ......................................................                159       42,024,831.24                8.24
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              3,342     $510,161,201.87              100.00%
                                                                          =================  ==================  ===================

---------

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans is expected to be approximately 347 months.


                           Credit Scores of Mortgagors

                                                                                               Aggregate Stated       % of Aggregate
                                                                                                      Principal         Cut-off Date
                                                                            Number of Group       Balance as of       Pool Principal
Credit Scores                                                                Mortgage Loans        Cut-off Date              Balance
------------------------------------------------------------------------  -----------------  ------------------  -------------------
801 to 850 .............................................................                147     $ 21,389,273.05                4.19%
751 to 800 .............................................................                941      143,091,496.66               28.05
701 to 750 .............................................................              1,020      155,086,243.67               30.40
651 to 700 .............................................................                935      149,833,007.57               29.37
601 to 650 .............................................................                283       37,595,580.14                7.37
551 to 600 .............................................................                  1           67,083.20                0.01
Not Scored .............................................................                 15        3,098,517.58                0.61
                                                                          -----------------  ------------------  -------------------
         Total: ........................................................              3,342     $510,161,201.87              100.00%
                                                                          =================  ==================  ===================

                          Appendix B - Decrement Tables

     The following tables have been prepared based on the assumptions described in this prospectus supplement under "Prepayment and Yield Considerations" and should be read in conjunction with that section.

               Percentage of Initial Class Balance(1) Outstanding
              at the Respective Percentages of PPC Set Forth Below:

                                       Class 1-A-1, Class 1-A-2, Class 1-A-3,
                                             Class I-A-4 and Class 1-A-5
                                ------------------------------------------------
     Distribution Date               0%        50%      100%      150%     200%
------------------------------- ------------------------------------------------
Initial Percentage..........        100        100       100      100       100
October 25, 2007............         99        91        82        74       65
October 25, 2008............         98        79        62        47       34
October 25, 2009............         97        69        47        30       17
October 25, 2010............         95        60        35        18        7
October 25, 2011............         94        52        26        10        2
October 25, 2012............         93        45        19         6        0
October 25, 2013............         91        39        14         3        0
October 25, 2014............         89        34        11         2        0
October 25, 2015............         88        30         8         1        0
October 25, 2016............         86        26         6         1        0
October 25, 2017............         84        23         5         *        0
October 25, 2018............         82        20         4         *        0
October 25, 2019............         79        17         3         *        0
October 25, 2020............         77        15         2         *        0
October 25, 2021............         74        13         2         *        0
October 25, 2022............         71        11         1         *        0
October 25, 2023............         68         9         1         *        0
October 25, 2024............         64         8         1         *        0
October 25, 2025............         61         6         *         *        0
October 25, 2026............         57         5         *         *        0
October 25, 2027............         53         4         *         *        0
October 25, 2028............         48         4         *         *        0
October 25, 2029............         44         3         *         *        0
October 25, 2030............         38         2         *         *        0
October 25, 2031............         33         2         *         *        0
October 25, 2032............         27         1         *         *        0
October 25, 2033............         21         1         *         *        0
October 25, 2034............         14         1         *         *        0
October 25, 2035............          7         *         *         *        0
October 25, 2036............          0         0         0         0        0
Weighted Average
Life (in years)(2)..........      19.84      7.22      3.81      2.43     1.76
---------

(1) With respect to the Class 1-A-1 and Class 1-A-5 Certificates, percentages are expressed as percentages of initial notional amount.

(2) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance or notional amount of that class.

* Less than 0.5%, but greater than zero.

               Percentage of Initial Class Balance Outstanding at the Respective Percentages of PPC Set Forth Below:

                                                   Class 1-A-R
                                     ------------------------------------------
  Distribution Date                   0%       50%      100%     150%     200%
--------------------------------     ------------------------------------------
Initial Percentage..............     100      100       100      100      100
October 25, 2007................       0        0         0        0        0
October 25, 2008................       0        0         0        0        0
October 25, 2009................       0        0         0        0        0
October 25, 2010................       0        0         0        0        0
October 25, 2011................       0        0         0        0        0
October 25, 2012................       0        0         0        0        0
October 25, 2013................       0        0         0        0        0
October 25, 2014................       0        0         0        0        0
October 25, 2015................       0        0         0        0        0
October 25, 2016................       0        0         0        0        0
October 25, 2017................       0        0         0        0        0
October 25, 2018................       0        0         0        0        0
October 25, 2019................       0        0         0        0        0
October 25, 2020................       0        0         0        0        0
October 25, 2021................       0        0         0        0        0
October 25, 2022................       0        0         0        0        0
October 25, 2023................       0        0         0        0        0
October 25, 2024................       0        0         0        0        0
October 25, 2025................       0        0         0        0        0
October 25, 2026................       0        0         0        0        0
October 25, 2027................       0        0         0        0        0
October 25, 2028................       0        0         0        0        0
October 25, 2029................       0        0         0        0        0
October 25, 2030................       0        0         0        0        0
October 25, 2031................       0        0         0        0        0
October 25, 2032................       0        0         0        0        0
October 25, 2033................       0        0         0        0        0
October 25, 2034................       0        0         0        0        0
October 25, 2035................       0        0         0        0        0
October 25, 2036................       0        0         0        0        0
Weighted Average
Life (in years)(1)..............    0.07     0.07      0.07     0.07     0.07

---------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial Class Balance of that class.

               Percentage of Initial Class Balance(1) Outstanding
              at the Respective Percentages of PPC Set Forth Below:

                          Class 2-A-1, Class  2-A-2 and Class 2-A-3                      Class X-IO
                          -----------------------------------------       -----------------------------------------
   Distribution Date       0%       50%      100%     150%      200%      0%       50%      100%      150%     200%
                          -----------------------------------------       -----------------------------------------
Initial Percentage...     100       100      100      100       100      100       100      100      100       100
October 25, 2007.....     100        90       80       70        60       99        91       82       73        64
October 25, 2008.....      99        78       59       43        29       99        80       62       47        34
October 25, 2009.....      99        68       44       25        12       98        70       48       31        18
October 25, 2010.....      98        59       32       14        4        97        61       36       20        10
October 25, 2011.....      97        51       23        8        0        96        54       28       13         5
October 25, 2012.....      97        44       17        4        0        96        47       21        8         3
October 25, 2013.....      96        38       12        2        0        95        41       16        5         1
October 25, 2014.....      95        33        9        1        0        94        36       12        3         1
October 25, 2015.....      95        29        6        *        0        93        31        9        2         *
October 25, 2016.....      94        25        5        *        0        91        27        7        1         *
October 25, 2017.....      93        22        4        *        0        90        24        5        1         *
October 25, 2018.....      92        19        3        *        0        89        21        4        1         *
October 25, 2019.....      91        17        2        *        0        87        18        3        *         *
October 25, 2020.....      90        14        2        *        0        86        16        2        *         *
October 25, 2021.....      88        12        1        *        0        84        14        2        *         *
October 25, 2022.....      87        11        1        *        0        82        12        1        *         *
October 25, 2023.....      86         9        1        *        0        80        10        1        *         *
October 25, 2024.....      84         8        *        *        0        78         9        1        *         *
October 25, 2025.....      82         7        *        *        0        75         7        1        *         *
October 25, 2026.....      81         6        *        *        0        73         6        *        *         *
October 25, 2027.....      79         5        *        *        0        70         5        *        *         *
October 25, 2028.....      77         4        *        *        0        67         4        *        *         *
October 25, 2029.....      74         4        *        *        0        64         4        *        *         *
October 25, 2030.....      72         3        *        *        0        60         3        *        *         *
October 25, 2031.....      70         3        *        *        0        57         3        *        *         *
October 25, 2032.....      67         2        *        *        0        53         2        *        *         *
October 25, 2033.....      64         2        *        *        0        48         2        *        *         *
October 25, 2034.....      61         2        *        *        0        44         1        *        *         *
October 25, 2035.....      57         1        *        *        0        38         1        *        *         *
October 25, 2036.....      54         1        *        *        0        33         1        *        *         *
October 25, 2037.....      50         1        *        *        0        31         1        *        *         *
October 25, 2038.....      46         1        *        *        0        28         *        *        *         0
October 25, 2039.....      41         1        *        *        0        26         *        *        *         0
October 25, 2040.....      36         *        *        *        0        23         *        *        *         0
October 25, 2041.....      31         *        *        *        0        19         *        *        *         0
October 25, 2042.....      25         *        *        *        0        16         *        *        *         0
October 25, 2043.....      19         *        *        *        0        12         *        *        *         0
October 25, 2044.....      13         *        *        *        0         8         *        *        *         0
October 25, 2045.....       6         *        *        *        0         4         *        *        *         0
October 25, 2046.....       0         0        0        0        0         0         0        0        0         0
Weighted Average Life
(in years)(2)........   28.36      7.23     3.52     2.18     1.56     25.34      7.55     3.94      2.58     1.88

---------

(1) With respect to the Class X-IO Certificates, percentages are expressed as percentages of initial notional amount.

(2) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance or notional amount of that class.

* Less than 0.5%, but greater than zero.

               Percentage of Initial Class Balance Outstanding at the Respective Percentages of PPC Set Forth Below:

                                                     Class X-PO
                                     ------------------------------------------
  Distribution Date                   0%       50%      100%     150%     200%
--------------------------------     ------------------------------------------
Initial Percentage..............     100       100      100      100      100
October 25, 2007................      99        91       83       75       67
October 25, 2008................      98        80       64       50       37
October 25, 2009................      97        70       49       33       20
October 25, 2010................      95        62       38       22       11
October 25, 2011................      94        54       29       14        6
October 25, 2012................      92        47       22        9        3
October 25, 2013................      91        41       17        6        2
October 25, 2014................      89        36       13        4        1
October 25, 2015................      87        32       10        3        1
October 25, 2016................      85        27        8        2        *
October 25, 2017................      83        24        6        1        *
October 25, 2018................      81        21        4        1        *
October 25, 2019................      78        18        3        *        *
October 25, 2020................      76        15        3        *        *
October 25, 2021................      73        13        2        *        *
October 25, 2022................      70        11        1        *        *
October 25, 2023................      67        10        1        *        *
October 25, 2024................      63        8         1        *        *
October 25, 2025................      60        7         1        *        *
October 25, 2026................      56        6         *        *        *
October 25, 2027................      52        5         *        *        *
October 25, 2028................      47        4         *        *        *
October 25, 2029................      43        3         *        *        *
October 25, 2030................      38        2         *        *        *
October 25, 2031................      32        2         *        *        *
October 25, 2032................      26        1         *        *        *
October 25, 2033................      20        1         *        *        *
October 25, 2034................      14        1         *        *        *
October 25, 2035................       7        *         *        *        *
October 25, 2036................       *        *         *        0        0
October 25, 2037................       *        *         *        0        0
October 25, 2038................       *        *         *        0        0
October 25, 2039................       *        *         *        0        0
October 25, 2040................       *        *         *        0        0
October 25, 2041................       *        *         *        0        0
October 25, 2042................       *        *         *        0        0
October 25, 2043................       *        *         *        0        0
October 25, 2044................       *        *         *        0        0
October 25, 2045................       *        *         0        0        0
October 25, 2046................       0        0         0        0        0
Weighted Average
Life (in years)(1)..............     19.66     7.44     4.09     2.73     2.01

---------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

               Percentage of Initial Class Balance Outstanding at the Respective Percentages of PPC Set Forth Below:

                                                    Class 3-A-1
                                      ----------------------------------------
  Distribution Date                   0%       50%      100%     150%     200%
--------------------------------      ----------------------------------------
Initial Percentage..............     100       100      100      100      100
October 25, 2007................      96        87       79       70       61
October 25, 2008................      91        74       58       43       31
October 25, 2009................      86        62       42       26       15
October 25, 2010................      81        51       30       15        6
October 25, 2011................      76        42       21        8        1
October 25, 2012................      70        34       14        4        0
October 25, 2013................      64        28       10        2        0
October 25, 2014................      57        22        7        1        0
October 25, 2015................      50        17        5        1        0
October 25, 2016................      42        13        3        *        0
October 25, 2017................      35         9        2        *        0
October 25, 2018................      26         6        1        *        0
October 25, 2019................      17         4        1        *        0
October 25, 2020................       8         2        *        *        0
October 25, 2021................       0         0        0        0        0
Weighted Average
Life (in years)(1)..............    8.52      5.02     3.23     2.23     1.65

---------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

               Percentage of Initial Class Balance(1) Outstanding
              at the Respective Percentages of PPC Set Forth Below:

                                                    Class XB-IO
                                     -----------------------------------------
  Distribution Date                   0%       50%      100%     150%     200%
--------------------------------     -----------------------------------------
Initial Percentage..............     100       100      100      100      100
October 25, 2007................      99        99       99       99       99
October 25, 2008................      97        97       97       97       97
October 25, 2009................      96        96       96       96       96
October 25, 2010................      94        94       94       94       94
October 25, 2011................      92        92       92       92       92
October 25, 2012................      90        87       84       80       67
October 25, 2013................      88        81       74       67       37
October 25, 2014................      86        74       62       51       20
October 25, 2015................      84        65       50       36       11
October 25, 2016................      81        56       37       23        6
October 25, 2017................      79        49       28       15        3
October 25, 2018................      76        42       21       10        2
October 25, 2019................      73        36       16        6        1
October 25, 2020................      70        30       12        4        *
October 25, 2021................      66        26        9        3        *
October 25, 2022................      64        22        7        2        *
October 25, 2023................      61        19        5        1        *
October 25, 2024................      58        16        4        1        *
October 25, 2025................      55        13        3        *        *
October 25, 2026................      52        11        2        *        *
October 25, 2027................      49         9        1        *        *
October 25, 2028................      45         8        1        *        *
October 25, 2029................      41         6        1        *        *
October 25, 2030................      37         5        *        *        *
October 25, 2031................      32         4        *        *        *
October 25, 2032................      27         3        *        *        *
October 25, 2033................      22         2        *        *        *
October 25, 2034................      16         1        *        *        *
October 25, 2035................      10         1        *        *        *
October 25, 2036................       4         *        *        *        *
October 25, 2037................       4         *        *        *        0
October 25, 2038................       4         *        *        *        0
October 25, 2039................       3         *        *        *        0
October 25, 2040................       3         *        *        *        0
October 25, 2041................       3         *        *        *        0
October 25, 2042................       2         *        *        *        0
October 25, 2043................       2         *        *        *        0
October 25, 2044................       1         *        *        *        0
October 25, 2045................       *         *        *        0        0
October 25, 2046................       0         0        0        0        0
Weighted Average
Life (in years)(2)..............   19.19     11.95     9.46     8.27     6.76

---------

(1) With respect to the Class XB-IO Certificates, percentages are expressed as percentages of initial notional amount.

(2) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Balance or notional amount of that class.

* Less than 0.5%, but greater than zero.

               Percentage of Initial Class Balance Outstanding at the Respective Percentages of PPC Set Forth Below:

                                           Class M                           Class B-1, Class B-2 and Class B-3
                         --------------------------------------------   ---------------------------------------------
   Distribution Date       0%       50%      100%     150%      200%      0%       50%      100%      150%     200%
---------------------    --------------------------------------------   ---------------------------------------------
Initial Percentage...     100       100      100      100       100      100       100      100       100      100
October 25, 2007.....      99        99       99       99        99       99        99       99        99       99
October 25, 2008.....      97        97       97       97        97       97        97       97        97       97
October 25, 2009.....      96        96       96       96        96       96        96       96        96       96
October 25, 2010.....      94        94       94       94        94       94        94       94        94       94
October 25, 2011.....      92        92       92       92        92       92        92       92        92       92
October 25, 2012.....      90        87       84       80        67       90        87       84        80       67
October 25, 2013.....      88        81       74       67        37       88        81       74        67       37
October 25, 2014.....      86        74       62       51        20       86        74       62        51       20
October 25, 2015.....      84        65       50       36        11       84        65       50        36       11
October 25, 2016.....      81        56       37       23        6        81        56       37        23        6
October 25, 2017.....      79        49       28       15        3        79        49       28        15        3
October 25, 2018.....      76        42       21       10        2        76        42       21        10        2
October 25, 2019.....      73        36       16        6        1        73        36       16        6         1
October 25, 2020.....      70        30       12        4        *        70        30       12        4         *
October 25, 2021.....      66        26        9        3        *        66        26        9        3         *
October 25, 2022.....      64        22        7        2        *        64        22        7        2         *
October 25, 2023.....      61        19        5        1        *        61        19        5        1         *
October 25, 2024.....      58        16        4        1        *        58        16        4        1         *
October 25, 2025.....      55        13        3        *        *        55        13        3        *         *
October 25, 2026.....      52        11        2        *        *        52        11        2        *         *
October 25, 2027.....      49        9         1        *        *        49        9         1        *         *
October 25, 2028.....      45        8         1        *        *        45        8         1        *         *
October 25, 2029.....      41        6         1        *        *        41        6         1        *         *
October 25, 2030.....      37        5         *        *        *        37        5         *        *         *
October 25, 2031.....      32        4         *        *        *        32        4         *        *         *
October 25, 2032.....      27        3         *        *        *        27        3         *        *         *
October 25, 2033.....      21        2         *        *        *        22        2         *        *         *
October 25, 2034.....      15        1         *        *        *        17        1         *        *         *
October 25, 2035.....      10        1         *        *        *        11        1         *        *         *
October 25, 2036.....       3        *         *        *        *         5        *         *        *         *
October 25, 2037.....       3        *         *        *        *         4        *         *        *         *
October 25, 2038.....       3        *         *        *        0         4        *         *        *         0
October 25, 2039.....       2        *         *        *        0         4        *         *        *         0
October 25, 2040.....       2        *         *        *        0         3        *         *        *         0
October 25, 2041.....       2        *         *        *        0         3        *         *        *         0
October 25, 2042.....       1        *         *        *        0         2        *         *        *         0
October 25, 2043.....       1        *         *        *        0         2        *         *        *         0
October 25, 2044.....       1        *         *        *        0         1        *         *        *         0
October 25, 2045.....       *        *         *        *        0         1        *         *        *         0
October 25, 2046.....       0        0         0        0        0         0        0         0        0         0
Weighted Average Life
(in years)(1)........     19.08    11.95     9.46     8.27      6.76     19.23    11.95     9.46      8.27     6.76

---------

 (1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial Class Balance of that class.

* Less than 0.5%, but greater than zero.

                    Appendix C - Hypothetical Mortgage Loans

                                     Net                              Original
                    Unpaid         Mortgage    Remaining              Interest
                   Principal       Interest      Term        Age      Only Term
                  Balance ($)      Rate (%)     (Months)   (Months)    (Months)
                 ------------   ------------   ---------  ---------  ----------
Loan Group 1        66,857.12    5.87050000       239          1          0
                   118,487.87    5.99550000       236          4          0
                   246,798.45    6.12050000       239          1          0
                   271,944.35    6.24550000       239          1          0
                   255,405.94    6.37050000       239          1          0
                   209,584.48    6.49550000       239          1          0
                    90,309.64    6.62050000       239          1          0
                   452,130.38    6.74550000       239          1          0
                    90,628.32    6.87050000       239          1          0
                    82,135.00    7.12050000       240          0          0
                    53,506.14    7.49550000       239          1          0
                   349,387.10    7.24550000       287          1          0
                   229,500.00    5.99550000       300          0          0
                    76,717.00    6.12050000       300          0          0
                    64,340.36    6.24550000       299          1          0
                    34,200.00    6.37050000       300          0          0
                   234,214.57    6.49550000       299          1          0
                   262,836.42    6.62050000       299          1          0
                   432,396.02    6.74550000       299          1          0
                   132,796.00    6.87050000       300          0          0
                   389,679.66    6.99550000       299          1          0
                    55,934.87    7.12050000       299          1          0
                   111,874.87    7.37050000       299          1          0
                    83,909.86    7.62050000       299          1          0
                   276,855.00    5.37050000       360          0          0
                    95,000.00    5.49550000       360          0          0
                   772,458.43    5.62050000       360          0          0
                 1,712,691.24    5.74550000       360          0          0
                 2,726,195.21    5.87050000       359          1          0
                 6,511,415.17    5.99550000       359          1          0
                11,514,908.04    6.12050000       359          1          0
                27,988,979.43    6.24550000       360          0          0
                33,025,468.99    6.37050000       359          1          0
                49,411,081.41    6.49550000       359          1          0
                70,175,607.14    6.62050000       359          1          0
                36,092,262.29    6.74550000       359          1          0
                34,416,541.24    6.87050000       359          1          0
                39,406,005.31    6.99550000       359          1          0
                25,030,025.44    7.12050000       359          1          0
                24,667,347.92    7.24550000       359          1          0
                 8,376,009.37    7.37050000       360          0          0
                10,400,472.46    7.49550000       359          1          0
                 8,151,405.21    7.62050000       359          1          0
                 4,684,753.15    7.74550000       359          1          0
                   680,600.31    7.87050000       359          1          0
                   111,928.58    7.99550000       359          1          0
                 1,370,000.00    5.62050000       356          4         120
                   996,400.00    6.24550000       358          2         120
                   465,000.00    6.49550000       359          1         120
                   620,874.63    6.62050000       359          1         120
                   318,750.00    6.99550000       359          1         120
                   110,000.00    7.12050000       356          4         120
                   184,000.00    7.37050000       359          1         120
                   579,500.00    7.49550000       359          1         120

                                     Net                              Original
                    Unpaid         Mortgage    Remaining              Interest
                   Principal       Interest      Term        Age      Only Term
                  Balance ($)      Rate (%)     (Months)   (Months)    (Months)
                 ------------   ------------   ---------  ---------  ----------
                 1,500,000.00    6.24550000       359          1         180
                   405,850.00    6.62050000       356          4         180
                   250,000.00    6.87050000       356          4         180

Loan Group 2        84,127.00    5.74550000       480          0          0
                    95,954.96    5.99550000       479          1          0
                 1,464,148.79    6.12050000       476          4          0
                   505,982.65    6.24550000       476          4          0
                   960,249.57    6.37050000       476          4          0
                 6,037,845.34    6.49550000       478          2          0
                 6,584,429.48    6.62050000       477          3          0
                 2,690,646.14    6.74550000       477          3          0
                 2,499,965.67    6.87050000       478          2          0
                 2,947,684.16    6.99550000       477          3          0
                 3,130,749.37    7.12050000       478          2          0
                 4,131,195.35    7.24550000       478          2          0
                 1,000,101.44    7.37050000       477          3          0
                 1,884,007.51    7.49550000       477          3          0
                 3,345,928.54    7.62050000       478          2          0
                   780,868.93    7.74550000       479          1          0
                 3,095,875.22    7.87050000       480          0          0
                   453,301.92    7.99550000       478          2          0
                   331,769.20    8.49550000       477          3          0

Loan Group 3        26,595.00    5.87050000       120          0          0
                    32,800.00    5.99550000       120          0          0
                    57,000.00    6.12050000       120          0          0
                   618,347.08    6.24550000       117          3          0
                    69,671.76    6.37050000       119          1          0
                   176,261.49    6.74550000       119          1          0
                    83,500.00    6.87050000       120          0          0
                   452,856.51    7.12050000       115          5          0
                   134,251.72    7.49550000       119          1          0
                    86,819.45    5.99550000       127          5          0
                   958,540.19    4.99550000       174          6          0
                   289,789.06    5.24550000       178          2          0
                   120,000.00    5.37050000       180          0          0
                 1,430,007.99    5.49550000       177          3          0
                 1,985,394.66    5.62050000       176          4          0
                 1,686,415.02    5.74550000       178          2          0
                 4,263,696.60    5.87050000       178          2          0
                 4,430,856.88    5.99550000       177          3          0
                 6,609,995.29    6.12050000       178          2          0
                 9,545,405.90    6.24550000       178          2          0
                 7,547,340.65    6.37050000       178          2          0
                 9,013,817.72    6.49550000       178          2          0
                 1,399,337.09    6.62050000       177          3          0
                 4,800,297.59    6.74550000       178          2          0
                 1,948,055.43    6.87050000       178          2          0
                   834,889.55    6.99550000       179          1          0
                   328,967.82    7.12050000       177          3          0
                   675,150.60    7.24550000       177          3          0
                   186,408.02    7.37050000       177          3          0
                   370,995.44    7.49550000       179          1          0
                   354,372.22    7.62050000       178          2          0
                   194,436.47    7.74550000       179          1          0

           Appendix D - Sensitivity and Aggregate Realized Loss Tables

The following tables have been prepared based on the assumptions described in this prospectus supplement under "Prepayment and Yield Considerations" and should be read in conjunction with that section.

          Sensitivity of Pre-Tax Yields to Maturity of the Class 1-A-1
                   Certificates to Changes in One-Month LIBOR

                                                         Percentage of PPC
                                ------------------------------------------------------------------
One-Month LIBOR                     0%            50%           100%          150%          200%
------------------------------  ------------------------------------------------------------------
0.00000%..................       274.85%         257.16%       238.53%       218.75%       197.57%
1.82000%..................       183.93          168.22        151.58        133.78        114.48
3.3200%...................       117.18          102.89         87.63         71.06         52.66
4.82000%..................        57.47           44.41         30.18         13.95         (5.40)
5.32000%..................        39.03           26.36         12.39         (4.25)       (25.30)
6.5000% and above.........          **             **            **            **            **

--------------------

**   Pre-tax yield to maturity is less than (99.99)%


          Sensitivity of Pre-Tax Yields to Maturity of the Class 1-A-5
                   Certificates to Changes in One-Month LIBOR

                                                         Percentage of PPC
                                ------------------------------------------------------------------
One-Month LIBOR                     0%            50%           100%          150%          200%
------------------------------  ------------------------------------------------------------------
6.50000%..................        37.43%         24.79%        10.84%         (5.84)%      (27.13)%
6.51000%..................        29.26          16.82          3.00         (14.01)       (36.86)
6.52000%..................        21.15           8.92         (4.73)        (22.04)       (47.43)
6.53000%..................        12.87           0.92        (12.46)        (29.83)       (59.60)
6.54000%..................         3.64          (7.93)       (20.84)        (37.67)       (75.66)
6.55000% and above........          **             **            **            **            **

--------------------

**   Pre-tax yield to maturity is less than (99.99)%


          Sensitivity of Pre-Tax Yields to Maturity of the Class 2-A-2
                   Certificates to Changes in One-Month LIBOR

                                                         Percentage of PPC
                                ------------------------------------------------------------------
One-Month LIBOR                     0%            50%           100%          150%          200%
------------------------------  ------------------------------------------------------------------
0.00000%..................        30.76%        31.03%         31.32%         31.65%       32.02%
1.82000%..................        22.65         22.98          23.35          23.77        24.22
3.32000%..................        16.09         16.47          16.90          17.39        17.92
4.82000%..................         9.65         10.07          10.56          11.13        11.73
5.32000%..................         7.53          7.96           8.47           9.06         9.70
7.10000% and above........         0.14          0.55           1.13           1.82         2.54

           Sensitivity of Pre-Tax Yields to Maturity of the Class X-IO
                           Certificates to Prepayments

                                                         Percentage of PPC
                                ------------------------------------------------------------------
One-Month LIBOR                     0%            50%           100%          150%          200%
------------------------------  ------------------------------------------------------------------
Class X-IO Certificates.......    37.97%         25.20%        11.64%        (2.89)%      (18.60)%


           Sensitivity of Pre-Tax Yields to Maturity of the Class X-PO
                           Certificates to Prepayments

                                                         Percentage of PPC
                                ------------------------------------------------------------------
One-Month LIBOR                     0%            50%           100%          150%          200%
------------------------------  ------------------------------------------------------------------
Class X-PO Certificates......      1.42%          4.07%         7.57%        11.39%        15.48%


          Sensitivity of Pre-Tax Yields to Maturity of the Class XB-IO
                           Certificates to Prepayments

                                                         Percentage of PPC
                                ------------------------------------------------------------------
One-Month LIBOR                     0%            50%           100%          150%          200%
------------------------------  ------------------------------------------------------------------
Class XB-IO Certificates......     12.30%         8.99%         6.35%         4.21%        (0.34)%

           Sensitivity of Pre-Tax Yields to Maturity of the Class B-2
                 Certificates to Prepayments and Realized Losses

                                   Loss                       Percentage of PPC
                                 Severity      ----------------------------------------------
Percentage of SDA               Percentage      0%        50%       100%       150%    200%
-----------------------------   -------------------------------------------------------------
      0%                            0%         6.46%      6.50%      6.52%     6.53%    6.56%
      75%.................          25%        6.45       6.50       6.52      6.53     6.56
      75%.................          50%        6.44       6.50       6.52      6.53     6.56
      100%................          25%        6.45       6.50       6.52      6.53     6.56
      100%................          50%        5.23       6.50       6.52      6.53     6.56
      150%................          25%        6.44       6.50       6.52      6.53     6.56
      150%................          50%      (23.38)      5.94       6.52      6.53     6.56
      200%................          25%        5.46       6.50       6.52      6.53     6.56
      200%................          50%      (37.81)     (1.33)      6.52      6.53     6.56


           Sensitivity of Pre-Tax Yields to Maturity of the Class B-3
                 Certificates to Prepayments and Realized Losses

                                   Loss                       Percentage of PPC
                                 Severity      ----------------------------------------------
Percentage of SDA               Percentage      0%        50%       100%       150%    200%
-----------------------------   -------------------------------------------------------------
      0%                            0%          7.34%     7.64%     7.82%      7.95%    8.20%
      75%..................         25%         7.17      7.65      7.83       7.95     8.20
      75%..................         50%         3.40      7.64      7.83       7.95     8.20
      100%.................         25%         7.14      7.65      7.82       7.95     8.20
      100%.................         50%       (22.19)     6.25      7.83       7.95     8.19
      150%.................         25%         3.69      7.65      7.83       7.95     8.20
      150%.................         50%       (42.02)   (24.34)     6.89       7.96     8.19
      200%.................         25%       (21.47)     6.47      7.83       7.96     8.20
      200%.................         50%       (56.69)   (43.04)    (2.23)      7.95     8.18

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.


                            Aggregate Realized Losses

                                   Loss                       Percentage of PPC
                                 Severity      ----------------------------------------------
Percentage of SDA               Percentage      0%        50%       100%       150%    200%
-----------------------------   -------------------------------------------------------------
      75%                           25%       0.71%       0.43%      0.28%     0.18%     0.12%
      75%                           50%       1.43        0.86       0.56      0.37      0.25
      100%..................        25%       0.95        0.57       0.37      0.24      0.16
      100%..................        50%       1.90        1.15       0.74      0.49      0.33
      150%..................        25%       1.41        0.86       0.55      0.36      0.25
      150%..................        50%       2.82        1.71       1.10      0.73      0.49
      200%..................        25%       1.86        1.13       0.73      0.48      0.33
      200%..................        50%       3.72        2.27       1.46      0.97      0.65

                    Banc of America Mortgage Securities, Inc.
                                    Depositor

                      Bank of America, National Association
                                     Sponsor

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

                  --------------------------------------------

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page 11 of this prospectus.

Except as otherwise described in the applicable prospectus supplement, neither the certificates of any series nor the related underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The certificates of each series will represent interests in the related issuing entity only and will not represent interests in or obligations of the depositor, the sponsor or any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

Each Issuing Entity--

o will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

o will own a pool or pools of fixed or adjustable interest rate mortgage loans, each of which is secured by a first lien on a one- to four-family residential property.

Each Pool of Mortgage Loans--

o will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

o will be underwritten to the standards described in this prospectus or the accompanying prospectus supplement; and

o will be serviced by one or more servicers affiliated or unaffiliated with the depositor.

Each Series of Certificates--

o    will represent interests in the related issuing entity;

o may provide credit support by "subordinating" certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes;

o may be entitled to the benefit of one or more of the other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement; and

o    will be paid only from the assets of the related issuing entity.

      Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                 --------------------------------------------



               The date of this prospectus is September 26, 2006.

                                TABLE OF CONTENTS
                                   PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
  THE PROSPECTUS SUPPLEMENT....................................................5
SUMMARY OF PROSPECTUS..........................................................6
RISK FACTORS..................................................................11
    Limited Source of Payments -- No Recourse to Depositor,
        Sponsor, Servicer or Trustee..........................................11
    Limited Liquidity.........................................................11
    Certificates May Not Be Appropriate For Individual Investors..............12
    Credit Enhancement is Limited in Amount and Coverage......................12
    The Ratings of Your Certificates May Be Lowered or Withdrawn
        Which May Adversely Affect the Liquidity or Market Value
        of Your Certificates..................................................13
    Real Estate Market Conditions Affect Mortgage Loan
        Performance...........................................................13
    Geographic Concentration May Increase Risk of Loss........................13
    General Economic Conditions May Increase Risk of Loss.....................14
    Collateral Securing Cooperative Loans May Diminish in Value...............14
    Leaseholds May Be Subject to Default Risk on the Underlying
        Lease.................................................................14
    Yield is Sensitive to Rate of Principal Prepayment........................15
    Timing of Prepayments on the Mortgage Loans May Result in
        Interest Shortfalls on the Certificates...............................16
    Exercise of Rights Under Special Servicing Agreements May Be
        Adverse to Other Certificateholders...................................16
    Special Powers of the FDIC in the Event of Insolvency of the
        Sponsor Could Delay or Reduce Distributions on the
        Certificates..........................................................17
    Insolvency of the Depositor May Delay or Reduce Collections
        on Mortgage Loans.....................................................18
    Book-Entry System for Certain Classes of Certificates May
        Decrease Liquidity and Delay Payment..................................18
    Cash Flow Agreements and External Credit Enhancements are
        Subject to Third Party Risk...........................................19
    Amounts Received from an Auction and a Related Swap
        Agreement May Be Insufficient to Assure Completion of
        the Auction...........................................................19
    Servicing Transfer Following Event of Default May Result in
        Payment Delays or Losses..............................................20
    Consumer Protection Laws May Limit Remedies...............................20
THE TRUST ESTATES.............................................................21
    General...................................................................21
    Mortgage Loans............................................................21
THE SPONSOR...................................................................27
THE DEPOSITOR.................................................................28
THE MORTGAGE LOAN PROGRAMS....................................................28
    Mortgage Loan Underwriting................................................28
        General...............................................................28
        Bank of America General Underwriting Standards........................29
        Bank of America Alternative Underwriting Standards....................36
    Representations and Warranties............................................37
DESCRIPTION OF THE CERTIFICATES...............................................38
    General...................................................................38
    Definitive Form...........................................................39
    Book-Entry Form...........................................................40
    Distributions to Certificateholders.......................................47
    Subordination.............................................................49
    Other Credit Enhancement..................................................51
    Cash Flow Agreements......................................................55
    Categories of Classes of Certificates.....................................57
    Mandatory Auction of Certificates.........................................61
    Exchangeable REMIC Certificates and Exchangeable Certificates.............61

PREPAYMENT AND YIELD CONSIDERATIONS...........................................64
    Pass-Through Rates........................................................64
    Scheduled Delays in Distributions.........................................65
    Effect of Principal Prepayments...........................................65
    Weighted Average Life of Certificates.....................................65
SERVICING OF THE MORTGAGE LOANS...............................................67
    The Master Servicer.......................................................68
    The Servicers.............................................................68
    Servicing Experience and Procedures of Bank of America....................70
        General...............................................................70
        Delinquencies, Losses, Bankruptcies and Recoveries....................71
    Payments on Mortgage Loans; Certificate and Custodial
        Accounts..............................................................74
    Periodic Advances and Servicing Advances..................................77
    Collection and Other Servicing Procedures.................................78
    Enforcement of "Due-on-Sale" Clauses; Realization Upon
        Defaulted Mortgage Loans..............................................79
    Insurance Policies........................................................81
    Fixed Retained Yield, Servicing Compensation and Payment of
        Expenses..............................................................82
    Evidence as to Compliance.................................................83
THE POOLING AGREEMENT.........................................................83
    Assignment of Mortgage Loans..............................................83
    Repurchases of Mortgage Loans.............................................84
    Special Servicing Agreements..............................................85
    Reports to Certificateholders.............................................86
    List of Certificateholders................................................88
    Events of Default.........................................................88
    Rights Upon Event of Default..............................................88
    Amendment.................................................................89
    Termination; Optional Purchase of Mortgage Loans..........................90
    The Trustee...............................................................91
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...................................92
    General...................................................................92
    Condominiums..............................................................92
    Cooperatives..............................................................93
    Foreclosure...............................................................93
    Foreclosure on Shares of Cooperatives.....................................94
    Leaseholds................................................................95
    Rights of Redemption......................................................96
    Anti-Deficiency Legislation, the Bankruptcy Code and Other
        Limitations on Lenders................................................96
    Forfeiture for Drug, RICO and Money Laundering Violations.................98
    Homeowners Protection Act of 1998.........................................99
    Texas Home Equity Loans...................................................99
    Servicemembers Civil Relief Act and Similar Laws..........................99
    Environmental Considerations.............................................100
    "Due-on-Sale" Clauses....................................................102
    Applicability of Usury Laws..............................................103
    Enforceability of Certain Provisions.....................................104
FEDERAL INCOME TAX CONSEQUENCES..............................................104
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES.......................105
    General..................................................................105
    Status of REMIC Certificates.............................................105
    Qualification as a REMIC.................................................106
    Taxation of Regular Certificates.........................................107
        General..............................................................107
        Original Issue Discount..............................................108
        Acquisition Premium..................................................110
        Variable Rate Regular Certificates...................................110
        Market Discount......................................................112
        Premium..............................................................113
        Election to Treat All Interest Under the Constant Yield
           Method............................................................113
        Treatment of Losses..................................................113
        Sale or Exchange of Regular Certificates.............................114
    Taxation of Residual Certificates........................................115
        Taxation of REMIC Income.............................................115
        Basis and Losses.....................................................116
        Treatment of Certain Items of REMIC Income and Expense...............117
        Limitations on Offset or Exemption of REMIC Income...................118
        Tax-Related Restrictions on Transfer of Residual
           Certificates......................................................118

        Sale or Exchange of a Residual Certificate...........................122
        Mark to Market Regulations...........................................122
    Taxes That May Be Imposed on the REMIC Pool..............................123
        Prohibited Transactions..............................................123
        Contributions to the REMIC Pool After the Startup Day................123
        Net Income from Foreclosure Property.................................123
    Liquidation of the REMIC Pool............................................123
    Administrative Matters...................................................124
    Limitations on Deduction of Certain Expenses.............................124
    Taxation of Certain Foreign Investors....................................125
        Regular Certificates.................................................125
        Residual Certificates................................................125
    Backup Withholding.......................................................126
    Reporting Requirements...................................................126
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO  WHICH
    NO REMIC ELECTION IS MADE................................................127
    General..................................................................127
    Tax Status...............................................................127
    Premium and Discount.....................................................128
        Premium..............................................................128
        Original Issue Discount..............................................128
        Market Discount......................................................129
    Recharacterization of Servicing Fees.....................................129
    Sale or Exchange of Certificates.........................................130
    Stripped Certificates....................................................130
        General..............................................................130
        Status of Stripped Certificates......................................131
        Taxation of Stripped Certificates....................................132
    Reporting Requirements and Backup Withholding............................133
    Taxation of Certain Foreign Investors....................................134
    Reportable Transactions..................................................134
FEDERAL INCOME TAX CONSEQUENCES FOR EXCHANGEABLE CERTIFICATES................134
    Tax Status...............................................................134
    Exchangeable Certificates Representing Proportionate
        Interests in Two or More Exchangeable REMIC Certificates.............134
    Exchangeable Certificates Representing Disproportionate
        Interests in Exchangeable REMIC Certificates.........................135
    Sales, Exchanges and Other Dispositions of Exchangeable
        Certificates.........................................................135
ERISA CONSIDERATIONS.........................................................136
    General..................................................................136
    Certain Requirements Under ERISA and the Code............................136
        General..............................................................136
        Parties in Interest/Disqualified Persons.............................137
        Delegation of Fiduciary Duty.........................................137
        Applicability to Non-ERISA Plans.....................................138
    Administrative Exemptions................................................138
        Individual Administrative Exemptions.................................138
        PTE 83-1.............................................................139
    Non-ERISA Plans and Exempt Plans.........................................140
    Unrelated Business Taxable Income--Residual Certificates.................140
LEGAL INVESTMENT.............................................................141
PLAN OF DISTRIBUTION.........................................................143
USE OF PROCEEDS..............................................................144
LEGAL MATTERS................................................................144
RATING.......................................................................144
REPORTS TO CERTIFICATEHOLDERS................................................144
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................145
WHERE YOU CAN FIND MORE INFORMATION..........................................145
INDEX OF PROSPECTUS DEFINITIONS..............................................147

                  Important Notice About Information Presented
                in this Prospectus and the Prospectus Supplement


    Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

    o   the principal balances and/or interest rates of each class;

    o   the timing and priority of interest and principal payments;

    o   statistical and other information about the mortgage loans;

    o   information about credit enhancement, if any, for each class;

    o   the ratings for each class; and

    o   the method for selling the certificates.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The certificates are not being offered in any state where the offer is not permitted. The depositor does not claim that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the dates stated on their respective covers.

    Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents in the accompanying prospectus supplement provide the pages on which these captions are located.

    You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Prospectus Definitions" beginning on page 147 in this prospectus.
                               -------------------

--------------------------------------------------------------------------------
SUMMARY OF PROSPECTUS
--------------------------------------------------------------------------------

    o This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a series of certificates, please read this entire document and the accompanying prospectus supplement carefully.

    o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.


RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuing Entity

    Each series of certificates will be issued by a separate common law trust. Each trust will be established and each series of certificates will be issued under a separate pooling and servicing agreement among the depositor, one or more servicers and/or a master servicer and the trustee specified in the applicable prospectus supplement.

Sponsor

    Bank of America, National Association will be the sponsor of each series of certificates. The mortgage loans will either be originated by the sponsor or purchased by the sponsor from various entities that either originated the mortgage loans to the sponsor's underwriting standards or to the underwriting standards described in the related prospectus supplement. The sponsor will sell the mortgage loans to the depositor on the closing date specified in the related prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor

    Banc of America Mortgage Securities, Inc. will serve as the depositor for each series of certificates. The depositor will acquire the mortgage loans from the sponsor, and will transfer them to each trust. The depositor is a direct, wholly-owned subsidiary of the sponsor. It is not expected that the depositor will have any business operations other than offering certificates and related activities.

Servicer(s)

    The sponsor or one or more entities affiliated or unaffiliated with the depositor and named in the applicable prospectus supplement will service the mortgage loans in each trust. Each servicer will perform certain servicing functions relating to the mortgage loans serviced by it in accordance with the related pooling and servicing agreement or underlying servicing agreement.

Master Servicer

    To the extent specified in the related prospectus supplement, if there is more than one servicer of the mortgage loans for a series, a master servicer, affiliated or unaffiliated with the depositor, may be appointed by the depositor to supervise the servicers.

Trustee

    A trustee for each trust will be named in the applicable prospectus supplement. The trustee generally will be responsible under each pooling and servicing agreement for providing general administrative services on behalf of the trust for a series. To the extent specified in the related prospectus supplement, a securities administrator may perform certain of the duties of the trustee.

THE MORTGAGE LOANS

    Each trust will own the related mortgage loans (other than the fixed retained yield, which is the portion of the mortgage interest rate, if any, not contained in the trust).

    The mortgage loans in each trust estate:

    o will be fixed or adjustable interest rate mortgage loans secured by first liens on some or all of the following types of property, to the extent set forth in the applicable prospectus supplement: (i) one-family attached or detached residences, (ii) two- to four-family units, (iii) row houses, (iv) townhouses, (v) condominium units, including condominium hotels, (vi) units within planned unit developments, (vii) long-term leases on any of the foregoing types of property, and (viii) shares issued by private non-profit housing corporations, known as cooperatives, and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in cooperative buildings;

    o   will have been acquired by the depositor from the sponsor;

    o   will have been originated or acquired by the sponsor; and

    o will have been underwritten to the standards specified in this prospectus or in the applicable prospectus supplement.

    See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" for a description of fixed retained yield. See "The Trust Estates" for a description of mortgage loans secured by leases and "Certain Legal Aspects of the Mortgage Loans--Condominiums," "--Cooperatives" and "--Leaseholds" for a description of mortgage loans secured by condominium units, shares issued by cooperatives and leaseholds. See "The Mortgage Loan Programs--Mortgage Loan Underwriting" for a description of the underwriting standards of the Sponsor and "The Sponsor" for a description of the Sponsor.

    You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans included in a particular trust estate.

DISTRIBUTIONS ON THE CERTIFICATES

    Each series of certificates will include one or more classes. A class of certificates will be entitled, to the extent of funds available, to receive distributions from collections on the related mortgage loans and, to the extent specified in the related prospectus supplement, from any credit enhancements or cash flow agreements described in this prospectus.

Interest Distributions

    For each series of certificates, interest on the related mortgage loans at the weighted average of their mortgage interest rates (net of servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement), will be passed through to holders of the related classes of certificates in accordance with the particular terms of each class of certificates. The terms of each class of certificates will be described in the related prospectus supplement. See "Description of the Certificates--Distributions to Certificateholders--Distributions of Interest."

    Interest will accrue at the pass-through rate for each class indicated in the applicable prospectus supplement on its outstanding class balance or notional amount.

Principal Distributions

    For a series of certificates, principal payments (including prepayments) on the related mortgage loans will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Principal distributions will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement. See "Description of the Certificates--Distributions to Certificateholders--Distributions of Principal."

Distribution Dates

    Distributions on the certificates will be made on the dates specified in the applicable prospectus supplement. The cut-off date for each series will be the date specified in the applicable prospectus supplement.

Record Dates

    Distributions will be made on each distribution date to certificateholders of record at the close of business on the last business day of the month preceding the month in which the distribution date occurs (unless a different date is specified in the applicable prospectus supplement).

CREDIT ENHANCEMENT

Subordination

    A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate certificates of a series to receive distributions will be subordinated to the rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

    Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their monthly principal and interest distributions and to protect them from losses. This protection may be effected by:

    o the preferential right of the senior certificateholders to receive, prior to any distribution being made to the related subordinate certificates on each distribution date, current distributions of principal and interest due them on each distribution date out of the funds available for distributions for that date;

    o the right of the senior certificateholders to receive future distributions on the mortgage loans that would otherwise have been payable to the subordinate certificateholders;

    o the prior allocation to the subordinate certificates of all or a portion of losses realized on the underlying mortgage loans; and

    o   any other method specified in the related prospectus supplement.

Other Types of Credit Enhancement

    If specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may, in addition to or in lieu of subordination, be entitled to the benefits of one or more of the following types of credit enhancement:

    o   limited guarantee
    o   financial guaranty insurance policy
    o   surety bond
    o   letter of credit
    o   mortgage pool insurance policy
    o   reserve fund
    o   cross collateralization
    o   overcollateralization
    o   excess interest

    See "Description of the Certificates--Other Credit Enhancement." In addition, if specified in the applicable prospectus supplement, amounts received under any cash flow agreement described under "Description of the Certificates--Cash Flow Agreements" may also be used to provide credit enhancement for one or more classes of certificates.

PERIODIC ADVANCES ON DELINQUENT PAYMENTS

    In the event that a principal or interest payment on a mortgage loan is delinquent, the servicer of the mortgage loan will be obligated to make cash advances to the servicer custodial account if the servicer determines that it will be able to recover those amounts from future payments and collections on the mortgage loan. A servicer who makes principal or interest advances will be reimbursed for those advances as described in this prospectus. If the servicer fails to make a required principal or interest advance, the master servicer or trustee will be required to make the advance from its own funds unless the trustee or master servicer, as the case may be, determines that it will not be able to recover those amounts from future payments and collections on the mortgage loan.

    See "Servicing of the Mortgage Loans--Periodic Advances and Servicing Advances."

FORMS OF CERTIFICATES

    The certificates will be issued either:

    o   in book-entry form through the facilities of DTC; or

    o   in fully-registered, certificated form.

    If you own book-entry certificates, you will not receive a physical certificate representing your ownership interest in the book-entry certificates, except under extraordinary circumstances which are discussed in "Description of the Certificates--Book-Entry Form." Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations, including Clearstream and Euroclear. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights relating to your book-entry certificates may generally only be exercised through DTC and its participating organizations, including Clearstream and Euroclear.

    See "Description of the Certificates--Book-Entry Form."

OPTIONAL PURCHASE OF ALL MORTGAGE LOANS

    If specified in the prospectus supplement for a series, the depositor or another party (which may be a certificateholder) specified in the applicable prospectus supplement may purchase all or a part of the mortgage loans in the related trust and any property acquired in connection with those mortgage loans. Any purchase must be made in the manner and at the price specified under "The Pooling Agreement--Termination; Optional Purchase of Mortgage Loans."

    If an election is made to treat the related trust estate (or one or more segregated pools of assets in the trust estate) as one or more "real estate mortgage investment conduits," any optional purchase will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

    Exercise of the right of purchase will cause the early retirement of some or all of the certificates of that series.

    See "Prepayment and Yield Considerations."

ERISA LIMITATIONS

    If you are a fiduciary of any employee benefit plan or another type of retirement plan or arrangement subject to the ERISA, the Internal Revenue Code or similar law, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

    Certain classes of certificates may not be transferred unless the trustee is furnished with a letter of representation or an opinion of counsel to the effect that the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code and will not subject the trustee, the depositor, any servicers or the master servicer to additional obligations.

    See "ERISA Considerations."

TAX STATUS

    The treatment of the certificates for federal income tax purposes will depend on:

    o whether one or more REMIC elections are made for a series of certificates;

    o if one or more REMIC elections are made, whether the certificates are regular interests or residual interests; and

    o whether the certificates are interests in a trust fund treated as a grantor trust.

    If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

    If the certificates represent interests in a grantor trust, beneficial owners of certificates generally are treated as owning an undivided beneficial interest in the mortgage loans that are assets of the trust.

    See "Federal Income Tax Consequences."

LEGAL INVESTMENT

    The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent the certificates constitute legal investments for you.

    See "Legal Investment" in this prospectus and "Summary of Terms--Legal Investment" in the applicable prospectus supplement.

RATING

    Certificates of any series will not be offered by this prospectus and a prospectus supplement unless each offered class is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

    o A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

    o Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

--------------------------------------------------------------------------------
RISK FACTORS
--------------------------------------------------------------------------------

    Investors should consider, among other things, the following description of the material risks associated with the purchase of certificates as well as the specific risks discussed in the applicable prospectus supplement under "Risk Factors."

Limited Source of Payments - No Recourse to Depositor, Sponsor, Servicer or Trustee

    Except for any related insurance policies and any reserve fund or other external credit enhancement described in the applicable prospectus supplement:

    o mortgage loans included in the related trust estate will be the sole source of payments on the certificates of a series;

    o the certificates of any series will not represent an interest in or obligation of the depositor, the sponsor, the servicer, the trustee or any of their affiliates, except for the depositor's limited obligations relating to certain breaches of its representations and warranties and limited obligations of the servicer with respect to its servicing obligations; and

    o neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or any other entity.

    Consequently, in the event that payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the depositor, the sponsor, the servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

Limited Liquidity

    The liquidity of your certificates may be limited. You should consider that:

    o a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series;

    o the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in the certificates of that series, but no underwriter will be obligated to do so; and

    o unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

    As a result, you may not be able to sell your certificates, or you may not be able to sell your certificates at a price sufficient to produce your desired return on investment.

    The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit, or interest rate risk (such as certificates that receive only payments of principal or interest or subordinate certificates), or that have been structured to meet the investment requirements of limited categories of investors.

Certificates May Not Be Appropriate For Individual Investors

    If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of certificates, the certificates of a series may not be an appropriate investment for you. This may be the case because, among other things:

    o if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

    o the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of certificates. Because of this, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

    o you may not be able to reinvest amounts distributed relating to principal on your certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

    o a secondary market for the certificates may not develop or provide you with liquidity of investment; and

    o you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

    If you are an individual investor considering the purchase of a certificate of a series, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

Credit Enhancement is Limited in Amount and Coverage

    Credit enhancement for a series of certificates may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of certificates of the same series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a mortgage pool insurance policy; a reserve fund; cross collateralization; overcollateralization; or excess interest. See "Description of the Certificates--Distributions to Certificateholders" and "--Other Credit Enhancement."

Regardless of the form of credit enhancement provided:

    o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

    o may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

    If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, they will be borne by the holders of the related certificates (or certain classes).

    None of the depositor, the sponsor, the servicer, the trustee or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

    See "Description of the Certificates--Distributions to Certificateholders" and "--Other Credit Enhancement."

The Ratings of Your Certificates May Be Lowered or Withdrawn Which May Adversely Affect the Liquidity or Market Value of Your Certificates

    It is a condition to the issuance of the certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

Real Estate Market Conditions Affect Mortgage Loan Performance

    An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagors' financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

    If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans contained in a particular trust estate and any secondary financing on the related mortgaged properties to become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations involving the depositor and the depositor's predecessor.

    If losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See "The Trusts
Estates--Mortgage Loans" and "The Mortgage Loan Programs--Mortgage Loan Underwriting."

Geographic Concentration May Increase Risk of Loss

    The mortgage loans underlying certain series of certificates may be concentrated in certain regions. Any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without a concentration in a particular region. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in these areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "Servicing of the Mortgage Loans--Insurance Policies," no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies, as described under "Servicing of the Mortgage Loans--Insurance Policies."

    See "The Mortgage Pool" in the related prospectus supplement for further information regarding the geographic concentration of the mortgage loans underlying the certificates of any series. See also "The Mortgage Loan Programs--Mortgage Loan Underwriting."

General Economic Conditions May Increase Risk of Loss

    Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the mortgage loans were made and the uses of the mortgaged properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on the mortgage loans. If these losses are not covered by the applicable credit enhancement, holders of certificates of the series evidencing interests in the related trust estate will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

Collateral Securing Cooperative Loans May Diminish in Value

    If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Leaseholds May Be Subject to Default Risk on the Underlying Lease

    If specified in the related prospectus supplement, certain of the mortgage loans may be secured by leasehold mortgages. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by a fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Any leasehold mortgages underlying a series of certificates will contain provisions protective of the mortgagee as described under "The Trust Estates -- Mortgage Loans," such as the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor and to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

Yield is Sensitive to Rate of Principal Prepayment

    The yield on the certificates of each series will depend in part on the rate of principal payment on the mortgage loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Your yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

    o the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest, such as interest only certificates, or primarily or exclusively to payments of principal, such as principal only certificates, will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

    o the yield on certain other classes of certificates, such as companion certificates, may be relatively more sensitive to the rate of prepayment of specified mortgage loans than other classes of certificates.

    The rate of prepayments on mortgage loans is influenced by a number of factors, including:

    o   prevailing mortgage market interest rates;

    o   local and national economic conditions;

    o   homeowner mobility; and

    o   the ability of the borrower to obtain refinancing.

    If you are purchasing certificates at a discount, and specifically if you are purchasing principal only certificates, you should consider the risk that if principal payments on the mortgage loans, or, in the case of any ratio strip certificates, the related mortgage loans, occur at a rate slower than you expected, your yield will be lower than you expected. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of any class of principal only certificates to the rate of prepayments.

    If you are purchasing certificates at a premium, or are purchasing an interest only certificate, you should consider the risk that if principal payments on the mortgage loans or, in the case of any interest only certificates entitled to a portion of interest paid on certain mortgage loans with higher mortgage interest rate, those mortgage loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing interest only certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including, in the case of interest only certificates that are extremely sensitive to principal prepayments, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

    If you are purchasing any inverse floating rate certificates, you should also consider the risk that a high rate of the applicable index may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that high constant rates of the applicable index or high constant prepayment rates on the mortgage loans may result in the failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of those certificates to the rate of prepayments on the mortgage loans and changes in the applicable index.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

    When a mortgage loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the servicer's or the master servicer's, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under "Description of the Certificates -- Interest." No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Exercise of Rights Under Special Servicing Agreements May Be Adverse to Other Certificateholders

    The pooling agreement for a series will permit a servicer to enter into a special servicing agreement with an unaffiliated holder of a class of subordinate certificates or a class of securities backed by a class of subordinate certificates, pursuant to which the holder may instruct the servicer to commence or delay foreclosure proceedings with respect to delinquent mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

    The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

    o require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

    o request a stayof proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

    o if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor's ongoing servicing obligations under the pooling agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

    If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

    By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any "contract" of the sponsor upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank's transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation" condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

    If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor's transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor's transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor's transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

    If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor's insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

    Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws without the prior unanimous affirmative vote of all its directors (who are required to consider the interests of the depositor's creditors, in addition to the depositor's stockholders in connection the filing of a voluntary application for relief under applicable insolvency laws). Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches of representations and warranties about the mortgage loans.

    If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor's estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

    Because transactions in the classes of book-entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

    o your ability to pledge book-entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book-entry certificates, may be limited due to the lack of a physical certificate;

    o you may experience delays in your receipt of payments on book-entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

    o you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

    See "Description of the Certificates--Book-Entry Form."

Cash Flow Agreements and External Credit Enhancements are Subject to Third Party Risk

    The assets of a trust may, if specified in the related prospectus supplement, include cash flow agreements, such as swap, cap, floor or similar agreements, which will require the counterparty to the trust (or the trustee acting on behalf of the trust) to make payments to the trust under the circumstances described in the prospectus supplement. If payments on the certificates of the related series depend in part on payments to be received under one or these agreements, the ability of the trust to make payments on the certificates will be subject to the credit risk of the counterparty.

    In addition, the ratings assigned to the certificates of a series may depend in part on the ratings assigned to the provider of certain types of external credit enhancement, such as a mortgage pool insurance policy, surety bond, financial guaranty insurance policy or limited guarantee. Any reduction in the ratings assigned to the provider of one of these types of external credit enhancement could result in the reduction of the ratings assigned to the certificates of the series. A reduction in the ratings assigned to the certificates of a series is likely to affect adversely the liquidity and market value of the certificates.

Amounts Received from an Auction and a Related Swap Agreement May Be Insufficient to Assure Completion of the Auction

    If specified in the prospectus supplement for a series, one or more classes of certificates may be subject to a mandatory auction. If you hold a class of certificates subject to a mandatory auction, on the distribution date specified in the related prospectus supplement for the auction your certificate will be transferred to successful auction bidders, thereby ending your investment in that certificate. If the class balance of your class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction, is greater than the amount received in the auction, a counterparty will be obligated, pursuant to a swap agreement, to pay the amount of that difference to the administrator of the auction for distribution to the holders of the class of auction certificates. Auction bidders will be permitted to bid for all or a portion of a class of auction certificates. If the counterparty under the swap agreement defaults on its obligations, no bids for all or a portion of a class of auction certificates will be accepted unless the amount of the bids are equal to the class balance of a class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction (or the pro rata portion of this price). If the counterparty under the swap agreement defaults and no bids for a class of auction certificates or portion of a class are accepted or there are no bids for the class or portion of the class, all or a portion of the certificates of the class will not be transferred to auction bidders. In the event this happens, you will retain the non-transferred portion of your certificates after the distribution date for the auction.

    See "Description of the Certificates -- Mandatory Auction of the Auction Certificates" in this prospectus.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

    Following the occurrence of an event of default under a pooling agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or the successor master servicer or servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related certificates.

Consumer Protection Laws May Limit Remedies

    There are various federal, state and local laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

    o   regulate interest rates and other charges;

    o   require certain disclosures;

    o   require licensing of mortgage loan originators;

    o require lenders to provide credit counseling and/or make affirmative determinations regarding the borrower's ability to repay the mortgage loan;

    o   prohibit discriminatory or predatory lending practices;

    o limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

    o   regulate the use of consumer credit information; and

    o   regulate debt collection practices.

    Violation of certain provisions of these laws, policies and principles:

    o may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

    o   may entitle the borrower to a refund of amounts previously paid; and

    o   could subject a servicer to damages and administrative sanctions.

    The depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with federal, state and local laws and regulations. In addition, the sponsor will be required to pay to the depositor, and the depositor will be required to pay to the applicable trust, any costs or damages incurred by the related trust as a result of a violation of these laws or regulations. See "The Mortgage Loan Programs--Representations and Warranties."

--------------------------------------------------------------------------------
THE TRUST ESTATES
--------------------------------------------------------------------------------

General

    The assets underlying each series of Certificates (each, a "Trust Estate") will consist primarily of mortgage loans (the "Mortgage Loans") evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other instruments creating first liens (the "Mortgages") on some or all of the following types of property (as so secured, the "Mortgaged Properties"), to the extent set forth in the applicable prospectus supplement: (i) one-family attached or detached residences, (ii) two- to four-family units, (iii) row houses, (iv) townhouses, (v) condominium units, including those where features of the property may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space ("Condominium Hotels"), (vi) units within planned unit developments, (vii) long-term leases with respect to any of the foregoing, and (viii) stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as "Cooperatives," and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Depositor's interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, including the Depositor's right to receive any payments from Mortgage Loans with Borrowers Protection Plan(R) addendum (a debt-cancellation contract between the borrower and Bank of America, National Association), (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) if applicable, and to the extent set forth in the applicable prospectus supplement, any reserve fund or funds, and (v) if applicable, and to the extent set forth in the applicable prospectus supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement, any cash flow agreement or any interest subsidy agreement described in this prospectus. See "The Mortgage Loan Programs--Mortgage Loan Underwriting--Bank of America General Underwriting Standards" for more information about Mortgage Loans with a Borrowers Protection Plan(R) addendum. The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses."

Mortgage Loans

    The Mortgage Loans will have been acquired by the Depositor from the Sponsor. The Mortgage Loans will have been either (i) originated by the Sponsor or (ii) purchased by the Sponsor from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated 10% or more of the Mortgage Loans in a Trust Estate, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the Mortgage Loans, the applicable prospectus supplement will provide information about the originator's form of organization and, to the extent material, a description of the originator's origination program and how long it has been engaged in originating mortgage loans of the same type. Each Mortgage Loan will have been underwritten either to the standards set forth in this prospectus or to other underwriting standards set forth in the applicable prospectus supplement. See "The Mortgage Loan Programs--Mortgage Loan Underwriting."

    Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states or the District of Columbia.

    If specified in the applicable prospectus supplement, the Mortgage Loans may be secured by leases on real property under circumstances that the Sponsor determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located thereon. Generally, a Mortgage Loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is customary in the area where the Mortgaged Property is located, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate, (ii) assignment of the lease without the lessor's consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee's name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative arrangements provide the holder of the Mortgage with substantially similar protections. No lease will contain provisions which (i) provide for termination upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, the default,
(ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

    The prospectus supplement for a series will contain information, as of the Cut-off Date or another specified date, to the extent known to the Depositor, detailing the following information about the Mortgage Loans in the Trust
Estate: (i) occupancy, (ii) property type; (iii) purpose; (iv) documentation type; (v) geographic distribution; (vi) current principal balance; (vii) original Loan-to-Value Ratio; (viii) current Mortgage Interest Rate; (ix) remaining term to maturity; and (x) Credit Scores. If the Mortgage Loans include adjustable-rate loans, the prospectus supplement will also set forth the following additional information: (i) Gross Margin; (ii) rate ceiling; and (iii) first adjustment date.

    A Mortgage Loan will generally provide for level monthly installments (other than Interest Only Mortgage Loans and, in the case of Balloon Loans, the final payment) consisting of interest equal to one-twelfth of the applicable interest rate specified in the related Mortgage Note (the "Mortgage Interest Rate") times the unpaid principal balance, with the remainder of the payment applied to principal (an "Actuarial Mortgage Loan"). No adjustment is made if payment on an Actuarial Mortgage Loan is made earlier or later than the Due Date, although the mortgagor may be subject to a late payment charge. If specified in the applicable prospectus supplement, some Mortgage Loans may provide for payments that are allocated to principal and interest according to the daily simple interest method (each, a "Simple Interest Mortgage Loan"). A Simple Interest Mortgage Loan provides for the amortization of the amount financed under the Mortgage Loan over a series of equal monthly payments (except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the stated Mortgage Interest Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Therefore, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled Due Date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. The next scheduled payment, however, will result in an allocation of a greater amount to interest if the payment is made on its scheduled Due Date. Conversely, if a borrower pays a fixed monthly installment after its scheduled Due Date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. Therefore, if the borrower consistently makes scheduled payments after the scheduled Due Date, the Mortgage Loan will amortize more slowly than scheduled. If a Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

    The information about the Mortgage Loans and Mortgaged Properties described in the preceding three paragraphs may be presented in the prospectus supplement for a series as ranges in which the actual characteristics of the Mortgage Loans and Mortgaged Properties are expected to fall. In that case, information about the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which will be filed with the Securities and Exchange Commission ("SEC") within four business days following the initial issuance of the related series.

        The Mortgage Loans in a Trust Estate will generally have monthly payments due on the first of each month (each, a "Due Date") but may, if specified in the applicable prospectus supplement, have payments due on a different day of each month and will be of one of the following types of mortgage loans:

                a. Fixed-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, fully-amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 40 years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of these Mortgage Loans and upon the satisfaction of other conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the Pooling Agreement will require the Depositor or another party identified in the applicable prospectus supplement to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing fixed-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

                b. Adjustable-Rate Loans. If specified in the applicable
            prospectus supplement, a Trust Estate may contain adjustable-rate, fully-amortizing Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related Mortgage Interest Rate which generally adjusts initially either one, three or six months, one, three, five, seven or ten years subsequent to the initial Due Date, and thereafter at either one-month, six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related Mortgage Note (the "Gross Margin") and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average Gross Margin with respect to the adjustable-rate Mortgage Loans in the related Trust Estate. The index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers). The applicable prospectus supplement will also indicate any periodic or lifetime limitations on the adjustment of any Mortgage Interest Rate.

    If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates generally on the first, second or third Adjustment Date after origination of those Mortgage Loans at the option of the mortgagor. If specified in the applicable prospectus supplement, the Depositor or another party specified in the applicable prospectus supplement will generally be required to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

    If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate Mortgage Loans with original terms to maturity of not more than 30 years and flexible payment options ("Option ARM Mortgage Loans"). The initial required monthly payment is fully amortizing based on the initial Mortgage Interest Rate (which may be a rate that is less than the sum of the applicable index at origination and the Gross Margin specified in the related Mortgage). After an introductory period of either one or three months, the borrower may select from up to three payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan based on the remaining scheduled term of the loan, (ii) an interest only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month), or (iii) a minimum payment equal to either (a) the initial monthly payment, (b) the monthly payment as of the most recent annual adjustment date, or (c) the monthly payment as of the most recent automatic adjustment, whichever is most recent. The minimum payment adjusts annually after the first payment date but is subject to a payment cap which limits any increase or decrease to no more than 7.5% of the previous year's minimum payment amount. In addition, the minimum payment is subject to an automatic adjustment every five years or if the outstanding principal balance of the mortgage loan exceeds 115% of the original principal balance (110% for Mortgaged Properties located in New York), in each case without regard to the 7.5% limitation. On each annual adjustment date and in the event of an automatic adjustment, the minimum monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan based on the then-current Mortgage Interest Rate and remaining scheduled term of the loan, unless, in the case of an annual adjustment, the monthly payment is restricted by the 7.5% limitation, in which case the monthly payment is adjusted by 7.5%. A minimum payment may not cover the amount of interest accrued during a month and may not pay down any principal. Any interest not covered by a monthly payment ("Deferred Interest") will be added to the principal balance of the Mortgage Loan. This is called "negative amortization" and results in an increase in the amount of principal the borrower owes. Interest will then accrue on this new larger principal balance. The index for an Option ARM Mortgage Loan will be determined monthly or at other less frequent intervals specified in the applicable prospectus supplement.

                c. Interest Only Mortgage Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain "Interest Only Mortgage Loans" which are (i) Mortgage Loans having an original term to maturity of not more than 40 years with a Mortgage Interest Rate which adjusts initially either one, three or six months, or one, three, five, seven or ten years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Gross Margin and index, and providing for monthly payments of interest only prior to the date of the initial Mortgage Interest Rate adjustment and monthly payments of principal and interest after the adjustment sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity or (ii) fixed-rate, fully-amortizing Mortgage Loans having an original term to maturity of not more than 40 years providing for monthly payments of interest only prior to a date specified in the Mortgage Note and monthly payments of principal and interest after such date sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity.

                d. Graduated Payment Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, graduated-payment Mortgage Loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Interest Rate on the Mortgage Loan. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating these graduated payment features may include (i) "Graduated Pay Mortgage Loans," pursuant to which amounts constituting Deferred Interest are added to the principal balances of these Mortgage Loans, (ii) "Tiered Payment Mortgage Loans," pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for that month, these excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and (iii) "Growing Equity Mortgage Loans," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

                e. Subsidy Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on these Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("Subsidy Account") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

    Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination of these programs. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the Mortgage Interest Rates specified in the related Mortgage Notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to these Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

    Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan under the "due-on-sale" clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of that Subsidy Loan, the employer may request that the mortgagor refinance its Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance its Subsidy Loan. In the event the mortgagor refinances its Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations." In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement may be used by the Sponsor or other originator in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See "The Mortgage Loan Programs--Mortgage Loan Underwriting."

                f. Buy-Down Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans") under which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if specified in the applicable prospectus supplement, placed in a custodial account (the "Buy-Down Fund") by the related Servicer. If the mortgagor on a Buy-Down Loan prepays the Mortgage Loan in its entirety, or defaults on the Mortgage Loan and the related Servicer liquidates the related Mortgaged Property, during the period when the mortgagor is not obligated, by virtue of the buy-down plan, to pay the full monthly payment otherwise due on the loan, the unpaid principal balance of the Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund for the Buy-Down Loan, and these amounts will be deposited in the Servicer Custodial Account or the Certificate Account, net of any amounts paid relating to the Buy-Down Loan by any insurer, guarantor or other person under a credit enhancement arrangement described in the applicable prospectus supplement.

                g. Balloon Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 30 years but which have shorter terms to maturity ("Balloon Loans") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). The borrower of a Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein.

    If specified in the applicable prospectus supplement, certain Mortgage Loans originated by the Sponsor may include a BPP addendum to the related Mortgage Note whereby the Sponsor agrees to cancel (i) certain payments of principal and interest on the Mortgage Loan for up to twelve months upon the disability or involuntary unemployment of the mortgagor or (ii) the outstanding principal balance of the Mortgage Loan upon the accidental death of the mortgagor; provided that the BPP has not been terminated in accordance with its terms. See "The Mortgage Loan Programs--Mortgage Loan Underwriting--Bank of America General Underwriting Standards" for more information about BPP. In each case, the Sponsor will be required to pay these cancelled amounts to the applicable Trust.

--------------------------------------------------------------------------------
THE SPONSOR
--------------------------------------------------------------------------------

    Bank of America, National Association ("Bank of America") will serve as the sponsor (the "Sponsor") of each series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

    Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

    The Depositor's securitization program principally is used to fund Bank of America's consumer real estate business unit's self-originated portfolio of fully amortizing mortgage loans secured by first liens on one- to four-family residential properties. The Depositor's securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, the Depositor's securitization program is a material funding source for Bank of America's portfolio of consumer real estate mortgage loans similar to the Mortgage Loans.

    The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in Trusts formed by the Depositor, which were originated by Bank of America during the periods indicated:


                                     Twelve-Months Ended                 Six Months Ended
                                         December 31,                        June 30,
                     ------------------------------------------------    ----------------
                        2001      2002     2003      2004      2005            2006
Number                504,048   522,891   792,496   454,683   394,942         179,081
Aggregate Principal
Balance (inBillions)   $76.5     $88.0    $131.1     $87.5     $86.8           $40.6


    Bank of America serves as the Sponsor and, if specified in the applicable prospectus supplement, the Servicer in the Depositor's securitization program, in addition to owning all of the Depositor's equity. Banc of America Securities LLC, which may act as an underwriter of Certificates, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See "Method of Distribution" in the applicable prospectus supplement.

    Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is
(704) 386-5478.

    See "The Mortgage Loan Programs," "Servicing of the Mortgage Loans" and "The Pooling Agreement" for more information about the Sponsor's solicitation and underwriting criteria used to originate mortgage loans similar to the Mortgage Loans and its material roles and duties in each securitization.

--------------------------------------------------------------------------------
THE DEPOSITOR
--------------------------------------------------------------------------------

    Banc of America Mortgage Securities, Inc. (the "Depositor") was incorporated in the State of Delaware on November 26, 2002 under the name "BA Residential Securities, Inc." and filed a Certificate of Amendment of Certificate of Incorporation changing its name to "Banc of America Mortgage Securities, Inc." on December 4, 2002. The Depositor is a wholly-owned subsidiary of the Sponsor. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

    The Depositor will have limited obligations and rights under each Pooling Agreement after the Closing Date for any series, including, but not limited to, repurchasing Mortgage Loans due to breaches of representations and warranties, and repurchasing in the circumstances described under "The Pooling Agreement--Termination; Optional Purchase of Mortgage Loans," all or a portion of the Mortgage Loans.

    The Depositor will maintain its principal executive office at 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255,
Attention: Senior Vice President, telephone number (704) 387 8239.

    The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling Agreement or by reason of reckless disregard of its obligations and duties under the Pooling Agreement.

--------------------------------------------------------------------------------
THE MORTGAGE LOAN PROGRAMS
--------------------------------------------------------------------------------

Mortgage Loan Underwriting

    The Depositor will purchase the Mortgage Loans from Bank of America, as the Sponsor. The Mortgage Loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America's general underwriting standards set forth below under "-- Bank of America General Underwriting Standards," (ii) Bank of America's alternative underwriting standards set forth below under "--Bank of America Alternative Underwriting Standards" or (iii) to the extent the Mortgage Loans were originated by an entity other than Bank of America the underwriting standards set forth in the applicable prospectus supplement, if material.

General

    The underwriting standards used by mortgage loan originators are intended to evaluate the mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America's underwriting standards, will be described in the applicable prospectus supplement. The following paragraphs describe Bank of America's underwriting standards.

Bank of America General Underwriting Standards

    Origination Channels
    --------------------

    Bank of America originates mortgage loans (i) directly to consumers; (ii) indirectly through brokers; and (iii) through other loan originators. Bank of America's direct-to-consumer originations include mortgage loans made to:

    o customers applying for a mortgage at one of Bank of America's banking center locations;

    o   customers applying for a Bank of America mortgage via telephone;

    o customers applying for a mortgage utilizing Bank of America's internet site; and

    o customers applying for a mortgage with one of Bank of America's retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

    Bank of America also originates loans indirectly through its wholesale channel where:

    o the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or

    o applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

    The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

    The Application and Use of Credit Scoring
    -----------------------------------------

    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the mortgagor's credit standing, capacity to repay the loan and adequacy of the mortgaged property as collateral for the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant's credit history with merchants and lenders and any record of bankruptcy or prior foreclosure. This credit information may be obtained from either a single credit repository or from up to three credit repositories. The credit bureau inquiry also includes a request for the applicant's Credit Score. "Credit Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. A Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. If the credit bureaus cannot generate a Credit Score due to insufficient information about an applicant, Bank of America will consider proof of an applicant's alternative credit history, such as a history of consistent rent and utility payments.

    In addition to a Credit Score, Bank of America may obtain a Custom Mortgage Score. In order to generate a Custom Mortgage Score, the applicant must have at least one trade line on his or her credit report and also have a Credit Score. The "Custom Mortgage Score" was developed on a population of mortgage loans serviced by Bank of America and is designed to assess the likelihood that a mortgage loan will become 60 days or more delinquent within two years of application. The Custom Mortgage Score used by Bank of America will either have been developed by Bank of America individually or with the assistance of a third party. The Custom Mortgage Score requires a Credit Score and utilizes information obtained from one of the three major credit bureaus. The credit bureau used depends on the geographic location of the applicant's residence at the time of application. Bank of America may evaluate a prospective borrower's creditworthiness with either (i) a Credit Score, (ii) a Custom Mortgage Score or
(iii) a combination of a Credit Score and a Custom Mortgage Score.

    Underwriting Evaluation by Automated Underwriting Decision Engine or
    ---------------------------------------------------------------------
    Manual Underwriter
    ------------------

    Each mortgage loan underwritten to Bank of America's general underwriting standards is underwritten in accordance with guidelines established in Bank of America's Product and Policy Guides (the "Product Guides"). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants' repayment ability, credit standing, and the adequacy of the mortgage property as collateral for the mortgage loan. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

    Each mortgage application is evaluated by either an automated underwriting decision engine and/or a human underwriter to determine the appropriate credit decision and documentation requirements for the loan transaction. The automated underwriting decision engine may be an engine developed by an outside company and updated by Bank of America risk management personnel to facilitate automated decisions on Bank of America loan transactions. Alternatively, it may be an external decision engine such as Fannie Mae's Desktop Underwriter(R) or Freddie Mac's Loan Prospector(R) decision engines. If the loan is not automatically approved or declined by the automated underwriting decision engine, it is directed to an underwriter who evaluates the application against a set of specific criteria. The underwriter may be an employee of the lender or may be an individual performing underwriting on a contract basis through a third party firm such as a mortgage insurance company.

    Desktop Underwriter(R) is an automated underwriting system developed by Fannie Mae for conventional conforming loans. Desktop Underwriter(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each loan file. Bank of America utilizes Fannie Mae's Custom Desktop Underwriter(R) which allows Bank of America's conditions and policies to display on a customized findings report specific to it.

    Loan Prospector(R) is an automated underwriting system developed by Freddie Mac for conventional conforming loans. Loan Prospector(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each mortgage application.

    Either the automated underwriting decision engine or the underwriter evaluates the application information to the guidelines for the product type under which the applicant has applied. As part of the underwriting evaluation, the Loan-to-Value Ratio is calculated. The "Loan-to-Value Ratio" is the percentage equal to (i) the principal balance of the mortgage loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable product type) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. In addition to evaluating the Loan-to-Value Ratio, the automated underwriting decision engine or human underwriter will also evaluate the applicant's credit history and/or Credit Score and/or Custom Mortgage Score, the amount of the applicant's debts (including proposed housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income, the intended occupancy of the subject property, the property type, and the purpose of the loan transaction to determine whether the mortgage loan generally meets the guidelines established for the program under which the applicant is applying. If there are multiple applicants on a loan transaction, Bank of America generally utilizes the Credit Score and/or Custom Mortgage Score associated with the highest wage-earner on the transaction as the representative score(s) for the transaction. The automated underwriting decision engine and/or the underwriter may utilize compensating factors to offset one or more features of the loan transaction that may not specifically comply with the product guidelines. Therefore, the application of the underwriting guidelines for a product type by either an underwriter or an automated decision engine does not imply that each specific standard was satisfied individually. A loan is considered to be underwritten in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines.

    As part of the underwriting evaluation, the applicant's "Debt-to-Income Ratio" is calculated as the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income. Bank of America's Debt-to-Income Ratio guidelines are based on the loan instrument, loan term, Credit Score, Loan-to-Value Ratio, property type, and occupancy characteristics of the subject loan transaction. Bank of America permits ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

    For certain mortgage loans, underwriting may be based on data obtained by third parties that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Bank of America to underwrite loans on its behalf, or independent contractors hired by these parties to perform underwriting services on Bank of America's behalf, make initial determinations as to the consistency of loans with established underwriting guidelines. The underwriting of mortgage loans acquired from another lender generally relies on the representations from the originating lender that the mortgage loans were underwritten in accordance with agreed upon underwriting standards that are materially similar to Bank of America's. In the event these standards differ materially from those set forth in this prospectus, the related prospectus supplement will describe the applicable standards. Generally, Bank of America conducts a post-purchase review of a sampling of all mortgage loans acquired from another lender to determine whether agreed upon requirements were met. In order to be eligible to sell mortgage loans under a delegated underwriting arrangement, the lender must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

    Certain of the mortgage loans may be purchased by Bank of America in negotiated transactions, and these negotiated transactions may be governed by contractual agreements. The contractual agreements may provide the commitment by Bank of America to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the seller. Many of the contractual agreements allow the delegation of all underwriting functions to the seller, who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Bank of America. In the event these standards differ materially from those set forth in this prospectus, the related prospectus supplement will describe such standards.

    Loans with Secondary Financing
    ------------------------------

    First lien purchase money mortgage loans may have secondary financing to the borrower contemporaneously with the origination of the first lien mortgage loan. First lien refinance transactions may have existing secondary financing with the applicant that is resubordinated to the new first lien transaction or may have new secondary financing originated simultaneously with the first lien mortgage. The secondary financing may or may not be provided by Bank of America. The Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio are evaluated on each loan with subordinate financing. The "Total Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus any secondary financing that was drawn upon at that time divided by the value of the mortgaged property. The "Combined Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus the total amount of available secondary financing (including any unused amount on a home equity line of credit) divided by the value of the mortgaged property. A mortgage loan with secondary financing is evaluated to determine if the Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio meet the requirements for the program under which the application is submitted or if the application contains compensating factors to warrant an exception to the applicable guidelines. Some applicants request a first lien mortgage loan with a Loan-to-Value Ratio of 80% with a simultaneously funded second lien transaction in order to avoid the cost of primary mortgage insurance associated with first lien mortgage loans with Loan-to-Value Ratios exceeding 80%.

    Documentation
    -------------

    In assessing an applicant, Bank of America requires supporting documentation (or other verification) for all material data provided by the applicant, such as income and source of down payment, unless the applicant qualifies for one of the Accelerated Processing Programs discussed below.

    Under Bank of America's standard documentation process (the "Standard Documentation Process") the following verifications are required: a salaried applicant's income is verified by either having the applicant provide copies of the previous year's federal withholding form (IRS W-2) and a current payroll earnings statement or by sending a verification of employment form to the applicant's employer. A verification of employment form asks the employer to report the applicant's length of employment with the employer, the current salary and an indication as to whether it is expected that the applicant will continue to be employed in the future. A self-employed applicant is required to provide copies of tax returns for the prior two years. Bank of America verifies down payment funds by (i) obtaining bank or other financial statements covering the most recent 60-day period confirming the existence of these funds, (ii) determining electronically that these funds are on deposit with Bank of America,
(iii) obtaining documentation that these funds are to be obtained from a gift or sale of assets or (iv) asking the applicant's financial institution to complete a verification of deposit form detailing asset information. Asset verifications are not required on refinance transactions.

    If the applicant lacks a traditional credit history, then the loan approval may be conditioned upon the documentation of an acceptable alternative credit history consisting of at least four references showing timely payment of utilities, insurance premiums or rent, or other alternative credit references in the prior twelve months.

    In order to qualify for Bank of America's general underwriting standards, applicants must be willing to have the income and assets stated on their application verified. Applicants who have indicated that they do not wish to have their income and/or assets verified are directed to other Bank of America programs outlined in "--Bank of America Alternative Underwriting Standards" below. While the applicants under Bank of America's general underwriting standards are willing to have income and asset information stated in the application verified, the level of verifications required (if any) are based on the applicant's credit profile, requested loan terms, and whether the applicant has an existing loan serviced by Bank of America that is being refinanced with the new loan transaction. Bank of America matches documentation requirements on mortgage loans to the overall risk parameters of the loan file under various "Accelerated Processing Programs" such as: (i) Rapid; (ii) PaperSaver(R) (also known as Threshold); (iii) Stated Income, Stated Asset; (iv) All-Ready Home; (v) Mortgage Rewards; (vi) No Ratio or (vii) Stated Income.

    Under Bank of America's "Rapid" documentation program, only the most recent pay stub (if salaried) or first two pages of the most recent tax return (if self-employed) of an applicant is required for income verification and only the most recent bank statement of an applicant is required for asset verification on purchase transactions if the applicant meets the Total Loan-to-Value Ratio and Credit Score requirements for that program.

    Under Bank of America's "PaperSaver(R)" documentation program, verification of the applicant's stated income and stated assets is not requested (with the exception of self-employed applicants who are required to sign the IRS form 4506-T (Request for Transcript of Tax Returns)) if the applicant meets the designated Credit Score, Custom Mortgage Score, Loan-to-Value Ratios and other eligibility requirements. An applicant with a designated higher Credit Score and designated higher Custom Mortgage Score which together indicate a favorable credit history is eligible for PaperSaver(R) documentation. The PaperSaver(R) documentation program has certain limitations relating to occupancy, property type, purpose and principal balance.

    Under Bank of America's "Stated Income, Stated Asset" documentation program, which is only available through the wholesale channel, income or asset verifications are not requested from applicants if they meet the Total Loan-to-Value Ratio, Credit Score and other eligibility requirements for the program. Although the Stated Income, Stated Asset program permits applicants to simply state their income and assets without verification, all applicants are required to sign an IRS form 4506 permitting income verification from tax return data if the file is selected as part of Bank of America's quality assurance audit.

    Bank of America may originate new mortgage loans under its "All-Ready Home" mortgage refinance program or its "Mortgage Rewards" refinance program. Under each of these programs, Bank of America will pay certain closing costs normally paid by the customer. Under these programs, a borrower whose current mortgage loan is serviced by Bank of America does not need to provide income or asset verification documentation if the current mortgage loan has had no 30 day or more delinquent payments in the previous twelve months (or since origination if less than twelve months). In addition, Bank of America typically requires only a drive-by appraisal rather than an interior inspection appraisal. Because these programs involve the refinancing of mortgage loans that Bank of America originally underwrote, Bank of America will not apply any significant borrower credit or property underwriting standards (other than a minimum Credit Score). Mortgage Loans initially included in the Trust Estate for a particular series may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for the All-Ready Home or Mortgage Rewards program after his or her Mortgage Loan has been included in a particular Trust Estate, his or her Mortgage Loan could be more easily refinanced, resulting in a prepayment of the Mortgage Loan. See "Prepayment and Yield Considerations--Weighed Average Life of Certificates."

    For a description of the No Ratio and Stated Income programs, see "--Bank of America Alternative Underwriting Standards" below.

    In addition, mortgage applications evaluated by Desktop Underwriter(R) or Loan Prospector(R) follow the Standard Documentation Process unless the applicant's credit profile indicates a more favorable credit history, in which case the mortgage loan may be originated with the applicant furnishing only a recent pay stub showing year-to-date earnings (if salaried) or the first two pages of the most recent tax return (if self-employed) for income verification and only the most recent bank statement for asset verification.

    Collateral Valuation
    --------------------

    Bank of America conducts a valuation of the mortgaged property as collateral for each mortgage loan. This collateral valuation may be determined by (i) an interior inspection appraisal, (ii) a tax assessed value, (iii) a desktop appraisal, (iv) a drive-by appraisal, (v) an automated valuation model, or (vi) reference to the collateral valuation obtained in connection with the origination of the previous loan if the loan is a refinance of a mortgage loan that was previously serviced by Bank of America. An interior inspection appraisal is an appraisal report based on an interior inspection of the subject property. A tax assessed value is a factor applied to the tax value recorded for the subject property that reflects the general relationship between the assessed value and the market value of the property. These factors are established for each county by a third party vendor. A tax assessed value also does not entail any physical inspection of the subject property. A desktop appraisal is a report completed by a certified/licensed appraiser utilizing a sales comparison analysis from a local multiple listing service without conducting a physical inspection of the property. A drive-by appraisal report is a limited, summary appraisal report based on an exterior inspection of the property and comparable sales by a certified/licensed appraiser. An automated valuation model is an electronically generated valuation that utilizes real estate information such as property characteristics, market demographics, sales price data, and regional trends to calculate a value for a specific property. Bank of America utilizes the automated valuation models of several vendors. An automated valuation model does not entail any physical inspection of the subject property. In addition, no updated appraisal valuation may be performed if the loan is a refinance of a loan that was previously serviced by Bank of America and the valuation from the time of origination of the loan being refinanced reflects adequate value for the mortgaged property.

    In certain instances, the interior, desktop or drive-by appraisal reports may be conducted by an employee of Bank of America or an affiliate. The appraisal report, however, may be performed by an independent appraiser contracted by Bank of America or an affiliate of Bank of America on direct channel originations. Appraisal reports on indirect channel originations are generally performed by an appraiser selected by the originating lender but indirect channel appraisers cannot be performed by appraisers that have been deemed to be ineligible to perform appraisals by Bank of America.

    Appraisers may note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a "hold harmless" letter to the lender. Environmental hazards are not noted on collateral valuations where no physical inspection of the property takes place, such as on loans where the collateral valuation is conducted by an automated valuation model or tax assessed value. Appraisers only note environmental hazards on a desktop appraisal if they generally are known in the area.

    Certain states have "anti-deficiency" laws which, in general, require lenders providing credit on one to four family properties to look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and

Other Limitations on Lenders" in this prospectus. The underwriting guidelines in all states (including anti deficiency states) require that the value of the property being financed, as indicated by the collateral valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that the value will support the outstanding loan balance in the future.

    Flood Determinations and Hazard Insurance
    -----------------------------------------

    Each mortgage loan is evaluated to determine if the subject property is located in a federal flood zone. If the property is located in a flood zone, then flood insurance is required on the loan transaction with an amount of coverage that meets or exceeds federal law requirements. Generally, evidence of acceptable hazard insurance coverage on the subject property is a requirement for loan approval. This documentation, however, is not required if the mortgage loan is a refinance of an existing Bank of America serviced loan transaction and hazard insurance was documented for the previous loan transaction or the mortgage loan is originated under a program that does not require the review of evidence of hazard insurance.

    Mortgage Insurance and Title
    ----------------------------

    Mortgage loans originated with Loan-to-Value Ratios in excess of 80% may be covered by primary mortgage insurance. Except as noted below in connection with certain refinance transactions, mortgage loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac, or if the related mortgaged property is located in a jurisdiction where these policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdiction in lieu of title insurance will be obtained instead. If required, the title insurance policy may include environmental protection lien endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" in this prospectus.

    Mortgage loans on refinance transactions generally do not contain title insurance policies. Title searches are often performed on these refinance transactions in lieu of obtaining a title insurance policy. A title search is a limited search of a specified parcel of land summarizing information concerning current owner(s) and all judgments, mortgages, and tax obligations filed.

    Borrowers Protection Plan(R)
    ----------------------------

    Bank of America's Borrowers Protection Plan(R) ("BPP") is a debt-cancellation contract between the borrower and Bank of America. This optional plan can cancel a borrower's monthly principal and interest payment for up to a total of twelve months if the borrower loses his or her job or becomes disabled. Additionally, the outstanding principal balance of a mortgage loan with BPP will be cancelled if the borrower dies as a result of an accident. While Bank of America will cancel payment of the principal, interest and BPP fees, the borrower will still be responsible for the payment of taxes and insurance. Bank of America will be obligated to pay to the applicable Trust any amounts cancelled due to BPP on a Mortgage Loan.

    The following three protection options are available in a BPP contract: (i) disability, involuntary unemployment and accidental death; (ii) involuntary unemployment and accidental death or (iii) disability and accidental death.

    The benefit period ranges from six to twelve months. A borrower may elect single (i.e., one borrower who is named in the mortgage note) or joint coverage (i.e., any two of the borrowers named in the mortgage note).

    BPP is only available on certain first-lien fixed-rate and adjustable-rate mortgage loan products and programs. The term of protection is the lesser of the loan term and ten years. Upon expiration, BPP is discontinued and the monthly BPP fee is no longer assessed. If the borrower has an active BPP claim prior to the expiration date, however, loan protection can extend beyond the expiration date. BPP is optional and the borrower's choice regarding BPP is not considered when evaluating the loan request. The borrower must select the BPP plan prior to loan closing.

Bank of America Alternative Underwriting Standards

        In addition to the general underwriting standards described above under "--Bank of America General Underwriting Standards," Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which enable the applicant to request reductions in the verification documentation required for the mortgage loan.

        Bank of America's "Stated Income Program" provides applicants the ability to request that income stated on the loan application not be verified. The Debt-to-Income Ratio calculation used by the underwriter to evaluate the applicant's capacity for the loan is based on income the applicant discloses on the application. Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants with a traditional credit history who meet the minimum Credit Score requirement of the program. A verbal verification of employment confirming the applicant's date of employment, job status and title is required. While income information is not provided, the applicant must continue to provide documentation of assets used for down payment, closing costs, and reserves on purchase transactions.

        Bank of America's "No Ratio Loan Program" provides applicants with a minimum Credit Score and a sufficient asset base the ability to obtain mortgage loans with no income verification or Debt-to-Income Ratio calculation. Under this program, the applicant does not state his or her income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the applicant must continue to provide documentation of his or her assets used for down payment, closing costs, and reserves on purchase transactions.

        Bank of America's "100% LTV Program" provides applicants the ability to obtain a mortgage loan with no down payment. The 100% LTV Program is only available if the primary borrower has a minimum Credit Score. The 100% LTV Program also permits Loan-to-Value Ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property). Under this program, Bank of America uses the Standard Documentation Process.

        Bank of America's "97% LTV Program" provides applicants with the opportunity to obtain low down payment mortgage loans. This program allows an applicant to obtain financing for a mortgage loan by requiring only a 3% cash down payment from the applicant's own funds. The 97% LTV Program is only available if the primary borrower has a minimum Credit Score. The 97% LTV Program is a fully amortizing 30-year fixed-rate mortgage that is available on owner-occupied principal residences only.

This program is available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

        Bank of America's "Condominium Hotel Loan Program" provides applicants the ability to purchase a unit in a Condominium Hotel. The Condominium Hotel Loan Program offers a fully amortizing 15-year or 30-year fixed-rate mortgage loan that is available on a primary residence or second home. The Condominium Hotel Loan Program is only available if the primary borrower has a minimum Credit Score. Condominium Hotel Mortgage Loans are available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

        Bank of America's "Non-Resident Alien Loan Program" provides financing to non-resident aliens to purchase or refinance second home properties within the United States. Applicants without a United States credit history must document an acceptable credit history within their primary country of origin. Under this program, Bank of America uses the Standard Documentation Process.

        Bank of America's "80/20 Program" provides applicants with an 80% Loan-to-Value Ratio first lien mortgage that is funded simultaneously with a 20% Loan-to-Value Ratio second lien mortgage so that the Total Loan-to-Value Ratio is 100%. By structuring loans in such a manner, the applicant is able to avoid the cost of primary mortgage insurance on the transaction. The 80/20 Program is only available if the primary borrower has a minimum Credit Score. Bank of America may originate both the first and second lien transactions under an 80/20 transaction or the second lien may be originated by another lender. Under this program, Bank of America uses the Standard Documentation Process.

Representations and Warranties

    In connection with the transfer of the Mortgage Loans related to any series by the Depositor to the applicable Trust, the Depositor will generally make certain representations and warranties regarding the Mortgage Loans. If so indicated in the applicable prospectus supplement, the Depositor may, rather than itself making representations and warranties, cause the representations and warranties made by an originator to the Sponsor in connection with the purchase of Mortgage Loans by the Sponsor to be assigned to the Trust Estate. In these cases, these representations and warranties may have been made as of a date prior to the date of execution of the Pooling Agreement. The representations and warranties made or assigned to the Trust (whether made by the Depositor or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be: (i) the schedule of Mortgage Loans is correct in all material respects at the date or dates on which the information is furnished as specified in the schedule; (ii) immediately prior to the transfer and assignment contemplated by the Pooling Agreement, the Depositor is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same; (iii) to the knowledge of the representing party, no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense; (iv) either (a) the Mortgage Loan is covered by a title insurance policy, (b) a title search has been done showing no lien, subject to certain limited exceptions, senior to the first lien of the Mortgage or (c) in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where title insurance policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdictions in lieu of title insurance is instead received; (v) subject to certain limited exceptions, the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property; (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; (vii) all payments required to be made up to the Due Date immediately preceding the Cut-off Date for the

Mortgage Loan under the terms of the related Mortgage Note have been made and, except to the extent specified in the applicable prospectus supplement, no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-off Date; and (viii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with.

    No representations or warranties will be made by the Depositor or any other party as to the environmental condition of any Mortgaged Property including the absence, presence or effect of hazardous wastes or hazardous substances on the Mortgaged Property or any effect from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."

    See "The Pooling Agreement--Assignment of Mortgage Loans" for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties. In addition to those remedies, in the case of a breach of the representation that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Depositor (or other party making this representation) will be required to pay any costs or damages incurred by the Trust as a result of the violation of these laws.

--------------------------------------------------------------------------------
DESCRIPTION OF THE CERTIFICATES
--------------------------------------------------------------------------------

General

    A separate common law trust (each, a "Trust") will serve as the "Issuing Entity" and issue each series of certificates (the "Certificates"). Each series of Certificates will include one or more classes (each, a "Class"). Any Class of Certificates may consist of two or more non-severable Components, each of which may exhibit any of the principal or interest payment characteristics described in this prospectus for a Class of Certificates. A series may include one or more Classes of Certificates entitled, to the extent of funds available, to (i) principal and interest distributions from the related Mortgage Loans, (ii) principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) other distributions as are described in the applicable prospectus supplement.

    Each series of Certificates will be issued on the date specified in the applicable prospectus supplement (the "Closing Date") pursuant to a pooling and servicing agreement (the "Pooling Agreement") among the Depositor, the Servicer(s) (or, if applicable, the Master Servicer), the Trustee (and, if applicable, a securities administrator) named in the applicable prospectus supplement. An illustrative form of Pooling Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries describe material provisions common to the Certificates and to each Pooling Agreement. The summaries are subject to, and are qualified by reference to, the further material provisions of the Pooling Agreement for each specific series of Certificates, as described in the applicable prospectus supplement.

    Beginning with the month following the month in which the Cut-off Date occurs for a series of Certificates, distributions to the holders of Certificates (the "Certificateholders") (other than the final distribution in retirement of the Certificates) will be made on the Distribution Date to the persons in whose names the Certificates are registered at the close of business on the dated specified in the related prospectus supplement (the "Record Date") (which in the case of Book-Entry Certificates will be Cede & Co. as nominee for DTC) by check mailed to the address of the person in the certificate register, except that, for any Certificateholder, distributions will be made by wire transfer in immediately available funds, provided that the Trustee or the Paying Agent acting on behalf of the Trustee shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for that purpose, as specified in the final distribution notice to Certificateholders.

    Each series of Certificates will represent ownership interests in the related Trust Estate. One or more elections may be made to treat the Trust Estate (or one or more segregated pools of assets of the Trust Estate) for a series of Certificates as one or more "real estate mortgage investment conduits" (each, a "REMIC"). If a REMIC election is made, the related series will consist of one or more Classes of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (these Class or Classes collectively referred to as the "Regular Certificates") and one Class of Certificates that will be designated as the "residual interest" within the meaning of Code Section 860G(a)(2) (the "Residual Certificate") representing the right to receive distributions as specified in the prospectus supplement for that series. See "Federal Income Tax Consequences."

    The Depositor may sell certain Classes of the Certificates of a series, including one or more Classes of Subordinate Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Alternatively, if specified in a prospectus supplement relating to those Subordinate Certificates, the Depositor may offer one or more Classes of the Subordinate Certificates of a series by means of this prospectus and that prospectus supplement.

Definitive Form

    Certificates of a series that are issued in fully-registered, certificated form are referred to as "Definitive Certificates." Distributions of principal of, and interest on, the Definitive Certificates will be made directly to holders of Definitive Certificates. The Definitive Certificates of a series offered by this prospectus and by means of the applicable prospectus supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or other entity for that purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or another entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with a transfer or exchange.

    In the event that an election or multiple elections are made to treat the Trust Estate (or one or more segregated pools of assets of the Trust Estate) as one or more REMICs, the Residual Certificate will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any "residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee or middleman) of a disqualified organization and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (a) historically has paid its debts as they have come due, (b) intends to pay its debts as they come due in the future and (c) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (a), (b) and (c) of the preceding sentence are false. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates."

Book-Entry Form

    Persons acquiring beneficial ownership interests ("Beneficial Owners") in the Certificates issued in book-entry form (the "Book-Entry Certificates") will hold their Certificates through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of those systems (the "Participants"), or indirectly through organizations which are participants in those systems (the "Indirect Participants"). Each Class of the Book-Entry Certificates of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the "holder" or "Certificateholder" of those Certificates, as those terms are used in this prospectus and the applicable prospectus supplement for a series. No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a Definitive Certificate representing that person's interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold beneficial interest in the Book-Entry Certificates in minimum denominations of $1,000.

    The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

    Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

    Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

    Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "--Certain U.S. Federal Income Tax Documentation Requirements" below and "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding."

    Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

    Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing.

    Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

    Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates Euroclear) as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

    Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

    The Euroclear System was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing these distributions to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors" and"--Backup Withholding." Because DTC can only act on behalf of DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Certificates, may be limited due to the lack of physical certificates for their Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Book-Entry Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    DTC has advised the Depositor that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Certificates are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

    Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of Certificates of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable beneficial owners of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of those Definitive Certificates as Certificateholders under the Pooling Agreement.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

    In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of the Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry Certificates may be impaired.

Secondary Market Trading

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

    Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and Clearstream or Euroclear purchaser. When Book-Entry Certificates are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Certificates against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Book-Entry Certificates. After settlement has been completed, the Book-Entry Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

    Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Certificates are credited to their accounts one day later.

    As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry Certificates were credited to their accounts. However, interest on the Book-Entry Certificates would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Certificates earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Certificates to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Certificates from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Book-Entry Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Book-Entry Certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

    Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial Owner of Book-Entry Certificates that is not a U.S. Person within the meaning of
Section 7701(a)(30) of the Code (a "Non-U.S. Holder") holding a Book-Entry Certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain documentation to the Trustee, a Paying Agent or any other entity required to withhold tax (any of the foregoing, a "U.S. Withholding Agent") establishing an exemption from withholding. A Non-U.S. Holder may be subject to withholding unless each U.S. Withholding Agent receives:

            (i) from a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

            (ii) from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder's income from the Book-Entry Certificates is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

            (iii) from a Non-U.S. Holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that those partnerships consult their tax advisors regarding these certification rules;

            (iv) from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the Beneficial Owner of Book-Entry Certificates):

                (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "Qualified Intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                    (1) stating the name, permanent residence address and
                employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified Intermediary is created, incorporated or governed,

                    (2) certifying that the Qualified Intermediary has provided, or will provide, a withholding statement as required under
                Section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

                    (3) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                    (4) providing any other information, certifications, or
                statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                regulations; or

                (b) if the intermediary is not a Qualified Intermediary, a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                    (1) stating the name and permanent residence address of the non-Qualified Intermediary and the country under the laws of which the non-Qualified Intermediary is created, incorporated or governed,

                    (2) certifying that the non-Qualified Intermediary is not
                acting for its own account,

                    (3) certifying that the non-Qualified Intermediary has
                provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of the non-Qualified Intermediary's beneficial owners, and

                    (4) providing any other information, certifications or
                statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

            (v) from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Book-Entry Certificates, either an IRS Form W-8BEN or W-8IMY; any Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

    All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

        In addition, all holders, including holders that are U.S. Persons, holding Book-Entry Certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

        (a) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a Non-U.S. Holder;

        (b) provides a duly completed and executed IRS Form W-9, if the Holder is a U.S. Person; or

        (c) can be treated as a "exempt recipient" within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g., a corporation or a financial institution such as a bank).

    This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are Non-U.S. Holders. Those holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry Certificates.

Distributions to Certificateholders

    General. Distributions on the Certificates will be made on a day specified in the applicable prospectus supplement (or if that day is not a business day, the first business day following that day) of each month, commencing with the month stated in the applicable prospectus supplement (each, a "Distribution Date"). The "Determination Date" for each Distribution Date will be the day of the month specified in the applicable prospectus supplement in which the Distribution Date occurs or, if that day is not a business day, the immediately preceding business day. The "Cut-off Date" for a series of Certificates will be the date specified in the applicable prospectus supplement. All payments of principal and interest due after the Cut-off Date will be part of the Trust Estate. On each Distribution Date, each holder of a Certificate of a Class will be entitled to receive its Certificate's Percentage Interest of the portion of the Pool Distribution Amount allocated to its Class. Generally, the undivided percentage interest (the "Percentage Interest") represented by any Certificate of a Class in distributions to the Class will be equal to the percentage obtained by dividing the initial principal balance (or notional amount) of the Certificate by the aggregate Class Balance (or notional amount) of the Class. The Percentage Interest for a Certificate of a Class that receives distributions pursuant to request or random lot or that is an Exchangeable REMIC Certificate or an Exchangeable Certificate is equal to the percentage obtained by dividing the current principal balance (or notional amount) of the Certificate by the current Class Balance (or notional amount) of the Class of which the Certificate is a part.

    In general, the funds available for distribution to Certificateholders of a series of Certificates with respect to each Distribution Date for the series (the "Pool Distribution Amount") will be the sum of:

        (a) all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or related to the Mortgage Loans received by the related Servicer after the Cut-off Date (except for amounts due on or prior to the Cut-off Date), or received by the related Servicer on or prior to the Cut-off Date but due after the Cut-off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which the Distribution Date occurs, other than amounts required to be held for distribution on future Distribution Dates, plus all Periodic Advances and amounts received from the Sponsor in connection with amounts cancelled due to BPP on a Mortgage Loan;

    minus

        (b) permitted withdrawals from the Servicer Custodial Account, Master Servicer Custodial Account or Certificate Account by the Servicer, Master Servicer or the Trustee, as applicable, as described under "Servicing of the Mortgage Loans -- Payments on the Mortgage Loans," including, among other things, reimbursements for Advances, liquidation expenses, expenses for which the Servicer, Master Servicer or Trustee, as applicable, are entitled to be reimbursed and amounts to which the Depositor, the Servicer, the Master Servicer and the Trustee are entitled as indemnification and any other amounts described in the applicable prospectus supplement.

    The applicable prospectus supplement for a series will describe any material variation in the calculation of the Pool Distribution Amount for that series.

    "Foreclosure Profits" with respect to a Distribution Date and a liquidated Mortgage Loan will be the excess of the amount by which net Liquidation Proceeds on the liquidated Mortgage Loan exceed its unpaid principal balance plus accrued interest on that balance at the Mortgage Interest Rate.

    Distributions of Interest. For each series of Certificates, interest on the related Mortgage Loans at the weighted average of their applicable Net Mortgage Interest Rates, will be passed through monthly to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each Class of Certificates. The "Net Mortgage Interest Rate" for each Mortgage Loan in a given period will equal the Mortgage Interest Rate for that Mortgage Loan in that period, less the portion of the Mortgage Interest Rate, if any, not contained in the Trust Estate (the "Fixed Retained Yield"), and less amounts payable to the Servicer for servicing the Mortgage Loan (the "Servicing Fee"), the fee payable to the Master Servicer, if any (the "Master Servicing Fee"), the fee payable to the Trustee, if any (the "Trustee Fee") and any related fees and expenses specified in the applicable prospectus supplement. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" for a description of Fixed Retained Yield.

    Interest will accrue on the Class Balance (or notional amount, as described below) of each Class of Certificates entitled to interest at the pass-through rate for each Class (which may be a fixed rate or an adjustable rate) indicated in the applicable prospectus supplement (each, a "Pass-Through Rate") from the date and for the periods specified in the prospectus supplement. To the extent the Pool Distribution Amount is sufficient, interest accrued during each specified period on each Class of Certificates entitled to interest (other than Accrual Certificates, as discussed below) will be distributable on the Distribution Dates specified in the applicable prospectus supplement until the Class Balance (or notional amount) of that Class has been reduced to zero. Distributions allocable to interest on each Certificate that is not entitled to distributions of principal will generally be calculated based on the notional amount of that Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions of principal but will be solely for convenience in expressing the calculation of interest and for certain other purposes.

    With respect to any Class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the Class Balance of that Class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events or the existence of the circumstance specified in the applicable prospectus supplement and, prior to that time, or in the absence of those circumstances, the Class Balance of that Class will increase on each Distribution Date by the amount of interest that accrued on that Class during the preceding interest accrual period but that was not required to be distributed to that Class on that Distribution Date. In subsequent accrual periods, a Class of Accrual Certificates will accrue interest on its increased Class Balance. For a description of Accrual Certificates, see "-- Categories of Classes of Certificates."

    Distributions of Principal. The "Class Balance" at any time of any Class of Certificates (other than any Class of Exchangeable REMIC Certificates or Exchangeable Certificates) entitled to distributions of principal will generally be the initial Class Balance of the Class specified in the applicable prospectus supplement or, in the case of a Class of Exchangeable REMIC Certificates or Exchangeable Certificates entitled to distributions of principal, the portion then represented by the outstanding Certificates of such Class of the maximum initial Class Balance specified in the applicable prospectus supplement, reduced by all distributions reported to the holders of the Certificates of that Class as allocable to principal and any losses on the related Mortgage Loans allocated to that Class of Certificates and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on those Accrual Certificates and (ii) in the case of a series of Certificates representing interests in a Trust Estate containing certain types of adjustable-rate Mortgage Loans, increased by any Deferred Interest allocable to that Class. The Class Balance of a Class of Certificates generally represents the maximum specified dollar amount (exclusive of any interest that may accrue on that Class to which the Certificateholder is entitled from the cash flow on the related Mortgage Loans at that time) and will decline to the extent of distributions in reduction of the Class Balance of, and allocations of losses to, that Class. Certificates with no Class Balance will not receive distributions in respect of principal. The applicable prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which that amount will be allocated among the Classes of Certificates entitled to distributions of principal.

Subordination

    If provided in the applicable prospectus supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled Due Dates and are not accompanied by amounts representing scheduled interest due after the months of those payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in the applicable prospectus supplement. This type of allocation of principal prepayments or other unscheduled receipts or recoveries relating to principal to this Class or these Classes of Senior Certificates will have the effect of accelerating the amortization of these Senior Certificates while increasing the interests evidenced by the Subordinate Certificates in the Trust Estate. Increasing the interests of the Subordinate

Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

    If specified in the applicable prospectus supplement, the rights of the holders of the Subordinate Certificates of a series of Certificates for which credit enhancement is provided through subordination to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to the rights of the holders of the Senior Certificates of the same series. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

    The protection afforded to the holders of Senior Certificates of a series of Certificates for which credit enhancement is provided by the subordination feature described above will be effected by (i) the preferential right of these holders to receive, prior to any distribution being made to the related Subordinate Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on that date in the related Certificate Account, (ii) by the right of these holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinate Certificates and/or (iii) by the prior allocation to the Subordinate Certificates of all or a portion of losses realized on the related Mortgage Loans.

    Losses realized on liquidated Mortgage Loans (other than, if specified in the applicable prospectus supplement, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses as described below) will be allocated to the holders of Subordinate Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which these holders are entitled before any corresponding reduction is made in respect of the Senior Certificate.

    A "Special Hazard Loss" is a loss on a liquidated Mortgage Loan occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described below under "Servicing of the Mortgage Loans--Insurance Policies." A "Fraud Loss" is a loss on a liquidated Mortgage Loan due to fraud in the origination of that Mortgage Loan. A "Bankruptcy Loss" is a loss on a liquidated Mortgage Loan attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. Special Hazard Losses in excess of the amount specified in the applicable prospectus supplement (the "Special Hazard Loss Amount"), if any, are "Excess Special Hazard Losses." Fraud Losses in excess of the amount specified in the applicable prospectus supplement (the "Fraud Loss Amount"), if any, are "Excess Fraud Losses." Bankruptcy Losses in excess of the amount specified in the applicable prospectus supplement (the "Bankruptcy Loss Amount"), if any, are "Excess Bankruptcy Losses." Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses for a series will be allocated on a pro rata basis among the related Classes of Senior and Subordinate Certificates. An allocation of a loss on a "pro rata" basis among two or more Classes of Certificates means an allocation on a pro rata basis to each of those Classes of Certificates on the basis of their then-outstanding Class Balances in the case of the principal portion of a loss or based on accrued interest in the case of an interest portion of a loss.

    Since the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, if any, for a series of Certificates are each expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinate Certificates of the series are initially entitled (the amount of principal payments being subject to reduction, as described above, as a result of allocation of losses on liquidated Mortgage Loans that are not Special Hazard Losses,

Fraud Losses or Bankruptcy Losses), the holders of Subordinate Certificates of that series will bear the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Mortgage Loans.

    Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans in a Trust Estate were exceptionally high and were concentrated in a particular month.

    The holders of Subordinate Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same series.

Other Credit Enhancement

    In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any series of Certificates only in one or more of the methods described below. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

    Limited Guarantee. If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the Mortgage Loans included in a Trust Estate, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the Mortgage Loans or principal payment rate on the Mortgage Loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the Mortgage Loans or Certificates specified in the applicable prospectus supplement.

    Financial Guaranty Insurance Policy or Surety Bond. If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more Classes of Certificates of the related series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code.

    Letter of Credit. If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Mortgage Loans or of one or more Classes of Certificates. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the Trust.

    Pool Insurance Policy. If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the Mortgage Loans in the related Trust Estate. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a Mortgage Loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the Mortgage Loans. As described under "Servicing of the Mortgage Loans--Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans," the Servicer or the Master Servicer, as the case may be, generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

    As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Interest Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Interest Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

    Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related Servicer from funds otherwise payable to the Certificateholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a Servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more Classes of Certificates on liquidation of the Mortgage Loan after reimbursement of the related Servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

    A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the Mortgage Loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

    The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related Servicer or Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancements.

    Special Hazard Insurance Policy. Any insurance policy covering Special Hazard Losses obtained for a Trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling Agreement and will be subject to reduction as described in the related Pooling Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the related Servicer or Master Servicer, as the case may be.

    In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the Mortgaged Property securing a foreclosed Mortgage Loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related Servicer or Master Servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related Mortgaged Property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the Mortgage Loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Interest Rate to the date of claim settlement and certain expenses incurred by the related Servicer or Master Servicer, as the case may be, with respect to the related Mortgaged Property.

    If the Mortgaged Property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the Mortgaged Property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted Mortgage Loan secured by the related Mortgaged Property. The payment described under (ii) above will render presentation of a claim relating to a Mortgage Loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

    Mortgagor Bankruptcy Bond. If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by the court of the unpaid principal balance of a Mortgage Loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

    Reserve Fund. If specified in the applicable prospectus supplement, credit enhancement with respect to a series of Certificates may be provided by the establishment of one or more reserve funds for the series. Any reserve fund for a series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii) by the deposit from time to time of certain amounts received on or in respect of the related Mortgage Loans, as specified in the applicable prospectus supplement.

    If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Mortgage Loan. Following each Distribution Date amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related Certificates.

    If specified in the prospectus supplement, any reinvestment income or other gain from investments in Eligible Investments (as described below under "--Payments on Mortgage Loans; Certificate and Custodial Accounts") will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to the reserve fund. The reserve fund for a series will not be a part of the Trust Estate.

    Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

    Cross Collateralization. If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate Classes of Certificates. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from Mortgage Loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the Mortgage Loans in which that Class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which that Class has no interest. The applicable prospectus supplement for a series that includes a cross collateralization feature will describe its specific operation.

    Overcollateralization. If specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more Classes of Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Certificates. This acceleration feature creates, with respect to the Mortgage Loans or a group of Mortgage Loans, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or group of Mortgage Loans, over the Class Balance of the related Class or Classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

    Excess Interest. If specified in the related prospectus supplement, the Mortgage Loans in a Trust may generate more interest than is necessary to pay the interest earned on the Classes of Certificates each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Certificates and to reimburse certain Classes of Certificates for losses and certain shortfalls that they experienced previously.

    If specified in the applicable prospectus supplement, amounts received by the Trustee under any Cash Flow Agreement described below under "--Cash Flow Agreements" may also be used to provide credit enhancement for one or more Classes of Certificates.

Cash Flow Agreements

    If specified in the prospectus supplement, the Trust Estate may include cash flow agreements consisting only of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates (each, a "Cash Flow Agreement"). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose whether the significance percentage is less than 10%, at least 10% but less than 20%, or more than 20%, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination of the Cash Flow Agreement or the substitution of another Cash Flow Agreement for the Cash Flow

Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

    Guaranteed Investment Contracts. If specified in the related prospectus supplement, the Trustee on behalf of the Trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the Trust will be distributed to the related Class or Classes of Certificates as specified in the applicable prospectus supplement.

    Yield Maintenance Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the Trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the Trustee an amount equal to that excess multiplied by a notional amount or the Class Balance or Balances of one or more Classes of Certificates multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the Interest Accrual Period for the related Class or Classes of Certificates and will be paid to the Class or Classes of Certificates as specified in the related prospectus supplement.

    Swap Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into a swap agreement to support the yield on one or more Classes of Certificates. Under the swap agreement, the Trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the Trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the Trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the Trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

    If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more swap agreements to cover any shortfalls on one or more Classes of Certificates in the event those Certificates are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding Class Balance of the applicable Class or Classes of Certificates plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding Class Balance or Class Balances of the applicable Class or Classes of Certificates plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s). See "Risk Factors -- Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction" and "-- Mandatory Auction of Certificates" in this prospectus.

Categories of Classes of Certificates

    The Certificates of any series may be comprised of one or more Classes. The Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the Classes which comprise that series by reference to the following categories or another category specified in the prospectus supplement.

                                 PRINCIPAL TYPES

Categories of Classes ............. Definitions

Accretion Directed
  Certificates .................... A Class of Certificates that receives principal payments from amounts that would otherwise be distributed as interest on specified Accrual Certificates. These principal payments may be in lieu of or in addition to principal payments from principal receipts on the Mortgage Loans for the related series.

Companion Certificates (also
  sometimes referred to as
  "Support Certificates") ......... A Class of Certificates that is entitled to receive principal payments on any
                                    Distribution Date only if scheduled payments have been made on specified Planned Amortization Certificates, Targeted
                                    Amortization Certificates and/or Scheduled
                                    Amortization Certificates.

Component Certificates ............ A Class of Certificates consisting of two or more specified components (each, a
                                    "Component"), as described in the applicable prospectus supplement. The Components of a Class of Component Certificates may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a Class of Component Certificates may be identified as falling into one or more of the categories in this chart.

Exchangeable Certificates ......... A Class of Certificates that may be exchanged for proportionate interests in one or more specified Classes of Exchangeable REMIC Certificates in the same series, as described in the applicable prospectus supplement. Each Class of Exchangeable Certificates may be identified as falling into one or more of the categories in this chart.

Exchangeable REMIC Certificates ... A Class of Certificates that may be exchanged for proportionate interests in one or more specified Classes of Exchangeable Certificates in the same series, as described in the applicable prospectus supplement. Each Class of Exchangeable REMIC Certificates may be identified as falling into one or more of the categories in this chart.

Lockout Certificates .............. A Class of Senior Certificates that is designed not to participate in or to
                                    participate to a limited extent in (i.e., to be "locked out" of ), for a specified period, the receipt of
                                    (1) principal prepayments on the Mortgage
                                    Loans that are allocated disproportionately to the Classes of Senior Certificates of its series as a group pursuant to a "shifting interest" structure and/or (2) scheduled principal payments on the Mortgage Loans that are allocated to the senior Classes as a group. A Class of Lockout Certificates will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions of principal prepayments and/or scheduled principal prepayments, as applicable, for a period of several years, during which time all or a portion of the principal payments that it would otherwise be entitled to receive in the absence of a "lockout" structure will be distributed in reduction of the Class Balances of other Senior Certificates. Lockout Certificates are designed to minimize weighted average life volatility during the lockout period.

Notional Amount
  Certificates..................... A Class of Certificates having no Class
                                    Balance and bearing interest on a notional amount. The notional amount is a hypothetical balance used for calculating interest distributions.

Pass-Through Certificates ......... A Class of Senior Certificates that is entitled to receive a specified percentage of the principal payments that are distributable to the Senior Certificates or applicable group of Senior Certificates (other than any Ratio Strip Certificates) in the aggregate on a Distribution Date and that is not designated as a Class of Sequential Pay Certificates.

Planned Amortization
  Certificates (also sometimes
  referred to as "PAC
  Certificates") .................. A Class of Certificates that is designed to receive principal payments (or has a
                                    notional amount that is based on the Class
                                    Balance(s) of one or more Classes of
                                    Certificates that are designed to receive principal payments) using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the "structuring range" for a Class of Planned Amortization Certificates. The Classes of Planned Amortization Certificates in any series may be subdivided into different categories (e.g., Planned Amortization I Certificates or PAC I Certificates, Planned Amortization II Certificates or PAC II Certificates and so forth) derived using different structuring ranges and/or payment priorities. A Class of PAC Certificates is designed to provide protection against prepayments occurring at a constant rate within the structuring range.

Ratio Strip Certificates .......... A Class of Certificates that is entitled to receive a constant proportion, or "ratio strip," of the principal payments on the underlying Mortgage Loans.

Scheduled Amortization
  Certificates .................... A Class of Certificates that is designed to receive principal payments (or has a
                                    notional amount that is based on the Class
                                    Balance(s) of one or more Classes of
                                    Certificates that are designed to receive principal payments) using a predetermined principal balance schedule but is not designated as a Class of Planned Amortization Certificates or Targeted Amortization Certificates. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the "structuring range" for a Class of Scheduled Amortization Certificates and the range generally is narrower than that for a Class of Planned Amortization Certificates. Typically, the Companion Certificates for the applicable series of Certificates generally will represent a smaller percentage of a Class of Scheduled Amortization Certificates than the Companion Certificates generally would represent in relation to a Class of Planned Amortization Certificates or Targeted Amortization Certificates. A Class of Scheduled Amortization Certificates is generally less sensitive to prepayments than a Class of Companion Certificates, but more sensitive than a Class of Planned Amortization Certificates or Targeted Amortization Certificates.

Senior Certificates ............... A Class of Certificates that is entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinate Certificates.

Sequential Pay Certificates ....... Classes of Certificates that are entitled to receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that, in most cases, are entitled to receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A Class of Sequential Pay Certificates may receive principal payments concurrently with one or more other Classes of Sequential Pay Certificates.

Subordinate Certificates .......... A Class of Certificates that is entitled to receive payments of principal and interest on each Distribution Date only after the Senior Certificates and Classes of Subordinate Certificates with higher priority of distributions have received their full principal and interest entitlements.

Super Senior Certificates ......... A Class of Senior Certificates that will not bear its share of certain losses after the Classes of Subordinate Certificates are no longer outstanding for so long as one or more specified Classes of Senior Certificates are outstanding.

Super Senior Support
  Certificates .................... A Class of Senior Certificates that bears certain losses allocated to one or more
                                    Classes of Super Senior Certificates.

Targeted Amortization
  Certificates (also sometimes
  referred to as "TAC
  Certificates")..................  A Class of Certificates that is designed to receive principal payments (or has a
                                    notional amount that is based on the Class
                                    Balance(s) of one or more Classes of
                                    Certificates that are designed to receive principal payments) using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans. A Class of TAC Certificates is designed to provide some protection against prepayments at a rate exceeding the assumed constant prepayment rate used to derive that Class's principal balance schedule.

                                 INTEREST TYPES

Categories of Class ............... Definitions

Accrual Certificates .............. A Class of Certificates that accretes the amount of accrued interest otherwise
                                    distributable on that Class, which amount will be added as principal to the Class Balance of that Class on each applicable Distribution Date. This accretion may continue until some specified event has occurred or until the Class of Accrual Certificates is retired.

Fixed Rate Certificates ........... A Class of Certificates with an interest rate that is fixed throughout the life of the Class.

Floating Rate Certificates ........ A Class of Certificates with an interest rate (or an effective rate as a result of a yield maintenance agreement) that resets periodically based upon a designated index and that varies directly with changes in that index.

Interest Only Certificates ........ A Class of Certificates that is entitled to receive some or all of the interest payments made on the Mortgage Loans and little or no principal. Interest Only Certificates have either a nominal Class Balance or a notional amount. A nominal Class Balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on a Class of Interest Only Certificates that is not entitled to any distributions in respect of principal.

Inverse Floating Rate
  Certificates .................... A Class of Certificates with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in that index and with changes in the interest rate payable on the related Class of Floating Rate Certificates.

Principal Only Certificates ....... A Class of Certificates that does not bear interest and is entitled to receive only distributions of principal.

Step Coupon Certificates .......... A Class of Certificates with a fixed interest rate that is reduced to a lower fixed rate after a specified period of time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the Closing Date.

Variable Rate Certificates ........ A Class of Certificates with an interest rate that resets periodically and is
                                    calculated by reference to the rate or rates of interest applicable to the Mortgage Loans.

Mandatory Auction of Certificates

    If specified in the prospectus supplement for a series, one or more Classes of Certificates ("Auction Certificates") may be subject to a mandatory auction. Prior to a Distribution Date specified in the applicable prospectus supplement (the "Auction Distribution Date"), the Trustee or another party specified in the prospectus supplement, in its capacity as auction administrator (the "Auction Administrator"), will solicit bids for the purchase of each Class of Auction Certificates then outstanding from third-party investors.

    On the Auction Distribution Date, the Auction Certificates will be transferred to third-party investors, and upon this transfer the holders of each class of Auction Certificates will be entitled to receive an amount (the "Par Price") equal to the related Class Balance, plus, if applicable, accrued interest on that Class Balance (following all distributions and the allocation of Realized Losses on the Auction Distribution Date).

    The Auction Administrator will enter into a swap agreement pursuant to which the counterparty will agree to pay the excess, if any, of the Par Price over the amounts received for a Class of Auction Certificates in the auction. If all or a portion of a Class of Auction Certificates is not sold in the auction, the counterparty will pay the Auction Administrator the Par Price (or portion of the Par Price) of the unsold Certificates. If the amount received in the auction is greater than the Par Price, that excess will be paid by the Trust to the counterparty to the swap agreement and will not be available for distribution to Certificateholders.

    If the counterparty defaults on its obligations under the swap agreement, no Certificates of a Class of Auction Certificates will be transferred to third parties unless bids equal to or higher than the applicable Par Price (or pro rata portion in the case of a bid for less than all of a Class) are received. In addition, if the counterparty defaults and third-party investors bid an amount equal to or higher than the pro rata portion of the Par Price for some, but not all, of a Class of Auction Certificates, only a portion of the Certificates of such Class will be transferred to the successful bidders on the Auction Distribution Date. If only a portion of a Class is transferred, each holder of such Class will transfer only a pro rata portion of its Certificates on the Auction Distribution Date.

    See "Risk Factors -- Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction" in this prospectus.

Exchangeable REMIC Certificates and Exchangeable Certificates

    General. If specified in a prospectus supplement for a series, certain Classes of Certificates may be Exchangeable REMIC Certificates or Exchangeable Certificates. In any of these series, the holders of one or more of the Classes of Exchangeable REMIC Certificates will be entitled, after notice and payment to the Trustee of an administrative fee, to exchange all or a portion of those Classes of Exchangeable REMIC Certificates for proportionate interests in one or more specified Classes of Exchangeable Certificates in the same series and vice versa.

    If a series includes Exchangeable REMIC Certificates and Exchangeable Certificates, all of these Classes of Exchangeable REMIC Certificates and Exchangeable Certificates will be listed in the related prospectus supplement. The Classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "Related" to each other, and each related grouping of Exchangeable REMIC Certificates and Exchangeable Certificates will be referred to as a "Combination," with the Classes of Exchangeable REMIC Certificates in the Combination referred to as a "REMIC Combination" and the Classes of Exchangeable Certificates in the Combination referred to as an "Exchangeable Combination." At any time after their initial issuance, any Class of Exchangeable REMIC Certificates may be exchanged for the Related Class or Classes of Exchangeable Certificates. In some cases, multiple Classes of Exchangeable REMIC Certificates may be exchanged for one or more Classes of Related Exchangeable Certificates.

    The descriptions in the related prospectus supplement of the Certificates of a series that includes Exchangeable REMIC Certificates and Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denominations of Certificates, credit enhancement, prepayment and yield considerations, tax and legal investment considerations and ERISA considerations, also will apply to each Class of Exchangeable REMIC Certificates and Exchangeable Certificates. The related prospectus supplement will separately describe the prepayment and yield considerations applicable to, and the risks of investment in, each Class of Exchangeable REMIC Certificates and Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each Class of Exchangeable REMIC Certificates and Exchangeable Certificates.

    Exchanges. If a holder of Exchangeable REMIC Certificates elects to exchange its Exchangeable REMIC Certificates for Related Exchangeable Certificates, then:

    o the aggregate principal balance of the Related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable REMIC Certificates so exchanged (for purposes of an exchange, Interest Only Certificates will have a principal balance of zero);

    o the aggregate amount of principal or interest payable on each Distribution Date with respect to the Related Exchangeable Certificates received in the exchange will equal the aggregate amount of principal or interest payable on each Distribution Date with respect to the Exchangeable REMIC Certificates so exchanged; and

    o the Class or Classes of Exchangeable REMIC Certificates and Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

    Different types of combinations may exist. Any individual series of Certificates may have multiple types of Combinations. Some examples of Combinations of Exchangeable REMIC Certificates and Exchangeable Certificates that differ in their interest characteristics include:

    o Floating Rate Certificates and Inverse Floating Rate Certificates that are Exchangeable REMIC Certificates may be exchangeable, together, for Related Fixed Rate Certificates. In such a Combination, the Floating Rate Certificates and Inverse Floating Rate Certificates would produce, in the aggregate, an annual interest amount equal to that generated by the Related Fixed Rate Certificates. In addition, the aggregate Class Balance of a Class of Floating Rate

        Certificates and a Class of Inverse Floating Rate Certificates would equal the aggregate Class Balance of the Related Fixed Rate Certificates.

    o Interest Only Certificates and Principal Only Certificates that are Exchangeable REMIC Certificates may be exchangeable, together, for Related Exchangeable Certificates that are entitled to both principal and interest payments. In such a Combination, the Class Balance of the Class of Related Exchangeable Certificates would be equal to the Class Balance of the Class of Principal Only Certificates, and the interest rate on the Class of Related Exchangeable Certificates, when applied to the Class Balance of this Related Class, would generate interest equal to the annual interest amount of the Interest Only Certificates.

    o Two Classes of Fixed Rate Certificates that are Exchangeable REMIC Certificates with different interest rates may be exchangeable, together, for a single Class of Related Exchangeable Certificates with a fixed interest rate. In such a Combination, the Class Balance of the single Class of Related Exchangeable Certificates would be equal to the aggregate Class Balance of the two Classes of Exchangeable REMIC Certificates, and the single Class of Related Exchangeable Certificates would have a fixed interest rate that, when applied to the aggregate Class Balance of the two Classes of Exchangeable REMIC Certificates, would generate interest equal to the aggregate annual interest amount of the two Classes of Exchangeable REMIC Certificates.

    In some series, a Certificateholder may be able to exchange its Exchangeable REMIC Certificates for other Related Exchangeable Certificates that have different principal payment characteristics. Some examples of Combinations that differ in the principal payment characteristics include:

    o A Class of Exchangeable REMIC Certificates that is a Class of Accrual Certificates, and a second Class of Exchangeable REMIC Certificates that is a Class of Accretion Directed Certificates and receives all of the interest accrued on the Class of Accrual Certificates for so long as the Accrual Certificates are accreting, may be exchangeable, together, for a single Class of Related Exchangeable Certificates that receives payments of interest continuously from the first Distribution Date on which it receives interest until it is retired.

    o A Class of Exchangeable REMIC Certificates that is a Class of PAC, Scheduled Amortization or TAC Certificates, and a Class of Exchangeable REMIC Certificates that is a Class of Companion Certificates, may be exchangeable, together, for a Class of Related Exchangeable Certificates that receives principal payments without regard to the amortization schedule for the Class of PAC, Scheduled Amortization or TAC Certificates from the first Distribution Date on which it receives principal until it is retired.

    The holder of the Class or Classes of Exchangeable Certificates in any of the example Combinations described above may also exchange its Exchangeable Certificates for the Related Exchangeable REMIC Certificates and this process may occur repeatedly in each direction.

    A number of factors may limit the ability of a holder of Exchangeable REMIC Certificates or Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the Class or Classes of Exchangeable REMIC Certificates or Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary Classes of Exchangeable REMIC Certificates or Exchangeable Certificates or does not own the necessary Classes of Exchangeable REMIC Certificates or Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired Classes of Exchangeable REMIC Certificates or Exchangeable Certificates, as the case may be. The Certificateholder desiring to make the exchange may not be able to purchase the necessary Class of Exchangeable REMIC Certificates or Exchangeable Certificates from the then-current owner at a reasonable price, or the necessary proportion of the needed Class of Exchangeable REMIC Certificates or Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that Class of Exchangeable REMIC Certificates or Exchangeable Certificates.

    Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable REMIC Certificates and Exchangeable Certificates. A Certificateholder will be required to provide notice to the Trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include, among other things, the outstanding principal balance or notional amount of the Exchangeable REMIC Certificates or Exchangeable Certificates to be exchanged and the Related Exchangeable REMIC Certificates or Exchangeable Certificates to be received, and the proposed exchange date. When the Trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable REMIC Certificates or Exchangeable Certificates and payment of the administrative fee. A Certificateholder's notice to the Trustee will become irrevocable on the second day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable REMIC Certificates or Exchangeable Certificates that are Book-Entry Certificates will be subject to DTC's Rules.

    If the related prospectus supplement describes exchange proportions for a Combination of Classes of Exchangeable REMIC Certificates and Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal balances or notional amounts of these Classes.

    Distributions on an Exchangeable REMIC Certificate or Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the applicable Certificateholder of record as of the applicable Record Date.

--------------------------------------------------------------------------------
PREPAYMENT AND YIELD CONSIDERATIONS
--------------------------------------------------------------------------------

Pass-Through Rates

    Any Class of Certificates of a series may have a fixed Pass-Through Rate, or a Pass-Through Rate which varies based on changes in an index or based on changes in the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rates of the underlying Mortgage Loans).

    The prospectus supplement for each series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying the series as of the Cut-off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or Interest Only Mortgage Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See "The Trust Estates." The prospectus supplement for a series will also specify the initial Pass-Through Rate for each Class of Certificates of the series and will specify whether each Pass-Through Rate is fixed or is variable.

    The Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan will change with any changes in the level of the index specified in the applicable prospectus supplement on which Mortgage Interest Rate adjustments are based, subject to any applicable periodic or lifetime caps or floors on the related Mortgage Interest Rate. In addition, the Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan may change if a different index is substituted for an index which is no longer available in accordance with the terms of the related Mortgage Note. The weighted average Net Mortgage Interest Rate for any series may vary due to changes in the Net Mortgage Interest Rates of adjustable-rate

Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of those Mortgage Loans and to different rates of payment of principal of fixed- or adjustable-rate Mortgage Loans bearing different Mortgage Interest Rates.

Scheduled Delays in Distributions

    At the date of initial issuance of the Certificates of each series offered by this prospectus and the applicable prospectus supplement, the initial purchasers of a Class of Certificates may be required to pay accrued interest at the applicable Pass-Through Rate for that Class from the Cut-off Date for the series to, but not including, the date of issuance. The effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the Distribution Date of the month in which the Due Date occurs (or until another Distribution Date specified in the applicable prospectus supplement).

Effect of Principal Prepayments

    When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation Proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Pooling Agreement and/or Underlying Servicing Agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable Servicer or the Master Servicer will be obligated, on or before each Distribution Date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the Distribution Date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the Servicer's or the Master Servicer's, as applicable, servicing compensation for the Distribution Date specified in the applicable prospectus supplement. No comparable interest shortfall coverage will be provided by the Servicer or the Master Servicer with respect to liquidations of any Mortgage Loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of Subordinate Certificateholders or any other credit support arrangements.

    A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information relating to yield on those Certificates will be included in the applicable prospectus supplement.

Weighted Average Life of Certificates

    The Mortgage Loans may be prepaid in full or in part at any time. The Mortgage Loans generally will not provide for a prepayment penalty but may so provide if indicated in the related prospectus supplement. Fixed-rate Mortgage Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

    Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of Certificates may describe one or more prepayment standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original total Class Balance of each Class that would be outstanding on specified Distribution Dates for the series and the projected yields to maturity on certain Classes, in each case based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in the related prospectus supplement.

    There is no assurance that prepayment of the Mortgage Loans underlying a series of Certificates will conform to any level of the prepayment standard or model specified in the applicable prospectus supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors' housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors' net equity in the properties securing the mortgage loans, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing mortgage interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a series of Certificates, the prepayment rates of the Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates on the Mortgage Loans. Conversely, if prevailing mortgage interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those Mortgage Interest Rates. However, because many different factors affect prepayment behavior, as described above, prepayments may not rise or fall in direct relation to changes in mortgage interest rates. It should be noted that Certificates of a series may evidence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of those Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Underlying Servicing Agreements may require the related Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans--"Due-On-Sale" Clauses" for a description of certain provisions of each Pooling Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

    At the request of a borrower, a Servicer, including the Sponsor, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by it by accepting a prepayment in full and permitting a new mortgage loan secured by a mortgage on the same property. Upon refinancing, the new mortgage loan will not be included in the Trust Estate. Any refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer, including the Sponsor, may, from time to time, implement programs designed to encourage refinancing through it, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced or nominal origination fees or closing costs, or other financial incentives. See "The Mortgage Loan Programs--Mortgage Loan Underwriting--Bank of America General Underwriting Standards" for a description of the Sponsor's mortgage refinance programs. A Servicer may also encourage refinancing of defaulted Mortgage Loans, or may encourage the assumption of defaulted Mortgage Loans by creditworthy borrowers.

    Provided that a borrower has been current in his or her mortgage loan payment obligations in the previous twelve months, the Sponsor may agree to refinance a mortgage loan in order to reduce the borrower's mortgage interest rate or change the term of the mortgage loan through a reduced documentation refinancing. In addition, in the case of certain borrowers who have indicated an interest in refinancing or who have requested payoff information, the Sponsor may refinance the existing mortgage loan through the extension of a replacement mortgage loan or the modification of the existing mortgage loan, with minimal new borrower credit or property underwriting standards or cost to the borrower. Any refinancing of this type will have the same effect as a prepayment in full of the related mortgage loan. See "The Mortgage Loan Programs--Mortgage Loan Underwriting--Bank of America General Underwriting Standards." The streamlined procedures, minimal borrower cost and minimal underwriting standards associated with the Sponsor's refinancing programs may result in an increase in the number of mortgage loans eligible for refinancing and a narrowing of the mortgage interest rate differential that may otherwise need to exist before a refinancing is practical and economical for the borrower. These factors, together with generally increased borrower sophistication regarding the benefits of refinancing, may also result in a significant increase in the rate of prepayments on the Mortgage Loans.

    The Depositor will be obligated, under the circumstances specified in "The Pooling Agreement--Assignment of Mortgage Loans," to repurchase certain of the Mortgage Loans. In addition, the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer to purchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any purchase or repurchase under these circumstances will be deposited in the related Servicer Custodial Account and the purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See "The Pooling Agreement--Assignment of Mortgage Loans." In addition, if specified in the applicable prospectus supplement, the Depositor or another person identified in the prospectus supplement will have the option to purchase all or a portion (generally an identified group of Mortgage Loans) of the Mortgage Loans in any Trust under the limited conditions specified under "The Pooling Agreement -- Termination; Optional Purchase of Mortgage Loans." For any series of Certificates for which one or more elections has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as one or more REMICs, these purchases or repurchases may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A).

--------------------------------------------------------------------------------
SERVICING OF THE MORTGAGE LOANS
--------------------------------------------------------------------------------

    The servicing of the Mortgage Loans in the Trust underlying a series of Certificates will be performed by one or more Servicers, which may include the Sponsor or its affiliates. If there is more than one Servicer of the Mortgage Loans related to a series, a master servicer, which may be the Sponsor or an affiliate (the "Master Servicer"), may be engaged to supervise some or all of the Servicers. The applicable prospectus supplement will identify (i) any Master Servicer, (ii) each Servicer affiliated with the Sponsor, (iii) each Servicer that services 10% or more of the Mortgage Loans and (iv) any other material servicer that is responsible for performing an aspect of the servicing on which the performance of the related Mortgage Loans or Certificates are materially dependent.

    The following is a summary of the material servicing provisions of the Pooling Agreements. A form of Pooling Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Pooling Agreement for each series will be filed with the SEC following the date of initial issuance of the related Certificates.

The Master Servicer

    The Master Servicer generally will be responsible under each applicable Pooling Agreement for, among other things, (i) administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) preparation of periodic reports to the Trustee regarding the foregoing matters, (iv) performing certain of the servicing obligations of a terminated Servicer as described below under "--The Servicers" and (v) making Periodic Advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described below under the heading "--Periodic Advances and Servicing Advances," if those amounts are not advanced by a Servicer. The Master Servicer will also perform additional duties as described in the applicable prospectus supplement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for a series to cover its fees as Master Servicer or will be paid in another manner specified in the applicable prospectus supplement. The Master Servicer may subcontract with any other entity the obligations of the Master Servicer under any Pooling Agreement. The Master Servicer will remain primarily liable for the contractor's performance in accordance with the applicable prospectus supplement. The Master Servicer may be released from its obligations in certain circumstances. See "--The Servicers."

The Servicers

    With respect to any series, one or more Servicers (each, a "Servicer") specified in the applicable prospectus supplement, including the Sponsor, will provide certain customary servicing functions for the Mortgage Loans pursuant to the related Pooling Agreement or separate underlying servicing agreements (each, an "Underlying Servicing Agreement") with the Depositor or an affiliate of the Depositor. These Servicers may be the originators of the Mortgage Loans or affiliates of the applicable originators or third parties identified in the applicable prospectus supplement. The rights of the Depositor or affiliate of the Depositor under the applicable Underlying Servicing Agreements relating to the Mortgage Loans included in the Trust Estate for a series will be assigned (directly or indirectly) to the Trustee for the benefit of Certificateholders of that series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

    Each Servicer generally will be approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans.

    The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies, from proceeds of liquidation of those Mortgage Loans or otherwise. Each Servicer also will provide necessary accounting and reporting services to provide required information to the Trustee or to enable the Master Servicer to provide required information to the Trustee for the Mortgage Loans included in the Trust Estate for a series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by it. The obligations of a Servicer may be performed through subservicers or vendors, provided that the Servicer remains primarily liable for the servicing of the Mortgage Loans in the applicable Trust. In the event a Servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of

Certificates, the Depositor will report such appointment on Form 8-K for so long as the related Issuing Entity is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

    The Trustee, or if so provided in the applicable Pooling Agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the applicable Pooling Agreement or Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Trustee or the Master Servicer, the Trustee or the Master Servicer, as the case may be, will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. Neither the Master Servicer's nor the Trustee's obligations to act as substitute Servicer following the termination of an Underlying Servicing Agreement or termination of the Servicer under the applicable Pooling Agreement will, however, require the Master Servicer or the Trustee, as applicable, to purchase a Mortgage Loan from the Trust Estate due to a breach by the terminated Servicer of a representation or warranty in respect of the Mortgage Loan.

    The Trustee or a successor servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor servicer. In the event that the predecessor servicer fails to reimburse the Trustee or successor servicer, the Trustee or successor servicer will be entitled to reimbursement from the assets of the related Trust.

    The Pooling Agreement will provide that a Servicer may not resign from its obligations and duties under the Pooling Agreement for each series, except upon its determination that its duties under the Pooling Agreement are no longer permissible under applicable law. No resignation will become effective until the Trustee for a series or a successor servicer or Master Servicer has assumed the Servicer's obligations and duties under the Pooling Agreement. If a Servicer resigns for the foregoing reason and the Trustee is unable or unwilling to assume responsibility for its duties under the Pooling Agreement, it may appoint another institution to so act as described under "The Pooling Agreement -- Rights Upon Event of Default" below.

    The Pooling Agreement will provide that no Servicer nor any director, officer, employee or agent of any Servicer will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that no Servicer nor any director, officer, employee or agent of any Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Pooling Agreement. Each Servicer and any director, officer, employee or agent of each Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or Underlying Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of it duties under the Pooling Agreement or Underlying Servicing Agreement or by reason of reckless disregard of obligations and duties under the Pooling Agreement or Underlying Servicing Agreement. In addition, the Pooling Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling Agreement and that in its opinion may involve it in any expense or liability. A Servicer may, however, in its discretion, undertake any action deemed by it necessary or desirable relating to the Pooling Agreement and the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders. In this event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the Trust and the Servicer will be entitled to be reimbursed out of the Servicer Custodial Account, and any loss to the Trust arising from this right of reimbursement will be allocated first to the Subordinate

Certificate of a series before being allocated to the related Senior Certificates, or if the series does not contain Subordinate Certificates, pro rata among the various Classes of Certificates or in another manner specified in the applicable prospectus supplement.

    Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to the business, or otherwise, of the Servicer will be the successor of the Servicer under the terms of the Pooling Agreement for each series provided that the successor or resulting entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac.

    The Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling Agreement for each series; provided that, if the Servicer desires to be released from its obligations under the Pooling Agreement, (i) the purchaser or transferee accepting the assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac,
(ii) the purchaser is satisfactory to the Trustee for the series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling Agreement from and after the date of the agreement, and (iii) each applicable Rating Agency's rating of any Certificates for the series in effect immediately prior to the assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and the Certificates would not be placed on credit review status by any Rating Agency. The Servicer will be released from its obligations under the Pooling Agreement upon the assignment and delegation of its duties and obligations, except that the Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

    In the event that there is a Master Servicer for a series, the provisions described above will apply to the Master Servicer and substantially similar provisions will apply to each Servicer under the Underlying Servicing Agreements.

Servicing Experience and Procedures of Bank of America

General

    Bank of America has been servicing consumer mortgage loans in excess of 25 years. The table below sets forth information about Bank of America's portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:


                                     As of           As of           As of           As of
                                  December 31,    December 31,    December 31,     June 30,
First Lien Mortgage Loans             2003            2004            2005           2006
-------------------------         ------------    ------------    ------------     ---------
By Number                          2,215,425       2,258,581       2,227,378       2,241,640
By Aggregate Unpaid Principal
Balance (in Billions)                $246.5          $273.1          $296.8         $313.0

    Within this portfolio, as of June 30, 2006, are 149,216 mortgage loans with an unpaid principal balance of approximately $42.8 billion related to securities issued through the Depositor's securitization program.

    Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, Ginnie Mae, Fannie Mae and Freddie

Mac. In addition to servicing loans for mortgages securitized by the Depositor, Bank of America also services loans that are held in its portfolio and whole loans that are sold to a variety of investors.

    Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the residential mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking consumer communications; (iii) facilitating communication between Bank of America's different internal business units, and between Bank of America and its third-party vendors; (iv) entering and updating transaction data; and (v) generating various reports.

    Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility are automatically transferred to a different undisrupted facility. The facility receiving the transfer of functionality will have access to all data and tools necessary to continue servicing all mortgage loans. Bank of America's business continuity plan is tested and updated annually.

    Bank of America's servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.

    Bank of America may perform any of its obligations under the Pooling Agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions related to customer bankruptcy, certain foreclosure-related activities, hazard insurance, lockbox and document printing.

Delinquencies, Losses, Bankruptcies and Recoveries

    Bank of America monitors Mortgage Loans for a variety of situations that present the risk of delinquency or loss to a Trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the Mortgaged Property, where there has been damage to the Mortgaged Property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a description of Bank of America's policies and procedures to respond to each of these situations.

    Property Damage. When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to recover insurance funds on behalf of the applicable Trust as described below under "-- Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans."

    More specifically, Bank of America has retained a vendor to address most of the work related to recovery of proceeds of hazard insurance. This vendor generally performs the following tasks: (i) insurance customer service, (ii) flood processing and tracking, (iii) renewal, (iv) lender-placed hazard insurance tracking and placement and (v) claims processing. The vendor tracks and reports its activities by directly accessing Bank of America's servicing system which reports Bank of America employees actively monitor.

    Collections and Loss Mitigation. Account status is monitored and efforts are made to prevent a Mortgage Loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

    Initial phone contact is pursued by Bank of America's collections department, which utilizes a predictive dialer and manual efforts to perform strategic call campaigns based on selected criteria including stage of delinquency and industry credit/behavioral risk scoring. Call attempts may begin within several days of the payment due date and continue throughout the delinquency in accordance with investor, mortgage insurance and government agency guidelines. The collection activities of Bank of America are consistent with fair debt collection practices, including, but not limited to placing calls to the mortgagor after 8:00 a.m. or before 9:00 p.m. local time at the customer's location. Each caller in the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor's current financial situation; (iii) verify occupancy; (iv) refer the mortgagor to counseling agencies if appropriate; and (v) determine the best possible loss mitigation option. Systemic stops may be used to prevent accounts from being subject to notices, letters, calls and inspections in certain situations. Some examples of situations subject to a stop of collection activity may include the initial period following the transfer of servicing to Bank of America, certain bankruptcy accounts, and customers who are the victim of fraud or identity theft.

    Bank of America grants a grace period of fifteen days after the Due Date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a Mortgage Loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the Due Date. For example, a Mortgage Loan with a Due Date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

    Late charges are generally assessed after the Due Date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived. Also certain systemic stops may prevent the assessment of late fees, such as during the initial period following the transfer of servicing to Bank of America.

    Direct mail contact efforts occur during the various stages of delinquency. Generally a courtesy notice is sent to customers after the Due Date and expiration of any grace period. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries, and foreclosure notices, if appropriate. More specifically, customer contact is generally made as follows: (i) during the first 30 days of delinquency, Bank of America generally assesses a late fee, sends a late notice and generally calls the customer during the last week of the 30-day period, (ii) during the next 30 days of delinquency, Bank of America again calls the customer, sends a loss mitigation letter (setting forth appropriate options to bring the loan current) within the first 15 days of this period and then, in the third week of this period, sends a formal notice, known as a "breach letter," that is legally required prior to commencing formal foreclosure proceedings, (iii) during the next 15 days of delinquency, Bank of America calls the customer, sends another loss mitigation letter and performs an inspection of the property, and (iv) during the next 15 days of delinquency, Bank of America sends a final loss mitigation solicitation letter before referring the matter to its foreclosure vendor.

    In recognition of the fact that Mortgage Loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

    Bank of America has a dedicated loss mitigation unit that receives case referrals from its collection, foreclosure, and bankruptcy departments as well as from the loss mitigation unit's own contact efforts. Delinquent Mortgage Loans are reviewed for investor eligible loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, short sale, special forbearance, deed-in-lieu of foreclosure, borrower assistance, partial claim, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrowers financial situation or unwillingness to remain in the property. Payment activities on delinquent Mortgage Loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Payment plans are monitored according to the plan due dates.

    During the default process, if Bank of America becomes aware that the borrower cannot continue to make regular scheduled payments and escrow contributions, the loan will be deemed uncollectible. This may occur due to the borrower's inability to bear the payment plan or failure to adhere to the payment plan. Losses may be experienced on a Mortgage Loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the Mortgage Loan, interest advances, escrow advances, uncollected Servicing Fees, property maintenance fees, attorney fees, and other necessary fees).

    Bankruptcy. When a mortgagor files for bankruptcy, Bank of America's options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements;
(iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America utilizes a vendor to receive automated notices on all new bankruptcy filings. The vendor is either a law firm or retains a law firm from a pre-approved list of law firms. After validation of the bankruptcy, the loan is automatically added to the mortgage servicing system's bankruptcy workstation and the loan is flagged or coded to prevent collection calls and notices. Bank of America's bankruptcy staff is responsible for the daily monitoring of the bankruptcy cases, including all customer inquiries, debtor and trustee payment application, escrow analysis, strict compliance orders, reaffirmation agreements and compliance with all investor and agency servicing and reporting requirements.

    The vendor is responsible for filing all proof of claims, reviewing plans, making objections and filing motions for relief. Bank of America aggressively monitors the performance of the vendor daily, weekly and monthly via control reports to ensure that investor/agency requirements are met and that service levels are maintained.

    Foreclosure. Bank of America delegates to a vendor initial responsibility for activities related to foreclosure. Once Bank of America's collections department approves a foreclosure, it places a stop on the Mortgage Loan and refers the matter to the foreclosure vendor. The foreclosure vendor performs the following services: (a) conducting pre-foreclosure monitoring; (b) retaining and managing counsel to pursue the foreclosure; (c) conducting property inspections and taking appropriate actions to preserve the value of the Mortgaged Property;
(d) obtaining broker price opinions; and (e) if applicable, filing damaged property claims with insurance carriers on foreclosure Mortgage Loans. Bank of America obtains an inspection of the property for loans that are delinquent sixty days or more.

    Bank of America manages the foreclosure vendor by reviewing monthly automated performance reports that measure the timeliness and efficiency of the foreclosure vendor's processing of loans in the foreclosure process.

Payments on Mortgage Loans; Certificate and Custodial Accounts

    The Trustee for each series will establish and maintain a separate trust account in the name of the Trustee (the "Certificate Account"). Each Certificate Account must be maintained with a depository institution either (i) whose long-term debt obligations (or, in the case of an institution which is part of a holding company structure, the long-term debt obligations of the parent holding company) are, at the time of any deposit, rated in at least one of the two highest rating categories by the Rating Agency or Rating Agencies rating the Certificates of the series, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of the series and, if one or more REMIC elections have been made, that would not cause each REMIC to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Account at any time exceeds the limit of insurance coverage established by the FDIC, the excess will be subject to loss in the event of the failure of the depository institution. This insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinate Certificates of a series will bear this loss up to the amount of principal payments on the related Mortgage Loans to which those holders are entitled.

    Pursuant to the applicable Pooling Agreement or the Underlying Servicing Agreements, if any, for a series, each Servicer will be required to establish and maintain one or more accounts (collectively, the "Servicer Custodial Account") into which the Servicer will be required to deposit on a daily basis amounts received relating to the Mortgage Loans serviced by the Servicer included in the Trust Estate for a series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (an acceptable account, an "Eligible Custodial Account") and other than in the case of a Servicer Custodial Account established by the Sponsor as Servicer, will generally be limited to funds held relating to a particular series. A Servicer Custodial Account established by the Sponsor as Servicer will serve as a unitary Servicer Custodial Account both for the particular series and for other series of Certificates as well as other Mortgage Loans serviced by the Sponsor; provided, however, that commingling of funds will not be permitted at any time during which the senior long-term unsecured debt rating of the Sponsor falls below certain levels established by each Rating Agency. Notwithstanding any commingling of funds, the Sponsor is required to keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to funds relating to a particular series.

    Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the Servicer in certain investments acceptable to the Rating Agencies ("Eligible Investments") maturing in general not later than the business day preceding the next Distribution Date. All losses from investments of funds in a Servicer Custodial Account are required to be deposited by the applicable Servicer out of its own funds to the Servicer Custodial Account immediately as realized.

        Each Servicer will be required to remit to the Trustee for deposit to the Certificate Account for each series of Certificates on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by it due after the applicable Cut-off Date but received on or prior thereto. Each Servicer will be required to remit to the Master Servicer for deposit in an Eligible Custodial Account maintained by the Master Servicer in the name of the Trustee (the "Master

Servicer Custodial Account") or, if there is no Master Servicer, to remit to the Trustee for deposit in the Certificate Account, the following payments and collections received or made by it relating to the Mortgage Loans serviced by it subsequent to the applicable Cut-off Date (other than (a) payments due on or before the Cut-off Date and (b) amounts held for future distribution):

            (i) all payments on account of principal, including prepayments, and interest;

            (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired relating to the defaulted Mortgage Loan, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation Proceeds") less, to the extent permitted under the applicable Pooling Agreement or Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of the applicable Mortgage Loans;

            (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the applicable Pooling Agreement or Underlying Servicing Agreement;

            (iv) all Periodic Advances made by the Servicer;

            (v) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to the Mortgage Loans, in accordance with the terms of the applicable agreements;

            (vi) all proceeds of any Mortgage Loans or property acquired relating to the Mortgage Loan purchased or repurchased pursuant to the Pooling Agreement or the Underlying Servicing Agreement; and

            (vii) all other amounts required to be deposited to the Certificate Account pursuant to the applicable Pooling Agreement or the Underlying Servicing Agreement.

    Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited.

        Each Servicer is also permitted, from time to time, to make withdrawals from the applicable Servicer Custodial Account for the following purposes, to the extent permitted in the applicable Pooling Agreement or Underlying Servicing
Agreement:

            (i) to pay to itself, to the extent not previously retained, the servicing compensation to which it is entitled;

            (ii) to reimburse itself for Advances, to the extent of amounts received on the Mortgage Loan(s) relating to which the Advances were made (including any amounts received from the Sponsor in connection with amounts cancelled due to BPP on a Mortgage Loan);

            (iii) to reimburse itself for any Nonrecoverable Advance previously made, to the extent of amounts received on the Mortgage Loans in the same loan group as the Mortgage Loan(s) relating to which the Nonrecoverable Advances were made;

            (iv) to reimburse itself for expenses covered by insurance policies from proceeds of those policies;

            (v) to pay itself or the Depositor any indemnification payments described under "The Depositor" and "--The Servicers";

            (vi) to pay to the Depositor, itself or the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Depositor or purchased by it or the Master Servicer all amounts received after the date of repurchase or purchase;

            (vii) to withdraw from the Servicer Custodial Account any amount deposited in that account that was not required to be deposited therein; and

            (viii) to clear and terminate the Servicer Custodial Account.

    If there is a Master Servicer for a series of Certificates, the Master Servicer will be permitted by the Pooling Agreement to make withdrawals from the Master Servicer Custodial Account to the extent described above for a Servicer, to the extent permitted in the applicable Pooling Agreement. The Master Servicer or Trustee will be required to deposit in the Certificate Account any Periodic Advances made by the Master Servicer or Trustee, as applicable, in the event of a Servicer default not later than the Distribution Date on which the Periodic Advances are required to be distributed. All other amounts deposited in the Master Servicer Custodial Account (other than Master Servicing Fees and, to the extent the Master Servicer is entitled thereto under the applicable Pooling Agreement, interest on amounts in the Master Servicer Custodial Account) are required to be remitted by the Master Servicer to the Trustee for deposit in the Certificate Account not later than the applicable Distribution Date. On each Distribution Date, the Trustee will withdraw from the Certificate Account and remit to Certificateholders all amounts constituting the Pool Distribution Amount for that Distribution Date.

    If a Servicer, the Master Servicer or the Trustee deposits in the Certificate Account for a series any amount not required to be deposited, the Trustee may at any time withdraw the amount from the Certificate Account for itself or for remittance to the applicable Servicer or the Master Servicer, as applicable. Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next Distribution Date (except that if the Eligible Investment is an obligation of the institution that maintains the Certificate Account, then the Eligible Investment may mature not later than the next Distribution Date). In the event that one or more elections has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a series as one or more REMICs, no Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Trustee has received an opinion of counsel or other evidence satisfactory to it that the sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause any REMIC to fail to qualify as a REMIC while any Certificates of the series are outstanding. All income and gain realized from any investment of funds in the Certificate Account will generally be for the account of the Trustee as additional compensation and all losses from investments of funds in the Certificate Account will be deposited by the Trustee out of its own funds to the Certificate Account immediately as realized.

        The Trustee is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling Agreement:

            (i) to pay itself the applicable Trustee Fee and to pay to the owner thereof any Fixed Retained Yield;

            (ii) to reimburse itself for certain expenses and to pay itself any amounts representing indemnification, each as described under "The Pooling Agreement -- The Trustee";

            (iii) to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all of this interest or income to be withdrawn not later than the next Distribution
        Date);

            (iv) to withdraw from the Certificate Account any amount deposited in that account that was not required to be deposited therein; and

            (v) to clear and terminate the Certificate Account.

    The Trustee will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Trustee, to Certificateholders of a series. If the Paying Agent for a series is not the Trustee for that series, the Trustee will, on each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on that Distribution Date.

    The Trustee will cause any Paying Agent to execute and deliver to the Trustee an instrument in which the Paying Agent agrees with the Trustee that the Paying Agent will hold all amounts deposited with it by the Trustee for distribution to Certificateholders in trust for the benefit of Certificateholders until the amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling Agreement.

Periodic Advances and Servicing Advances

    Generally each Servicer will be required to make (i) an advance prior to each Distribution Date of an amount equal to the payment of principal and interest on each Mortgage Loan (net of the related Servicing Fee) which was due on the related Due Date on the Mortgage Loans and which was delinquent on the related Determination Date (a "Periodic Advance") and (ii) other advances of cash ("Servicing Advances" and, collectively with Periodic Advances, "Advances") to cover (a) delinquent payments of taxes, insurance premiums, and other escrowed items and (b) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless the Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse it for those amounts.

    Advances by each Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount for that Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to the Mortgage Loan unless the Servicer determines, based on its estimation of the value of the Mortgaged Property in relation to the sum of the unpaid principal balance of the related Mortgage Loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, that the advance would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the

Mortgage Loan or otherwise. An "REO Property" is a Mortgaged Property that has been acquired by a Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure.

    The failure of a Servicer to make any required Periodic Advances or Servicing Advances under an Underlying Servicing Agreement or a Pooling Agreement constitutes a default for which the Servicer will be subject to termination. Upon default by a Servicer, the Master Servicer or the Trustee will be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Servicing Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it from proceeds of the related Mortgaged Property. In the case of Certificates of any series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Depositor may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under the endorsement to the extent the mortgagor fails to make his or her payment and the Master Servicer or Trustee fails to make a required advance.

    Any Periodic Advances made by the Servicers, the Master Servicer or Trustee must be deposited into the applicable Servicer Custodial Account or the Certificate Account and will be due no later than the business day before the Distribution Date to which the delinquent payment relates. Advances by the Servicers, the Master Servicer or Trustee will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Servicing Advances, future payments on, the Mortgage Loans for which the amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Servicer, the Master Servicer or the Trustee, to be unrecoverable, the Servicer, the Master Servicer or the Trustee will be entitled to reimbursement from funds in the applicable Servicer Custodial Account or the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the Underlying Servicing Agreement or Pooling Agreement.

    Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee relating to Mortgage Loans included in the Trust Estate for any series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of the series. However, none of the Master Servicer, the Trustee or any Servicer will insure or guarantee the Certificates of any series or the Mortgage Loans included in the Trust Estate for any Certificates.

Collection and Other Servicing Procedures

    Each Servicer will be required by the related Underlying Servicing Agreement or Pooling Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement or the Pooling Agreement and any applicable agreement governing any form of credit enhancement, to follow the collection procedures as it follows for mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment premiums, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 120 days (or any longer period to which the Master Servicer and any applicable pool insurer or primary mortgage insurer have consented) after the applicable Due Date.

    Under each Underlying Servicing Agreement or the Pooling Agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each account, an "Escrow Account") in which it will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Escrow Account may be made to make timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account, if required, and to clear and terminate the Escrow Account. Each Servicer will be responsible for the administration of its Escrow Account. A Servicer will be obligated to advance certain tax and insurance amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Escrow Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related series of Certificates, covering loss occasioned by the failure to escrow amounts.

Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans

    With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement or Pooling Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under the "due-on-sale" clause contained in the Mortgage Note or Mortgage, if any, unless (i) it is not exercisable under applicable law, (ii) the exercise would result in loss of insurance coverage relating to the Mortgage Loan or
(iii) the person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the related mortgagee is not otherwise required as a condition to such transfer. In any case where such nonenforcement is permitted by the Underlying Servicing Agreement or Pooling Agreement, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor also remains liable under the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate relating to the Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been or is about to be conveyed, under which the original mortgagor is released from liability and the person is substituted as mortgagor and becomes liable under the Mortgage Note.

    Each Underlying Servicing Agreement and Pooling Agreement with respect to a series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for the series and to take reasonable steps as are necessary to permit recovery under the insurance policies relating to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

    Each Servicer is obligated to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, each Servicer is authorized to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets the applicable underwriting guidelines. In connection with any assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, if any, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on those Mortgage Loans; provided that no modification shall forgive principal owing under a Mortgage Loan or permanently reduce the interest rate on a Mortgage Loan. Further, a

Servicer may encourage the refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

    In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that the foreclosure or restoration will increase the proceeds to Certificateholders of the series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that its expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy relating to the Mortgage Loan. In the event that a Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the applicable Servicer Custodial Account an amount equal to all costs and expenses incurred by it.

    No Servicer will be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations." If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if the Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to the Mortgaged Property, and thereafter the Mortgaged Property is determined to be so contaminated or affected.

    The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement or Pooling Agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling the Mortgaged Property.

    With respect to a Trust Estate (or any segregated pool of assets within a Trust Estate) as to which one or more REMIC elections has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by the Mortgaged Property, the Trustee or Master Servicer will be required to dispose of the property prior to the close of the third calendar year following the year the Trust Estate acquired the property (or any shorter period as is provided in the applicable Underlying Servicing Agreement or Pooling Agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1) or cause any REMIC to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in property or the receipt of rental income based on the profits of the lessee of the property. See "Federal Income Tax Consequences."

Insurance Policies

    Each Servicer will generally be required to cause to be maintained for each Mortgage Loan (other than Mortgage Loans secured by cooperative shares and condominium apartments) a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying each Mortgage Loan against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). A Standard Hazard Insurance Policy will be required to be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of the Mortgage Loan; provided, however, that the amount may not be less than the minimum amount required to avoid the application of any coinsurance clause. Each Servicer will also generally maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of the property plus liability insurance and, if applicable, flood insurance as described below. Any amounts collected under any of these insurance policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate Account by the applicable Servicer.

    The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar. Most of these policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

    In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and flood insurance has been made available) each Underlying Servicing Agreement or the Pooling Agreement, as applicable, will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of Fannie Mae or Freddie Mac with a generally acceptable insurance carrier.

    Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if that amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

    Any losses incurred relating to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

Fixed Retained Yield, Servicing Compensation and Payment of Expenses

    Fixed Retained Yield for any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust Estate and is retained by the Depositor or the Sponsor. The prospectus supplement for a series will describe the Fixed Retained Yield, if any, relating to the Mortgage Loans of the series. Any Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans for a series. If the Sponsor or the Depositor retains Fixed Retained Yield, the Sponsor, if it is the Servicer, may deduct the Fixed Retained Yield from mortgagor payments as received and retain or remit the Fixed Retained Yield to the Depositor, as the case may be. Otherwise, the Servicer will deposit the Fixed Retained Yield in the Master Servicer Custodial Account or Certificate Account and the Master Servicer or the Trustee will withdraw and remit the Fixed Retained Yield to the owner thereof. Notwithstanding the foregoing, with respect to any payment of interest received relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to the Mortgage Loan, the owner of the Fixed Retained Yield for the Mortgage Loan will bear a ratable share of the interest shortfall.

    For each series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by it until termination of the applicable Underlying Servicing Agreement or the Pooling Agreement. A Servicer, at its election, will pay itself the Servicing Fee for a series relating to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of the payment in the Servicer Custodial Account for the series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited. A Servicer may also pay itself out of the Liquidation Proceeds or other recoveries of a Mortgage Loan, or withdraw from the Servicer Custodial Account. The Servicing Fee or the range of Servicing Fees relating to the Mortgage Loans underlying the Certificates of a series will be set forth in an expense table in the applicable prospectus supplement. Additional servicing compensation in the form of prepayment premiums, assumption fees, late payment charges, Foreclosure Profits or otherwise will be retained by the Servicers.

    Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by it underlying a series, including, without limitation, payment of the Standard Hazard Insurance Policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Servicer Custodial Account of Periodic Advances, of Servicing Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of the related Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate as described above under "-- The Servicers."

    As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that those fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

Evidence as to Compliance

    Each Servicer and Master Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Pooling Agreement or Underlying Servicing Agreement, an officer's certificate stating that (i) a review of the Servicer's or Master Servicer's activities during the preceding calendar year and of performance under the applicable Pooling Agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the Servicer or Master Servicer has fulfilled all its obligations under the applicable Pooling Agreement or Underlying Servicing Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

    In addition, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and other assets comprising a Trust will deliver annually to the Depositor and the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

    o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

    o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

    o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

    o a statement that a registered public accounting firm has issued an Attestation Report on the party's Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

    Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

--------------------------------------------------------------------------------
THE POOLING AGREEMENT
--------------------------------------------------------------------------------

Assignment of Mortgage Loans

    In connection with the transfer and assignment of the Mortgage Loans to the Trust, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the "Mortgage File"):

    o the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or an affidavit signed by an officer of the Sponsor certifying that the related original Mortgage Note has been lost;

    o the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor);

    o except as described below, an assignment in recordable form of the Mortgage (or a copy, if the assignment has been submitted for recording); and

    o if applicable, any riders or modifications to the Mortgage Note and Mortgage.

    Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded except in states where recordation is required by any Rating Agency rating the Certificates of a series to obtain the initial ratings on the Certificates set forth in the applicable prospectus supplement. In addition to the foregoing, assignments of the Mortgage Loans will not be recorded (i) in states where, in the opinion of counsel acceptable to the Trustee, recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor, or (ii) in the case of any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee. If a Mortgage has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the applicable Servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will promptly review each Mortgage File after the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing.

    Unless another entity is named as custodian in the applicable prospectus supplement, the Trustee will act as custodian of the Mortgage Files pursuant to the Pooling Agreement. In that capacity, the Trustee will be responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Certificateholders.

    If no separate custodian is initially designated, the Trustee may be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of the documents described above. Any custodian so appointed will keep and review the documents as the Trustee's agent under a custodial agreement.

Repurchases of Mortgage Loans

    If any portion of the Mortgage File is not delivered to the Trustee or if a Mortgage Loan does not conform to the representations made by the Depositor in the Pooling Agreement, as described under "The Mortgage Loan Programs -- Representations and Warranties," and the Depositor does not cure this omission or defect within 90 days, the Depositor will be required on the Distribution Date in the month following the expiration of the 90-day period either (i) to repurchase the related Mortgage Loan (or any property acquired relating to the Mortgage Loan) at a price (the "Purchase Price") equal to 100% of the unpaid principal balance of the Mortgage Loan plus accrued and unpaid interest on its principal balance at its Mortgage Interest Rate or (ii) to substitute an Eligible Substitute Mortgage Loan; provided however, that substitution generally is only allowed within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a "Deleted Mortgage Loan." Generally, unless a representation is breached in a material respect, the Depositor is not required to repurchase, cure or substitute for the affected Mortgage Loan. In the case of the breach of the representation made by the Depositor that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Depositor will be required to pay any costs or damages incurred by the Trust as a result of the violation of those laws.

    An "Eligible Substitute Mortgage Loan" generally will:

    o have a principal balance, after deduction of all monthly payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan;

    o have a Net Mortgage Interest Rate equal to that of the Deleted Mortgage Loan;

    o have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

    o if an adjustable-rate Mortgage Loan, have a Gross Margin equal to that of the Deleted Mortgage Loan;

    o if an adjustable-rate Mortgage Loan, have a periodic cap and rate ceiling equal to that of the Deleted Mortgage Loan;

    o if an adjustable-rate Mortgage Loan, have the same index and frequency of mortgage interest rate adjustment as the Deleted Mortgage Loan;

    o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

    o comply with all of the representations and warranties in the Pooling Agreement as of the date of substitution.

    "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of that Mortgage Loan at that Due Date, as specified in the amortization schedule (before any adjustment to that amortization schedule due to any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received, to the payment of principal due on that Due Date and to any reduction of the principal balance due to a bankruptcy proceeding but without taking into account any delinquency in payment by the related mortgagor.

    In connection with any substitution of a Deleted Mortgage Loan, the Depositor will be required to deposit the amount of any shortfall to the Servicer Custodial Account (any shortfall, a "Substitution Adjustment Amount");

    This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or a material breach of any of the representations made by the Depositor in the Pooling Agreement.

Special Servicing Agreements

    The Pooling Agreement will permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to a special servicing agreement, this holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. In the event that there is a Master Servicer for a series, the Pooling Agreement will permit the Master Servicer to enter into an agreement with those holders which will allow the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying Servicing Agreements, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans.

Reports to Certificateholders

        The Trustee will prepare and include with each distribution to Certificateholders of record of each series a statement setting forth, among other things, the following information, if applicable:

                (i) the amount of the distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds and the amount of the distribution allocable to interest on the related Mortgage Loans;

                (ii) if the distribution to Certificateholders is less than the full amount that would be distributable if there were sufficient funds available, the amount of the shortfall and the allocation of the shortfall between principal and interest;

                (iii) the Class Balance of each Class of Certificates after giving effect to the distribution of principal on the Distribution Date;

                (iv) the amount of servicing compensation with respect to the related Trust Estate and any other customary information as is required to enable Certificateholders to prepare their tax returns;

                (v) the amount by which the Servicing Fee or Master Servicing
            Fee, as applicable, for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

                (vi) the amount of Periodic Advances included in the
            distribution on the Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on the Distribution Date;

                (vii) the amount of Servicing Advances made since the previous
            Distribution Date, the aggregate amount of Servicing Advances outstanding as of the close of business on the Distribution Date and the amount of Servicing Advances reimbursed since the previous Distribution Date;

                (viii) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement:

                    (a) the amounts so distributed under the form of credit
                enhancement on the applicable Distribution Date; and

                    (b) the amount of coverage remaining under the form of
                credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

                (ix) any payments made or accrued relating to credit enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments;

                (x) the Pass-Through Rate (if any) for each Class of
            Certificates;

                (xi) for any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of the Mortgage Loan as of the close of business on the Determination Date preceding the Distribution Date and the date of acquisition thereof;

                (xii) the total number and principal balance of any REO
            Properties (and market value, if available) as of the close of business on the Determination Date preceding the Distribution Date;

                (xiii) the aggregate amount of Realized Losses incurred during the preceding calendar month;

                (xiv) any expenses or indemnification amounts paid by the
            related Trust Estate, the specific purpose of each payment and the parties to whom these payments are made;

                (xv) the number and total principal balance of the Mortgage
            Loans, the weighted average mortgage interest rate and weighted average remaining term to maturity of the Mortgage Loans and cumulative prepayment amounts;

                (xvi) any material modifications, extensions or waivers to
            Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date or cumulatively since the Closing Date;

                (xvii) unless such information is set forth in the Form 10-D relating to such Distribution Date and provided the Trustee is reasonably able to include such information on the statement, any material breaches of representations and warranties relating to the Mortgage Loans or material breaches of transaction covenants;

                (xviii) the number and aggregate principal balance of any
            Mortgage Loans repurchased by the Depositor from the related Trust Estate since the previous Distribution Date;

                (xix) the number and aggregate principal amounts of Mortgage
            Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy), (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and
            (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the Distribution Date; and

                (xx) whether any exchanges of Exchangeable REMIC Certificates and Exchangeable Certificates have taken place since the preceding Distribution Date and, if applicable, the class designations, Class Balances or notional amounts, Pass-Through Rates, and any interest and/or principal paid, including any shortfalls allocated, with respect to any Classes of Certificates that were received by Certificateholders as a result of such exchange.

    In addition, the Trustee will include in the statement any information specific to the Classes of Certificates offered by the applicable prospectus supplement and, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during the calendar year the information as required by the Code and applicable regulations thereunder to enable Certificateholders to prepare their tax returns. In the event that one or more elections has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as one or more REMICs, the Trustee will be required to prepare and sign the federal and applicable state and local income tax returns of each REMIC. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Administrative Matters."

List of Certificateholders

    The Pooling Agreement for each series will require the Trustee to provide access to the most current list of names and addresses of Certificateholders of the series to any group of three or more Certificateholders who advise the Trustee in writing that they desire to communicate with other Certificateholders with respect to their rights under the Pooling Agreement or under the Certificates.

Events of Default

    Events of Default under the Pooling Agreement for each series include (i) any failure by the Master Servicer or, if a Servicer has executed the Pooling Agreement, that Servicer, to deposit amounts in the Master Servicer Custodial Account or Servicer Custodial Account, as applicable, in the amount and manner provided in the Pooling Agreement so as to enable the Trustee to distribute to Certificateholders any payment required to be made under the terms of the Certificates of a series and the Pooling Agreement (other than Periodic Advances) which continues unremedied for a period of five days; (ii) any failure by the Master Servicer or a Servicer that has executed the Pooling Agreement duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling Agreement which continues unremedied for 30 days after the giving of written notice of the failure to the Master Servicer or Servicer by the Trustee, or to the Master Servicer or the Servicer and the Trustee by the holders of Certificates of the series having voting rights allocated to the Certificates ("Voting Rights") aggregating not less than 25% of the Voting Rights allocated to all Certificates for the series; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Master Servicer or a Servicer that has executed the Pooling Agreement indicating its insolvency, reorganization or inability to pay its obligations; and (iv) the failure of the Master Servicer or a Servicer to remit any Periodic Advance required to be remitted by it which failure continues unremedied at 3:00 p.m. on the related Distribution Date.

Rights Upon Event of Default

    So long as an Event of Default remains unremedied under the Pooling Agreement for a series, the Trustee for the series may, or at the direction of Certificateholders of the series evidencing not less than 51% of the Voting Rights of all Certificates of the series affected by the Event of Default, will terminate all of the rights and obligations of the Master Servicer or a Servicer executing the Pooling Agreement, under the Pooling Agreement and in and to the Mortgage Loans (other than the Master Servicer's or the Servicer's right to recovery of the aggregate Servicing Fees or Master Servicing Fees, as applicable, due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling Agreement, which rights the Master Servicer or the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer or the Servicer under the Pooling Agreement and will be entitled to monthly compensation not to exceed the aggregate fees together with the other compensation to which the Master Servicer or the Servicer is entitled under the Pooling Agreement. In the event that the Trustee is unwilling or unable so to act, it may select or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer or the Servicer, under the provisions of the Pooling Agreement; provided however, that the appointment not adversely affect the rating then assigned to any Class of Certificates and that until a successor Master Servicer or Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer or the Servicer under the Pooling Agreement, unless prohibited by law, the Trustee will continue as the successor to the Master Servicer or the Servicer as described above. The Trustee or the successor Master Servicer or Servicer will be entitled to be reimbursed from the predecessor Master Servicer or Servicer (or the Trust if the predecessor Master Servicer or Servicer is unable to fulfill its obligations under the Pooling Agreement) for all costs associated with the transfer of servicing.

    During the continuance of any Event of Default under the Pooling Agreement for a series, the Trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of that series, and holders of Certificates aggregating not less than 25% of the Voting Rights of each Class of Certificates affected by the Event of Default may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of these trusts or powers unless the applicable Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee. Also, the Trustee may decline to follow any of these directions if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

    No Certificateholder of a series, solely by virtue of that holder's status as a Certificateholder, will have any right under the Pooling Agreement for a series to institute any proceeding with respect to the Pooling Agreement, unless
(i) the holder previously has given to the Trustee for the series written notice of default and (ii) the holders of Certificates evidencing not less than 25% of the Voting Interests for each Class of Certificates affected for the series have made written request upon the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any proceeding.

Amendment

    Each Pooling Agreement may be amended by the Depositor, the Servicer(s) (or the Master Servicer, if applicable) and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision in the Pooling Agreement that may be inconsistent with any other provision of the Pooling Agreement or the related prospectus supplement, (iii) if one or more REMIC elections has been made, to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the Trust Estate (or one or more segregated pools of assets therein) as one or more REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that the action is necessary or desirable to maintain qualification as one or more REMICs or to avoid or minimize the risk of the imposition of any tax and the action will not, as evidenced by the opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that the change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that the change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to that effect, (v) to reduce the percentage of the unpaid principal balance of the Mortgage Loans as of the Cut off Date at which the Depositor or other party specified in the applicable prospectus supplement will have the option to purchase all the remaining Mortgage Loans as set forth under "--Termination; Optional Purchase of Mortgage Loans," provided that the reduction is considered necessary by the Depositor, as evidenced by an Officer's Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Sponsor or to the Trust by the Depositor as sale for accounting purposes, or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions of the Pooling Agreement, provided that the amendment will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related series provided that the action will not be considered to adversely affect in any material respect the interests of the Certificateholders and no opinion of counsel will be required if each Rating Agency rating the Certificates states in writing that the action will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates. The Pooling Agreement may also be amended by the Depositor, the Servicer(s) (or the Master Servicer, if applicable) and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificate, without the consent of the holder of the Certificate or (ii) reduce the aforesaid percentage of Certificates of any Class, the holders of which are required to consent to the amendment, without the consent of the holders of all Certificates of the affected Class then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any amendment if it would subject the Trust Estate (or any segregated pool of assets therein) to tax or, if one or more REMIC elections has been made, cause each REMIC to fail to qualify as a REMIC.

Termination; Optional Purchase of Mortgage Loans

    The obligations created by the Pooling Agreement for a series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan in the Trust Estate and the disposition of all property acquired upon foreclosure of any Mortgage Loan. In no event, however, will the trust created by the Pooling Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in the Pooling Agreement. For each series of Certificates, the Trustee will give written notice of termination of the Pooling Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination. The termination of the Trust is required to be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of any REMIC.

    In addition, the Depositor or another party specified in the applicable prospectus supplement (which may be a Certificateholder) will have the option to purchase all remaining Mortgage Loans and other assets in the Trust Estate (or one or more groups of Mortgage Loans and other assets, if specified in the applicable prospectus supplement) when the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date on which the purchase proceeds are to be distributed is less than 10% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date or a lower percentage specified in the applicable prospectus supplement. This percentage may be reduced by amending to the Pooling Agreement, without Certificateholder consent, if the reduction is considered necessary by the Depositor, as evidenced by an officer's certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Sponsor or to the Trust by the Depositor as a sale for accounting purposes. The purchase price will generally be equal to the sum of (a) the unpaid principal balances of the Mortgage Loans in the applicable loan group or groups and (b) the fair market value of any related REO Properties held by the Trust together with the amount of any unpaid interest shortfalls on the related Certificates and one month's interest on the unpaid principal balance of each related Mortgage Loan. However, for so long as the Depositor is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision ("OTS", the Depositor may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and REO Properties to be purchased is greater than or equal to the purchase price described in the preceding sentence.

    Distributions in respect of an optional purchase described above will be paid to Certificateholders (or in the case of the optional purchase of one or more, but less than all, groups of Mortgage Loans, to

Certificateholders entitled to distributions from that group or groups) in order of their priority of distribution as described in the applicable prospectus supplement. The proceeds from an optional purchase may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the fair market value of the REO Property and this fair market value is less than the unpaid principal balance of the related Mortgage Loan.

The Trustee

    The trustee under each Pooling Agreement (the "Trustee") will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor or any of its affiliates.

    The Trustee generally will be responsible under each Pooling Agreement for providing general administrative services for the Trust Estate for any series, including, among other things, (i) establishing and maintaining the Certificate Account; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) making distributions to Certificateholders; (iv) preparation of federal and applicable state and local tax and information returns; (v) preparation of reports, if any, required under the Securities Exchange Act of 1934, as amended; (vi) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vii) making Periodic Advances on the Mortgage Loans to the limited extent described under "Servicing of the Mortgage Loans--Periodic Advances and Servicing Advances," if those amounts are not advanced by a Servicer or the Master Servicer.

    The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification by the Trust Estate and held harmless against any loss, liability or expense (including reasonable attorney's fees)
(a) incurred in connection with any claim or legal action relating to (i) the Pooling Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties under the Pooling Agreement, unless the loss, liability or expense was incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties under the Pooling Agreement, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the applicable Servicer or Master Servicer and (c) arising out of the transfer of any Certificate not in compliance with ERISA.

    The Trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as Trustee under the Pooling Agreement or for any other expenses. If, however, one or more REMIC elections has been made, the expense is unanticipated and did not arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trustee shall be entitled to reimbursement from the Trust Estate for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the Pooling Agreement to the extent permitted by Treasury regulations Section 1.860G-1(b)(3)(ii), which allows reimbursement for "unanticipated expenses."

    The Trustee may resign at any time, in which event the Master Servicer or, if there is no Master Servicer, the Servicer(s) will be obligated to appoint a successor trustee. The Master Servicer or, if there is no Master Servicer, the Servicer(s) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling Agreement, is incapable of acting or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Master Servicer or, if there is no Master Servicer, the Servicer(s) will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 50% of the Voting Rights in the Trust Estate, except that any Certificate registered in the name of the Depositor or any affiliate thereof will not be taken into account in determining whether the requisite Voting Rights in the Trust Estate necessary to effect this removal have been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee. The Trustee, and any successor trustee, must be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee, either an institution (i) the long term unsecured debt obligations meet certain minimum ratings of the applicable Rating Agencies or
(ii) whose serving as Trustee would not result in the lowering of the ratings originally assigned to any Class of Certificates.

    Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related Trust. Notwithstanding the foregoing, if the predecessor trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related Trust.

--------------------------------------------------------------------------------
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS
--------------------------------------------------------------------------------

    The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

    The Mortgage Loans will be secured by either first mortgages, first deeds of trust or similar security devices creating a first lien, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an inter vivos revocable trust, the settlor of the trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Condominiums

    Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperatives

    Certain of the Mortgage Loans may be cooperative loans. The Cooperative either owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the Cooperative incurs a blanket mortgage in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.

    The Cooperative is owned by tenant stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

    See Risk Factors--Collateral Securing Cooperative Loans May Diminish in Value" in this prospectus.

Foreclosure

    Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

    In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if a deficiency action is permitted by law. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

Foreclosure on Shares of Cooperatives

    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

    Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

Leaseholds

    Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these consideration is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

    In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Rights of Redemption

    In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders

    Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

    Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a Cooperative, would be the shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

    A Servicer generally will not be required under the Pooling Agreement or applicable Underlying Servicing Agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the

"Bankruptcy Code"), and state laws affording relief to debtors (together with the Bankruptcy Code (the "Insolvency Laws") may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences of the delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

    A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure." A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

    The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

    A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default relating to a mortgage loan on its residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, the term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

    Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

    The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of these loans can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

    State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

    In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

    A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

    The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Forfeiture for Drug, RICO and Money Laundering Violations

    Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

    In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that this defense will be successful.

Homeowners Protection Act of 1998

    The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance ("PMI"). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. These termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. The disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

Texas Home Equity Loans

    Generally, any "cash-out" refinance or other non-purchase money transaction (except for certain rate or term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and its implementing statutes and regulations (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of these loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be void, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on these Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act and Similar Laws

    Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of his or her Mortgage Loan, including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive this interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon application of the lender. It is possible that the Relief Act could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Certificates of the related series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that an affected Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in these states who are active or reserve members of the armed services or national guard. For example, California has extended legislation providing protection substantially similar to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

Environmental Considerations

    A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls. Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of Cleanup Costs. Generally all subsequent liens on these properties are subordinated to these environmental liens and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of the property, which may lead to losses on the related series of Certificates.

    Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. These Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

    The law is unclear as to whether and under what precise circumstances Cleanup Costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "CERCLA Secured-Creditor Exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

    The Resource Conservation and Recovery Act, as amended ("RCRA"), contains an exemption similar to the CERCLA Secured-Creditor Exemption (the "RCRA Secured-Creditor Exemption")for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its RCRA Secured-Creditor Exemption and be held liable under RCRA as a UST owner or operator if the lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the RCRA Secured-Creditor Exemption may be deemed to be unavailable.

    A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's Secured-Creditor Exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence these decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

    Court decisions have taken varying views of the scope of the CERCLA Secured-Creditor Exemption and the RCRA Secured-Creditor Exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

    On September 30, 1996 the President signed into law (the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more clearly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the CERCLA Secured-Creditor Exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the RCRA Secured-Creditor Exemption, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

    If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Estate and occasion a loss to the Trust Estate and to Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the CERCLA Secured-Creditor Exemption.

    Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated these evaluations were not required, nor are these evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to: the environmental condition of a Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from a Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any substance on or near a Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Depositor authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property. See "The Mortgage Loan Programs--Representations and Warranties" and "Servicing of the Mortgage Loans--Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans" above.

"Due-on-Sale" Clauses

    The forms of note, mortgage and deed of trust relating to Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS, as successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

    The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among these states.

    By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that the lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

Applicability of Usury Laws

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

    The Depositor or other entity specified in the related prospectus supplement will represent and warrant in the Pooling Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "The Pooling Agreement--Assignment of Mortgage Loans."

Enforceability of Certain Provisions

    Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

    Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

--------------------------------------------------------------------------------
FEDERAL INCOME TAX CONSEQUENCES
--------------------------------------------------------------------------------

    The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP as to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

    If a series of Certificates includes Exchangeable Certificates, each Class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each Class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under "--Federal Income Tax Consequences for Exchangeable Certificates" below.

    For purposes of this discussion, where the applicable prospectus supplement provides for a Fixed Retained Yield on the Mortgage Loans of a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a "holder" or "Certificateholder" in this discussion generally mean the Beneficial Owner of a Certificate.


--------------------------------------------------------------------------------
Federal Income Tax Consequences for REMIC Certificates
--------------------------------------------------------------------------------

General

    With respect to a particular series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets in the Trust Estate as one or more REMICs within the meaning of Code Section 860D. A Trust Estate or a portion of a Trust Estate as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. For each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in its opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of Certificates will indicate whether one or more REMIC elections for the related Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each REMIC Pool.

Status of REMIC Certificates

    REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment.

    Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of the assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related

Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

    In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor under which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

    A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

    Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the reserve fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service.

    In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. A specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal on the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for that series will constitute a single class of residual interests on which distributions are made pro rata.

    If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that corporation. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

    In general, interest, Original Issue Discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting they otherwise use.

Original Issue Discount

    Compound Interest Certificates will be, and other classes of Regular Certificates may be, issued with "Original Issue Discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having Original Issue Discount generally must include Original Issue Discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent these issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the this discussion and the appropriate method for reporting interest and Original Issue Discount for the Regular Certificates.

    Each Regular Certificate (except to the extent described below for a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the Original Issue Discount includible in a Regular Certificateholder's income. The total amount of Original Issue Discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of the Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest on the Regular

Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of these Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

    Under a de minimis rule, Original Issue Discount on a Regular Certificate will be considered to be zero if the Original Issue Discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption for a series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis Original Issue Discount pro rata as principal payments are received, and this income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis Original Issue Discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

    A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the Original Issue Discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Certificate, a calculation will be made of the Original Issue Discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of Original Issue Discount is intended to be based on the Prepayment Assumption. Other than as discussed below for a Non-Pro Rata Certificate, the Original Issue Discount accruing in a full accrual period would be the excess, if any, of (i) the sum of
(a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of Original Issue Discount for the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in prior periods. The Original Issue Discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of Original Issue Discount for each day in the period. If an initial accrual period is shorter than a full accrual period, the daily portions of Original Issue Discount must be determined according to an appropriate allocation under any reasonable method.

    Under the method described above, the daily portions of Original Issue Discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans for a series of Regular Certificates can result in both a change in the priority of principal payments for certain Classes of Regular Certificates and either an increase or decrease in the daily portions of Original Issue Discount for the Regular Certificates.

    In the case of a Non-Pro Rata Certificate, it is anticipated that the Trustee will determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the Original Issue Discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the Original Issue Discount for the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of this unpaid principal balance), (a) the remaining unaccrued Original Issue Discount allocable to the Certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of Original Issue Discount allocable to each remaining Certificate of the Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the Class and the adjusted issue price of the Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of Original Issue Discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

    A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the Original Issue Discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

Variable Rate Regular Certificates

    Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. A rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class like this may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

    Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for Original Issue Discount reporting purposes.

    The amount of Original Issue Discount for a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat this interest as qualified stated interest, except for variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

    Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis Original Issue Discount. The yield on these Regular Certificates for purposes of accruing Original Issue Discount will be a hypothetical fixed-rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on these Regular Certificates.

Market Discount

    A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of Original Issue Discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having Original Issue Discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, this market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with Original Issue Discount, in the ratio of Original Issue Discount accrued for the relevant period to the sum of the Original Issue Discount accrued for the period plus the remaining Original Issue Discount as of the end of the period. A purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. A purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

    By analogy to the OID Regulations, market discount on a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis Original Issue Discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

    A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds the Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize this premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

    A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) "interest" includes stated interest, Original Issue Discount, de minimis Original Issue Discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

Treatment of Losses

    Regular Certificateholders will be required to report income on Regular Certificates using the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that these amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that Original Issue Discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any of their Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any of their Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, these non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the principal balance of the Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing Original Issue Discount. This may have the effect of creating "negative" Original Issue Discount which would be deductible only against future positive Original Issue Discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued Original Issue Discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Sale or Exchange of Regular Certificates

    If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any Original Issue Discount or market discount previously included in the seller's gross income for the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

    Except as described above relating to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). This gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Residual Certificates

Taxation of REMIC Income

    Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, Original Issue Discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and Original Issue Discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any Class of the related series outstanding.

    The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and Original Issue Discount or market discount income or amortization of premium on the Mortgage Loans, on the one hand, and the timing of deductions for interest (including Original Issue Discount) or income from amortization of issue premium on the Regular Certificates on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and
(ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon these distributions on those Regular Certificates on account of any unaccrued Original Issue Discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Certificates are made.

Taxable income may also be greater in earlier years than in later years because interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed- rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of this mismatching or unrelated deductions against which to offset this income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of this mismatching of income and deductions described in this paragraph may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by the Residual Holder for these periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

    The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. This basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely for a Residual Holder as to whom such loss was disallowed and may be used by this Residual Holder only to offset any income generated by the same REMIC Pool.

    A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

    A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price for this type of residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the Residual Holder uses for financial reporting purposes, provided that this period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. A prospective purchaser of a Residual Certificate should consult with its tax counsel regarding the effect of these regulations.

    Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not provide for this outcome. See "--Treatment of Certain Items of REMIC Income and Expense" and "--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

    It is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations. However, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Trustee makes no representation as to the specific method that it will use for reporting income for the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

    Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for Original Issue Discount and income from amortization of issue premium will be determined in the same manner as Original Issue Discount income on Regular Certificates as described above under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

    Market Discount. The REMIC Pool will have market discount income on the Mortgage Loans if, in general, the basis of the REMIC Pool in the Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that this basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of this market discount would be recognized currently as an item of ordinary income in a manner similar to Original Issue Discount. Market discount income generally should accrue in the manner described above under "--Taxation of Regular Certificates--Market Discount."

    Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceed their unpaid principal balances, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium on these Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder. The allocation of this premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that this premium should be allocated in a different manner, such as allocating this premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

    A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for this quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made on the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

    The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion of that taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

    There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

    Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions for the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the
transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for the tax for a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

    In addition, if a Pass-Through Entity (as defined below) has excess inclusion income on a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on the Pass-Through Entity equal to the product of
(i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for this tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

    If an Electing Large Partnership holds a Residual Certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an Electing Large Partnership.

    For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

    The Pooling Agreement for a series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Sponsor or the Trustee may charge a fee for computing and providing such information.

        Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (x) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (y) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

        (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

                    (1) the present value of any consideration given to the
                transferee to acquire the residual interest;

                    (2) the present value of the expected future distributions on the residual interest; and

                    (3) the present value of the anticipated tax savings
                associated with holding the residual interest as the REMIC generates losses; or

        (b) (1) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

                    (2) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirement for a safe harbor transfer; and

                    (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

    For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

    The Pooling Agreement for each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements
(i) through (iii) above as part of the affidavit described above under "--Disqualified Organizations." The Pooling Agreement will not require that transfers of the Residual Certificates meet requirement (iv) above. Consequently, those transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

    Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a Foreign Person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

    The prospectus supplement relating to the Certificates of a series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

    Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses") of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds its Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

    In addition, under temporary Treasury Regulations, effective generally for partnership interests first acquired on or after August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Similar rules apply to excess inclusion income allocable to non-U.S. Persons through certain other pass-through entities.

    Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c).

    The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

    The Internal Revenue Service has issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions

    Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a Class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable-rate Mortgage Loan.

Contributions to the REMIC Pool After the Startup Day

    In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property

    The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

    If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

Administrative Matters

    The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for a REMIC Pool's income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. A Servicer or the Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit a Servicer or the Master Servicer, as applicable, to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

    An investor who is an individual, estate, or trust will be subject to limitation on certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. All of these expenses generally will be allocable to the Residual Certificates. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates for a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

    Interest, including Original Issue Discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such non-U.S. Person (i) is not a "10-percent shareholder" (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation (described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442 with appropriate documentation, signed under penalties of perjury, establishing an exemption from withholding. The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or IRS Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If any of the foregoing forms, or any other required documentation is not provided, 30% withholding will apply. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

Residual Certificates

    The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets in the Trust Estate (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by these non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to these non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, these amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have Original Issue Discount. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

    Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on "reportable payments" (including interest distributions, Original Issue Discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(l)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

Reporting Requirements

    Reports of accrued interest, Original Issue Discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

    The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

    Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."


--------------------------------------------------------------------------------
Federal Income Tax Consequences for Certificates as to
Which No REMIC Election Is Made
--------------------------------------------------------------------------------

General

    In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a series of Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E,
Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield on the Mortgage Loans underlying the Certificates of a series, and where the Certificates are not designated as "Stripped Certificates," the holder of each Certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the mortgage interest rate on such Mortgage Loans, Original Issue Discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that these amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. As a result, investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on their Certificates relating to interest at the pass-through rate or as discount income on their Certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield on the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," respectively.

Tax Status

        Cadwalader, Wickersham & Taft LLP has advised the Depositor that, except as described below with respect to Stripped Certificates:

            (i) A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

            (ii) A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
        Section 856(c)(4)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

            (iii) A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

    An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is correct. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

Premium and Discount

    Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

Premium

    The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

Original Issue Discount

    The Original Issue Discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of Original Issue Discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such Original Issue Discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Certificates" below regarding Original Issue Discount on Stripped Certificates.

    Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Generally no prepayment assumption will be assumed for purposes of this accrual. However, Code Section 1272 provides for a reduction in the amount of Original Issue Discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued Original Issue Discount, less prior payments of principal. Accordingly, if Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of Mortgage Loans, no Original Issue Discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by the holder.

Market Discount

    Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Generally no prepayment assumption will be assumed for purposes of this accrual.

Recharacterization of Servicing Fees

    If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of any excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these amounts is not greater than the value of the services provided.

    Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the Original Issue Discount rules of the Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the grantor trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including this portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

    Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported relating to the Certificate and decreased by the amount of any losses previously reported for the Certificate and the amount of any distributions received on the Certificate. Except as provided above relating to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

    Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Recharacterization of Servicing Fees" above), and (iii) a Class of Certificates issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

    In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" for its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" relating to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Servicer, to the extent that these fees represent reasonable compensation for services rendered. See the discussion above under "--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to

Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made--General," subject to the limitation described in that section.

    Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an Original Issue Discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating Original Issue Discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for Original Issue Discount purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

    Furthermore, Treasury regulations provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any Original Issue Discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with Original Issue Discount or market discount (as described below), at a de minimis Original Issue Discount, or, presumably, at a premium. This treatment indicates that the interest component of this type of Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of this type of Stripped Certificate will be required to account for any discount as market discount rather than Original Issue Discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in this computation.

Status of Stripped Certificates

    No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including Original Issue Discount) income attributable to

Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on the Mortgage Loans qualify for such treatment. The application of these Code provisions to Buy-Down Loans is uncertain. See "--Tax Status" above.

Taxation of Stripped Certificates

    Original Issue Discount. Except as described above under "--General," each Stripped Certificate will be considered to have been issued at an Original Issue Discount for Federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the Original Issue Discount sections of the Code made by the 1986 Act, the amount of Original Issue Discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

    If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of Original Issue Discount will be either accelerated or decelerated and the amount of such Original Issue Discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

    As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

    Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were Original Issue

Discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

    Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one Class of Stripped Certificates, it is unclear whether for federal income tax purposes these Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

    Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made on the Mortgage Loan. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Regulations regarding Original Issue Discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether Original Issue Discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

    Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

    The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, information (prepared on the basis described above) as is necessary to enable Certificateholders to prepare their federal income tax returns. Such information will include the amount of Original Issue Discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Trustee may not be equal to the proper amount of Original Issue Discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, this reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Trustee will also file Original Issue Discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

Taxation of Certain Foreign Investors

    To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or Original Issue Discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("Foreign Persons") generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued Original Issue Discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

    Treasury regulations provide that interest or Original Issue Discount paid by the Trustee or other withholding agent to a Foreign Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."

Reportable Transactions

    Any Certificateholder that reports any item or items of income, gain, expense, or loss in respect of a Certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisors concerning any possible tax return disclosure obligation with respect to the Certificates.


--------------------------------------------------------------------------------
Federal Income Tax Consequences for Exchangeable Certificates
--------------------------------------------------------------------------------

Tax Status

    The Exchangeable Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C). Original Issue Discount and interest accruing on Exchangeable Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). Exchangeable Certificates will be "qualified mortgages" under Code Section 860G(a)(3) for a REMIC. Prospective investors should consult their own tax advisors regarding the proper treatment of Exchangeable Certificates in respect of the above discussion.

Exchangeable Certificates Representing Proportionate Interests in Two or More Exchangeable REMIC Certificates

    The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in two or more Exchangeable REMIC Certificates corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each Exchangeable REMIC Certificate underlying that Exchangeable Certificate as described under "--Federal Income Tax Consequences for REMIC Certificates." The beneficial owner must allocate its basis among the underlying Exchangeable REMIC Certificates in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Exchangeable Certificate, the beneficial owner must allocate the amount received on the sale among the underlying Exchangeable REMIC Certificates in accordance with their relative fair market values as of the time of sale.

Exchangeable Certificates Representing Disproportionate Interests in Exchangeable REMIC Certificates

    The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in one or more Exchangeable REMIC Certificates corresponding to that Exchangeable Certificate. The beneficial owner of such an Exchangeable Certificate will be treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such Exchangeable REMIC Certificate. Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and having Original Issue Discount equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount."

    Each beneficial owner of such an Exchangeable Certificate should calculate Original Issue Discount and include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a method analogous to that described with respect to a Regular Certificate under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount." A beneficial owner should determine its yield to maturity based on the purchase price for the Exchangeable Certificate and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. It is not clear whether the prepayment assumption a beneficial owner should use to calculate Original Issue Discount would be one determined at the time the Exchangeable Certificate is acquired or would be the original prepayment assumption with respect to the underlying Exchangeable REMIC Certificate.

    While the matter is not free from doubt, if a beneficial owner acquires a combination of Exchangeable Certificates in separate transactions which in the aggregate represent a single Exchangeable REMIC Certificate, it appears that the owner should account for each such Exchangeable Certificate separately, even if it exchanges the Exchangeable Certificates for the underlying Exchangeable REMIC Certificate. However, if a beneficial owner acquires such a combination in a single transaction, it is possible that the beneficial owner's interests should be aggregated, with the beneficial owner treated as owning the underlying Exchangeable REMIC Certificate (regardless of whether it has exchanged the Exchangeable Certificates for the underlying Exchangeable REMIC Certificate). Accounting separately for the Exchangeable Certificates may lead to significantly different accruals of interest and Original Issue Discount than would be the case if the owner aggregated such interests. Prospective investors should consult their own tax advisors as to the proper treatment of an Exchangeable Certificate in either of these circumstances.

Sales, Exchanges and Other Dispositions of Exchangeable Certificates

    If a beneficial owner exchanges one or more underlying Exchangeable REMIC Certificates for one or more Exchangeable Certificates in the manner described under "Description of the Certificates--Exchangeable REMIC Certificates and Exchangeable Certificates" in this prospectus, the exchange will not be taxable. Likewise, if a beneficial owner exchanges one or more Exchangeable Certificates for the corresponding Exchangeable REMIC Certificate or Exchangeable REMIC Certificates, the exchange will not be taxable.

    Upon the sale, exchange or other disposition of an Exchangeable Certificate other than an exchange described in the preceding paragraph, a beneficial owner generally will recognize gain or loss equal to the difference between the amount realized and the beneficial owner's adjusted basis or bases in the Exchangeable REMIC Certificate or Exchangeable REMIC Certificates underlying the Exchangeable Certificate. The adjusted basis of each such Exchangeable REMIC Certificates will be determined as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates."


--------------------------------------------------------------------------------
ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

General

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to those employee benefit plans and arrangements. The following is a general discussion of these requirements, and certain applicable exceptions to and administrative exemptions from these requirements. For purposes of this discussion, employee benefit plans and arrangements to which both ERISA and the Code apply are referred to as "ERISA Plans." An individual retirement account established under Code Section 408 (an "IRA") is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, "Non-ERISA Plans"), are not considered ERISA Plans, but these Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, "Exempt Plans") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Accordingly, Exempt Plans also are not considered ERISA Plans, but these Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as "Benefit Plans."

    Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to its purchase under the requirements of ERISA or the Code, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to such series of Certificates.

Certain Requirements Under ERISA and the Code

General

    In accordance with ERISA's general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether to do so is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield Considerations."

Parties in Interest/Disqualified Persons

    Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Master Servicer, any Servicer or the Trustee or certain of their affiliates might be considered or might become "parties in interest" or "disqualified persons" with respect to an ERISA Plan. If so, the acquisition or holding of Certificates by or on behalf of the ERISA Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

    Special caution should be exercised before the assets of an ERISA Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to these assets, the Depositor, any Servicer, the Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the ERISA Plan.

Delegation of Fiduciary Duty

    Further, if the assets included in a Trust Estate were deemed to constitute assets of an ERISA Plan, it is possible that an ERISA Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

    The U.S. Department of Labor (the "DOL") has issued regulations (the "DOL Regulations") concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in the entity.

    Certain exceptions are provided in the DOL Regulations whereby an investing ERISA Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether these exceptions may be met, because of the factual nature of certain of the rules set forth in the DOL Regulations. For example, one of the exceptions in the DOL Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any entity whose assets include "plan assets" by reason of benefit plan investments in such entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Applicability to Non-ERISA Plans

    Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons," prohibited transactions, delegation of fiduciary duty and plan assets applies to Non-ERISA Plans as well as ERISA Plans.

Administrative Exemptions

Individual Administrative Exemptions.

    Several underwriters of mortgage-backed securities have applied for and obtained individual administrative prohibited transaction exemptions (each, an "Underwriter's Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). These exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter's Exemption might be applicable to a series of Certificates, the applicable prospectus supplement will refer to such possibility.

    Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

            (1) The acquisition of Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated party.

            (2) The Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of Standard & Poor's, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch").

            (3) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter.

            (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for the person's services under the Pooling Agreement and reimbursement of the person's reasonable expenses in connection therewith.

            (5) The ERISA Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

    The Trust Estate must also meet the following requirements:

        (i) the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

        (ii) certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the ERISA Plan's acquisition of the Certificates; and

        (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Certificates.

    If the conditions to an Underwriter's Exemption are met, whether or not an ERISA Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by ERISA Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

    Moreover, an Underwriter's Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold Certificates in a Trust Estate in which the fiduciary (or its affiliate) is an obligor on the Mortgage Loans held in the Trust Estate provided that, among other requirements:
(i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group;
(ii) the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Estate; (iii) the ERISA Plan's investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of the ERISA Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

    An Underwriter's Exemption does not apply to ERISA Plans sponsored by the Depositor, the underwriter specified in the applicable prospectus supplement, the Master Servicer, the Trustee, any Servicer, any insurer with respect to the Mortgage Loans, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of any of these parties (the "Restricted Group").

PTE 83-1

    Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA or the Code.

    The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

    However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Certificates which are subordinated to other Classes of Certificates of such series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any of these types of Certificates.

    PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the DOL did not have under its consideration interests in pools of the exact nature as some of the Certificates described in this prospectus.

Non-ERISA Plans and Exempt Plans

    Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the above discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. Therefore, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of such investment under the Code or other applicable law.

Unrelated Business Taxable Income--Residual Certificates

    The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of Benefit Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511 through 515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations." In addition, prior to the transfer of a Residual Certificate, the Trustee may require an opinion of counsel to the effect that the transferee is not a Disqualified Organization and that the transfer will not subject the Trustee, the Depositor, the Master Servicer or any Servicer to additional obligations imposed by ERISA or the Code.

    Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are acting on behalf of a Benefit Plan or any other employee benefit plan or arrangement consult with their counsel regarding the consequences under ERISA, the Code or other applicable law of their acquisition and ownership of Certificates.

    The sale of Certificates to a Benefit Plan or any other employee benefit plan or arrangement is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular plan or arrangement, or that this investment is appropriate for employee benefit plans generally or any particular plan or arrangement.

--------------------------------------------------------------------------------
LEGAL INVESTMENT
--------------------------------------------------------------------------------

    If specified in the related prospectus supplement, certain Classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only Classes of Certificates offered pursuant to this prospectus and the related prospectus supplement which will qualify as "mortgage related securities" will be those that (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

    Those Classes of Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

    Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information) certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703 which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities" and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Certificates.

    All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the Certificates, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain Classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

    Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

--------------------------------------------------------------------------------
PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

    The Certificates are being offered by this prospectus and the applicable prospectus supplement in series through one or more of the methods described below. The applicable prospectus supplement for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of each Class of Certificates of the series, or the method by which the price is to be determined, and the net proceeds to the Depositor from the sale of the Certificates.

    The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of Certificates may be made through a combination of two or more of these methods:

            1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable prospectus supplement;

            2. By placements by the Depositor with investors through dealers;

            3. By direct placements by the Depositor with investors, in which event the Depositor will be an underwriter with respect to the Certificates; and

            4. By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities.

    If underwriters are used in a sale of any Certificates, those Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, for the offer and sale of a particular series of Certificates will be set forth on the cover of the prospectus supplement applicable to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all the Certificates of the Class if any are purchased. The Depositor, and, if specified in the applicable prospectus supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

    The prospectus supplement relating to any series of Certificates offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates of the series.

    Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer or sale.

    If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any of its affiliates may purchase some or all of one or more Classes of Certificates of the series from the underwriter or underwriters at a price specified or described in the prospectus supplement. This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the Certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these Certificates will be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these Certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

--------------------------------------------------------------------------------
USE OF PROCEEDS
--------------------------------------------------------------------------------

    The Depositor will apply the net proceeds of the sale of each series of Certificates to the purchase of the Mortgage Loans represented by the Certificates of the series from the Sponsor.

--------------------------------------------------------------------------------
LEGAL MATTERS
--------------------------------------------------------------------------------

    The legality of, and certain federal income tax matters related to the Certificates of a series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.


--------------------------------------------------------------------------------
RATING
--------------------------------------------------------------------------------

    It is a condition to the issuance of the Certificates of any series offered pursuant to this prospectus and a prospectus supplement that they be rated in one of the four highest categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency").

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

--------------------------------------------------------------------------------
REPORTS TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

    The Trustee will prepare and forward to the Certificateholders of each series statements containing information with respect to principal and interest payments and the related Trust Estate, as described under "The Pooling Agreement--Reports to Certificateholders." Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the Trust as an exhibit to the Trust's monthly distribution reports on Form 10-D for each series of Certificates for so long as the Trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each party to the servicing function for a series of Certificates (generally the Trustee and the Servicer (and any Master Servicer)) will furnish to the Trustee or Master Servicer, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "Servicing of the Mortgage Loans--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the Trust as an exhibit to the Trust's annual statement on Form 10-K for each series of Certificates.

--------------------------------------------------------------------------------
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
--------------------------------------------------------------------------------

    The SEC allows the Depositor to "incorporate by reference" information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Depositor incorporates by reference any future monthly distribution reports on Form 10-D and any current reports on Form 8-K filed by or on behalf of the Issuing Entity until the termination of the offering of the related series of Certificates offered hereby.

    As a recipient of this prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Depositor at 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255, Attention: Senior Vice President, telephone number (704) 387 8239.

--------------------------------------------------------------------------------
WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

    The Depositor filed a registration statement relating to the Certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

    Copies of the registration statement and any other materials the Depositor files with the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports (collectively, "Periodic Reports") may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information concerning the operation of the SEC's Public Reference Room may be obtained by calling the SEC at (800) SEC-0330. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. The Depositor has filed the registration statement, including all exhibits, and will file Periodic Reports through the EDGAR system and therefore these materials should be available by logging onto the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Banc of America Mortgage Securities, Inc. at 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255, Attention: Senior Vice President, telephone number (704) 387 8239.

    Copies of filed Periodic Reports relating to an Issuing Entity will also be available on the applicable Trustee's website promptly after they are filed through the EDGAR system (which many not be the same day) as described under "Reports to Certificateholders" in the related prospectus supplement.

--------------------------------------------------------------------------------
INDEX OF PROSPECTUS DEFINITIONS
--------------------------------------------------------------------------------


1

100% LTV Program..........................36
1986 Act.................................107

8

80/20 Program.............................37

9

97% LTV Program...........................36

A

Accelerated Processing Programs...........33
Accretion Directed Certificates...........57
Accrual Certificates......................60
Actuarial Mortgage Loan...................22
Advances..................................77
All-Ready Home............................33
ALTA......................................35
Assessment of Compliance..................83
Asset Conservation Act...................101
Attestation Report........................83
Auction Administrator.....................61
Auction Certificates......................61
Auction Distribution Date.................61

B

Balloon Loans.............................26
Balloon Period............................26
Bank of America...........................27
Bankruptcy Code...........................97
Bankruptcy Loss...........................50
Bankruptcy Loss Amount....................50
Beneficial Owners.........................40
Benefit Plans............................136
Book-Entry Certificates...................40
BPP.......................................35
Buy-Down Fund.............................26
Buy-Down Loans............................26

C

Cash Flow Agreement.......................55
CERCLA...................................100
CERCLA Secured-Creditor Exemption........101
Certificate Account.......................74
Certificateholders........................38
Certificates..............................38
Class.....................................38
Class Balance.............................49
Cleanup Costs............................100
Closing Date..............................38
Code.....................................104
Combination...............................62
Combined Loan-to-Value Ratio..............32
Companion Certificates....................57
Component.................................57
Component Certificates....................57
Condominium Hotel Loan Program............37
Condominium Hotels........................21
Cooperatives..............................21
Credit Scores.............................29
Custom Mortgage Score.....................30
Cut-off Date..............................47

D

Debt-to-Income Ratio......................31
Deferred Interest.........................24
Definitive Certificates...................39
Deleted Mortgage Loan.....................84
Depositor.................................28
Determination Date........................47
Disqualified Organization................119
Distribution Date.........................47
DOL......................................137
DOL Regulations..........................137
Due Date..................................23

E

Electing Large Partnership...............119
Eligible Custodial Account................74
Eligible Investments......................74
Eligible Substitute Mortgage Loan.........85
ERISA....................................136
ERISA Plans..............................136
Escrow Account............................78
Euroclear Operator........................42
European Depositaries.....................40
Excess Bankruptcy Losses..................50
Excess Fraud Losses.......................50
Excess Special Hazard Losses..............50
Exchangeable Certificates.................57
Exchangeable Combination..................62

Exchangeable REMIC Certificates...........57
Exempt Plans.............................136

F

Financial Intermediary....................40
Fitch....................................138
Fixed Rate Certificates...................60
Fixed Retained Yield......................48
Floating Rate Certificates................60
Foreclosure Profits.......................48
Foreign Persons..........................134
Fraud Loss................................50
Fraud Loss Amount.........................50

G

Garn Act.................................102
Graduated Pay Mortgage Loans..............25
Gross Margin..............................23
Growing Equity Mortgage Loans.............25

H

HOPA......................................99

I

Indirect Participants.....................40
Insolvency Laws...........................97
Interest Only Certificates................60
Interest Only Mortgage Loans..............24
Inverse Floating Rate Certificates........60
IRA......................................136
Issuing Entity............................38

L

Liquidation Proceeds......................75
Loan-to-Value Ratio.......................30
Lockout Certificates......................57

M

Mark to Market Regulations...............122
Master Servicer...........................67
Master Servicer Custodial Account.........75
Master Servicing Fee......................48
MERS......................................84
Moody's..................................138
Mortgage File.............................83
Mortgage Interest Rate....................22
Mortgage Loans............................21
Mortgage Notes............................21
Mortgage Rewards..........................33
Mortgaged Properties......................21
Mortgages.................................21

N

NCUA.....................................142
Net Mortgage Interest Rate................48
No Ratio Loan Program.....................36
Non-ERISA Plans..........................136
Non-Pro Rata Certificate.................108
Non-Resident Alien Loan Program...........37
Non-SMMEA Certificates...................141
Non-U.S. Holder...........................45
Notional Amount Certificates..............58

O

OCC.......................................27
OID Regulations..........................108
Option ARM Mortgage Loans.................24
Original Issue Discount..................108
OTS.......................................90

P

PAC Certificates..........................58
PaperSaver(R).............................33
Par Price.................................61
Participants..............................40
Pass-Through Certificates.................58
Pass-Through Entity......................119
Pass-Through Rate.........................48
Paying Agent..............................77
Percentage Interest.......................47
Periodic Advance..........................77
Periodic Reports.........................145
Planned Amortization Certificates.........58
PMI.......................................99
Pool Distribution Amount..................48
Pooling Agreement.........................38
Prepayment Assumption....................109
Principal Only Certificates...............61
Product Guides............................30
PTE 83-1.................................139
Purchase Price............................84

Q

Qualified Intermediary....................46

R

Rapid.....................................33
Rating Agency............................144
Ratio Strip Certificates..................58
RCRA.....................................101
RCRA Secured Creditor Exemption..........101
Record Date...............................38
Regular Certificateholder................107
Regular Certificates......................39
Related...................................62
Relevant Depositary.......................40
Relief Act................................99
REMIC.....................................39
REMIC Certificates.......................105
REMIC Combination.........................62
REMIC Pool...............................105
REMIC Regulations........................104
REO Property..............................78
Residual Certificate......................39
Residual Holders.........................115
Restricted Group.........................139
Rules.....................................40

S

S&P......................................138
Scheduled Amortization Certificates.......59
SEC.......................................23
Securities Act............................39
Senior Certificates.......................59
Sequential Pay Certificates...............59
Servicer..................................68
Servicer Custodial Account................74
Servicing Advances........................77
Servicing Fee.............................48
Simple Interest Mortgage Loan.............22
SMMEA....................................141
Special Hazard Loss.......................50
Special Hazard Loss Amount................50
Sponsor...................................27
Standard Documentation Process............32
Standard Hazard Insurance Policy..........81
Startup Day..............................106
Stated Income Program.....................36
Stated Income, Stated Asset...............33
Stated Principal Balance..................85
Step Coupon Certificates..................61
Stripped Certificateholder...............132
Stripped Certificates....................130
Subordinate Certificates..................59
Subsidy Account...........................25
Subsidy Loans.............................25
Subsidy Payments..........................25
Substitution Adjustment Amount............85
Super Senior Certificates.................59
Super Senior Support Certificates.........59
Superliens...............................100
Support Certificates......................57

T

TAC Certificates..........................60
Targeted Amortization Certificates........60
Texas Home Equity Laws....................99
Tiered Payment Mortgage Loans.............25
Title V..................................103
Total Loan-to-Value Ratio.................32
Trust.....................................38
Trust Estate..............................21
Trustee...................................91
Trustee Fee...............................48

U

U.S. Person..............................121
U.S. Withholding Agent....................45
UCC.......................................95
Underlying Servicing Agreement............68
Underwriter's Exemption..................138
UST......................................101

V

Variable Rate Certificates................61
Voting Rights.............................88

W

Window Period............................103
Window Period Loans......................102
Window Period States.....................102

                             [LOGO - Bank of America]

                    Banc of America Mortgage Securities, Inc.
                                    Depositor

                      Bank of America, National Association
                              Sponsor and Servicer

                  Banc of America Alternative Loan Trust 2006-8
                                 Issuing Entity
                                  $504,803,622
                                  (Approximate)

                              Mortgage Pass-Through
                           Certificates, Series 2006-8

                             -----------------------

                              PROSPECTUS SUPPLEMENT

                             -----------------------


          The offered certificates are not being offered in any state where the offer is not permitted.

          The depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

          Upon request, dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, upon request, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

                         Banc of America Securities LLC
                                October 27, 2006